UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

    ENDOLOGIX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

(2)	Aggregate number of securities to which transaction applies:

16,531,629 shares of common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$5.48 per share, based upon the average of the high and low price of the registrant’s common stock on November 2, 2010.

(4)	Proposed maximum aggregate value of transaction:

$90,593,326.92

(5)	Total fee paid:

$6,459.30

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPIES—SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2010

November     , 2010

To the Stockholders of Endologix, Inc.:

You are cordially invited to attend a Special Meeting of Stockholders of Endologix, Inc. to be held at our offices at 11 Studebaker, Irvine, California 92618 on December 9, 2010, at 8:00 a.m., Pacific Time.

We and Nellix, Inc., or Nellix, a privately-held Delaware corporation focused on the development and manufacture of endograft devices used in the treatment of abdominal aortic aneurysms, have entered into an Agreement and Plan of Merger and Reorganization, dated October 27, 2010, which we refer to as the Merger Agreement, pursuant to which a wholly-owned subsidiary of our company will be merged with and into Nellix, with Nellix surviving the merger as a wholly-owned subsidiary of our company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger, each issued and outstanding share of Nellix capital stock, other than dissenting shares, will automatically be converted into the right or potential right to receive shares of our common stock. The dollar value of the shares of our common stock to be issued to the stockholders of Nellix at the closing of the merger will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions and plus all cash held by Nellix as of the effective time of the Merger). The price per share of the shares of our common stock to be issued at the closing of the merger will be equal to $4.731, which represents the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the merger. In addition, if we achieve certain performance milestones set forth in the Merger Agreement following the consummation of the merger, the stockholders of Nellix will be entitled to receive additional shares of our common stock based on certain methodologies described in the accompanying proxy statement and the Merger Agreement.

Concurrent with entering into the Merger Agreement, we entered into a Securities Purchase Agreement, dated October 27, 2010, which we refer to as the Securities Purchase Agreement, with Essex Woodlands Health Ventures Fund VII, L.P., which we refer to as Essex Woodlands, a significant stockholder of Nellix, pursuant to which Essex Woodlands has agreed to purchase from us, and we have agreed to sell and issue to Essex Woodlands, in a private placement transaction, an aggregate of 3,170,577 shares of our common stock at a purchase price of $4.731 per share, resulting in gross proceeds to us of $15,000,000.

We anticipate that the aggregate number of shares of our common stock to be issued to the stockholders of Nellix at the closing of the merger, and to Essex Woodlands at the closing of the private placement transaction, represents approximately 11.5% of the fully-diluted shares of our common stock immediately following the closing of the merger and the private placement transaction, and up to approximately 25.2% of the fully-diluted shares of our common stock if we issue to the stockholders of Nellix the maximum aggregate number of shares of our common stock issuable upon achievement of all of the performance milestones set forth in the Merger Agreement. The actual number of shares of our common stock to be issued to the stockholders of Nellix upon our achievement of each performance milestone set forth in the Merger Agreement will be determined at the time we achieve such milestone by dividing the applicable dollar value of shares to be issued pursuant to such milestone by the average per share closing price of our common stock on the NASDAQ Global Market for the thirty consecutive trading days ending on the fifth trading day immediately preceding the date on which we achieve such milestone.

At the special meeting, among other things, you will be asked to approve the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present at the special meeting, either in person or represented by proxy, and entitled to vote on such matter, assuming a quorum.

After careful consideration, our board of directors has (i) determined that the terms of the Merger Agreement and the Securities Purchase Agreement, the merger with Nellix and the private placement transaction with Essex Woodlands, are advisable, fair to and in the best interests of our stockholders, (ii) approved the Merger Agreement, the Securities Purchase Agreement, and the issuance of shares of our common stock in accordance with the terms and conditions of the Merger Agreement and the Securities Purchase Agreement, and (iii) recommended that you vote for this proposal.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying pre-paid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should therefore instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, following the procedures provided by your bank, brokerage firm or other nominee.

The accompanying proxy statement provides a detailed description of the proposed merger and private placement transaction, and a copy of the Merger Agreement and Securities Purchase Agreement are attached to the accompanying proxy statement as Annex A and Annex B, respectively, and are incorporated herein by reference. In addition, the accompanying proxy statement provides you with important information regarding the other proposals that require your vote. I urge you to read the proxy statement materials in their entirety and consider them carefully. Please pay particular attention to the “Risk Factors” for a discussion of the risks related to the merger.

Thank you in advance for your cooperation and continued support.

Sincerely,

John McDermott

President and Chief Executive Officer

The proxy statement is dated November     , 2010, and is first being mailed to our stockholders on or about November     , 2010.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR THE PRIVATE PLACEMENT TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE SECURITIES PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER AND THE PROPOSED PRIVATE PLACEMENT TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ENDOLOGIX, INC.

11 Studebaker

Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2010

NOTICE HEREBY IS GIVEN that a special meeting of stockholders of Endologix, Inc. will be held at our offices at 11 Studebaker, Irvine, California 92618, on December 9, 2010, at 8:00 a.m., Pacific Time, for the purposes of considering and voting upon:

1.	a proposal to approve the issuance of shares of our common stock pursuant to (a) the Agreement and Plan of Merger and Reorganization, dated October 27, 2010, by and among Endologix, Inc., Nellix, Inc., Nepal Acquisition Corporation, certain stockholders of Nellix, Inc. named therein and Essex Woodlands Health Ventures, Inc., as representative of the stockholders of Nellix, Inc., and (b) the Securities Purchase Agreement, dated October 27, 2010, by and between Endologix, Inc. and Essex Woodlands Health Ventures Fund VII, L.P.; and

2.	a proposal to approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting in favor of Proposal No. 1.

The special meeting will also address such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Our board of directors recommends that you vote “FOR” all of the foregoing proposals.

Our board of directors is not aware of any other business to be presented to a vote of the stockholders at the special meeting. Information relating to the above matters is set forth in the accompanying proxy statement. Our board of directors has fixed November 5, 2010 as the record date for the special meeting. Only stockholders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the special meeting and any adjournments or postponements thereof.

By Order of the Board of Directors.

John McDermott

President and Chief Executive Officer

Irvine, California

November     , 2010

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, DATE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

(Continued)

ANNEXES

Annex A	Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010, by and among Endologix, Inc., Nellix, Inc., Nepal Acquisition Corporation, certain stockholders of Nellix, Inc. named therein and Essex Woodlands Health Ventures, Inc., as representative of the stockholders of Nellix, Inc.

Annex B	Securities Purchase Agreement, dated as of October 27, 2010, by and between Endologix, Inc. and Essex Woodlands Health Ventures Fund VII, L.P.

Annex C	Opinion of Piper Jaffray & Co.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE MERGER AND

THE PRIVATE PLACEMENT TRANSACTION

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the special meeting and the Merger and the Private Placement Transaction. This section, however, only provides summary information. You should carefully read this entire proxy statement, its annexes and the documents referred to in this proxy statement.

The Special Meeting

Q:	Why am I receiving these materials?

A:	We have entered into an Agreement and Plan of Merger and Reorganization, dated October 27, 2010, by and among us, Nepal Acquisition Corporation, or Merger Sub, a wholly-owned subsidiary of our company, Nellix, Inc., or Nellix, certain of Nellix’s stockholders named therein and Essex Woodlands Health Ventures, Inc., as representative of the stockholders of Nellix, pursuant to which, at the effective time, Merger Sub will merge with and into Nellix with Nellix surviving as a wholly-owned subsidiary of our company. We refer to the foregoing agreement as the Merger Agreement and the transaction contemplated therein as the Merger, each of which is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

In addition, we entered into a Securities Purchase Agreement, dated October 27, 2010, by and between us and Essex Woodlands Health Ventures Fund VII, L.P., or Essex Woodlands, pursuant to which we will sell and issue shares of our common stock to Essex Woodlands in a private placement transaction concurrent with the closing of the Merger. We refer to the foregoing agreement as the Securities Purchase Agreement and the transaction contemplated therein as the Private Placement Transaction, each of which is described in this proxy statement. A copy of the Securities Purchase Agreement is attached to this proxy statement as Annex B.

You are receiving this proxy statement for a special meeting of our stockholders because, in accordance with the Listing Rules of the NASDAQ Stock Market, our stockholders must approve the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement.

This proxy statement contains important information about the Merger, the Private Placement Transaction and the issuance of shares our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible by signing and returning the enclosed proxy.

Q:	When and where is the special meeting of stockholders?

A:	The special meeting will be held at our offices at 11 Studebaker, Irvine, California 92618 at 8:00 a.m., Pacific Time, on December 9, 2010.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

1.	Proposal No. 1—approval of the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement; and

2.	Proposal No. 2—approval of the adjournment of the special meeting, if necessary, to permit further solicitation of proxies, if there are not sufficient votes in favor of Proposal No. 1.

The special meeting will also address such other business as may properly come before the special meeting or any adjournments or postponements thereof.

i

Q:	How does the board of directors recommend that I vote on the proposals?

A:	After careful consideration, our board of directors recommends that our stockholders vote:

•	“FOR” Proposal No. 1 to approve the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement; and

•	“FOR” Proposal No. 2 to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes in favor of Proposal No. 1.

The reasons why our board of directors recommends these proposals are discussed in greater detail throughout this proxy statement.

Q:	Who is entitled to vote?

A:	The securities that can be voted at the special meeting consist of our common stock, with each share of common stock entitling its holder to one vote on each matter submitted to the stockholders.

You are entitled to vote your shares of our common stock if our stockholder records show that you held your shares of our common stock as of the close of business on November 5, 2010, which is the record date for determining the holders of our common stock who are entitled to receive notice of and to vote at the special meeting. On November 5, 2010, 49,014,355 shares of our common stock were outstanding and eligible to be voted at the special meeting.

Q:	What stockholder approvals are required to approve the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement?

A:	The presence, in person or by proxy, of a majority in voting power of the outstanding shares of our common stock is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted towards a quorum. The approvals required to approve the proposals are as follows:

•

Proposal No. 1—approval of the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement—requires the affirmative vote of the holders of a majority of the shares of our common stock present at the special meeting, either in person or represented by proxy, and entitled to vote.

•

Proposal No. 2—approval of the adjournment of the special meeting to permit further solicitation of votes—requires the affirmative vote of the holders of a majority of the shares of our common stock present at the special meeting, either in person or represented by proxy, and entitled to vote.

John McDermott, our president and chief executive officer, who owned approximately 0.7% of our voting stock as of October 27, 2010, the effective date of the Merger Agreement, has entered into a voting agreement with Nellix pursuant to which he has agreed to vote all of his shares of our common stock in favor of all proposals.

Q:	How do I cast my vote if I am a holder of record?

A:	After carefully reading and considering the information contained in this proxy statement, if you are a holder of record, you may vote in person at the special meeting or by submitting a proxy for the meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope.

IF YOU SIGN, DATE AND SEND YOUR PROXY AND DO NOT INDICATE HOW YOU WANT TO VOTE, YOUR PROXY WILL BE VOTED “FOR” EACH PROPOSAL DESCRIBED IN THE PROXY STATEMENT, INCLUDING THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT.

Q:	If my shares are held in “street name” will someone else vote my shares for me?

A:	If you hold your shares in “street name” (which means your shares are held of record by a broker, bank or nominee), you must provide the record holder of your shares with instructions on how to vote your shares. If you do not provide your broker, bank or nominee with instructions on how to vote your shares, such person or entity may not be permitted to vote your shares.

Also, under the rules of the New York Stock Exchange, or the NYSE, that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the special meeting for each proposal. However, broker non-votes have no effect and will not be counted towards the vote total for the applicable proposals.

Q:	When should I send in my proxy card?

A:	You should send in your proxy card by mail as soon as possible so that your shares will be voted at the special meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. Any of our stockholders who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

•	delivering a written revocation of the proxy to our Corporate Secretary before the special meeting;

•	submitting a later-dated proxy by mail, telephone or the Internet; or

•	appearing at the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. A stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Q:	May I vote in person?

A:	If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the special meeting. We have enclosed a proxy card for your use.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting. Your broker or nominee has enclosed a proxy card for your use.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this document and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

The Transactions

Q:	Why are we proposing the Merger with Nellix?

A:	In determining that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of our company and of our stockholders, and in reaching its decision to approve the Merger, our board of directors considered a variety of factors that it believed weighted favorably toward the Merger, including the following:

•	the potential for significant revenue growth from the Nellix technology;

•	the potential for the Nellix technology to expand the abdominal aortic aneurysm, or AAA, market and provide a treatment alternative for more patients; and

•	the potential for the Nellix technology to enhance our position and market share in the aortic stent graft markets.

Q:	What will happen in the Merger?

A:	Before entering into the Merger Agreement, we formed Merger Sub as a wholly-owned subsidiary of our company. At the effective time of the Merger, Merger Sub will merge with and into Nellix, with Nellix surviving the Merger as a wholly-owned subsidiary of our company.

At the effective time of the Merger, each share of capital stock of Nellix outstanding immediately prior the effective time of the Merger will automatically be converted into the right or potential right to receive shares of our common stock in accordance with the terms of the Merger Agreement. The dollar value of the shares of our common stock to be issued to the stockholders of Nellix at the closing of the Merger will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions and plus all cash held by Nellix as of the effective time of the Merger). The price per share of the shares of our common stock to be issued at the closing of the Merger will be equal to $4.731, which represents the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the Merger. In addition, if we achieve certain performance milestones set forth in the Merger Agreement following the consummation of the Merger, the stockholders of Nellix will be entitled to receive additional shares of our common stock based on certain methodologies described in the accompanying proxy statement and the Merger Agreement.

Q:	What will I receive for my shares in the Merger?

A:	Our stockholders will not be exchanging or receiving any consideration for their shares in the Merger. Upon completion of the Merger, you will continue to own shares of our common stock. Because we will issue shares of our common stock to the current stockholders of Nellix, however, the percentage ownership interest that your shares represent in our company will be reduced.

Q:	Why are we proposing the Private Placement Transaction?

A:	Our board of directors determined that it is in our and our stockholders’ best interests to conduct a private placement offering of our common stock on the terms set forth in the Securities Purchase Agreement. We intend to use the net proceeds from the Private Placement Transaction to integrate the Nellix technology, to conduct clinical studies, to begin establishing a direct sales force in Europe and for working capital and general corporate purposes. See the section entitled “Approval of Stock Issuance—The Private Placement Transaction.”

Q:	What will happen in the Private Placement Transaction?

A:	Pursuant to the terms of the Securities Purchase Agreement, we will sell and issue to Essex Woodlands, and Essex Woodlands will purchase from us, an aggregate of 3,170,577 shares of our common stock, at a purchase price of $4.731 per share, resulting in gross proceeds to us of $15,000,000. See the section entitled “Approval of Stock Issuance—The Private Placement Transaction.”

Q:	What will be the composition of our board of directors after the Merger and the Private Placement Transaction?

A:	The Securities Purchase Agreement provides that, immediately after the closing of the Private Placement Transaction, our board of directors will consist of nine directors, seven of whom will be our current directors, and two of whom will be designated by Essex Woodlands prior to the closing of the Private Placement Transaction. In connection with and contingent upon the closing of the Private Placement Transaction, the authorized number of members of our board of directors will increase from eight to nine in accordance with the provisions of our bylaws. See the section entitled “Approval of Stock Issuance—The Private Placement Transaction.”

Q:	What are the U.S. federal income tax consequences of the Merger to me?

A:	We intend for the Merger to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. As a result, the Merger is not expected to have any U.S. federal income tax consequences for our current stockholders. See the section entitled “Approval of Stock Issuance—The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	Are there risks I should consider in deciding whether to vote to approve the issuance of shares of common stock pursuant to the Merger Agreement and the Securities Purchase Agreement?

A:	Yes. In evaluating the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement, you should carefully consider the factors discussed in “Risk Factors” and the other matters discussed in this proxy statement.

Q:	Where will my shares of common stock be listed after completion of the Merger and the Private Placement Transaction?

A:	Our common stock is currently listed on the NASDAQ Global Market (symbol: “ELGX”) and will continue to be listed on the NASDAQ Global Market after completion of the Merger and the Private Placement Transaction.

Q:	When does the Company expect to complete the Merger and the Private Placement Transaction?

A:	We currently expect to complete the Merger and the Private Placement during the fourth calendar quarter of 2010.

Q:	Do I have appraisal rights?

A:	No. Our stockholders do not have appraisal rights under Delaware law in connection with the Merger.

v

Q:	Who can help answer my questions?

A:	If you have any questions about the Merger or the Private Placement Transaction, or the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement, or about how to submit your proxy, or if you need additional copies of this document or the enclosed proxy card, you should contact either:

Endologix, Inc.

11 Studebaker

Irvine, California 92618

Attention: Robert J. Krist, Chief Financial Officer

Phone: (949) 595-7200

or

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Phone: (203) 658-9400

Q:	Who is soliciting my proxy and bearing the cost of this proxy solicitation?

A:	We are making the solicitations made in this proxy statement. We will pay the solicitation costs, which includes the cost of printing and distributing proxy materials and soliciting of votes. Our directors, officers and employees may solicit proxies without additional compensation. In addition, we have retained Morrow & Co., LLC to assist us in the solicitation of proxies at an estimated cost of up to $6,500, plus expenses. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders who hold our shares in “street name.”

Q:	Where can I find more information about us, Merger Sub and Nellix?

A:	You can find more information about us from various sources described under “Where You Can Find More Information” below. Because Nellix is a privately-held company that does not file reports with the Securities and Exchange Commission, or the SEC, there is limited information publicly available about Nellix, other than what has been provided in this proxy statement and what we have previously filed with the SEC as proxy materials.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information that is important to you. You should read this entire document and the other documents referenced in it for a more complete understanding of the Merger, the Private Placement Transaction and the other transactions contemplated by the Merger Agreement and the Securities Purchase Agreement. In particular, you should read the documents accompanying this proxy statement, including the Merger Agreement, which is attached as Annex A, the Securities Purchase Agreement, which is attached as Annex B, and the opinion of Piper Jaffray & Co., which is attached as Annex C. We are soliciting proxies for our special meeting and asking our stockholders to consider and vote upon all of the proposals described in this proxy statement.

The Companies

Endologix, Inc.

11 Studebaker

Irvine, California 92618

(949) 595-7200

We develop, manufacture, market and sell innovative treatments for aortic disorders. Our principal product, the Powerlink System, is a minimally invasive device for the treatment of abdominal aortic aneurysm, or AAA. AAA is a weakening of the wall of the aorta, the largest artery of the body. Once AAA develops, it continues to enlarge and if left untreated becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAAs is between 50% and 80%, making it a leading cause of death in the United States today.

The Powerlink System is a catheter and endoluminal stent graft, or ELG, system. The device consists of a self-expanding cobalt chromium alloy stent cage covered by ePTFE, a common surgical graft material. The Powerlink ELG is implanted in the abdominal aorta, which is accessed through the femoral artery. Once the Powerlink ELG is deployed into its proper position, blood flow is shunted away from the weakened or “aneurismal” section of the aorta, reducing pressure and the potential for the aorta to rupture. Our clinical trials demonstrated that implantation of our products reduces the mortality and morbidity rates associated with conventional AAA surgery, as well as provides a clinical alternative for many patients who could not undergo conventional surgery. Sales of our Powerlink System in the United States, Europe, Asia, and South America are the primary source of our reported revenues.

We are publicly traded on the NASDAQ Global Market under the symbol “ELGX.” See the section entitled “Information Regarding Endologix—Business of Endologix” for more information about our company.

Nepal Acquisition Corporation

11 Studebaker

Irvine, California 92618

(949) 595-7200

Nepal Acquisition Corporation, or Merger Sub, is a wholly-owned subsidiary of our company that was incorporated under the laws of the State of Delaware on October 25, 2010. We formed Merger Sub exclusively for the purpose of completing the Merger, and Merger Sub does not engage in any operations.

Nellix, Inc.

2465-B

Faber Place

Palo Alto, California 94303

(650) 213-8700

Nellix is a medical device company focused on the development of development and manufacture of endograft devices used in the treatment of AAA. Nellix has developed a novel, minimally-invasive treatment for AAA designed to prevent aneurysm rupture and maintain blood flow within the circulatory system. Nellix was incorporated in Delaware on March 20, 2001 and is headquartered in Palo Alto, California. See the section entitled “Information Regarding Nellix—Business of Nellix” for more information regarding Nellix.

Special Meeting (see page [•])

Our special meeting of stockholders will be held on December 9, 2010, at 8:00 a.m., Pacific Time, at our offices at 11 Studebaker, Irvine, California 92618. At the special meeting, our stockholders will be asked to:

•	approve the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement; and

•	approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes in favor of the above proposal.

Only holders of record at the close of business on November 5, 2010 will be entitled to vote at the special meeting. Each share of our common stock is entitled to one vote. As of the record date, there were 49,014,355 shares of our common stock entitled to vote at the special meeting.

The Merger (see page [•])

On October 27, 2010, we entered into the Merger Agreement with Merger Sub, Nellix, certain stockholders of Nellix named therein and Essex Woodlands Health Ventures, Inc., as representative of the stockholders of Nellix. Following the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, Merger Sub will merge with and into Nellix, with Nellix surviving as a wholly-owned subsidiary of our company. We refer to the foregoing transaction as the Merger. See the section entitled “Approval of Stock Issuance—The Merger.”

The Private Placement Transaction (see page [•])

On October 27, 2010, we entered into the Securities Purchase Agreement with Essex Woodlands, whereby we agreed to issue and sell shares of our common stock to Essex Woodlands pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, afforded by Regulation D promulgated thereunder. We refer to the foregoing transaction as the Private Placement Transaction. We intend to use the net proceeds from the Private Placement Transaction to integrate the Nellix technology, to conduct clinical studies, to begin establishing a direct sales force in Europe and for working capital and general corporate purposes. See the section entitled “Approval of Stock Issuance—The Private Placement Transaction.”

NASDAQ Requirement for Stockholder Approval (see page [•])

The NASDAQ Stock Market’s qualitative listing requirements require that we obtain the approval of our stockholders in connection with any transaction, other than a public offering, involving the sale or issuance by us of common stock, or securities convertible into or exercisable for common stock equal to or in excess of 20% of our common stock, or 20% of the voting power of our securities, outstanding before the issuance of the common stock or securities convertible into common stock in such transaction. As a result, even though stockholder approval of the issuance of shares of our common stock in connection with the Merger and the Private Placement Transaction is not required under the terms of the General Corporation Law of the State of Delaware, stockholder approval of the issuance of the shares of our common stock in connection with the Merger and the Private Placement Transaction is required under the qualitative listing requirements of the NASDAQ Stock Market.

The Stock Issuance (see page [•])

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Nellix capital stock will automatically be converted into the right or potential right to receive shares of our common stock. The dollar value of the shares of our common stock to be issued to the stockholders of Nellix at the closing of the Merger will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions and plus all cash held by Nellix as of the effective time of the Merger). The price per share of the shares of our common stock to be issued at the closing of the Merger will be equal to $4.731, which represents the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the Merger. In addition, if we achieve certain performance milestones set forth in the Merger Agreement following the consummation of the Merger, the stockholders of Nellix will be entitled to receive additional shares of our common stock based on certain methodologies described in the proxy statement and the Merger Agreement. In addition, subject to the terms and conditions of the Securities Purchase Agreement, at the closing of the Private Placement Transaction we will sell and issue an aggregate of 3,170,577 shares of our common stock to Essex Woodlands at a purchase price of $4.731 per share.

We anticipate that the aggregate number of shares of our common stock to be issued to the stockholders of Nellix at the closing of the Merger, and to Essex Woodlands at the closing of the Private Placement Transaction, represents approximately 11.5% of the fully-diluted shares of our common stock immediately following the closing of the Merger and the Private Placement Transaction, and up to approximately 25.2% of the fully-diluted shares of our common stock if we issue to the stockholders of Nellix the maximum aggregate number of shares of our common stock issuable upon achievement of all of the performance milestones set forth in the Merger Agreement. The actual number of shares of our common stock to be issued to the stockholders of Nellix upon our achievement of each performance milestone set forth in the Merger Agreement will be determined at the time we achieve such milestone by dividing the applicable dollar value of shares to be issued pursuant to such milestone by the average per share closing price of our common stock on the NASDAQ Global Market for the thirty consecutive trading days ending on the fifth trading day immediately preceding the date on which we achieve such milestone. See the section entitled “Approval of Stock Issuance.”

The Voting Agreements (see page [•])

On October 27, 2010, John McDermott, who owns approximately 339,450 shares of our common stock, constituting approximately 0.7% of the outstanding shares of our common stock, entered into a voting agreement with Nellix pursuant to which he has agreed to vote all of his shares in favor of all proposals. On October 27, 2010, Essex Woodlands and certain directors of Nellix holding or controlling approximately 59% of the outstanding common stock of Nellix (on a fully diluted, as converted basis) entered into voting agreements with us pursuant to which they have agreed to vote all of their shares in favor of the Merger.

The Lock-Up Agreement (see page [•])

Essex Woodlands has agreed, upon consummation of the Private Placement Transaction, to enter into a lock-up agreement, which we refer to as the Lock-Up Agreement, pursuant to which Essex Woodlands will not sell, transfer or otherwise dispose of the shares of our common stock issued to it at the closing of the Merger and in the Private Placement Transaction for a period of 365 days after the closing of the Merger and the Private Placement Transaction, subject to certain exceptions. After the expiration of the lock-up period, and for so long as Essex Woodlands beneficially owns greater than a specified percentage of our issued and outstanding common stock, Essex Woodlands will not, during any calendar month, sell an aggregate number of shares of our common stock acquired in connection with the Merger, including shares issued to Essex Woodlands, as a former stockholder of Nellix, upon our achievement of the performance milestones, and the Private Placement

Transaction in excess of 300% of the average daily trading volume of our common stock on the NASDAQ Global Market during the preceding calendar month, subject to certain exceptions. The Lock-Up Agreement is terminable in certain circumstances.

See the section entitled “Approval of Stock Issuance—The Private Placement Transaction—The Lock-Up Agreement.”

Our Reasons for the Merger (see page [•])

In determining that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of us and our stockholders, and in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, our board of directors considered a variety of factors that it believed weighted favorably toward the Merger, including the following:

•	the potential for significant revenue growth from the Nellix technology;

•	the potential for the Nellix technology to expand the abdominal aortic aneurysm, or AAA, market and provide a treatment alternative for more patients; and

•	the potential for the Nellix technology to enhance our position and market share in the aortic stent graft markets.

See the section entitled “Approval of Stock Issuance—The Merger—Our Reasons for the Merger.”

Conditions to the Completion of the Merger (see page [•])

The completion of the Merger depends on the satisfaction or waiver of a number of conditions, including but not limited to:

•

each of the representations and warranties in the Merger Agreement made by us, Nellix and the stockholders of Nellix must have been true and correct in all material respects as of the date of the Merger Agreement, and must be accurate in all material respects as of the closing date as if made on the closing date, in each case, without giving effect to any materiality qualifications in such representations and warranties;

•

each of the covenants and obligations in the Merger Agreement that we, Nellix or the stockholders of Nellix are required to comply with or perform at or prior to the closing must be complied with or performed in all material respects;

•	we and Nellix must have obtained the required approval of our respective stockholders;

•

no governmental entity will have enacted, issued, promulgated, enforced or entered any law, order or other legal restraint which is in effect and has the effect of making the Merger illegal, or otherwise prohibiting or preventing consummation of the Merger;

•	approvals from any governmental entity deemed appropriate or necessary by us must have been timely obtained;

•

all consents, waivers, approvals, orders, governmental authorizations or declarations required to be obtained, all notices required to be delivered and all filings required to be made, by Nellix in connection with the execution, delivery and performance of the Merger Agreement or any related agreement, or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any related agreement, must have been obtained and made by Nellix;

•

we and Essex Woodlands must have satisfied all conditions precedent to the Private Placement Transaction, and must have agreed to consummate the Private Placement Transaction as of the closing of the Merger; and

•	we and Nellix must deliver various certificates and other documents to each other.

See the section entitled “Approval of Stock Issuance—The Merger—Conditions to the Merger.”

Termination (see page [  •  ])

The Merger Agreement grants certain termination rights to us and Nellix. Upon termination of the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement), Nellix will be required to pay us a termination fee of $15,000,000 and to reimburse us for our reasonable and documented expenses incurred in connection with the Merger, up to a cap of $750,000. The Merger Agreement also provides that we will be required to pay Nellix a termination fee equal to $15,000,000 and to reimburse Nellix for its reasonable and documented expenses incurred in connection with the Merger, up to a cap of $750,000, if we either (i) terminate the Merger Agreement, prior to the receipt of approval from our stockholders, in order to enter into a Change of Control (as such term is defined in the Merger Agreement) or (ii) terminate the Merger Agreement and within 90 days following the date of such termination, we either publicly announce our intent to enter into, or enter into, a definitive agreement with respect to a Change of Control. In addition, the Merger Agreement also provides that we will be required to invest up to $7,000,000 in Nellix in exchange for equity securities of Nellix in the event that we terminate the Merger Agreement because the Merger has not been consummated on or prior to January 31, 2011, which we refer to as the Expiration Date, and we have not received the required approval from our stockholders by the Expiration Date.

The Merger Agreement allows the parties to extend the Expiration Date for two periods of 30 days each if we provide a cash advance of $1,000,000 to Nellix to fund Nellix’s operational cash requirements such that Nellix may conduct its business in the ordinary course of business substantially consistent with past practice.

See the section entitled “Approval of Stock Issuance—The Merger—Termination.”

Our Board of Directors (see page [  •  ])

The Securities Purchase Agreement provides that, immediately after the closing of the Private Placement Transaction, our board of directors will consist of nine directors, seven of whom will be our current directors and two of whom will be designated by Essex Woodlands prior to the closing of the transactions. In connection with and contingent upon the closing of the transactions, our board of directors approved an increase in the authorized number of members of our board of directors from eight to nine in accordance with the provisions of our bylaws.

Board of Directors and Officers of the Surviving Corporation (see page [  •  ])

The Merger Agreement provides that the directors of Merger Sub immediately prior to the effective time of the Merger will be the directors of the surviving corporation from and after the effective time of the Merger, each to hold office as a director in accordance with the provisions of the General Corporation Law of the State of Delaware and the certificate and bylaws of the surviving corporation until their successors are duly elected and qualified.

In addition, the Merger Agreement provides that the officers of the surviving corporation after the effective time of the Merger shall be: John McDermott, who will serve as chief executive officer of the surviving corporation, Robert J. Krist, who will serve as chief financial officer of the surviving corporation, Robert D. Mitchell, who will serve as President of the surviving corporation, and Doug Hughes, who will serve as chief operating officer of the surviving corporation. Each of the foregoing officers shall hold office in accordance with the provisions of the surviving corporation’s bylaws.

Appraisal Rights (see page [  •  ])

Holders of our common stock will not have appraisal rights under Delaware law in connection with the Merger or the issuance of our common stock in connection with the Merger. See the section entitled “Approval of Stock Issuance—The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger (see page [  •  ])

We expect the Merger to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code. We expect that there will be no material federal income tax consequences from the Merger for us or our stockholders. See the section entitled “Approval of Stock Issuance—The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Anticipated Accounting Treatment (see page [  •  ])

For accounting purposes, we are considered to be acquiring Nellix in the Merger. The Merger will be accounted for as an acquisition of Nellix by us under the purchase method of accounting under U.S. generally accepted accounting principles, or GAAP. Under the purchase method of accounting, the assets and liabilities of the acquired company (i.e., Nellix) are, as of completion of the Merger, recorded at their respective fair values and added to those of the reporting public issuer (i.e., us), including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. Our financial statements issued after consummation of the Merger will reflect only our operations after the Merger and will not be restated retroactively to reflect the historical financial position or results of operations of Nellix.

All unaudited pro forma financial information contained in this proxy statement has been prepared using the purchase method to account for the Merger. The measurement of the purchase price will be performed as of the date the Merger is completed. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the assigned fair values of Nellix’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the net fair value of the assets and liabilities of Nellix as compared to the unaudited pro forma information included in this document may have the effect of increasing the amount of the purchase price allocable to goodwill. See the section entitled “Approval of Stock Issuance—The Merger—Anticipated Accounting Treatment.”

Risk Factors (see page [  •  ])

For a discussion of the risk factors to be considered by our stockholders in voting to approve the stock issuance, see the section entitled “Risk Factors” in this proxy statement. These risk factors include risks related to the Merger and the Private Placement Transaction and risks related to our business, which will continue whether or not the Merger and the Private Placement Transaction occur.

Opinion of Piper Jaffray (see page [  •  ])

Piper Jaffray & Co., whom we refer to as Piper Jaffray, has delivered an opinion to our board of directors to the effect that, as of October 25, 2010, and based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion Piper Jaffray delivered to our board of directors and such other factors as Piper Jaffray considered relevant, the merger consideration to be paid by us in connection with the Merger is fair, from a financial point of view, to us.

The full text of Piper Jaffray’s written opinion is attached hereto as Annex C. Our stockholders are urged to read this opinion carefully and in its entirety for information regarding the assumptions made, methodologies used, factors considered and limitations upon the review undertaken by Piper Jaffray in rendering its opinion. Piper Jaffray has not assumed any responsibility for updating or revising its opinion based on circumstances or events occurring after October 25, 2010. See the section entitled “Approval of Stock Issuance—The Merger—Opinion of Piper Jaffray.”

Adjournment (see page [  •  ])

If we fail to receive a sufficient number of votes to approve the proposal regarding the issuance of shares of our common stock, we may propose to adjourn the special meeting for the purpose of soliciting additional proxies to approve such proposal. We are asking our stockholders to vote in favor of adjournment of the special meeting if such proposal is presented at the special meeting. See the section entitled “Approval of Adjournment.”

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

Summary Historical Financial Data of Endologix

You should read the following tables in conjunction with our consolidated financial statements and the related notes attached to this proxy statement, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in the section entitled “Information About Endologix—Endologix Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following tables show summary historical financial data of our company for the periods and as of the dates indicated. The summary historical financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 are derived from our audited consolidated financial statements included elsewhere in this proxy statement. The summary historical financial data as of December 31, 2007, 2006 and 2005 and for the years ended December 31, 2006 and 2005 are derived from our audited consolidated financial statements not included elsewhere in this proxy. The summary historical financial data as of September 30, 2010 and for the nine months ended September 30, 2009 and 2010 are derived from our unaudited condensed consolidated financial statements included elsewhere in this proxy statement.

	Years Ended December 31,					Nine Months Ended September 30,
	2009	2008	2007	2006	2005	2010	2009
	(In thousands, except per share data)					(unaudited)
Consolidated Statement of Operations Data:
Revenue:
Product	$52,441	$37,631	$27,017	$14,422	$6,889	$48,008	$38,779
License	—	33	754	250	250	—	—
Total revenue	52,441	37,664	27,771	14,672	7,139	48,008	38,779
Cost of product sales	13,181	10,380	10,539	6,330	3,859	10,795	9,820
Gross profit	39,260	27,284	17,232	8,342	3,280	37,213	28,959
Operating costs and expenses:
Research and development	6,569	6,082	6,381	6,765	5,817	8,039	4,511
Marketing and sales	26,483	23,794	20,142	14,579	8,794	23,134	19,783
General and administrative	8,550	9,455	6,371	5,585	4,801	6,957	6,290
Termination of supply agreement	—	—	550	—	—	—	—
Total operating costs and expenses	41,602	39,331	33,444	26,929	19,412	38,130	30,584
Loss from operations	(2,342)	(12,047)	(16,212)	(18,587)	(16,132)	(917)	(1,625)
Total other income (expense)	(92)	55	1,137	1,044	614	(154)	(133)
Net loss	$(2,434)	$(11,992)	$(15,075)	$(17,543)	$(15,518)	$(1,071)	(1,758)
Basic and diluted net loss per share	$(0.05)	$(0.28)	$(0.35)	$(0.44)	$(0.46)	$(0.02)	$(0.04)
Shares used in computing basic and diluted net loss per share	45,194	43,045	42,796	40,010	33,951	48,390	44,316

	As of December 31,					September 30, 2010
	2009	2008	2007	2006	2005
	(In thousands)					(unaudited)
Consolidated Balance Sheet Data:
Cash, restricted cash and cash equivalents	$24,065	$8,111	$9,228	$6,771	$8,691	$22,871
Marketable securities available for sale	—	—	—	13,417	8,959	—
Working capital	31,035	15,876	18,365	26,933	22,250	33,902
Total assets	51,292	37,263	40,043	52,686	47,944	55,347
Long term debt	83	4,250	—	—	—	—
Accumulated deficit	(146,164)	(143,730)	(131,738)	(116,663)	(99,120)	(147,235)
Total stockholders’ equity	42,854	25,817	34,675	46,405	42,207	44,806

Summary Historical Financial Data of Nellix

You should read the following tables in conjunction with Nellix’s financial statements and related notes attached to this proxy statement, and Nellix’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in the section entitled “Information About Nellix—Nellix Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following tables show summary historical financial data of Nellix for the periods and as of the dates indicated. The summary historical financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 are derived from the audited financial statements of Nellix included elsewhere in this proxy statement. The summary historical financial data as of September 30, 2010 and for the nine months ended September 30, 2010 are derived from the unaudited condensed financial statements of Nellix included elsewhere in this proxy statement.

	Years Ended December 31,		Nine Months Ended September 30,
	2009	2008	2010	2009
	(In thousands, except per share data)		(unaudited)
Statement of Operations Data:
Operating costs and expenses	$10,359	$9,801	$7,442	$7,856
Loss from operations	(10,359)	(9,801)	(7,442)	(7,856)
Total other income(expense)	(1,161)	(107)	(3,063)	(677)
Net loss	$(11,520)	$(9,908)	$(10,505)	$(8,532)

	As of December 31,		Nine Months Ended September 30, 2010
	2009	2008
	(In thousands)		(unaudited)
Balance Sheet Data:
Cash, restricted cash and cash equivalents	$5,102	$14,364	$1,339
Working capital	(1,485)	11,500	(11,114)
Total assets	6,293	15,610	2,583
Long term liabilities	1,723	4,445	32
Accumulated deficit	(30,063)	(18,542)	(40,569)
Total stockholders’ equity (deficit)	(2,114)	8,212	(10,235)

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial information reflects our historical results on a pro forma basis to give effect to (i) the Merger and related transactions and (ii) the Private Placement Transaction. The unaudited pro forma condensed combined balance sheet information reflects the Merger and related transactions and the Private Placement Transaction as if they occurred on September 30, 2010, and the unaudited pro forma condensed combined statement of operations information for the twelve months ended December 31, 2009 and the nine months ended September 30, 2010 reflect the Merger and related transactions and the Private Placement Transaction, as if they occurred on January 1, 2009.

The selected unaudited pro forma condensed combined consolidated financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The pro forma net loss per share is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma per share data are not necessarily indicative of the results that would have occurred, your financial interest in such results, or the future results that will occur after the merger. Our last fiscal year ended on December 31, 2009 and Nellix’s last fiscal year also ended on December 31, 2009. The selected unaudited pro forma condensed combined consolidated financial data as of and for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are derived from the unaudited pro forma condensed combined consolidated financial statements of this proxy statement and should be read in conjunction with those statements and the related notes. See the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.”

	Year Ended December 31, 2009	Nine Months Ended September 30, 2010
	(unaudited)
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$52,441	$48,008
Gross Profit	39,260	37,213
Operating expenses	51,961	45,572
Loss from operations	(12,701)	(8,359)
Other expense net	(1,253)	(3,217)
Net loss	(13,954)	(11,576)
Net loss per common share—basic and diluted	$(0.27)	$(0.21)
Shares used in computing net loss per share—basic and diluted	51,535	54,731

	As of September 30, 2010
	(unaudited)
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$37,871
Intangible assets and goodwill	46,056
Total assets	107,896
Total current liabilities	10,907
Total long-term liabilities	22,183
Total liabilities	33,090
Accumulated deficit	(147,235)
Total stockholders’ equity	$74,806

Comparative Historical and Unaudited Pro Forma Combined Per Share Data

The following table sets forth selected historical per share information of our company and per share information of Nellix and unaudited pro forma combined per share information after giving effect to (a) the Merger and related transactions and (b) the Private Placement Transaction. The unaudited pro forma combined balance sheet information reflects the Merger and related transactions and the Private Placement Transaction as if they occurred as of September 30, 2010, and the unaudited pro forma combined statement of operations information for the year ended December 31, 2009 and the nine months ended September 30, 2010 reflect the Merger and related transactions and the Private Placement Transaction as if they occurred as of the beginning of the respective period.

The unaudited pro forma combined per share data is based on historical financial statements of our company and Nellix and on certain assumptions and adjustments as discussed in the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” included elsewhere in this proxy statement. The unaudited pro forma combined per share data is provided for illustrative purposes only and is not necessarily indicative of what the operating results or financial position of our company or Nellix would have been had the Merger and related transactions and the Private Placement Transaction been completed at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of future operating results or financial position. We and Nellix may have performed differently had we been combined during the periods presented. See the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Information.”

	Year Ended December 31, 2009	Nine Months Ended September 30, 2010
	(unaudited)
Endologix Historical Per Share Data:
Basic net income (loss) per common share	$(0.05)	$(0.02)
Diluted net income (loss) per common share	(0.05)	(0.02)
Book value per common share at end of period	0.88	0.91

Nellix Historical Per Unit Data:
Basic net income (loss) per common unit	$(1.40)	$(1.27)
Diluted net income (loss) per common unit	(1.40)	(1.27)
Book value per common unit at end of period	(0.25)	(1.23)

Endologix Pro Forma Per Share Data:
Basic net income (loss) per common share	$(0.27)	$(0.21)
Diluted net income (loss) per common share	(0.27)	(0.21)
Book value per common share at end of period	N/A	1.37

RISK FACTORS

You should carefully consider the following risk factors in determining how to vote at the special meeting.

The following factors should be considered carefully by you in evaluating whether to approve the issuance of shares of our common stock pursuant to the Merger Agreement and the Private Placement Transaction. These factors should be considered in conjunction with the other information included in this proxy statement, including the forward-looking statements made herein. The following risk factors do not include all risks that we will face as a result of the Merger and the Private Placement Transaction. Additional risks related to our existing business and markets, which will continue to confront us whether or not the Merger and the Private Placement Transaction occur, are described in this proxy statement and in our public filings with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Risks Related to the Merger and the Private Placement Transaction

We may not realize all of the anticipated benefits of the Merger.

The success of the Merger will depend, in part, on our ability to realize the anticipated growth opportunities and synergies from combining the businesses of our company and Nellix. Our ability to realize these benefits, and the timing of this realization, depend upon a number of factors and future events, many of which we and Nellix, individually or collectively, cannot control. These factors and events include:

•	the results of future clinical trials of the Nellix Product (as defined herein);

•	the receipt of CE Mark approval of the Nellix Product from its European Union notified body.

•	the receipt of approval from the U.S. Food and Drug Administration, or FDA, to sell the Nellix Product in the United States;

•	obtaining and maintaining patent rights relating to the Nellix technology;

•	effectively consolidating research and development operations;

•	retaining and attracting key employees;

•	consolidating corporate and administrative functions;

•	building an effective direct sales and marketing organization in Europe;

•	preserving our and Nellix’s important business relationships; and

•	minimizing the diversion of management’s attention from ongoing business concerns.

Completion of the Merger and the Private Placement Transaction will result in immediate dilution of your ownership interest in our company, and you may not realize a benefit from the Merger and the Private Placement Transaction commensurate with the ownership dilution you will experience.

Issuing shares of our common stock to the stockholders of Nellix in the Merger and to Essex Woodlands in the Private Placement Transaction will dilute the ownership interests of our existing stockholders. If we are unable to realize the strategic, operational and financial benefits currently anticipated from the Merger and the Private Placement Transaction, you may experience dilution of your ownership interest in our company without receiving any commensurate benefit.

The Merger and the Private Placement Transaction are subject to conditions to closing that could result in such transactions being delayed or not consummated, which could negatively impact our stock price and future business and operations.

The Merger and the Private Placement Transaction are subject to conditions to closing as set forth in the Merger Agreement and the Securities Purchase Agreement, including obtaining the requisite approval of our stockholders of the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities

Purchase Agreement. In addition, it is a condition to the closing of the Merger and the Private Placement Transaction that both transactions close concurrently. If any of the conditions to the Merger and the Private Placement Transaction are not satisfied or, where permissible, not waived, neither the Merger nor the Private Placement Transaction will be consummated. Failure to consummate the Merger and the Private Placement Transaction could negatively impact our stock price, future business and operations, and financial condition. In addition, any delay in the consummation of the Merger and the Private Placement Transaction, or any uncertainty about the consummation of the Merger and the Private Placement Transaction, may adversely affect our future business, growth, revenue and results of operations.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Merger and the Private Placement Transaction.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Merger and the Private Placement Transaction for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of both our company and Nellix and certain adjustments and assumptions have been made regarding our company after giving effect to the Merger and the Private Placement Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and such adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by us in connection with the transactions. As a result, our actual financial condition and results of operations following the Merger and the Private Placement Transaction may differ significantly from these pro forma financial statements.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Merger and the Private Placement Transaction. Any potential decline in our financial condition or results of operations may impact our stock price.

If the former stockholders of Nellix immediately sell our common stock received in the Merger, they could cause our common stock price to decline.

We have agreed to file a registration statement on Form S-3 to register the shares of our common stock to be issued to the stockholders of Nellix in the Merger and to Essex Woodlands in the Private Placement Transaction under the federal securities laws. Once the registration statement is declared effective, all of the shares of common stock issued to the stockholders of Nellix pursuant to the Merger Agreement will be available for resale in the public market, except for shares of our common stock subject to the Lock-Up Agreement between us and Essex Woodlands, which is described in greater detail below.

As a condition to the closing of the Private Placement Transaction, Essex Woodlands has agreed to enter into the Lock-Up Agreement with us pursuant to which it will not, without our prior approval, sell, transfer or otherwise dispose any shares of our common stock received by Essex Woodlands at the closing of the Merger and in the Private Placement Transaction during the period commencing on the closing date of the transactions and ending 365 days after the closing date of the transactions, subject to certain exceptions. After the expiration of the lock-up period, and for so long as Essex Woodlands beneficially owns greater than a specified percentage of our issued and outstanding common stock, Essex Woodlands will not, during any calendar month, sell an aggregate number of shares of our common stock acquired in connection with the Merger, including shares issued to Essex Woodlands, as a former stockholder of Nellix, upon our achievement of the performance milestones, and the Private Placement Transaction in excess of 300% of the average daily trading volume of our common stock on the NASDAQ Global Market during the preceding calendar month, subject to certain exceptions. The Lock-Up Agreement is terminable in certain circumstances.

If the stockholders of Nellix sell significant amounts of our common stock following the effectiveness of the registration statement, or if Essex Woodlands sells significant amounts of our common stock following the expiration of the lock-up period, subject to the provisions of the Lock-Up Agreement, the market price of our common stock could decline. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

We have incurred and will incur significant costs in connection with the Merger and the Private Placement Transaction, whether or not we complete them.

We have incurred significant costs related to the Merger and the Private Placement Transaction and we expect to incur significant additional costs. These costs include our financial advisory, legal and accounting fees, expenses and other charges and, if we close the Merger or terminate the Merger Agreement for certain reasons, the financial advisory, legal and accounting fees of Nellix, subject to cap on expenses. We may also incur additional unanticipated costs for any of a number of reasons. Such costs will reduce the assets that we would have if the Merger and the Private Placement Transaction are not consummated, or that we would have to operate our business after the Merger and the Private Placement Transaction.

After the completion of the Merger, the surviving corporation, which will be a wholly-owned subsidiary of our company, will possess not only all of the assets but also all of the liabilities of Nellix. Discovery of previously undisclosed or unknown liabilities could have an adverse effect on our business, operating results and financial condition.

Acquisitions involve risks, including inaccurate assessment of undisclosed, contingent or other liabilities or problems. After the completion of the Merger, the surviving corporation, which will be a wholly-owned subsidiary of our company, will possess not only all of the assets, but also all of the liabilities of Nellix. Although we conducted a due diligence investigation of Nellix and its known and potential liabilities and obligations, it is possible that undisclosed, contingent or other liabilities or problems may arise after the completion of the Merger, which could have an adverse effect on our business, operating results and financial condition. The amount of such liabilities may be in excess of the value of the Escrow Shares that will be placed into an escrow fund for fifteen months following the closing of the Merger to secure our rights to indemnification under the Merger Agreement, or such liabilities may not be uncovered until after the Escrow Shares have been released from the escrow fund.

Risks Related to Our Business

All of our revenue is generated from a limited number of products, and any declines in the sales of these products will negatively impact our business.

We have focused heavily on the development and commercialization of a limited number of products for the treatment of AAA because of limited resources. If we are unable to continue to achieve market acceptance of these products and do not achieve sustained positive cash flow from operations, we will be constrained in our ability to fund development and commercialization of improvements and other product lines. In addition, if we are unable to market our products as a result of failure to maintain regulatory approvals, we would lose our only source of revenue and business would be negatively affected.

Our success depends on the growth in the number of AAA patients treated with endovascular devices.

In the United States, over 200,000 new diagnoses of AAA are made each year. In 2009, approximately 70,000 AAA patients were treated by either endovascular repair or by open surgery. Our success with our Powerlink System will depend on an increasing percentage of patients with AAA being diagnosed, and an increasing percentage of those diagnosed receiving endovascular, as opposed to open surgical procedures.

Initiatives to increase screening for AAA are underway but are out of our control and such general screening programs may never gain wide acceptance. The failure to diagnose more patients with AAA, could negatively impact our sales.

Our success depends on convincing physicians to use our products in more endovascular AAA procedures.

Our AAA products utilize a different fixation approach than the competitive products. Based upon our favorable clinical results, product improvements and increasing the size of our sales force, we have been able to increase sales at a rate higher than the market growth. However, if we are unable to continue convincing physicians to use our products, our business could be negatively impacted.

Our international operations subject us to certain operating risks, which could adversely impact our net sales, results of operations and financial condition.

Sales of our products outside the United States represented approximately 17% of our revenue in 2009. During 2009, we sold our products through twelve distributors located in the following countries outside of the United States: Argentina, Brazil, Chile, Colombia, Germany, Greece, Ireland, Italy, Japan, Mexico, China, and Turkey. The sales territories authorized within these various distribution agreements cover a total of twenty five countries. The sale and shipment of our products across international borders, as well as the purchase of components and products from international sources, subject us to extensive U.S. and foreign governmental trade, import and export, and custom regulations and laws. Compliance with these regulations is costly and exposes us to penalties for non-compliance. Other laws and regulations that can significantly impact us include various anti-bribery laws, including the U.S. Foreign Corrupt Practices Act and anti-boycott laws. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities, and exclusion or debarment from government contracting. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of our shipping and sales activities.

In addition, many of the countries in which we sell our products are, to some degree, subject to political, economic or social instability. Our international operations expose us and our distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•	the imposition of additional U.S. and foreign governmental controls or regulations;

•	the imposition of costly and lengthy new export licensing requirements;

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the imposition of U.S. or international sanctions against a country, company, person or entity with whom we do business that would restrict or prohibit continued business with the sanctioned country, company, person or entity;

•	economic instability;

•	a shortage of high-quality sales people and distributors;

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changes in third-party reimbursement policies that may require some of the patients who receive our products to directly absorb medical costs or that may necessitate the reduction of the selling prices of our products;

•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•	the imposition of new trade restrictions;

•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•	scrutiny of foreign tax authorities which could result in significant fines, penalties and additional taxes being imposed on us;

•	pricing pressure that we may experience internationally;

•	laws and business practices favoring local companies;

•	longer payment cycles;

•	difficulties in maintaining consistency with our internal guidelines;

•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems; and

•	difficulties in enforcing or defending intellectual property rights.

If we experience any of these risks, our sales in international countries may be harmed and our results of operations would suffer.

If our products or processes infringe upon the intellectual property of third parties, the sale of our products may be challenged and we may have to defend costly and time-consuming infringement claims.

We may need to engage in expensive and prolonged litigation to assert or defend any of our intellectual property rights or to determine the scope and validity of rights claimed by other parties. With no certainty as to the outcome, litigation could be too expensive for us to pursue. Our failure to prevail in such litigation or our failure to pursue litigation could result in the loss of our rights that could hurt our business substantially. In addition, the laws of some foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States, if at all.

Our failure to obtain rights to intellectual property of third parties or the potential for intellectual property litigation could force us to do one or more of the following:

•	stop selling, making or using products that use the disputed intellectual property;

•	obtain a license from the intellectual property owner to continue selling, making, licensing or using products, which license may not be available on reasonable terms, or at all;

•	redesign our products, processes or services; or

•	subject us to significant liabilities to third parties.

If any of the foregoing occurs, we may be unable to manufacture and sell our products and may suffer severe financial harm. Whether or not an intellectual property claim is valid, the cost of responding to it, in terms of legal fees and expenses and the diversion of management resources, could harm our business.

If third-party payors do not provide reimbursement for the use of our products, our revenues may be negatively impacted.

Our success in marketing our products depends in large part on whether domestic and international government health administrative authorities, private health insurers and other organizations will reimburse customers for the cost of our product. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Further, many international markets have government managed healthcare systems that control reimbursement for new devices and procedures. In most markets there are private insurance systems as well as government-managed systems. If sufficient reimbursement is not available for our current or future products, in either the United States or internationally, the demand for our products will be adversely affected.

Healthcare policy changes, including recent federal legislation to reform the U.S. healthcare system, may have a material adverse effect on us.

In response to perceived increases in health care costs in recent years, there have been and continue to be proposals by the federal government, state governments, regulators and third-party payors to control these costs and, more generally, to reform the U.S. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products and could limit the acceptance and availability of our products. Moreover, as discussed below, recent federal legislation would impose significant new taxes on medical device makers such as us. The adoption of some or all of these proposals, including the recent federal legislation, could have a material adverse effect on our financial position and results of operations.

On March 23, 2010, President Obama signed the Patient Protection and Affordable Care Act. The legislation imposes significant new taxes on medical device makers. Under the legislation, the total cost to the medical device industry would be approximately $20 billion over ten years. These taxes will result in a significant increase in the tax burden on our industry, which could have a material, negative impact on our results of operations and our cash flows. Other elements of this legislation such as comparative effectiveness research, an independent payment advisory board, payment system reforms including shared savings pilots and other provisions could meaningfully change the way healthcare is developed and delivered, and may materially impact numerous aspects of our business.

Current challenges in the commercial and credit environment may adversely affect our business and financial condition.

The global financial markets have experienced unprecedented levels of volatility. Our ability to generate cash flows from operations or enter into or maintain existing financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for our products or in the solvency of our customers, deterioration in our key financial ratios, maintenance of compliance with financial covenants in existing credit agreements, or credit ratings, or other significantly unfavorable changes in conditions. While these conditions and the current economic downturn have not meaningfully impaired our ability to access credit markets or meaningfully adversely affected our operations to date, continuing volatility in the global financial markets could increase borrowing costs or affect our ability to access the capital markets. Current or worsening economic conditions may also adversely affect the business of our customers, including their ability to pay for our products and services, and the amount spent on healthcare generally. This could result in a decrease in the demand for our products and services, longer sales cycles, slower adoption of new technologies and increased price competition.

Our operating results may vary significantly from quarter to quarter, which may negatively impact our stock price in the future.

Our quarterly revenues and results of operations may fluctuate due to, among others, the following reasons:

•	physician acceptance of our products;

•	the conduct and results of clinical trials;

•	the timing and expense of obtaining future regulatory approvals;

•	fluctuations in our expenses associated with expanding our operations;

•	the introduction of new products by our competitors;

•	supplier, manufacturing or quality problems with our devices;

•	the timing of stocking orders from our distributors;

•	changes in our pricing policies or in the pricing policies of our competitors or suppliers; and

•	changes in third-party payors’ reimbursement policies.

Because of these and possibly other factors, it is likely that in some future period our operating results will not meet investor expectations or those of public market analysts.

Any unanticipated change in revenues or operating results is likely to cause our stock price to fluctuate since such changes reflect new information available to investors and analysts. New information may cause investors and analysts to revalue our stock, which could cause a decline in the trading price of our stock.

We have limited resources to invest in research and development and to grow our business and may need to raise additional funds in the future for these activities.

We believe that our growth will depend, in significant part, on our ability to develop new technologies for the treatment of AAA and other aortic disorders and technology complementary to our current products. Our existing resources may not allow us to conduct all of the research and development activities that we believe would be beneficial for our future growth. As a result, we may need to seek funds in the future to finance these activities. If we are unable to raise funds on favorable terms, or at all, we may not be able to increase our research and development activities and the growth of our business may be negatively impacted.

Our future success depends on our ability to develop, receive regulatory clearance or approval for, and introduce new products or product enhancements that will be accepted by the market in a timely manner.

It is important to our business that we continue to build a more complete product offering for treatment of AAA and other aortic disorders. As such, our success will depend in part on our ability to develop and introduce new products. However, we may not be able to successfully develop and obtain regulatory clearance or approval for product enhancements, or new products or our future products, or these products may not be accepted by physicians or the payors who financially support many of the procedures performed with our products.

The success of any new product offering or enhancement to an existing product will depend on several factors, including our ability to:

•	properly identify and anticipate physicians and patient needs;

•	develop and introduce new products or product enhancements in a timely manner;

•	avoid infringing upon the intellectual property rights of third parties;

•	demonstrate, if required, the safety and efficacy of new products with data from preclinical studies and clinical trials;

•	obtain the necessary regulatory clearances or approvals for new products or product enhancements;

•	be fully FDA-compliant with marketing of new devices or modified products;

•	provide adequate training to potential users of our products;

•	receive adequate coverage and reimbursement for procedures performed with our products; and

•	develop an effective and FDA-compliant, dedicated marketing and distribution network.

If we do not develop new products or product enhancements in time to meet market demand or if there is insufficient demand for these products or enhancements, our results of operations will suffer.

If clinical trials of our current or future products do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to commercialize these products.

We are currently conducting clinical trials and will likely need to conduct additional clinical trials in the future in support of new product approvals or approval for new indications for use. Clinical testing is expensive, typically takes many years and has an uncertain outcome. The initiation and completion of any of these studies may be prevented, delayed or halted for numerous reasons, including, but not limited to, the following:

•	the FDA, institutional review boards or other regulatory authorities do not approve a clinical study protocol, force us to modify a previously approved protocol, or place a clinical study on hold;

•	patients do not enroll in, or enroll at the expected rate, or complete a clinical study;

•	patients or investigators do not comply with study protocols;

•	patients do not return for post-treatment follow-up at the expected rate;

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patients experience serious or unexpected adverse side effects for a variety of reasons that may or may not be related to our products such as the advanced stage of co-morbidities that may exist at the time of treatment, causing a clinical study to be put on hold;

•	sites participating in an ongoing clinical study may withdraw, requiring us to engage new sites;

•	difficulties or delays associated with bringing additional clinical sites on-line;

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third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule or consistent with the investigator agreement, clinical study protocol, good clinical practices, and other FDA and Institutional Review Board requirements;

•	third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies;

•	changes in U.S. federal, state, or foreign governmental statutes, regulations or policies;

•	interim results are inconclusive or unfavorable as to immediate and long-term safety or efficacy; or

•	the study design is inadequate to demonstrate safety and efficacy.

Clinical failure can occur at any stage of the testing. Our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or non-clinical testing in addition to those we have planned. Our failure to adequately demonstrate the efficacy and safety of any of our devices would prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of that device or indication for use.

If any future acquisitions or business development efforts are unsuccessful, our business may be harmed.

As part of our business strategy to be an innovative leader in the treatment of aortic disorders, we may need to acquire other companies, technologies and product lines in the future. Acquisitions involve numerous risks, including the following:

•	the possibility that we will pay more than the value we derive from the acquisition, which could result in future non-cash impairment charges;

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difficulties in integration of the operations, technologies, and products of the acquired companies, which may require significant attention of our management that otherwise would be available for the ongoing development of our business;

•	the assumption of certain known and unknown liabilities of the acquired companies; and

•	difficulties in retaining key relationships with employees, customers, partners and suppliers of the acquired company.

In addition, we may invest in new technologies that may not succeed in the marketplace. If they are not successful, we may be unable to recover our initial investment, which could include the cost of acquiring the license, funding development efforts, acquiring products or purchasing inventory. Any of these would negatively impact our future growth and cash reserves.

Our business is subject to extensive governmental regulation that could make it more expensive and time consuming for us to introduce new or improved products.

Our products must comply with regulatory requirements imposed by the FDA and similar agencies in foreign countries. These requirements involve lengthy and detailed laboratory and clinical testing procedures, sampling activities, an extensive FDA review process, and other costly and time-consuming procedures. It often takes several years to satisfy these requirements, depending on the complexity and novelty of the product. We also are subject to numerous additional licensing and regulatory requirements relating to safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. Some of the most important requirements we face include:

•	FDA approval process;

•	California Department of Health Services requirements;

•	ISO 9001:1994 and ENISO 13485:2003; and

•	European Union CE mark requirements.

Government regulation may impede our ability to conduct continuing clinical trials and to manufacture our existing and future products. Government regulation also could delay our marketing of new products for a considerable period of time and impose costly procedures on our activities. The FDA and other regulatory agencies may not approve any of our future products on a timely basis, if at all. Any delay in obtaining, or failure to obtain, such approvals could negatively impact our marketing of any proposed products and reduce our product revenues.

Our products remain subject to strict regulatory controls on manufacturing, marketing and use. We may be forced to modify or recall our product after release in response to regulatory action or unanticipated difficulties encountered in general use. Any such action could have a material effect on the reputation of our products and on our business and financial position.

Further, regulations may change, and any additional regulation could limit or restrict our ability to use any of our technologies, which could harm our business. We could also be subject to new federal, state or local regulations that could affect our research and development programs and harm our business in unforeseen ways. If this happens, we may have to incur significant costs to comply with such laws and regulations, which will harm our results of operations.

The use, misuse or off-label use of our products may harm our image in the marketplace or result in injuries that lead to product liability suits, which could be costly to our business or result in FDA sanctions if we are deemed to have engaged in such promotion.

Our currently marketed products have been cleared by the FDA for specific treatments and anatomies. We cannot, however, prevent a physician from using our products outside of those indications cleared for use, known as off-label use. There may be increased risk of injury if physicians attempt to use our products off-label. We train our sales force not to promote our products for off-label uses. Furthermore, the use of our products for indications other than those indications for which our products have been cleared by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients. Physicians may also misuse our products or use improper techniques if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our products are misused or used with improper technique, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us that may not be covered by insurance. If we are deemed by FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions on the sale or marketing of our products or significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry. Any of these events could harm our business and results of operations and cause our stock to decline.

If we fail to develop and grow our direct sales force, our business could suffer.

We have a nationally staffed direct sales force and we utilize a network of third-party distributors for sales outside of the United States. As we launch new products and increase our marketing efforts with respect to existing products, we will need to retain and develop our direct sales personnel to build upon their experience, tenure with our products, and their relationships with customers. There is significant competition for sales personnel experienced in relevant medical device sales. If we are unable to attract, motivate, develop, and retain qualified sales personnel and thereby grow our sales force, we may not be able to maintain or increase our revenues.

Our third-party distributors may not effectively distribute our products.

We depend on medical device distributors and strategic relationships for the marketing and selling of our products internationally. We depend on these distributors’ efforts to market our product, yet we are unable to control their efforts completely. In addition, we are unable to ensure that our distributors are complying all applicable laws regarding the sales of our products. If our distributors fail to market and sell our products effectively and in compliance with applicable laws, our operating results and business may suffer substantially, or we may have to make significant additional expenditures or concessions to market our products.

Our commercialization strategy of the Nellix technology may adversely impact the efforts of our distributors who sell our other products.

Our commercialization strategy of the Nellix product line involves developing a direct sales force in some countries in Europe. As a result, it may be difficult to maintain the relationships with some of our European distributors. If we are unable to maintain or build relationships with our distributors, our operating results and business may suffer, or we may have to make significant additional expenditures or concessions to market our products.

We are in a highly competitive market segment, which is subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or otherwise more attractive than any products that we may develop, our ability to generate revenue will be reduced.

Our industry is highly competitive and subject to rapid and profound technological change. Our success depends, in part, upon our ability to maintain a competitive position in the development of technologies and products for use in the treatment of AAA and other aortic disorders. We face competition from both established and development stage companies. Many of the companies developing or marketing competing products enjoy several advantages, including:

•	greater financial and human resources for product development, sales and marketing and patent litigation;

•	significantly greater name recognition;

•	established relationships with physicians, customers and third-party payors;

•	additional lines of products, and the ability to offer rebates or bundle products to offer greater discounts or incentives to gain a competitive advantage;

•	established sales and marketing, and distribution networks; and

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greater experience in conducting research and development, manufacturing, clinical trials, preparing regulatory submissions and obtaining regulatory clearance or approval for products and marketing approved products.

Our competitors may develop and patent processes or products earlier than us, obtain regulatory clearance or approvals for competing products more rapidly than us, and develop more effective or less expensive products or technologies that render our technology or products obsolete or non-competitive. We also compete with our competitors in recruiting and retaining qualified scientific, sales, and management personnel, establishing clinical trial sites and patient enrollment in clinical trials, as well as in acquiring technologies and technology licenses complementary to our products or advantageous to our business. If our competitors are more successful than us in these matters, our business may be harmed.

Our dependence upon key personnel to operate our business puts us at risk of a loss of expertise if key personnel were to leave us.

We depend upon the experience and expertise of our executive management team. The competition for executives, as well as for skilled product development and technical personnel and sales representatives, in the medical device industry is intense and we may not be able to retain or recruit the personnel we need. If we are not able to attract and retain existing and additional highly qualified management, sales, regulatory, clinical and technical personnel, we may not be able to successfully execute our business strategy.

If we fail to properly manage our anticipated growth, our business could suffer.

We may experience periods of rapid growth and expansion, which could place a significant strain on our limited personnel, information technology systems, and other resources. In particular, the increase in our direct sales force requires significant management and other supporting resources. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals. To achieve our revenue goals, we must successfully increase production output as required by customer demand. We may in the future experience difficulties in increasing production, including problems with production yields and quality control and assurance, component supply, and shortages of qualified personnel. These problems could result in delays in product availability and increases in expenses. Any such delay or increased expense could adversely affect our ability to generate revenues. Future growth will also impose significant added responsibilities on management, including the need to identify, recruit, train and integrate additional employees. In addition, rapid and significant growth will place a strain on our administrative and operational infrastructure. In order to manage our operations and growth we will need to continue to improve our operational and management controls, reporting and information technology systems, and financial internal control procedures. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and our operating results and business could suffer.

We have a history of operating losses and may be required to obtain additional funds.

We have a history of operating losses and may need to seek additional capital in the future. Our cash requirements in the future may be significantly different from our current estimates and depend on many factors, including:

•	the results of our commercialization efforts for our existing and future products;

•	the need for additional capital to fund future development programs;

•	the costs involved in obtaining and enforcing patents or any litigation by third parties regarding intellectual property;

•	the establishment of high volume manufacturing and increased sales and marketing capabilities; and

•	our success in entering into collaborative relationships with other parties.

To finance these activities, we may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings and collaborative arrangements with corporate partners. We may be unable to raise funds on favorable terms, or at all. During the recent economic crisis, it has been difficult for many companies, particularly small cap medical device companies, to obtain financing in the public markets or to obtain debt financing on commercially reasonable terms, if at all. In addition, the sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. If we borrow additional funds or issue debt securities, these securities could have rights superior to holders of our common stock, and could contain covenants that will restrict our operations. We might have to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to our technologies, product candidates or products that we otherwise would not relinquish. If we do not obtain additional resources, our ability to capitalize on business opportunities will be limited, and the growth of our business will be harmed.

We rely solely on an in-house process to manufacture our graft material, and any disruption in our ability to produce this material could delay or prevent us from producing products for sale.

Currently, we rely solely on an in-house manufacturing process to produce graft material, which is a primary component for our AAA products. Our reliance on a sole source exposes our operations to disruptions in supply caused by:

•	failure to comply with quality or regulatory requirements;

•	fire, flood or earthquake, or other natural disaster; and

•	a supply interruption in the underlying raw material for the process.

Although we attempt to retain a significant stock of the graft material, the occurrence of any of the above disruptions in supply or other unforeseen events that could cause a disruption in our process to manufacture graft material may cause us to halt or experience a disruption in manufacturing the Powerlink System. Because we do not have alternative suppliers, our sales and operating results would be harmed in the event of a disruption.

We rely on a single vendor to supply certain components for our products, and any disruption in our supply could delay or prevent us from producing products for sale.

Currently, we rely on certain vendors as a sole source to supply us with certain primary components for our products. Our reliance on a sole source supplier exposes our operations to disruptions in supply caused by:

•	failure to comply with regulatory requirements;

•	any strike or work stoppage;

•	disruptions in shipping;

•	a natural disaster caused by fire, floods or earthquakes;

•	a supply shortage experienced by our sole source suppliers; and;

•	the fiscal health and manufacturing strength of our sole source suppliers.

Although we retain significant stock in sole source components, the occurrence of any of the above disruptions in supply or other unforeseen events that could cause a disruption in supply from our sole source suppliers.

If we are unable to protect our intellectual property, our business may be negatively affected.

The market for medical devices is subject to frequent litigation regarding patent and other intellectual property rights. It is possible that our patents or licenses may not withstand challenges made by others or protect our rights adequately.

Our success depends in large part on our ability to secure effective patent protection for our products and processes in the United States and internationally. We have filed and intend to continue to file patent applications for various aspects of our technology. However, we face the risks that:

•	we may fail to secure necessary patents prior to or after obtaining regulatory clearances, thereby permitting competitors to market competing products; and

•	our already-granted patents may be re-examined, re-issued or invalidated.

We also own trade secrets and confidential information that we try to protect by entering into confidentiality agreements with other parties. However, the confidentiality agreements may not be honored or, if breached, we may not have sufficient remedies to protect our confidential information. Further, our competitors may independently learn our trade secrets or develop similar or superior technologies. To the extent that our consultants, key employees or others apply technological information to our projects that they develop independently or others develop, disputes may arise regarding the ownership of proprietary rights to such information, and such disputes may not be resolved in our favor. If we are unable to protect our intellectual property adequately, our business and commercial prospects likely will suffer.

If we are unable to effectively manage our inventory held on consignment by our intended customers, we will not achieve our expected results.

Our current products are sold on a consignment basis to certain hospitals which purchase our product as they use it. In these consignment locations, we do not have physical possession of our products. We therefore must rely on information from our customers as well as periodic inspections by our sales personnel to determine when our products have been used. Our efforts to strengthen our monitoring and management of consigned inventory may not be adequate to meaningfully reduce the risk of inventory loss. If we are not able to effectively manage appropriate consigned inventory levels, we may suffer inventory losses which will reduce our operating results.

We may face product liability claims that could result in costly litigation and significant liabilities.

Manufacturing and marketing of our commercial products, and clinical testing of our products under development, may expose us to product liability claims. Although we have, and intend to maintain, product liability insurance, the coverage limits of our insurance policies may not be adequate and one or more successful claims brought against us may have a material adverse effect on our business and results of operations. Additionally, adverse product liability actions could negatively affect the reputation and sale of our products, our ability to obtain and maintain regulatory approval for our products and may divert management’s attention from other matters.

Our operations are currently conducted at a single location that may be at risk from earthquakes or other natural disasters.

We currently conduct all of our manufacturing, development and management activities at a single location in Irvine, California, near known earthquake fault zones. We have taken precautions to safeguard our facilities, including insurance, health and safety protocols, and off-site storage of computer data. However, any future natural disaster, such as an earthquake, could cause substantial delays in our operations, damage or destroy our equipment or inventory, and cause us to incur additional expenses. A disaster could seriously harm our business and results of operations. The insurance coverage we maintain may not be adequate to cover our losses in any particular case.

The price of our stock may fluctuate unpredictably in response to factors unrelated to our operating performance.

The stock market periodically experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may cause the market price of our common stock to drop. In particular, the market price of securities of small medical device companies, like ours, has been very unpredictable and may vary in response to:

•	announcements by us or our competitors concerning technological innovations;

•	introductions of new products;

•	FDA and foreign regulatory actions;

•	developments or disputes relating to patents or proprietary rights;

•	failure of our results of operations to meet the expectations of stock market analysts and investors;

•	changes in stock market analyst recommendations regarding our common stock;

•	changes in healthcare policy in the United States or other countries; and

•	general stock market conditions and other factors unrelated to our operating performance.

Trading in our stock over the last twelve months has been limited, so investors may not be able to sell as much stock as they want at prevailing prices.

The average daily trading volume in our common stock for the year ended December 31, 2009 was approximately 190,000 shares. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused by the trading in a relatively small number of shares. Volatility in our common stock could cause stockholders to incur substantial losses.

Some provisions of our charter documents and Delaware law may make takeover attempts difficult, which could depress the price of our stock and inhibit your ability to receive a premium price for your shares.

Provisions of our amended and restated certificate of incorporation could make it more difficult for a third party to acquire control of our business, even if such change in control would be beneficial to our stockholders. Our amended and restated certificate of incorporation allows our board of directors to issue up to five million shares of preferred stock and to fix the rights and preferences of such shares without stockholder approval. Any such issuance could make it more difficult for a third party to acquire our business and may adversely affect the rights of our stockholders. In addition, our board of directors is divided into three classes for staggered terms of three years. We are also subject to anti-takeover provisions under Delaware law, each of which could delay or prevent a change of control. Together these provisions may delay, deter or prevent a change in control of us, adversely affecting the market price of our common stock.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. The payment of cash dividends by us is restricted by our revolving credit facility, which contains restrictions prohibiting us from paying any cash dividends without the lender’s prior approval. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this proxy statement, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend,” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements are:

•	with respect to the Merger:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure of required conditions to close the Merger;

•	the inability to obtain stockholder approval of the issuance of shares of our common stock pursuant to the Merger Agreement, or the failure to satisfy other conditions to completion of the Merger;

•	risks that the proposed Merger may disrupt our current plans and operations; and

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	with respect to the Private Placement Transaction:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the Securities Purchase Agreement, or the failure of required conditions to close the Private Placement Transaction;

•

the inability to obtain stockholder approval of the issuance of shares of our common stock pursuant to the Securities Purchase Agreement, or the failure to satisfy other conditions to completion of the Private Placement Transaction;

•	risks that the proposed Private Placement Transaction may disrupt our current plans and operations; and

•	the amount of the costs, fees, expenses and charges related to the Private Placement Transaction;

•	information concerning our possible or assumed future results;

•	the competitive environment of the medical device industry;

•	whether we can successfully discover, develop and commercialize new products and the degree to which such products gain market acceptance;

•	the commencement and outcome of any legal proceeding instituted against us and others in connection with the Merger or the Private Placement Transaction; and

•	regulatory developments in the United States and foreign countries;

•	economic and business conditions; and

•	other factors discussed elsewhere in this document.

Copies of our filings with the SEC are available from the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date, other than as required by law. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made.

THE SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place

Our special meeting of stockholders will be held on December 9, 2010 at 8:00 a.m., Pacific Time, at our offices located at 11 Studebaker, Irvine, California 92618.

Date of Mailing

The approximate date on which this proxy statement and form of proxy card are first being sent or given to stockholders is November  19, 2010.

Purposes of the Special Meeting

The purposes of the special meeting are for our stockholders to consider and vote on the following proposals:

Proposal 1:	the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement; and

Proposal 2:	the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

The special meeting will also address such other business as properly may come before the special meeting or any adjournments or postponements thereof.

Record Date

Only holders of record at the close of business on November 5, 2010, will be entitled to vote at the special meeting. Each share of our common stock is entitled to one vote. As of the record date, there were 49,014,355 shares of our common stock entitled to vote at the special meeting.

The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting must be present in person or by proxy to establish a quorum for business to be conducted at the special meeting. Abstentions and “non-votes” are treated as shares that are present and entitled to vote for purposes of establishing a quorum. “Non-votes” occur when a proxy:

•	is returned by a broker or other stockholder who does not have authority to vote;

•	does not give authority to a proxy to vote; or

•	withholds authority to vote on one or more proposals.

Required Vote

The required vote for the proposals are as follows:

For Proposal No. 1—approval of the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement—the affirmative vote of the holders of a majority of the shares of our common stock present at the special meeting, either in person or represented by proxy, and entitled to vote. You may vote in favor of Proposal No. 1 or against the proposal or you may abstain from voting. Abstentions will be counted towards the vote total for this proposal and will have the same effect as voting against the proposal. Broker non-votes, if any, will have no effect and will not be counted towards the vote total for this proposal.

For Proposal No. 2—approval of the adjournment of the special meeting to permit further solicitation of votes—the affirmative vote of the holders of a majority of the shares of our common stock present at the special meeting, either in person or represented by proxy, and entitled to vote. You may vote in favor of Proposal No. 2 or against the proposal or you may abstain from voting. Abstentions will be counted towards the vote total for this proposal and will have the same effect as voting against the proposal. Broker non-votes, if any, will have no effect and will not be counted towards the vote total for this proposal.

Under the rules of the New York Stock Exchange, or the NYSE, that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the special meeting for each proposal. However, broker non-votes will have no effect and will not be counted towards the vote for Proposal Nos. 1 and 2.

Our board of directors urges you to promptly vote by completing, signing, dating and returning the enclosed proxy card, or, if you hold your stock in “street name” through a bank, broker or other nominee, by following the voting instructions of your bank, broker or other nominee.

In addition, John McDermott, who owned approximately 0.7% of our voting stock as of October 27, 2010, the effective date of the Merger Agreement, has entered into a voting agreement with Nellix pursuant to which he has agreed to vote all of his shares of our common stock in favor of all proposals.

Voting of Shares

You may vote by proxy or in person at the special meeting. Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must bring to the meeting a proxy from the record holder of the shares authorizing you to vote at the meeting.

Shares of our common stock represented by properly executed proxies received at or before the special meeting and not revoked will be voted in the manner specified on such proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” each of the proposals. If any other matters are properly brought before the special meeting, the persons named in the enclosed proxy card will vote the proxies in accordance with their best judgment. Properly executed proxies marked “ABSTAIN,” will be counted for purposes of determining whether there is a quorum at the special meeting and will be considered in determining the number of votes required to obtain the necessary majority vote, and will have the same legal effect as voting against each proposal.

The enclosed proxy provides that you may vote your shares of our common stock “FOR,” “AGAINST” or “ABSTAIN” from voting with respect to each of the proposals.

Voting of Proxies

Votes cast in person or by proxy at the special meeting will be tabulated at the special meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of special meeting.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the special meeting. We have enclosed a proxy card for your use.

Beneficial Holder. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting. Your broker or nominee has enclosed a proxy card for your use.

How To Vote By Proxy; Revocability of Proxies

To vote by proxy, you must mark, sign, date, and return the proxy card in the enclosed envelope. If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card. Any of our stockholders who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

•	delivering a written revocation of the proxy to our Corporate Secretary before the special meeting;

•	submitting a later-dated proxy by mail, telephone or the Internet; or

•	appearing at the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. A stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the special meeting.

Cost of This Proxy Solicitation

We are making the solicitations made in this proxy statement. In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them, and we will reimburse them for the reasonable, out-of-pocket expenses they incur in doing so. We have retained the services of Morrow & Co., LLC to provide proxy advisory services and solicit proxies for a fee of up to $6,500, plus expenses.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if we fail to receive a sufficient number of votes to approve the proposal regarding the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement. We are asking our stockholders to vote in favor of adjournment of the special meeting if such proposal is presented at the special meeting. See the section entitled “Approval of Adjournment.”

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If postponed, we will provide notice of the new meeting date as required by law. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:

Endologix, Inc.

11 Studebaker

Irvine, California 92618

Attention: Robert J. Krist, Chief Financial Officer

Phone: (949) 595-7200

or

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Phone: (203) 658-9400

APPROVAL OF STOCK ISSUANCE

(PROPOSAL NO. 1)

THE MERGER

On October 27, 2010, we entered into the Merger Agreement with Merger Sub, Nellix, certain of Nellix’s stockholders named therein and Essex Woodlands Health Ventures, Inc., as representative to Nellix’s stockholders, which we refer to as the Stockholders’ Representative. Upon the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement, Merger Sub will merge with and into Nellix, with Nellix surviving the Merger as our wholly-owned subsidiary. In connection with the Merger, but subject to the approval of our stockholders, the Nellix stockholders may receive shares of our common stock. We are asking our stockholders to approve, among other matters, the issuance of our common stock to the stockholders of Nellix pursuant to the Merger Agreement.

The dollar value of the shares of our common stock to be issued to the stockholders of Nellix at the closing of the Merger will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions and plus all cash held by Nellix as of the effective time of the Merger). The price per share of the shares of our common stock to be issued at the closing will be equal to $4.731, which represents the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the Merger. In addition, if we achieve certain performance milestones set forth in the Merger Agreement following the closing the Merger, the stockholders of Nellix may be entitled to receive additional shares of our common stock based on certain methodologies described in this proxy statement and the Merger Agreement.

Background of the Merger

We regularly evaluate different strategies for improving our competitive position and enhancing stockholder value. As part of this ongoing process, our board of directors and management also periodically reviews our strategic alternatives, including prospects for mergers and acquisitions.

As part of our strategic evaluation process, and at the direction and under the supervision of our board of directors, representatives of Piper Jaffray contacted various potential strategic partners that we believe possess businesses and/or technologies that could be complementary to ours. Of the potential partners that we contacted, Nellix and two other potential strategic partners, which we refer to as Party A and Party B, expressed interest in a potential transaction with us.

On January 14, 2009, a representative of Piper Jaffray met with representatives of Essex Woodlands and Nellix to discuss a potential business combination involving us, Nellix and Essex Woodlands, as a significant stockholder of Nellix.

On February 11, 2009, we and Nellix executed a mutual non-disclosure agreement that allowed us and Nellix to exchange information, on a confidential basis, in order to more fully determine whether a potential business combination should be pursued further. Thereafter through June 2009, members of our management obtained due diligence materials and various background information regarding Nellix in accordance with the terms of the mutual non-disclosure agreement. In addition, representatives of Essex Woodlands and Nellix obtained due diligence materials and various background information regarding us in accordance with the terms of the mutual non-disclosure agreement. Also during this time, members of our management, certain members of our board of directors, and representatives of Essex Woodlands and Nellix had multiple discussions regarding a potential business combination between us and Nellix.

On February 15, 2009, members of management provided a management presentation to representatives of Essex Woodlands and Nellix.

On February 27, 2009, members of management, representatives of Piper Jaffray, representatives of Canaccord Genuity, representatives of Essex Woodlands and representatives of Nellix held a meeting to discuss Nellix’s technology, as well as a potential business combination between us and Nellix.

On March 2, 2009 and March 3, 2009, our board of directors held a meeting to discuss our strategic alternatives, including but not limited to, potential strategic combinations, and the advantages and disadvantages of each alternative.

On March 17, 2009, members of management met with representatives of Essex Woodlands and Nellix at our facility in Irvine, California to perform diligence of our company.

In May 2009, Mr. McDermott met with representatives of Party A to discuss a potential business combination involving us and Party A. Representatives of Party A expressed interest in a potential business combination with us, but indicated that Party A was not interested in pursuing such business combination at that time. Also in May 2009, members of management continued to conduct due diligence regarding Nellix. In addition, during this period, members of management had numerous discussions with representatives of Essex Woodlands and Nellix regarding Nellix’s technology as well as a potential business combination involving us and Nellix.

On May 4, 2009, our management made a presentation to representatives of Essex Woodlands and Canaccord Genuity regarding us. On May 12, 2009 and May 13, 2009, Mr. McDermott met with representatives of Nellix at Nellix’s facility in Palo Alto, California to perform additional diligence of Nellix.

From June 2009 through October 2009, Mr. McDermott met with representatives of Party B to discuss a potential business combination involving us and Party B.

Also in June 2009, members of management continued to conduct due diligence regarding Nellix. In addition, during this period, members of management had numerous discussions with representatives of Essex Woodlands and Nellix regarding Nellix’s technology, as well as a potential business combination involving us and Nellix.

On June 11, 2009, our board of directors held a regularly scheduled meeting. Robert Mitchell, Nellix’s president and chief executive officer, and representatives of Essex Woodlands joined the meeting and discussed Nellix’s product and development activities. Mr. Mitchell and the representatives of Essex Woodlands then discussed the strategic benefits of a potential business relationship between us, Nellix and Essex Woodlands. Subsequent to this meeting, our board of directors discussed this alternative at length and determined not to proceed with a potential business combination with Nellix at such time.

On January 14, 2010, representatives of Essex Woodlands, Nellix and Canaccord Genuity met with members of our management to again discuss a potential business combination involving us and Nellix. After such meeting, members of our management provided updates to members of our board of directors regarding a potential business combination involving us and Nellix.

From January 2010 through May 2010, members of management continued to conduct due diligence regarding Nellix. In addition, during this period, members of management had numerous discussions with representatives of Essex Woodlands and Nellix regarding Nellix’s technology as well as a potential business combination involving us and Nellix.

On May 20, 2010, our board of directors held a regularly scheduled meeting. A representative of Stradling Yocca Carlson & Rauth attended the meeting. After discussion of the other items on the agenda, representatives of Piper Jaffray joined the meeting via telephone. Mr. McDermott reviewed management’s analysis to date regarding a potential acquisition of Nellix. Following extensive discussion, our board of directors unanimously authorized management to prepare and present the terms of a potential acquisition to Nellix and Essex Woodlands.

On June 18, 2010, our board of directors met to discuss the potential acquisition of Nellix. A representative of Stradling Yocca Carlson & Rauth, and representatives of Piper Jaffray, attended the meeting. Mr. McDermott reviewed our strategic alternatives. Mr. McDermott then reviewed with our board of directors the discussions with Nellix and Essex Woodlands since the last meeting of our board of directors on May 20, 2010. Our board of directors and members of management engaged in a lengthy discussion regarding Nellix’s development position, valuation of the potential acquisition, the structure of the potential acquisition, various employment matters and the need for additional due diligence regarding Nellix.

On July 6, 2010, we delivered a preliminary non-binding term sheet outlining the material terms of a potential acquisition to Nellix and Essex Woodlands, along with an exclusivity letter which restricted Nellix’s ability to pursue other strategic transactions for a period of 60 days from the date of such letter.

From July 6, 2010 until July 15, 2010, our management and representatives of Stradling Yocca Carlson & Rauth had numerous discussions with Nellix, Essex Woodlands, representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside legal counsel to Nellix, and representatives of K&L Gates LLP, outside legal counsel to Essex Woodlands, to resolve open issues with respect to the term sheet, and exchanged multiple revisions to the term sheet. The open issues with respect to the term sheet included, without limitation, the timing and amount of the contingent merger consideration, the appropriate stock price collar under which the contingent merger consideration would be issued, indemnification matters, registration rights matters, potential designees to our board of directors following the Merger, and the appropriate allocation of expenses related to the proposed acquisition between the parties.

During the same period, representatives of Stradling Yocca Carlson & Rauth and representatives of K&L Gates had numerous discussions regarding the relationship between the parties, including without limitation, the period and scope of exclusivity and potential standstill arrangements. In addition, during this same period, our management had numerous discussions with representatives of Essex Woodlands regarding the possible structure of the potential acquisition. Also, during the same period, our management continued to perform due diligence on Nellix.

Also on July 15, 2010, members of our management, Thomas C. Wilder, III, a member of our board of directors, and certain other of our medical consultants met with members of Nellix’s management at Nellix’s facility in Palo Alto, California to perform additional diligence of Nellix.

From July 16, 2010 through July 21, 2010, Mr. McDermott had numerous discussions with a representative of Essex Woodlands regarding the open issues with respect to a potential acquisition, including the treatment of the contingent merger consideration upon a change of control of our company, the appropriate stock price collar under which the contingent merger consideration would be issued, and potential designees to our board of directors following the Merger.

On July 21, 2010, we received a revised non-binding term sheet from representatives of K&L Gates. K&L Gates’ revisions to the term sheet included revisions to the provisions regarding the treatment of the contingent merger consideration upon a change of control of our company, the appropriate stock price collar at which the contingent merger consideration would be issued, and potential designees to our board of directors following the Merger.

On July 22, 2010, we and Nellix entered into agreement, which was acknowledged by Essex Woodlands, whereby Nellix agreed to extend the exclusivity period for an additional 45 days from the date of the agreement (i.e., September 5, 2010), and to certain standstill provisions for a period of two years from the date of the agreement. Pursuant to the agreement, we and Nellix also agreed not to solicit the employment of any employees of the other party for a period of two years from the date of the agreement, subject to certain exceptions.

Later that same day on July 22, 2010, we delivered a revised non-binding term sheet to Nellix. Also on July 22, 2010 and July 23, 2010, members of our management met with Nellix’s management at Nellix’s facility in Palo Alto, California to discuss various due diligence matters.

From July 23, 2010 through July 29, 2010, our management and representatives of Stradling Yocca Carlson & Rauth had numerous discussions with Nellix, Essex Woodlands, representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates to resolve open issues with respect to the term sheet. The open issues with respect to the term sheet included the contingent merger consideration upon a change of control of our company, the appropriate stock price collar under which the contingent merger consideration would be issued. During such period, our management continued to perform due diligence on Nellix.

On July 29, 2010, Mr. McDermott provided a summary of the status of management’s due diligence activities regarding Nellix to our board of directors. Specifically, Mr. McDermott addressed several potential issues with respect to Nellix’s products and developments efforts. However, Mr. McDermott reiterated his belief that an acquisition of Nellix would be advantageous in light of Nellix’s promising new technology.

From July 29, 2010 through August 4, 2010, our management continued to perform due diligence on Nellix.

On August 4, 2010, our board of directors met to discuss the potential acquisition of Nellix. A representative of Stradling Yocca Carlson & Rauth attended the meeting. Mr. McDermott reviewed management’s analysis of the potential acquisition of Nellix. Mr. McDermott specifically noted management’s findings with respect to development and commercialization timelines, product design, manufacturing processes and costs, intellectual property matters and employment matters. Our board of directors and management then engaged in a lengthy discussion regarding management’s findings, and the impact of such findings on the potential acquisition. After extensive discussion and deliberation, our board of directors authorized management to (i) continue its due diligence efforts with respect to Nellix, (ii) perform various financial analyses of the potential acquisition of Nellix, and (iii) consider possible transaction structures for the potential acquisition of Nellix. Our board of directors instructed management to report back to our board of directors regarding any findings with respect thereto.

From August 4, 2010 through August 24, 2010, our management and representatives of Stradling Yocca Carlson & Rauth had numerous discussions with Nellix, Essex Woodlands, representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates to resolve open issues with respect to the term sheet. The open issues with respect to the term sheet included the amount of consideration to be paid to Nellix’s stockholders at closing and upon the achievement of certain performance milestones, and the criteria for such performance milestones. During such period, our management and its advisors continued to perform due diligence on Nellix.

On August 24, 2010, our management distributed materials to our board of directors, representatives of Stradling Yocca Carlson & Rauth and representatives of Piper Jaffray in preparation for the meeting of the board of directors scheduled for August 26, 2010. The materials included a summary of the revisions to the possible structure of the potential acquisition, changes to the amount of consideration to be paid to Nellix’s stockholders at closing and upon the achievement of certain performance milestones, and the criteria for such performance milestones.

On August 26, 2010, our board of directors met to discuss the potential acquisition of Nellix. Mr. McDermott reviewed management’s findings with respect to its due diligence activities and financial analyses of the proposed acquisition with Nellix. Mr. McDermott discussed the competitive landscape for endovascular devices to treat AAA. Mr. McDermott and other members of management then discussed our competitors’ current product offerings and development stage products from present through 2015. Mr. McDermott then discussed our strategic rationale for exploring the potential acquisition of Nellix.

Mr. McDermott and other members of management then discussed Nellix’s technology in detail, including the Nellix product, and the opportunities presented by the Nellix product to enhance our position in the AAA market. Mr. McDermott and our medical director also reviewed the early clinical results of the Nellix product and feedback from multiple physician interviews conducted by us regarding Nellix’s technology and the Nellix product. Mr. McDermott discussed possible responses to the Nellix product from our competitors. Members of management then reviewed the regulatory and intellectual property status of the Nellix product, and the clinical trials conducted with respect to the Nellix product to date. Mr. McDermott and other members of management then discussed a revised timeline for the anticipated completion of development, regulatory approval and commercial launch of the Nellix product, and noted certain design, manufacturing and logistical issues to be addressed by further development work. Mr. McDermott then provided an outline of additional due diligence activities to be conducted by management. Mr. McDermott also discussed the potential strategies to integrate certain of Nellix’s operations into our facility located in Irvine, California, and the anticipated costs and benefits related thereto. Members of management, other than Mr. McDermott and Mr. Krist, and our medical director were then recused from the meeting.

Mr. McDermott then reviewed with our board of directors the discussions with Nellix and Essex Woodlands since the last meeting of our board of directors on August 4, 2010, including the status of negotiations with respect to the term sheet. Our board of directors then engaged in an extensive discussion regarding the potential advantages and disadvantages of the proposed acquisition with Nellix. After lengthy deliberation, our board of directors instructed management to report back to our board of directors with additional analyses regarding certain due diligence matters, and authorized management to continue with the negotiation of a term sheet and to extend the period of exclusivity with Nellix.

From August 27, 2010 through August 31, 2010, Mr. McDermott and a representative of Essex Woodlands had numerous discussions regarding the potential acquisition.

On August 31, 2010, Mr. McDermott provided a summary to our board of directors, representatives of Stradling Yocca Carlson & Rauth and representatives of Piper Jaffray regarding the status of negotiations with representatives of Essex Woodlands regarding the potential acquisition. Mr. McDermott also summarized the remaining open issues, including but not limited to, the amount of consideration to be paid to Nellix’s stockholders at closing and upon the achievement of certain performance milestones, and the criteria for such performance milestones.

From August 31, 2010 through September 5, 2010, Mr. McDermott and a representative of Essex Woodlands had numerous discussions regarding the potential acquisition, including but not limited to, the retention of certain of Nellix’s employees and obligations with respect to commercialization in China.

On September 5, 2010, we received a revised non-binding term sheet from representatives of Essex Woodlands. Essex Woodlands’ revisions to the term sheet included revisions to the provisions regarding the treatment of the contingent merger consideration upon a change of control of our company, the appropriate stock price collar at which the contingent merger consideration would be issued, the treatment of certain of Nellix’s employees and obligations with respect to commercialization in China.

From September 5, 2010 through September 10, 2010, our management and representatives of Stradling Yocca Carlson & Rauth had numerous discussions with Nellix, Essex Woodlands, representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates to resolve open issues with respect to the term sheet, and exchanged multiple drafts of the term sheet. The open issues with respect to the term sheet included the appropriate stock price collar at which the contingent merger consideration would be issued, acceleration of the contingent merger consideration upon a change of control of our company, the retention of certain of Nellix’s employees and obligations with respect to commercialization in China. During such period, our management continued to perform due diligence on Nellix.

On September 10, 2010, Mr. McDermott provided a summary of the status of negotiations regarding the term sheet. Later that same day on September 10, 2010, we, Nellix and Essex Woodlands finalized the provisions of the term sheet and determined to proceed with drafting a definitive merger agreement and related agreements and additional diligence. Also on September 10, 2010, we and Nellix entered into a letter agreement whereby we agreed to extend the period of exclusivity from September 5, 2010 until October 10, 2010.

From September 10, 2010 through September 14, 2010, our management and representatives of Stradling Yocca Carlson & Rauth continued to perform due diligence on Nellix.

On September 14, 2010, we entered into an agreement with Piper Jaffray pursuant to which Piper Jaffray agreed to render an opinion to our board of directors as to the fairness to us, from a financial point of view, of the consideration to be paid in the Merger.

Also on September 14, 2010, Mr. McDermott provided a summary to our board of directors, representatives of Stradling Yocca Carlson & Rauth and representatives of Piper Jaffray regarding the status of our diligence efforts and the status of negotiations with representatives of Essex Woodlands regarding the potential acquisition.

From September 14, 2010 through September 20, 2010, our management and representatives of Stradling Yocca Carlson & Rauth continued to perform due diligence on Nellix. In addition, during such period, representatives of Stradling Yocca Carlson & Rauth prepared a draft of the definitive merger agreement.

On September 20, 2010, the audit committee of our board of directors held a meeting to discuss the potential acquisition of Nellix. Prior to this meeting, preliminary materials prepared by management were distributed to the members of the audit committee. Representatives of Stradling Yocca Carlson & Rauth and Mr. Krist attended the meeting. Mr. McDermott reviewed the status of management’s diligence activities to date, including technical, financial, regulatory and intellectual property diligence, and summarized the remaining open issues. Mr. Krist then summarized the financial and business due diligence performed by management to date included in the preliminary materials that were distributed to members of the audit committee prior to the meeting. Mr. McDermott and Mr. Krist then discussed potential issues with respect to the financial and business due diligence performed by management to date. The audit committee and management then engaged in a lengthy discussion regarding the potential issues identified by management.

From September 20, 2010 through September 22, 2010, representatives of Stradling Yocca Carlson & Rauth continued to perform due diligence of Nellix. In addition, during such period, representatives of Stradling Yocca Carlson & Rauth continued to prepare a draft of the definitive merger agreement.

On September 22, 2010, an initial draft of a definitive merger agreement was distributed by representatives of Stradling Yocca Carlson & Rauth to representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates.

On September 23, 2010, our board of directors held a meeting with representatives of Knobbe Martens Olson & Bear LLP, special intellectual property counsel to us. Representatives of Knobbe Martens Olson & Bear provided an update to the board of directors regarding its pertinent observations with respect to its due diligence efforts regarding Nellix’s intellectual property and other related issues.

On October 1, 2010, we received a revised draft of the definitive merger agreement from representatives of Wilson Sonsini Goodrich & Rosati.

From October 1, 2010 through October 6, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with management and certain members of the board of directors regarding the open issues in the definitive merger agreement, which included, among other things, the treatment of options, certain representations and warranties, the no-shop provision and indemnification. On October 4, 2010, representatives of Stradling Yocca Carlson & Rauth, representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates engaged in discussions regarding the open issues in the definitive merger agreement described above.

On October 7, 2010, representatives of Stradling Yocca Carlson & Rauth circulated a revised draft of the definitive merger agreement to representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates.

On October 12, 2010, we received a revised draft of the definitive merger agreement from representatives of Wilson Sonsini Goodrich & Rosati.

From October 12, 2010 through October 13, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with management regarding the open issues in the definitive merger agreement, which included, among other things, the no-shop provision, the treatment of continuing employees of Nellix and indemnification.

On October 14, 2010, representatives of Stradling Yocca Carlson & Rauth circulated a revised draft of the definitive merger agreement to representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates.

On October 15, 2010, members of our management and representatives of Essex Woodlands and Nellix engaged in discussions regarding the open issues in the definitive merger agreement, which included, among other things, certain requirements with respect to the performance milestones, the no-shop provision, and indemnification. From October 15, 2010 through October 17, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with management regarding the open issues in the definitive merger agreement described above.

On October 17, 2010, representatives of Stradling Yocca Carlson & Rauth circulated a revised draft of the definitive merger agreement to representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates.

On October 18, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates regarding the open issues in the definitive merger agreement, which included, among other things, certain requirements with respect to the performance milestones, the no-shop provision, and indemnification.

On October 20, 2010, representatives of Wilson Sonsini Goodrich & Rosati delivered a revised draft of the definitive merger agreement to representatives of Stradling Yocca Carlson & Rauth.

On October 21, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with management regarding the open issues in the definitive merger agreement, which included, among other things, certain requirements with respect to the performance milestones, certain obligations to fund Nellix’s operational cash requirements, certain termination provisions and indemnification. Also on October 21, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with representatives of Wilson Sonsini Goodrich & Rosati, representatives of Canaccord Genuity and representatives of K&L Gates regarding the open issues in the definitive merger agreement described above. Later that same day on October 21, 2010, representatives of Stradling Yocca Carlson & Rauth delivered a revised draft of the definitive merger agreement to representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates.

On October 24, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with management regarding the open issues in the definitive merger agreement, which included, among other things, certain payment obligations to certain Nellix employees.

On October 25, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates regarding the open issues in the definitive merger agreement, which included, among other things, certain payment obligations to certain Nellix employees.

Later that same day on October 25, 2010, our board of directors held a special meeting to discuss the proposed transaction with Nellix. Prior to the meeting, materials prepared by representatives of Piper Jaffray and representatives of Stradling Yocca Carlson & Rauth, and the draft of the definitive merger agreement were distributed to the members of the board of directors. Members of senior management and representatives of Piper Jaffray and Stradling Yocca Carlson & Rauth participated in this meeting. Representatives of management reviewed the discussions with Nellix and Essex Woodlands since the last meeting of the board of directors and various financial analyses.

At the request of the board of directors, a representative of Stradling Yocca Carlson & Rauth discussed the material terms and conditions of the definitive merger agreement and reviewed the negotiations that had occurred between representatives of Stradling Yocca Carlson & Rauth and representatives of Wilson Sonsini Goodrich & Rosati and K&L Gates with respect to the definitive merger agreement. The board of directors requested that Piper Jaffray deliver its fairness opinion. Thereafter, Piper Jaffray delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated October 25, 2010, to the effect that, as of that date and based upon and subject to the assumptions, procedures, considerations and limitations set forth in its written opinion and such other factors as Piper Jaffray considered relevant, the merger consideration to be paid by us in connection with the Merger was fair, from a financial point of view, to us.

The board of directors and its advisors then discussed the draft of the definitive merger agreement, our short- and long-term prospects, current financial statements, general views regarding the financial analyses presented by Piper Jaffray and the state of the market in which we do business. After extensive discussion and deliberation, the board of directors unanimously adopted and approved the definitive merger agreement and the transactions contemplated thereby, including the proposed private placement transaction with Essex Woodlands. In approving the definitive merger agreement, the board of directors determined that our entering into the definitive merger agreement was in our best interests and the best interests of our stockholders.

Later that same day on October 25, 2010, representatives of Wilson Sonsini Goodrich & Rosati delivered a revised draft of the definitive merger agreement to representatives of Stradling Yocca Carlson & Rauth.

On October 26, 2010, representatives of Stradling Yocca Carlson & Rauth delivered a revised draft of the definitive merger agreement to representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates. Also on October 26, 2010, representatives of Stradling Yocca Carlson & Rauth engaged in discussions with representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates regarding the open issues in the definitive merger agreement, which included, among other things, certain requirements with respect to the performance milestones and certain payment obligations to certain Nellix employees. Later that same day on October 26, 2010, representatives of Stradling Yocca Carlson & Rauth delivered a revised draft of the definitive merger agreement to representatives of Wilson Sonsini Goodrich & Rosati and representatives of K&L Gates.

On October 27, 2010, we, Nellix and the other applicable parties executed the Merger Agreement and we and Essex Woodlands executed the Securities Purchase Agreement. Thereafter that same day, we issued a press release announcing the execution of the Merger Agreement and the Securities Purchase Agreement.

Reasons for the Merger

The following discussion of the parties’ reasons for the Merger contains a number of forward-looking statements that reflect our current views and the current views of Nellix, with respect to future events that may have an effect on our future financial performance or the future financial performance of our company. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Our Reasons for the Merger

At its meeting on October 25, 2010, our board of directors determined that the Merger and the Merger Agreement are advisable, fair to and in the best interests of our stockholders, approved the Merger Agreement and the share issuance, and recommended that you vote in favor of the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement.

In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, and to recommend that our stockholders approve the proposal regarding the issuance of shares of our common stock pursuant to the Merger Agreement, our board of directors identified several potential benefits for our company and for our stockholders, including:

•	the potential for significant revenue growth from the Nellix technology;

•	the potential for the Nellix technology to expand the AAA market and provide a treatment alternative for more patients; and

•	the potential for the Nellix technology to enhance our position and market share in the aortic stent graft markets.

Our board of directors consulted with our management, as well as Piper Jaffray and legal counsel in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby. The factors that our board of directors considered include:

•	the benefits described above;

•	historical information concerning Nellix’s business, financial performance, financial condition, operations and management;

•	our management’s view of Nellix and its current business prospects;

•

our management’s view of the financial condition, results of operations and business of Nellix and us before and after giving effect to the Merger and information regarding the Merger’s potential effect on our stockholder value;

•	reports from our management and legal, financial, and scientific advisors regarding the results of the due diligence investigation of Nellix;

•	the opinion of Piper Jaffray as to the fairness to us, from a financial point of view, of the consideration to be paid in the Merger;

•	our board of directors’ belief that the terms of the Merger agreement are fair and reasonable;

•	the terms and conditions of the Merger Agreement, including the conditions to closing; and

•	the qualification of the Merger as a tax-free transaction for U.S. federal income tax purposes.

Our board of directors also identified and considered various potentially negative factors in its deliberations concerning the Merger Agreement and the transactions contemplated thereby, including:

•	the limited operating history of Nellix;

•	the risks related to the immediate and substantial dilution of the equity interests and voting power of our stockholders upon completion of the Merger;

•	the risk of future competition in Nellix’s business segment;

•	the risk that Nellix may be unable to successfully implement its business strategy and growth plan; and

•	certain of the risks described above under “Risk Factors.”

After due consideration, our board concluded that the potential benefits of the Merger to our stockholders outweighed the risks associated with the Merger.

Although not exhaustive, this discussion of the information and factors considered by our board of directors comprises the material factors considered. In view of the wide variety of factors considered in connection with our board of directors’ evaluation of the Merger and related transactions, our board of directors did not quantify or otherwise assign relative weights to the factors described. Rather, our board of directors made its determination based on the totality of the information it considered and the exercise of its reasoned business judgment as to the best interests of our stockholders. Our board of directors cannot assure you that any of the expected results, opportunities or other benefits described in this section will be achieved as a result of the Merger.

Nellix’s Reasons for the Merger

Nellix’s board of directors discussed with management the prospects for the sale of Nellix and whether any benefits could be achieved through any such sale, as well as the risks and benefits of continuing to pursue a stand-alone strategy.

At a meeting held on October 25, 2010, Nellix’s board of directors unanimously approved the Merger, the Merger Agreement, and the transactions contemplated thereby, after determining that such transactions were advisable and in the best interests of Nellix and its stockholders. In approving the Merger Agreement and the transactions contemplated thereby, Nellix’s board of directors consulted with and relied upon information and reports prepared or presented by Nellix’s management and legal and financial advisors. Nellix’s board of directors considered a number of factors, including, without limitation, the following:

•	the financial condition and results of operations of Nellix and the projection of Nellix’s cash flows and capital requirements;

•	the prospective market for Nellix’s products;

•	the opportunity for Nellix, as part of Endologix, to compete more effectively in an increasingly competitive and rapidly changing marketplace;

•	our existing direct and indirect distribution channels, which could take Nellix years to develop independently;

•	our financial condition and ability to execute on our business plan;

•	our intellectual property and know how;

•	our proven ability to gain regulatory approval for new products and successfully introduce these products to new markets;

•	the terms of the Merger Agreement;

•	the value of the consideration to be received as a result of the Merger, including the contingent nature of the Contingent Payments;

•

the Nellix’s board of directors’ belief, based upon presentations by Nellix’s management and financial advisors, that the consideration to be received pursuant to the Merger Agreement was fair in light of the financial condition, results of operations, business and prospects of Nellix;

•	the history of the negotiations with us and other potentially interested parties;

•	the potential for other third parties to enter into strategic relationships or to acquire Nellix;

•	the investment we will be making in a direct European sales force to accelerate commercialization of Nellix;

•	the ability of Nellix to raise financing on beneficial terms in the event that the Merger is not consummated;

•	the uncertainty of Nellix being able to avail itself of the initial public offering market, in light of prevailing market conditions;

•	our equity investment in Nellix in the event the Merger does not close;

•	the likelihood that the Merger will be consummated in light of the fact that the Merger is not subject to financing or due diligence conditions;

•	the limitations on our ability to terminate the Merger Agreement;

•	information with regard to current economic and market conditions (including current conditions in the medical device industry);

•	the terms of the Merger Agreement, including the parties’ representations, warranties, and covenants, and the conditions to their respective obligations to complete the Merger;

•	the consents and approvals required to complete the Merger and the favorable likelihood of obtaining all such consents and approvals;

•	the fact that Nellix stockholders may own shares of a publicly held company with a trading market;

•	the impact of the Merger upon Nellix’s employees; and

•	the fact that the Merger is intended to be a tax-free reorganization for U.S. federal income tax purposes.

Nellix’s board of directors also considered a number of potentially negative factors regarding the Merger, including:

•	the number of contingencies and closing conditions that must be satisfied or waived before the closing of the Merger;

•	the possibility that the Merger may not be treated as a tax-free reorganization;

•	the risks attendant to our business as set forth in our SEC filings;

•	the possibility that the Merger may not be completed or may take a significantly longer period of time to complete than originally anticipated;

•

the fact that certain terms of the Merger Agreement prohibit Nellix and its representatives from soliciting third-party bids and from accepting, approving or recommending unsolicited third party bids, which terms would reduce the likelihood that a third party would make a bid for Nellix;

•	the historical prices and volatility, and the associated risk of volatility after the consummation of the Merger, of our common stock;

•	the loss of control of the Nellix stockholders and employees over the future operations of Nellix’s business following the Merger;

•	the risk that the operations of Nellix will not be successfully integrated with ours, or that potential synergies might not be realized; and

•	the possibility that some or none of the Contingent Payments will be made to the Nellix stockholders.

Opinion of Piper Jaffray

Pursuant to an engagement letter dated September 14, 2010, we retained Piper Jaffray & Co., or Piper Jaffray, to render to our board of directors an opinion as to the fairness, from a financial point of view, of the merger consideration in the proposed Merger. At a meeting of our board of directors on October 25, 2010, Piper Jaffray issued its oral opinion to our board of directors, later confirmed in a written opinion of the same date, that based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, that the merger consideration to be paid by us in connection with the Merger is fair, from a financial point of view, to us as of the date of the opinion.

The full text of the Piper Jaffray written opinion dated October 25, 2010, confirming its oral opinion issued to our board of directors on October 25, 2010, sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by

Piper Jaffray in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety, and this summary is qualified by reference to the written opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration paid by us. Piper Jaffray’s opinion was directed solely to our board of directors in connection with its consideration of the Merger and was not intended to be, and does not constitute, a recommendation to any stockholder as to how any stockholder should act or vote with respect to the Merger or on any other matter. The Piper Jaffray opinion was approved for issuance by the Piper Jaffray Opinion Committee.

In connection with rendering the opinion described above and performing its financial analyses, Piper Jaffray, among other things:

•	reviewed the financial terms of a draft of the Merger Agreement received on October 24, 2010; and

•

reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Nellix, as if combined with us, furnished by our management.

In addition, Piper Jaffray conducted such other inquiries, examinations and analyses, including selected publicly traded companies analyses, selected merger and acquisition transaction analyses and a discounted cash flow analysis, and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, our board of directors at a meeting held on October 25, 2010. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to our board of directors on October 25, 2010.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or our board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 21, 2010, and is not necessarily indicative of current market conditions.

Financial Analyses

Nellix Implied Consideration. Piper Jaffray calculated the present value of the consideration offered to the shareholders of Nellix in the Merger, giving effect to the Nellix stockholders’ right to receive, subject to the terms of the Merger Agreement, the Closing Merger Shares, shares of our common stock upon achievement of the OUS Milestone (which we refer to as the OUS Milestone Payment), shares of our common stock upon achievement of the PMA Milestone (which we refer to as the PMA Milestone Payment), and reimbursement at the closing of the Merger of $1,750,000 in transaction expenses incurred by Nellix in connection with the Merger. In doing so, Piper Jaffray relied on assumptions provided by our management regarding the expected timing and amount of the milestone payments and the appropriate discount rates to be applied to these expected payments. Specifically, at the direction of our management, Piper Jaffray assumed the OUS Milestone Payment would be made on March 31, 2013 in the amount of $20 million (and utilized a 20% discount rate for such payment) and assumed the PMA Milestone Payment would be made on December 31, 2014 in the amount of $15 million (and utilized discount rates ranging from 30% to 40% for such payment). Based on the mid-point of the range of discount rates provided by our management with respect to the PMA Milestone Payment, the present value of the consideration offered to the stockholders of Nellix in the merger was determined to be $34.5 million.

Selected Publicly Traded Companies Analysis—Vascular Profile Comparables. Piper Jaffray selected publicly traded companies in the medical technology industry with business models that focus on vascular access and/or vascular device therapies, and are deemed comparable by Piper Jaffray to Nellix. This selected group comprised Abiomed, Inc., AngioDynamics, Inc., AtriCure Inc., CryoLife, Inc., Endologix, Inc., Kensey Nash Corp., Merit Medical Systems, Inc., Spectranetics Corp. and Volcano Corp. Piper Jaffray selected these companies based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources.

For this analysis, Piper Jaffray calculated 2010 and 2011 enterprise value (EV) to revenues valuation multiples for the selected publicly traded companies derived from their closing prices per share on October 21, 2010 and corresponding 2010 and 2011 projected revenue per Wall Street consensus estimates or research, and then applied these valuation multiples to calculate a range of implied enterprise values for Nellix. In calculating such implied enterprise values for Nellix, the publicly traded companies 2010 and 2011 valuation multiples were applied to our management’s internal projections for Nellix’s 2015 and 2016 revenues, respectively, discounted back to December 31, 2010 using discount rates provided by our management of 35% for U.S. revenue and 20% for non-U.S. revenue. In addition, Piper Jaffray also subtracted $24 million from the implied enterprise value calculations to account for additional clinical trial and product development expenses that our management expects to incur in order to develop and commercialize the Nellix technology.

Piper Jaffray then compared the present value of the implied consideration offered to Nellix stockholders, calculated as described above at $34.5 million, to the range of enterprise values for Nellix implied by the maximum, mean, median and minimum valuation multiples calculated for the selected publicly traded companies.

Selected Public Companies Multiples—Vascular Profile	Maximum	Mean	Median	Minimum
EV to projected 2010 revenue	4.2x	2.4x	2.1x	1.1x
EV to projected 2011 revenue	3.5x	2.2x	1.8x	1.1x

Implied Valuation Ranges	Nellix Implied Consideration	Present Value of Nellix Implied Enterprise Value Based on Selected Public Companies Valuation Multiples
		Maximum	Mean	Median	Minimum
	(in millions)
EV to projected 2010 revenue	$34.5	$95	$45	$35	$8
EV to projected 2011 revenue	$34.5	$101	$53	$42	$14

This analysis showed that, based on the estimates and assumptions used in the analysis, the implied consideration offered to Nellix stockholders was within the range of implied enterprise values derived from the maximum, mean, median and minimum valuation multiples of the selected public companies.

No company utilized in this analysis is identical to Nellix. In evaluating the selected publicly traded companies, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

Selected Publicly Traded Companies Analysis—Financial Profile Comparables. Piper Jaffray reviewed selected financial information regarding Nellix that was provided by our management and utilized the information to select publicly traded companies in the medical technology industry with financial profiles deemed comparable by Piper Jaffray to Nellix. This selected group comprised Abiomed, Inc., Cardiovascular Systems, Inc., Endologix, Inc., MAKO Surgical Corp., NuVasive, Inc., SonoSite, Inc., and Synovis Life Technologies, Inc. Piper Jaffray selected these companies based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources, and with the following additional financial criteria:

•	revenue growth greater than 10% for 2010 and 2011;

•	last twelve months (LTM) gross margin greater than 50%; and

•	LTM revenue less than $1 billion.

For this analysis, Piper Jaffray calculated 2010 and 2011 EV to revenues valuation multiples for the selected publicly traded companies derived from their closing prices per share on October 21, 2010 and corresponding 2010 and 2011 projected revenue per Wall Street consensus estimates or research, and then applied these valuation multiples to calculate a range of implied enterprise values for Nellix. In calculating such implied enterprise values for Nellix, the publicly traded companies 2010 and 2011 valuation multiples were applied to our management’s internal projections for Nellix’s 2015 and 2016 revenues, respectively, discounted back to December 31, 2010 using discount rates provided by our management of 35% for U.S. revenue and 20% for non-U.S. revenue. In addition, Piper Jaffray also subtracted $24 million from the implied enterprise value calculations to account for additional clinical trial and product development expenses that our management expects to incur in order to develop and commercialize the Nellix technology.

Piper Jaffray then compared the present value of the implied merger consideration offered to Nellix stockholders, calculated as described above at $34.5 million, to the range of enterprise values for Nellix implied by the maximum, mean, median and minimum valuation multiples calculated for the selected publicly traded companies.

Selected Public Companies Multiples—Financial Profile	Maximum	Mean	Median	Minimum
EV to projected 2010 revenue	7.5x	3.3x	3.2x	1.1x
EV to projected 2011 revenue	4.6x	2.5x	2.7x	0.9x

Implied Valuation Ranges	Nellix Implied Consideration	Present Value of Nellix Implied Enterprise Value Based on Selected Public Companies Valuation Multiples
		Maximum	Mean	Median	Minimum
	(in millions)
EV to projected 2010 revenue	$34.5	$186	$68	$67	$8
EV to projected 2011 revenue	$34.5	$141	$66	$74	$8

This analysis showed that, based on the estimates and assumptions used in the analysis, the implied consideration offered to Nellix stockholders was within the range of implied enterprise values derived from the maximum, mean, median and minimum valuation multiples of the selected publicly traded companies.

No company utilized in this analysis is identical to Nellix. In evaluating the selected publicly traded companies, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

Selected M&A Transactions Analysis—Vascular Profile Comparables. Piper Jaffray reviewed merger and acquisition transactions since January 1, 2005, involving target companies classified as medical technology companies and have business models that are focused on vascular access and/or vascular device therapies, and are deemed comparable by Piper Jaffray to Nellix. Piper Jaffray selected these companies based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources.

Based on these criteria, Piper Jaffray analyzed the following transactions:

Target	Acquiror
Micrus Endovascular, Inc.	Johnson & Johnson
ev3 Inc.	Covidien PLC
ATS Medical, Inc.	Medtronic Inc.
Invatec	Medtronic Inc.
VNUS Medical Technologies	Covidien PLC
CoreValve, Inc.	Medtronic Inc.
Radi Medical Systems	St. Jude Medical, Inc.
CryoCath Technologies Inc.	Medtronic Inc.
Datascope	Getinge
Possis Medical	MEDRAD, Inc. (Bayer AG)
Arrow International	Teleflex
FoxHollow Technologies	ev3 Inc.
Conor Medsystems	Johnson & Johnson
Guidant (certain non-CRM assets)	Abbott Laboratories
Quinton Cardiology	Cardiac Science

For this analysis, Piper Jaffray calculated last twelve months (LTM) and forward twelve months (FTM) EV to revenues valuation multiples for the selected merger and acquisition transactions, and then applied these valuation multiples to calculate a range of implied enterprise values for Nellix. In calculating such implied enterprise values for Nellix, the merger and acquisition transactions LTM and FTM valuation multiples were applied to our management’s internal projections for Nellix’s 2015 and 2016 revenues, respectively, discounted back to December 31, 2010 using discount rates provided by our management of 35% for U.S. revenue and 20% for non-U.S. revenue. In addition, Piper Jaffray also subtracted $24 million from the implied enterprise value calculations to account for additional clinical trial and product development expenses that our management expects to incur in order to develop and commercialize the Nellix technology.

Piper Jaffray then compared the present value of the implied consideration offered to Nellix stockholders, calculated as described above at $34.5 million, to the range of enterprise values for Nellix implied by the maximum, mean, median and minimum valuation multiples calculated for the selected M&A transactions.

Selected M&A Transactions Multiples—Vascular Profile	Maximum	Mean	Median	Minimum
EV to LTM revenue (1)	12.0x	4.9x	4.2x	1.9x
EV to FTM revenue (2)	15.4x	4.8x	3.6x	1.8x

(1)	Piper Jaffray determined that ratios were not meaningful, and therefore omitted them, if they were greater than 20.0x. Accordingly, the results of one selected transaction was omitted for LTM.
(2)	Piper Jaffray determined that transactions were not applicable where there was insufficient information available to Piper Jaffray to calculate the ratio. Accordingly, the results of one selected transaction were omitted for FTM.

	Nellix Implied Consideration	Present Value of Nellix Implied Enterprise Value Based on Selected M&A Transactions Valuation Multiples
Implied Valuation Ranges		Maximum	Mean	Median	Minimum
	(in millions)
EV to LTM revenue	$34.5	$315	$114	$94	$31
EV to FTM revenue	$34.5	$526	$148	$107	$41

This analysis showed that, based on the estimates and assumptions used in the analysis, the implied consideration offered to Nellix stockholders was within the range of implied enterprise values derived from the maximum, mean, median and minimum valuation multiples of the selected merger and acquisition transactions.

A selected M&A transaction analysis generates an implied value of a company based on publicly available financial terms of selected change of control transactions involving companies that share certain characteristics with the company being valued. However, no company or transaction utilized in the selected merger and acquisition transaction analysis is identical to Nellix or the Merger, respectively.

Selected M&A Transactions Analysis—Financial Profile Comparables. Piper Jaffray reviewed merger and acquisition transactions since January 1, 2005, involving target companies classified as medical technology companies with financial profiles that are deemed comparable by Piper Jaffray to Nellix. Piper Jaffray selected these companies based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources. and by applying the following additional criteria:

•	targets with LTM revenue less than $100 million; and

•	targets with FTM revenue growth of greater than 15%.

Based on these criteria, Piper Jaffray analyzed the following transactions:

Target	Acquiror
SenoRx	C.R. Bard
Medegen	CareFusion
CryoCath Technologies Inc.	Medtronic Inc.
Theken Spine	Integra Lifesciences
Tissue Science Labs	Covidien PLC
Tutogen Medical	Regeneration Technologies
Radius Medical	NuVasive
Blackstone Medical	Orthofix International N.V.
Suros Surgical Systems	Hologic
Animas	Johnson & Johnson
Entific Medical	Cochlear LTD.
Closure Medical	Johnson & Johnson

For this analysis, Piper Jaffray calculated LTM and FTM EV to revenues valuation multiples for the selected merger and acquisition transactions, and then applied these valuation multiples to calculate a range of implied enterprise values for Nellix. In calculating such implied enterprise values for Nellix, the merger and acquisition transactions LTM and FTM valuation multiples were applied to our management’s internal projections for Nellix’s 2015 and 2016 revenues, respectively, discounted back to December 31, 2010 using discount rates provided by our management of 35% for U.S. revenue and 20% for non-U.S. revenue. In addition, Piper Jaffray also subtracted $24 million from the implied enterprise value calculations to account for additional clinical trial and product development expenses that our management expects to incur in order to develop and commercialize the Nellix technology.

Piper Jaffray then compared the present value of the implied consideration offered to Nellix stockholders, calculated as described above at $34.5 million, to the range of enterprise values for Nellix implied by the maximum, mean, median and minimum valuation multiples calculated for the selected merger and acquisition transactions.

Selected M&A Transactions Multiples—Financial Profile	Maximum	Mean	Median	Minimum
EV to LTM revenue	11.6x	5.7x	4.6x	2.5x
EV to FTM revenue	8.4x	4.3x	3.9x	2.1x

	Nellix Implied Consideration	Present Value of Nellix Implied Enterprise Value Based on Selected M&A Transactions Valuation Multiples
Nellix Implied Valuation Ranges		Maximum	Mean	Median	Minimum
	(in millions)
EV to LTM revenue	$34.5	$302	$137	$107	$47
EV to FTM revenue	$34.5	$278	$131	$115	$50

This analysis showed that, based on the estimates and assumptions used in the analysis, the implied consideration offered to Nellix stockholders was within, or below, the range of implied enterprise values derived from the maximum, mean, median and minimum valuation multiples of the selected merger and acquisition transactions.

A selected merger and acquisition transaction analysis generates an implied value of a company based on publicly available financial terms of selected change of control transactions involving companies that share certain characteristics with the company being valued. However, no company or transaction utilized in the selected merger and acquisition transaction analysis is identical to Nellix or the Merger, respectively.

Selected M&A Transactions Analysis—Pre-Revenue/Pre-Approval Targets. Piper Jaffray reviewed merger and acquisition transactions since January 1, 1999, involving target companies classified as medical technology companies and which Piper Jaffray deemed comparable to Nellix. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources and by applying the following additional criteria:

•	targets without U.S. or non-U.S. revenue at the time of the acquisition; and

•	targets without CE Mark, FDA 510(k) clearance, or FDA pre-market approval at the time of the acquisitions.

Based on these criteria, Piper Jaffray analyzed the following transactions:

Target	Acquiror
Ventor	Medtronic Inc.
Novelis	Volcano
CardioSpectra	Volcano
Remon Medical Technologies	Boston Scientific
Adiana	Cytyc
Oncobionic	AngioDynamics
Brontes Technologies	3M
Savacor	St. Jude Medical
Pearsalls Ltd.	NuVasive
ev3 Inc. (heart-valve repair technology)	Edwards Lifesciences
Spine Core, Inc.	Stryker Corp.
AFx inc.	Guidant
Percutaneus Valve Technologies	Edwards Lifesciences
Integrated Vascular	Abbott Laboratories
Quanam Medical Corp.	Boston Scientific
Atrionix	Johnson & Johnson (Cordis)
Integ	Inverness Medical
Vascular Science	St. Jude Medical

Piper Jaffray reviewed the up-front consideration payable in each transaction, as well as the total potential consideration payable in each transaction assuming maximum payment of any earn-out or contingent consideration, and then compared these amounts to the up-front consideration and total nominal consideration payable to Nellix stockholders.

	Nellix		Selected Pre-Revenue/Pre-Approval M&A Transactions
			Maximum	Mean	Median	Minimum
	(in millions)
Up-front consideration	$16.8	(1)	$325	$68	$55	$5
Total nominal consideration	$51.8	(2)	$360	$98	$63	$15

(1)	Amount payable to Nellix stockholders at closing, assuming maximum expense reimbursement provided for under the Merger Agreement.
(2)	Nominal merger consideration expected to be received by Nellix stockholders, calculated based on our management’s expectations and assumptions described above under “Nellix—Implied Consideration.” Assumes $16.8 million at closing, $20 million OUS Milestone Payment, and $15 million PMA Milestone Payment. For these purposes, future milestone payments are not discounted for present value.

This analysis showed that, based on the estimates and assumptions used in the analysis, the up-front consideration and total nominal consideration offered to Nellix stockholders were within the range of comparable amounts payable in the selected pre-revenue/pre-approval merger and acquisition transactions. However, no company or transaction utilized in the selected merger and acquisition transaction analysis is identical to Nellix or the Merger, respectively.

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Piper Jaffray calculated an estimated range of theoretical values for Nellix based on the net present value of (1) projected calendar year free cash flows from 2011 to 2016, based on our management projections for Nellix, discounted back to December 31, 2010, and (2) a terminal value at calendar year end 2016 based upon revenue exit multiples, discounted back to December 31, 2010. Piper Jaffray calculated the range of net present values based on discount rates provided by our management ranging from 30.0% to 40.0%, an assumed tax rate of 40% and terminal revenue multiples ranging from 3.0x to 4.0x applied to the projected calendar year 2016 revenue. This analysis resulted in implied Nellix enterprise value ranging from a low of $19 million to a high of $67 million. Piper Jaffray observed that both the present value of the implied consideration offered to Nellix stockholders (calculated based on our management’s expectations and assumptions as described above under “Nellix Implied Consideration”), and the maximum total nominal consideration offered to Nellix stockholders, were within the range of values derived from this analysis.

Analysis of Our Common Stock. For purposes of its opinion, Piper Jaffray assumed that our common stock has the value ascribed to it by the Merger Agreement. However, to assist our board of directors in analyzing the transaction, Piper Jaffray provided it with certain financial information and data relating to our common stock. In this regard, Piper Jaffray provided general trading information concerning us, including the price performance of our common stock over the previous 12 months and the previous five years relative to the NASDAQ Stock Market, the Russell 2000 Index, a group of publicly traded companies deemed comparable by Piper Jaffray to us based on vascular profiles, and a group of publicly traded companies deemed comparable by Piper Jaffray to us based on financial profiles, the stock price and volume over selected periods and the stock trading history of our common stock. In addition, Piper Jaffray provided financial information and valuation ratios of our company compared to corresponding data and ratios from the two groups of publicly traded comparable companies described in the preceding sentence.

General

The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray’s view of the actual value of our company.

No company or transaction used in the above analyses as a comparison is directly comparable to Nellix, us or the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which our company and the Merger were compared and other factors that could affect the public trading value or transaction value of the companies involved.

Piper Jaffray performed its analyses solely for purposes of providing its opinion to our board of directors. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon forecasts of future results furnished to Piper Jaffray by our management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from forecasted results.

Piper Jaffray’s opinion was one of many factors taken into consideration by our board of directors in making the determination to approve the Merger Agreement. Piper Jaffray was not requested to, and did not, (i) participate in negotiations with respect to the Merger Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with us or any other alternative transaction or (iii) advise our board of directors or any other party with respect to alternatives to the Merger. In addition, Piper Jaffray was not requested to and did not provide advice regarding the structure, the merger consideration, or any other aspect of the Merger, or to provide services other than the delivery of this opinion.

Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of our management that the financial information provided to Piper Jaffray was prepared on a reasonable basis in accordance with industry practice, and that our management was not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Jaffray’s opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of our management as to the expected future results of operations and financial condition of us and Nellix. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray further assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. Piper Jaffray relied, with our consent, on advice of the outside counsel and the independent accountants to us, and on the assumptions of our management, as to all accounting, legal, tax and financial reporting matters with respect to us and the Merger Agreement.

In arriving at its opinion, Piper Jaffray assumed that the executed Merger Agreement was in all material respects identical to the last draft reviewed by Piper Jaffray. Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger would be consummated pursuant to the terms of the Merger Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the Merger would be obtained in a manner that would not adversely affect us, Nellix or the contemplated benefits of the Merger. Based on directions from our management, Piper Jaffray assumed that the Escrow Shares will be paid in full and also made assumptions with respect to the present value of the Contingent Payments.

In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of our company, and was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate our solvency or the solvency of Nellix under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray expressed no opinion regarding the liquidation value of our company, Nellix or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which our company, Nellix or any of our respective affiliates was a party or may be subject, and at our direction and with our consent, Piper Jaffray’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither we nor Nellix is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger. Piper Jaffray also assumed that our common stock has the value ascribed to it by the Merger Agreement.

Piper Jaffray’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray did not express any opinion as to the price at which shares of our common stock may trade following announcement of the Merger or at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Piper Jaffray’s opinion addressed solely the fairness, from a financial point of view, to us of the proposed merger consideration, as set forth in the Merger Agreement, and did not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to us, or any other terms contemplated by the Merger Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of our company. Piper Jaffray’s opinion also did not address the terms or value of consideration received by us in connection with any financing transaction entered into by us in connection with the Merger. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be paid by us in the Merger or with respect to the fairness of any such compensation, including whether the payments are reasonable in the context of the Merger.

Except with respect to the use of its opinion in connection with this proxy statement in accordance with Piper Jaffray’s engagement letter with us, Piper Jaffray’s opinion may not be disclosed, referred to, published or otherwise used (in whole or in part), nor may any public references to Piper Jaffray be made, without the prior written approval of Piper Jaffray.

Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged as a financial advisor in connection with mergers and acquisitions, underwritings and secondary distributions of securities and private placements. Our board of directors selected Piper Jaffray to render its fairness opinion in connection with the transactions contemplated by the Merger Agreement on the basis of its experience and reputation in acting as a financial advisor in connection with mergers and acquisitions.

Piper Jaffray was engaged by us to render an opinion to our board of directors and received a fee of $500,000 from us for rendering this opinion. The opinion fee was not contingent upon the consummation of the

Merger or the conclusions reached in Piper Jaffray’s opinion. We have also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. Piper Jaffray has, in the past, provided financial advisory and financing services to us and/or our affiliates and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of Piper Jaffray’s business, Piper Jaffray and its affiliates may actively trade our securities or the securities of Nellix for their own account or the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to us, Nellix or entities that are affiliated with us or Nellix, for which Piper Jaffray would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s Research Department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to us and the Merger and other participants in the Merger that differ from the views of Piper Jaffray’s investment banking personnel.

The Merger Agreement

This section of the proxy statement is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information that is important to you. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

The Merger and Effective Date of the Merger

The Merger Agreement provides that Merger Sub will merge with and into Nellix, with Nellix surviving the Merger as our wholly-owned subsidiary. The closing of the Merger will occur no later than two business days after the last of the conditions to the Merger Agreement has been satisfied or waived, or at another time as we and Essex Woodlands Health Ventures, Inc., which we refer to as the Stockholders’ Representative, may agree. As soon as practicable after the closing, we and Nellix will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective upon the filing of such certificate or at such later time as may be specified in such certificate, and as agreed by us and Nellix. We currently expect that the closing of the Merger will take place in the fourth calendar quarter of 2010. However, because the Merger is subject to stockholder approvals and other conditions to closing, we cannot predict exactly when the closing will occur.

Board of Directors and Officers of the Surviving Corporation

The Merger Agreement provides that the directors of Merger Sub immediately prior to the effective time of the Merger will be the directors of the surviving corporation from and after the effective time of the Merger, each to hold office as a director in accordance with the provisions of the General Corporation Law of the State of Delaware and the certificate and bylaws of the surviving corporation until their successors are duly elected and qualified.

In addition, the Merger Agreement provides that the officers of the surviving corporation after the effective time of the Merger shall be: John McDermott, who will serve as chief executive officer of the surviving corporation, Robert J. Krist, who will serve as chief financial officer of the surviving corporation, Robert D. Mitchell, who will serve as president of the surviving corporation, and Doug Hughes, who will serve as chief operating officer of the surviving corporation. Each of the foregoing officers shall hold office in accordance with the provisions of the surviving corporation’s bylaws.

Merger Consideration

Closing Merger Consideration

If the Merger is completed, at the closing, all shares of Nellix common stock and preferred stock outstanding immediately prior to the Merger, other than any dissenting shares, will automatically be converted into the right or potential right to receive an aggregate number of shares of our common stock with a dollar value equal to $15,000,00 (less the dollar value of certain cash payments and other deductions and plus all cash held by Nellix as of the effective time of the Merger). The price per share of the shares of our common stock to be issued at the closing will be equal to $4.731, which represents the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the Merger. The shares of our common stock to be issued at the closing of the Merger are referred to as the Closing Merger Shares. For further information about the Closing Merger Shares, please see Section 2.1(e) of the Merger Agreement, which is attached to this proxy statement as Annex A.

Escrow Shares

In addition, if the Merger is completed, at the closing of the Merger we will deliver to Wells Fargo Bank, N.A., as escrow agent, an aggregate of 264,214 Closing Merger Shares, which we refer to as the Escrow Shares, to be held by the escrow agent in an escrow fund as collateral to secure our rights, and the rights of certain of our affiliates and representatives, to indemnification as provided in the Merger Agreement. The escrow agent will hold the Escrow Shares for a period of 15 months following the closing of the Merger. For further information about the Escrow Shares, and the terms and conditions of the escrow, please see Section 2.8 of the Merger Agreement, which is attached to this proxy statement as Annex A.

Contingent Merger Consideration

In addition, if the Merger is completed, holders of Nellix common stock and preferred stock outstanding immediately prior to the Merger, other than any dissenting shares, will automatically be converted into the right or potential right to receive additional shares of our common stock upon our achievement of certain performance milestones, provided that we achieve such performance milestones prior to the expiration of one of Nellix’s significant patents, which we refer to as the Earn-Out Period. We refer to these payments collectively as the Contingent Payments and such shares collectively as the Contingent Merger Shares.

OUS Milestone

In the event that our sales of one of Nellix’s products, consisting of a stent-graft that employs an endoframe and endobags, which are filled with a polyethylene glycol polymer, which we refer to as the Nellix Product, outside of the United States exceed $10,000,000 within a certain time period following our receipt of CE mark approval for the Nellix Product, which we refer to as the OUS Milestone, we will issue additional shares of our common stock to the Nellix stockholders. The dollar value of the shares of our common stock to be issued upon achievement of the OUS Milestone ranges from a high of $24,000,000 if the OUS Milestone is achieved within eight months following receipt of CE mark approval, to a low of $10,000,000 if the OUS Milestone is achieved in any twelve-month period more than six years following receipt of CE mark approval. For example, if we achieve the OUS Milestone during any consecutive twelve-month period ending after the one year anniversary of CE mark approval, but on or prior to the three year anniversary of CE mark approval, we will issue a number of additional shares of our common stock with a dollar value equal to $20,000,000. The price per share of the shares of our common stock to be issued upon achievement of the OUS Milestone will be equal to the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which we achieve the OUS Milestone, subject to a floor of $3.50 and a ceiling of $7.50. The maximum aggregate number of shares of our common stock issuable to the Nellix stockholders if we achieve the OUS Milestone is 6,857,142.

In addition, we owe certain obligations to the stockholders of Nellix with respect to the OUS Milestone, which are set forth in the Merger Agreement. For further information on the OUS Milestone, please see Section 2.1(f) of the Merger Agreement, which is attached to this proxy statement as Annex A.

PMA Milestone

In the event that we receive approval from the FDA to sell the Nellix Product in the United States, which we refer to as the PMA Milestone, we will issue additional shares of our common stock to the stockholders of Nellix. The dollar value of the shares of our common stock to be issued upon achievement of the PMA Milestone will be equal to $15,000,000 (less the dollar value of certain cash payments and other deductions). The price per share of the shares of our common stock to be issued upon achievement of the PMA Milestone will be equal to the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which we receive approval from the FDA to sell the Nellix Product in the United States, subject to a stock price floor of $4.50 per share, but not subject to a stock price ceiling. The maximum aggregate number of shares of our common stock issuable to the Nellix stockholders if we achieve the PMA Milestone is 3,333,333. For further information on the PMA Milestone, please see Section 2.1(f) of the Merger Agreement, which is attached to this proxy statement as Annex A.

Acceleration of Contingent Payments

In the event that, after the consummation of the Merger but prior to the expiration of the Earn-Out Period, we undergo a Change of Control (as such term is defined in the Merger Agreement), we are obligated to issue all then unissued Contingent Merger Shares due upon the achievement of the OUS Milestone and the PMA Milestone, whether or not we are then using or commercializing the Nellix Product, unless we have abandoned the technology and intellectual property related to the Nellix Product for clinical safety or efficacy reasons. For further information on the acceleration of the Contingent Payments, please see Section 2.1(f) of the Merger Agreement, which is attached to this proxy statement as Annex A.

Fractional Shares

We will not issue fractional shares of our common stock in exchange for shares of Nellix capital stock at the closing of the Merger. In lieu of fractional shares, at closing, we will pay cash to each Nellix stockholder for any remaining fractional share in an amount equal to such fractional share multiplied by the average per share closing price of our common stock on the NASDAQ Global Market for each of the 30 consecutive trading days ending with the third trading day immediately preceding the date on which we first publicly announce the Merger. Upon the achievement of the OUS Milestone and the PMA Milestone, we will pay cash in lieu of fractional shares to each Nellix stockholder for any remaining fractional share in an amount equal to such fraction multiplied by the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which we achieve such milestone.

Payments at Closing

At the closing of the Merger, Nellix will pay all of its outstanding indebtedness due and owing at such time. In addition, at the closing of the Merger, we are required to pay and discharge all fees, costs and expenses that are incurred by Nellix or Essex Woodlands in connection with the Merger Agreement, subject to a cap of $1,750,000.

Treatment of Nellix Options, Nellix Warrants and Nellix Notes

Nellix Options

Immediately prior to the effective time of the Merger, but contingent upon the closing of the Merger, the vesting schedules of all outstanding and unexercised options to purchase shares of Nellix common stock will be automatically accelerated such that all such outstanding options will be fully vested and immediately exercisable. Holders of such options who exercise them in accordance with their terms prior to the effective time of the Merger will be deemed to hold the underlying shares of Nellix common stock as of the effective time of the Merger, and such shares of Nellix common stock will be converted by virtue of the Merger into the right to receive the Merger Consideration in accordance with the provisions of the Merger Agreement. Each option outstanding and unexercised immediately prior to the effective time of the Merger shall automatically be cancelled as of the effective time of the Merger and shall receive a cash amount per share (to the extent if any)

that the cash value per share of the Closing Merger Shares plus the cash value per share of any Contingent Payments exceeds the per share exercise price of the particular Nellix option.

At the effective time of the Merger, each outstanding and unexercised option will be cancelled and converted into the right to receive an amount of cash (without interest), less any applicable withholding, equal to the product obtained by multiplying (x) the number of shares of Nellix common stock issuable upon the exercise of such option by (y) the excess of the cash value per share of the Closing Merger Shares and the applicable Contingent Payments over the exercise price per share attributable to such option, if any.

Nellix Warrants

Holders of any outstanding warrants exercisable for Nellix capital stock who exercise them in accordance with the terms thereof prior to the effective time of the Merger, including payment to Nellix of the exercise price thereof, will be deemed to hold the underlying shares of Nellix capital stock as of the effective time of the Merger, and such shares of Nellix capital stock will be converted by virtue of the Merger into the right to receive the merger consideration in accordance with the Merger Agreement. At the effective time of the Merger, any unexercised Nellix warrants outstanding immediately prior to the effective time of the Merger will terminate and cease to be outstanding, and will be cancelled and will be null and void.

Nellix Notes

Holders of any outstanding convertible promissory notes who convert them in accordance with their terms prior to the effective time of the Merger will be deemed to hold the underlying shares of Nellix capital stock as of the effective time of the Merger, and such shares of Nellix capital stock will be converted by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive the merger consideration in accordance with the Merger Agreement. At the effective time of the Merger, any convertible promissory notes which have not been converted immediately prior to the effective time of the Merger will terminate and cease to be outstanding, and will be cancelled and will be null and void.

Representations and Warranties

Nellix made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules Nellix delivered in connection therewith. These representations and warranties relate to, among other things:

•	organization, standing and power, subsidiaries;

•	certificate of incorporation and bylaws, records;

•	authority, binding nature of agreement;

•	absence of restrictions and conflicts, required consents;

•	capitalization;

•	Nellix’s financial statements;

•	absence of undisclosed liabilities;

•	absence of changes;

•	title to and sufficiency of assets;

•	inventory;

•	bank accounts;

•	real property;

•	tangible personal property;

•	intellectual property;

•	contracts;

•	compliance with laws, governmental authorizations;

•	regulatory compliance;

•	tax matters;

•	Nellix’s benefit plans;

•	employee matters;

•	labor matters;

•	environmental matters;

•	insurance;

•	related party transactions;

•	legal proceedings, orders;

•	suppliers;

•	finder’s fee;

•	certain payments;

•	anti-takeover law;

•	reorganization; and

•	full disclosure.

The stockholders of Nellix made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	ownership;

•	authorization of transactions;

•	absence of conflicts;

•	legal proceedings; and

•	finder’s fee.

We made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	corporate existence and power;

•	authority, binding nature of agreement;

•	absence of restrictions;

•	SEC filings;

•	capitalization;

•	reorganization;

•	Merger Sub’s operations; and

•	valid issuance.

Covenants

Operation of Nellix’s Business Pending the Merger

During the period between the date of the Merger Agreement and the closing of the Merger, Nellix agreed that it will:

•	use commercially reasonable efforts to conduct its business only in the ordinary course of business reasonably consistent with past practice;

•

use commercially reasonable efforts to (i) preserve its present business operations, organization and goodwill and (ii) preserve its present relationships with persons with whom it has business dealings;

•

use commercially reasonable efforts to maintain (i) all of the assets and properties used by it in their current condition and (ii) insurance upon all of its assets and properties in such amounts and in such kinds comparable to that in effect as of the date of the Merger Agreement;

•

use commercially reasonable efforts to (i) maintain its books, accounts and records in the ordinary course of business consistent with past practices, (ii) continue to pay accounts payable utilizing normal procedures in the ordinary course of business consistent with past practices and without delaying payment on such accounts and (iii) comply with all of its contracts and other obligations; and

•	comply in all material respects with all applicable laws.

During the period between the date of the Merger Agreement and the closing of the Merger, Nellix agreed that it will not, without our prior written consent (which consent will not be unreasonably withheld, delayed or conditioned):

•

(i) declare, accrue, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other equity or voting interests, (ii) authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible or exchangeable for shares of its capital stock, or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, subject to certain exceptions, (iii) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock or other equity or voting interests, (iv) purchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants, calls or rights to acquire any such shares or other securities or (v) take any action that would result in the change of any term of any its debt securities;

•

except as required by the Merger Agreement or the terms of Nellix’s stock option plan, amend or waive any of its rights under, or accelerate the vesting under, any provision of Nellix’s stock option plan, any of its contracts related to any stock option or any restricted stock, or otherwise modify any of the terms of any stock option or related contract;

•

amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect, become a party to or authorize any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

•	except as required by applicable law, adopt, enter into, modify or terminate any collective bargaining agreement or other labor union contract applicable to its employees;

•	adopt a plan of complete or partial liquidation or dissolution, or resolutions providing for or authorizing such a liquidation or dissolution;

•	form any subsidiary or acquire any equity interest or other interest in any other entity;

•	make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $50,000 individually or $100,000 in the aggregate;

•

except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of its assets to become bound by, any contract to which it is bound, or amend, terminate, waive or exercise any material right or remedy under any contract to which it is bound;

•

acquire, lease or license any right or other asset from any other person, or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other person, subject to certain exceptions, or waive or relinquish any claim or right;

•

repurchase, prepay or incur any material indebtedness or guarantee any indebtedness of another person, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

•

grant, create, incur or suffer to exist any material encumbrance on its assets that did not exist on the date of the Merger Agreement or write down the value of any asset of investment on the books or records of Nellix, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

•	make any material loans, advances or capital contributions to, or investments in, any other person, subject to certain exceptions;

•	materially increase in any manner the compensation or benefits of, or pay any bonus to, any of its employees, officers, directors or independent contractors, subject to certain exceptions;

•

except as required to comply with applicable law, any contract or any employee benefit plan in effect on the date of the Merger Agreement, (i) pay to any of its employees, officers, directors, or independent contractors any benefit not provided for under any contract or employee benefit plan in effect on the date of the Merger Agreement, (ii) grant any awards under any employee benefit plan, (iii) take any action to fund or in any other way secure the payment of compensation or benefits under any contract or employee benefit plan, (iv) take any action to accelerate the vesting or payment of any compensation or benefit under any contract or employee benefit plan, (v) adopt, enter into or amend any employee benefit plan, subject to certain exceptions, or (vi) make any material determination under any employee benefit plan that is inconsistent with the ordinary course of business and past practice;

•	hire any new employee, dismiss any employee, promote any employee or engage any independent contractor whose relationship may not be terminated by Nellix on 30 days’ notice or less;

•	except as provided in existing agreements and as required to comply with applicable law, grant any severance or termination pay to any of its directors or employees;

•

except as required by GAAP or applicable law, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices, amend any tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes, subject to Nellix’s obligation to notify us of any such event;

•	commence, settle or compromise any legal proceedings related to or in connection with its business;

•

(i) transfer to or license to any person ownership or other rights of its intellectual property, (ii) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, its intellectual property or (iii) dispose of, or disclose to any person, any confidential information; except in the ordinary course of business, cancel or compromise any material debt or claim, or waive or release any of its material rights;

•

enter into any contract, understanding or commitment that restrains, restricts, limits or impedes its ability to compete with or conduct any business or line of business in any geographic area or solicit the employment of any person;

•

take or omit to take any action that could, or is reasonably likely to (i) result in any of its representations and warranties set forth in the Merger Agreement or any certificate delivered by it in connection with the closing of the Merger being or becoming untrue in any material respect at any time at or prior to the effective time of the Merger, (ii) result in any of the closing conditions of the Merger

Agreement to not be satisfied, (iii) breach any provisions of the Merger Agreement or (iv) adversely affect the ability of the parties to consummate the transactions contemplated by the Merger Agreement; and

•	authorize, agree, commit or enter into any contract to take any of the actions described above.

No Negotiation

From and after October 27, 2010, the effective date of the Merger Agreement, Nellix is required to immediately cease any solicitation, encouragement, discussion or negotiation with any persons that may be ongoing with respect to any acquisition proposals and request that such persons promptly return or destroy all confidential information concerning Nellix. At any time from and after October 27, 2010, the effective date of the Merger Agreement, and until the effective time of the Merger or, if earlier, the termination of the Merger Agreement pursuant to the terms of the Merger Agreement, Nellix and its representatives may not, directly or indirectly:

•	solicit or initiate the making, submission or announcement of any Acquisition Proposal;

•	approve, endorse or recommend any Acquisition Proposal, unless it is a Superior Proposal; or

•	enter into any Acquisition Agreement.

However, at any time from and after the effective date of the Merger Agreement, and prior to the time Nellix’s stockholders approve and adopt the Merger Agreement, if Nellix receives an unsolicited written Acquisition Proposal from any person, and if Nellix’s board of directors, prior to taking any such actions, determines in good faith after consultation with independent financial advisors and outside legal counsel that (x) such action is required in order for Nellix’s board of directors to comply with its fiduciary obligations under the General Corporation Law of the State of Delaware and the California Corporations Code and (y) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal, Nellix may:

•	furnish to such third party requested information pursuant to an acceptable confidentiality agreement; and

•	engage in and otherwise participate in discussions or negotiations with such person;

in each case, provided that, Nellix promptly provides to us (and in any event no later than 24 hours) (i) any material information concerning Nellix that is provided to any person which was not previously provided to us or our representatives, (ii) a written summary of the material terms of such Acquisition Proposal and (iii) if such Acquisition Proposal is in writing, a copy of such Acquisition Proposal.

Prior to the time Nellix’s stockholders adopt the Merger Agreement, Nellix’s board of directors may enter into an Acquisition Agreement with respect to an Acquisition Proposal if, prior to taking such action, Nellix’s board of directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that (x) such action is required in order for Nellix’s board of directors to comply with its fiduciary obligations under the General Corporation Law of the State of Delaware and the California Corporations Code and (y) such Acquisition Proposal constitutes a Superior Proposal; provided that

•

Nellix must provide at least ten business days’ prior written notice to us of its intention to take such action, specifying the material terms and conditions of any such Superior Proposal, including the identity of the person making such Superior Proposal;

•	Nellix must contemporaneously provide a copy to us of the relevant proposed transaction agreements with the party making such Acquisition Proposal;

•

prior to taking any such action, Nellix must negotiate with us in good faith (to the extent we desire to negotiate) to enable us to revise the terms of the Merger Agreement such that it would cause the Superior Proposal to no longer constitute a Superior Proposal;

•

Nellix’s board of directors must have considered in good faith any changes to the Merger Agreement proposed in writing by us and must have determined that the Superior Proposal would still constitute a Superior Proposal if such changes were given effect;

•

in the event of any material change to the material terms of such Superior Proposal, Nellix must, in each case, deliver to us an additional notice and the notice period will be recommenced, except that the notice period will be at least two business days; and

•

Nellix must have complied in all material respects with its obligations under this provision and the Merger Agreement, including payment of a cash fee of $15,000,000, plus reimbursement of up to $750,000 in reasonable and documented expenses and fees then incurred by us in connection with the Merger.

For purposes of the foregoing:

•

“Acquisition Proposal” means any inquiry, proposal or offer from any person or “group” (within the meaning of Section 13(d) of the Exchange Act) relating to, in a single transaction or series of related transactions, any Acquisition Transaction.

•

“Acquisition Transaction” means any transaction or series of transactions involving (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving Nellix; (ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a material portion of the business or assets of Nellix; or (iii) any liquidation or dissolution of Nellix.

•	“Acquisition Agreement” means a letter or intent, agreement or agreement in principle with respect to any Acquisition Proposal.

•

“Superior Proposal” means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that Nellix’s board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the person or group making the proposal, and if consummated, would result in a transaction in which (i) the aggregate amount of gross proceeds payable to Nellix equals or exceeds $125,000,000, (ii) the amount of gross proceeds paid or payable to Nellix at the initial closing of such transaction equals or exceeds $50,000,000 and (iii) any contingent payments to be made to Nellix are subject to terms and conditions no less favorable to Nellix than the terms and conditions set forth in the Merger Agreement with respect to the Contingent Payments.

Nellix Stockholder Approval

Nellix must, no later than twenty business days following October 27, 2010, obtain the required approval of its stockholders with respect to the Merger and the Merger Agreement.

Proxy Statement; Endologix Stockholder Approval

We are obligated under the Merger Agreement to take all actions necessary under applicable law to hold and convene a meeting of our stockholders for the purpose of voting on the issuance of shares of our common stock in connection with the Merger, we are required to promptly prepare and file with the SEC a proxy statement relating to such stockholder approvals.

Access to Information

During the period between the date of the Merger Agreement and the closing of the Merger, Nellix agreed to afford us and our representatives access, during normal business hours and upon reasonable notice, to the following:

•	all of the properties and facilities, books, contracts, commitments and records of Nellix, including Nellix’s intellectual property;

•	all other information concerning the business, properties and personnel of Nellix as we may reasonably request; and

•	all Nellix employees identified by us.

Notification of Certain Matters

During the period between the date of the Merger Agreement and the closing of the Merger, Nellix agreed to promptly notify us in writing of:

•

the discovery by Nellix of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the Merger Agreement and that caused or constitutes an inaccuracy in, or breach of, any representation or warranty made by Nellix in the Merger Agreement;

•

the discovery by Nellix of any event, condition, fact or circumstance that occurs, arises or exists after the date of the Merger Agreement that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by Nellix in the Merger Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of the Merger Agreement;

•	the discovery by Nellix of any breach of any covenant or obligation of Nellix;

•

the discover by Nellix of any event, condition, fact or circumstance that is likely to make the timely satisfaction of any condition to closing impossible or unlikely, or that has had or could reasonably be expected to have, a material adverse effect on Nellix; and

•

(i) the receipt by Nellix of any notice or other communication from any person alleging that the consent or approval of such person is or may be required in connection with the transactions contemplated by the Merger Agreement and (ii) the discovery by Nellix of any legal proceeding or claim threatened, commenced or asserted against or with respect to Nellix or the transactions contemplated by the Merger Agreement.

Confidentiality

We and Nellix agreed that the information obtained in any investigation of Nellix or pursuant to any notice provided to us, or pursuant to the negotiation and execution of the Merger Agreement or the effectuation of the transactions contemplated by the Merger Agreement, will be governed by the confidentiality agreement currently in effect between the parties.

Public Announcements

During the period between the effective date of the Merger Agreement and the closing of the Merger:

•

Nellix agreed that it will not (and will not permit any of its affiliates or representatives to) issue any press release or make any public statement regarding the Merger Agreement, the Merger or any transactions contemplated by the Merger Agreement, without our prior written consent, subject to certain limited exceptions; and

•

we agreed that we will consult with the Stockholders’ Representative prior to issuing any press release or making any public statement regarding the Merger or any of the other transactions contemplated by the Merger Agreement, subject to applicable law.

Third Party Consents and Approvals

Nellix agreed to use commercially reasonable efforts to obtain, at the earliest practicable date, all consents, waivers and approvals from, and to provide all notices to, all persons (other than governmental entities), which consents, waivers, approvals and notices are required to consummate, or to be delivered in connection with, the transactions contemplated by the Merger Agreement. All such consents, waivers, approvals and notices will be in writing and in form and substance reasonably satisfactory to us, and executed counterparts of any such consents, waivers and approvals will be delivered to us promptly after receipt thereof, and copies of any such notices will be delivered to us promptly after the making thereof.

Governmental Consents and Approvals

We and Nellix agreed to obtain, as promptly as practicable, all consents, waivers, approvals, orders, governmental authorizations and declarations from, and make all filings with, and provide all notices to, all governmental entities which are required by applicable law to consummate, or to be delivered in connection with, the transactions contemplated by the Merger Agreement.

S-3 Registration Statement

We agreed to register the resale of the shares of our common stock to be issued pursuant to the Merger Agreement and the Securities Purchase Agreement under a registration statement on Form S-3 (or an equivalent form if Form S-3 is not then available to us). Subject to certain conditions, we agreed to (i) file the registration statement with the SEC within 30 days following the effective time of the Merger covering the resale of the shares of our common stock to be issued pursuant to the Merger and the Private Placement Transaction, (ii) cause the registration statement to be declared effective as promptly as reasonably practicable thereafter but in no event more than six months after the effective time of the Merger and (iii) maintain the continual effectiveness of the registration statement for certain time periods set forth in the Merger Agreement.

We agreed that the registration statement will comply as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the NASDAQ Global Market. In addition, we agreed to pay all expenses of registration of the shares of our common stock to be issued pursuant to the Merger and the Private Placement Transaction. We also agreed to notify the Stockholders’ Representative of any communications or requests from the SEC with respect to the registration statement, and the occurrence of any event which makes any statement included in the registration statement untrue in any material respect. We also agreed to furnish to the Stockholders’ Representative a certificate signed by our chief executive officer, chief financial officer or counsel stating that a material corporate development has occurred or a material corporate transaction is under consideration and, in the reasonable good faith judgment of our board of directors, after consulting with outside counsel, disclosure of such development or transaction in an amendment or supplement to the registration statement would be seriously detrimental to us, then we will have the right to suspend the effectiveness of the registration statement and to prohibit each former Nellix stockholder from effecting any sale of our common stock pursuant to the registration statement for one or more period, which shall not exceed 30 days in any single instance or 120 days in the aggregate.

Directors and Officers Insurance

The Merger Agreement provides that, for a period of six years following the effective time of the Merger, we will, and will cause the surviving company to, assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger in favor of the current or former directors or officers of Nellix as provided in Nellix’s certificate of incorporation or bylaws, or any indemnification agreement between Nellix and the current or former directors and officers of Nellix. In addition, we agreed that the certificate of incorporation and bylaws of the surviving corporation shall contain the provisions with respect to indemnification and advancement of expenses set forth in Nellix’s certificate of incorporation and bylaws as in effect as in effect on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of Nellix’s current and former directors and officers, except as required under applicable law.

The Merger Agreement also provides that we will obtain, at our expense, a prepaid (or “tail”) directors’ and officers’ liability insurance policy that will remain effective and in place for six years from the effective time of the Merger in respect of acts or omissions occurring at or prior to the effective time of the Merger covering each current or former director or officer of Nellix covered by Nellix’s directors’ and officers’ liability insurance policy as of the date of the Merger Agreement on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement, subject to certain limitations.

Termination of Nellix Benefit Plans

Effective as of and contingent upon the closing of the Merger, Nellix will terminate its stock option plan and cancel and terminate all rights under such stock option plan. Effective as of no later than the day immediately preceding the closing of the Merger, Nellix will terminate (or cause to be terminated) its 401(k) plan.

Indebtedness

Immediately prior to the closing of the Merger, Nellix will deliver to us a certificate, certified by its chief financial officer, setting forth all indebtedness of Nellix as of the close of business on the business day immediately preceding the closing date of the Merger and certifying that all indebtedness reflected in such certificate will be paid and discharged by Nellix at the closing of the Merger. Nellix will pay and discharge all such indebtedness at, and contingent upon, the closing of the Merger.

Fees and Expenses

Immediately prior to the closing of the Merger, Nellix will deliver to us a certificate, certified by its chief financial officer, setting forth the unpaid balance of all transaction expenses and related legal expenses as of the close of business on the business day immediately preceding the closing date of the Merger. We will pay and discharge all such transaction expenses and related legal expenses, subject to the cap on such expenses discussed above.

Reasonable Efforts; Further Assurances

Each party to the Merger Agreement has agreed to use its reasonable, good faith efforts to perform its obligations under the Merger Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable law to cause the Merger to be effected as soon as practicable, but in any event on or prior to January 31, 2011, in accordance with the terms of the Merger Agreement, and will cooperate fully with each other party and its representatives in connection with any of its obligations under the Merger Agreement.

Treatment of Continuing Employees

Following the effective time of the Merger, we will, in our discretion, either (a) maintain Nellix’s employee benefit plans (other than the 401(k) plan and Nellix’s stock option plans) including the payment of substantially the same salary or (b) arrange for each participant in Nellix’s employee benefit plans to receive substantially the same salary and participate in substantially similar plans or arrangements, as determined on a plan-by-plan or arrangement-for-arrangement basis, of ours, or combine Nellix’s employee benefit plans and our employee benefit plans to ensure that all Nellix participants will have benefits that are substantially similar in the aggregate to benefits provided to our similarly situated employees under our employee benefit plans, subject to certain limitations.

Operational Cash Requirements

The Merger Agreement provides that if the Merger is not consummated by December 15, 2010, we will (i) provide a cash advance of $1,500,000 to Nellix to fund Nellix’s operational cash requirements and

(ii) reimburse Nellix’s legal and accounting expenses incurred during such period, up to a cap of $1,000,000; provided that we will have no obligation to fund Nellix’s operational cash requirements or reimburse Nellix for its legal and accounting expenses if the failure to consummate the Merger by December 15, 2010 is caused by Nellix or any Nellix stockholder for any reason.

Listing of Common Stock on NASDAQ Global Market

Prior to the effective time of the Merger, we agree to take all necessary action to cause the shares of our common stock to be issued to the stockholders of Nellix pursuant to the Merger Agreement and to Essex Woodlands pursuant to the Securities Purchase Agreement to be listed on the NASDAQ Global Market in accordance with the Listing Rules of the NASDAQ Stock Market. In addition, we agree that we will continue the listing and trading of the shares of our common stock on the NASDAQ Global Market and, in accordance, therewith, will comply in all respects with our reporting, filing and other obligations under the Listing Rules of the NASDAQ Stock Market.

Conditions to the Merger

Our and Merger Sub’s obligations to effect the Merger are also subject to the satisfaction or waiver by us at or prior to the effective time of the Merger of the following conditions:

•

each of the representations and warranties in the Merger Agreement made by Nellix and Nellix’s stockholders will have been true and correct in all material respects as of the date of the Merger Agreement and will be accurate in all material respects as of the closing date as if made on the closing date, in each case, without giving effect to any materiality qualifications in such representations and warranties;

•

each of the covenants and obligations in the Merger Agreement that Nellix or Nellix’s stockholders are required to comply with or perform at or prior to the closing will have been complied with or performed in all material respects;

•	Nellix will have obtained the required approval of its stockholders and we will have obtained the required approval of our stockholders;

•

no governmental entity will have enacted, issued, promulgated, enforced or entered any law, order or other legal restraint which is in effect and has the effect of making the Merger illegal, or otherwise prohibiting or preventing consummation of the Merger;

•	approvals from any governmental entity deemed appropriate or necessary by us will have been timely obtained;

•

all consents, waivers, approvals, orders, governmental authorizations or declarations required to be obtained, all notices required to be delivered and all filings required to be made, by Nellix in connection with the execution, delivery and performance of the Merger Agreement or any related agreement, or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any related agreement, will have been obtained and made by Nellix;

•	we and Essex Woodlands will have satisfied all conditions precedent to the Private Placement Transaction, and will have agreed to consummate the Private Placement Transaction as of the closing date;

•

during the period between the date of the Merger Agreement and the closing of the Merger, there will not have occurred a material adverse effect on Nellix’s business or operations, and no event will have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a material adverse effect on Nellix’s business or operations;

•

there shall not be pending or threatened any legal proceeding in which any person or governmental entity is, or is threatened to become, a party or is otherwise involved, and neither us nor Nellix will have received any communication from any person or governmental entity in which such person or governmental entity indicates the possibility of commencing any legal proceeding or taking any other actions (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any other related agreement, (ii) relating to the Merger and seeking to obtain from us or Nellix any damages or other relief or (iii) which, if unfavorably adjudicated, would materially and adversely affect the right of us of the surviving corporation or any of our or their respective affiliates to own Nellix’s assets or operate its business;

•	we will be satisfied, in our sole discretion, that the shares of our common stock to be issued to Nellix’s stockholders at closing are issuable without registration under the Securities Act;

•

(i) all outstanding Nellix stock options will have been exercised for shares of Nellix common stock, and all outstanding Nellix warrants will have been exercised for shares of Nellix common stock or preferred stock, as applicable, or canceled and terminated with no liability whatsoever to us, the surviving corporation or our or its respective affiliates, and we will have received evidence satisfactory to us of such exercise or cancellation and (ii) all outstanding Nellix notes will have been converted into shares of Nellix common stock or preferred stock, as applicable, or canceled and terminated with no liability whatsoever to us, the surviving corporation or our or its respective affiliates; and

•	we will have received various agreements, certificates and other documents from Nellix, Nellix’s stockholders or the Stockholders’ Representative, as applicable.

Nellix’s obligations to effect the Merger are also subject to the satisfaction or waiver by Nellix at or prior to the effective time of the Merger of the following conditions:

•

each of the representations and warranties in the Merger Agreement made by us and Merger Sub will have been true and correct in all material respects as of the date of the Merger Agreement, and will be accurate in all material respects as of the closing date as if made on the closing date, in each case, without giving effect to any materiality qualifications in such representations and warranties;

•

each of the covenants and obligations in the Merger Agreement that we or Merger Sub are required to comply with or perform at or prior to the closing will have been complied with or performed in all material respects;

•	we will have obtained the required approval of our stockholders and Nellix will have obtained the required approval of its stockholders;

•

no governmental entity will have enacted, issued, promulgated, enforced or entered any law, order or other legal restraint which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting or preventing the consummation of the Merger;

•	approvals from any governmental entity deemed appropriate or necessary by us will have been timely obtained; and

•	Nellix will have received various agreements, certificates and other documents from us or Merger Sub, as applicable.

Other Agreements

Reversion of Nepal Technology

In the event that we abandon the technology and intellectual property related to the Nellix Product for safety or efficacy reasons prior to the expiration of the Earn-Out Period, we have agreed that such technology and intellectual property will, upon written demand by the Stockholders’ Representative, revert to an entity designated by the Stockholders’ Representative for the benefit of Nellix’s stockholders, subject to reimbursement by the Stockholders’ Representative of any reasonable, out-of-pocket expenses incurred by us in connection with such reversion.

Termination

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the effective time of the Merger:

•	by mutual written consent of us and Nellix, duly authorized by the board of directors of each;

•

by us if there has been a material breach of any representation or warranty of Nellix or of Nellix’s stockholders, or of any covenant or agreement to be complied with or performed by Nellix pursuant to the terms of the Merger Agreement, or any representation of warranty of Nellix or Nellix’s stockholders shall become untrue after the date of the Merger Agreement such that certain of the conditions to closing would not be satisfied and such breach or failure to be true is not curable, or if curable, is not cured within the earlier of (i) 15 days after written notice thereof is given by us to Nellix and (ii) January 31, 2011, which we refer to as the Expiration Date; provided that the right to terminate will not be available to us if we are in material breach of the Merger Agreement or if our action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

•

by Nellix if there has been a breach of any representation or warranty of us or Merger Sub, or of any covenant or agreement to be complied with or performed by us or Merger Sub pursuant to the terms of the Merger Agreement, or any representation of warranty of us or Merger Sub shall become untrue after the date of the Merger Agreement such that certain of the conditions to closing would not be satisfied and such breach or failure to be true is not curable, or if curable, is not cured within the earlier of (i) 15 days after written notice thereof is given by Nellix to us and (ii) the Expiration Date; provided that the right to terminate will not be available to Nellix if Nellix is in material breach of the Merger Agreement or if Nellix’s action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

•

by either us or Nellix if any governmental entity having jurisdiction over Nellix, us or Merger Sub has enacted or issued any law or order, or taken any other action, in each case such that any conditions to closing would not be satisfied, and such law, order or other action has become final and non-appealable;

•

by either us or Nellix if the Merger is not consummated on or prior to the Expiration Date; provided, however, that if Nellix fails to deliver the materials necessary for us to file the proxy statement on or prior to the fifth business day following October 27, 2010, the Expiration Date will be extended by one business day for each business day which elapses from the fifth business day following October 27, 2010 until (and including) the date on which Nellix delivers the materials necessary for us to file the proxy statement; provided, further, that the right to terminate under this provision is not available to any party whose action or failure to act has been a principal cause of, or resulted in, the failure of the Merger to occur on or before such date, and such action or failure to acts constitutes a material breach of the Merger Agreement; and provided, further, however, that the right to terminate under this provision is not available to us if we have not obtained the required approval of our stockholders, unless prior to or concurrently with such termination, we agree to invest up to $7,000,000 in Nellix in an equity financing;

•

by us, prior to the receipt of the required approval of our stockholders, or at the Expiration Date, in order to concurrently enter into a change of control transaction, provided that prior to or concurrently with such termination, we pay a cash fee of $15,000,000 to Nellix and reimburse up to $750,000 in reasonable and documented expenses and fees then incurred by Nellix in connection with the Merger; or

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by Nellix, prior to the receipt of the required approval of Nellix’s stockholders, in order to concurrently enter into a Acquisition Agreement that constitutes a Superior Proposal, but only if (i) Nellix has complied in all material respects with its obligations described under “Approval of Stock Issuance—The Merger—The Merger Agreement—No Negotiation” and (ii) prior to or concurrently with such termination, Nellix pays to us a cash fee of $15,000,000 and reimburses up to $750,000 in reasonable and documented expenses and fees then incurred by us in connection with the Merger.

In addition, if we terminate the Merger Agreement and within ninety days following the date of such termination, enter into a definitive agreement with respect to a change of control transaction, we must pay Nellix a cash fee of $15,000,000 and reimburse up to $750,000 in reasonable and documented expenses and fees then incurred by Nellix in connection with the Merger.

Also, the parties agree to extend the Expiration Date for 30 day periods if, prior to the Expiration Date, or the expiration of any extension thereof, we provide a cash advance to Nellix in an amount equal to $1,000,000 to fund Nellix’s operational cash requirements such that Nellix may conduct its business in the ordinary course substantially consistent with past practice during such thirty day period, provided that any unused amounts may be refunded to us.

Indemnification

From and after the effective time of the Merger, Nellix’s stockholders will severally and jointly indemnify and hold harmless us, our current and future affiliates, officers, directors, employees, agents, attorneys, accountants, advisors and representatives, which we refer to as the Indemnified Persons, from and against any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses, which we refer to collectively as losses, paid, suffered, incurred, sustained or accrued by such Indemnified Persons directly or indirectly as a result of, arising out of or in connection with:

•	any inaccuracy or misrepresentation in, or breach of, any representation or warranty of Nellix or Nellix’s stockholders set forth in the Merger Agreement or in any schedules or exhibits thereto;

•	any failure by Nellix to perform or comply with, or any breach of, any covenant, agreement or undertaking made by Nellix in the Merger Agreement or any related agreement;

•	any fraud with respect to the Merger Agreement or any related agreement;

•	any indebtedness of Nellix incurred prior to the closing date;

•	any of Nellix’s employee benefit plans in respect of or relating to any period ending on or prior to the closing date, including the termination thereof in accordance with the Merger Agreement; or

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the excess by which any adjudged amount paid to any Nellix stockholder under Section 262 of the General Corporation Law of the State of Delaware or Chapter 13 of the California Corporations Code exceeds the aggregate merger consideration to which such Nellix stockholder was entitled pursuant to the Merger Agreement.

In no event will any Indemnified Party be entitled to make any claim for recovery against any losses related to or arising from (i) the value or condition of any tax asset of Nellix or (ii) our ability or the ability of the surviving corporation or our affiliates to utilize such tax asset following the effective time of the Merger.

In the event of the assertion or commencement by any person of any claim or legal proceeding with respect to which any Indemnified Person may be entitled to indemnification or any other remedy, we will promptly give to the Stockholders’ Representative and the escrow agent written notice of such claim or legal proceeding. Within ten days of delivery of such written notice, the Stockholders’ Representative may elect to take all necessary steps to properly contest any claim involving third parties, or to prosecute such claim or legal proceeding to conclusion or settlement, provided that it must obtain the prior written consent of the Indemnified Party prior to ceasing to defend any claim or legal proceeding, or entering into a settlement with respect to such claim or legal proceeding.

In the event any Indemnified Party suffers any losses for which such Indemnified Party is entitled to indemnification under the Merger Agreement, such Indemnified Party will be entitled to recover such losses by offsetting such losses against the Escrow Shares by canceling that number of Escrow Shares equal in value (as determined in accordance with the escrow agreement) to the aggregate amount of such losses. However, the

Escrow Shares will not be available to compensate any Indemnified Party for any losses, and no Indemnified Party will be entitled to recover from the Escrow Shares:

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unless and until the Indemnified Parties have incurred losses in excess of $375,000 in the aggregate, which we refer to as the Deductible Amount, at which point the Indemnified Parties will be entitled to be indemnified for the aggregate losses in excess of the Deductible Amount;

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with respect to any given claim for losses unless the amount of such individual claim (aggregating all claims and losses arising from substantially the same or similar facts) exceeds $37,500 (and no such claim for $37,500 or less will be applied towards the Deductible Amount); and

•	with respect to any claim arising out of or related to matters within our actual knowledge at the effective time of the Merger.

The above limitations will not apply to losses directly or indirectly related to (x) fraud by the Nellix or Nellix’s stockholders and (y) any breach of certain specified representations and warranties.

From and after the effective time of the Merger, Nellix’s stockholders will have no liability for losses in excess of the Escrow Shares except for losses directly or indirectly related to fraud by Nellix or Nellix’s stockholders.

However, under no circumstances will Nellix’s stockholders be liable for damages in excess of all merger consideration received by such stockholders.

In addition, in the event that any Indemnified Party suffers any losses for which such Indemnified Party is entitled to indemnification under the Merger Agreement and such losses constitute Special losses, such Indemnified Party will be entitled to recover such losses by offsetting such losses against any then-unissued Contingent Merger Shares, if any, for up to 20% of the applicable Contingent Payment, by canceling that number of Contingent Merger Shares equal in value to the aggregate amount of such losses.

Remedies

In addition to any other right or remedy to which we or Merger Sub may be entitled, at law or in equity, we and Merger Sub are also entitled to enforce any provision of the Merger Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of the Merger Agreement, subject to certain limitations set forth in the Merger Agreement.

Voting Agreements

On October 27, 2010, John McDermott, who owns approximately 339,450 shares of our common stock, constituting approximately 0.7% of the outstanding shares of our common stock, entered into a voting agreement with Nellix pursuant to which he agreed to vote all of his shares in favor of all proposals.

Also, on October 27, 2010, Essex Woodlands and certain directors of Nellix holding or controlling approximately 59% of the outstanding common stock of Nellix (on a fully diluted, as converted basis) entered into voting agreements with us pursuant to which they have agreed to vote all of their shares in favor of the Merger.

Appraisal Rights

Holders of our common stock will not have appraisal rights under Delaware law or dissenters’ rights under California law in connection with the Merger or the issuance of shares of our common stock pursuant to the Merger Agreement.

Material U.S. Federal Income Tax Consequences of the Merger

We expect the Merger to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code. We expect that there will be no material federal income tax consequences from the Merger for us or our stockholders.

Anticipated Accounting Treatment of the Merger

For accounting purposes, we are considered to be acquiring Nellix in the Merger. The Merger will be accounted for as an acquisition of Nellix by us under the purchase method of accounting under U.S. GAAP. Under the purchase method of accounting, the assets and liabilities of an acquired company (i.e., Nellix) are, as of completion of the acquisition, recorded at their respective fair values and added to those of the reporting public issuer (i.e., us), including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. Our financial statements issued after the consummation of the Merger will reflect only our operations after the Merger and will not be restated retroactively to reflect the historical financial position or results of operations of Nellix.

All unaudited pro forma financial information contained in this proxy statement has been prepared using the purchase method to account for the Merger. The measurement of the purchase price will be performed as of the date the Merger is completed. The final allocation of the purchase price will be determined after the Merger is completed and after completion of an analysis to determine the assigned fair values of Nellix’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the net fair value of the assets and liabilities of Nellix as compared to the unaudited pro forma information included in this proxy statement may have the effect of increasing the amount of the purchase price allocable to goodwill.

Regulatory Approvals for the Completion of the Merger

As of the date of this proxy statement, we are not required to make filings or obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Merger. In the United States, we must comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ Global Market in connection with the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement and the filing of this proxy statement with the SEC.

THE PRIVATE PLACEMENT TRANSACTION

Our board of directors determined that it was in our best interests and the best interests of our stockholders to enter into a Securities Purchase Agreement with Essex Woodlands, pursuant to which we agreed to issue and sell to Essex Woodlands, and Essex Woodlands agreed to purchase from us, an aggregate of 3,170,577 shares of our common stock, at purchase price of $4.731 per share, resulting in gross proceeds to us of $15,000,000. The issuance and sale of shares of our common stock pursuant to the Private Placement Transaction will be exempt from the registration requirements under the Securities Act afforded by Regulation D promulgated thereunder. We intend to use the net proceeds from the Private Placement Transaction to integrate the Nellix technology, to conduct clinical studies, to begin establishing a direct sales force in Europe and for working capital and general corporate purposes.

Pursuant to the Securities Purchase Agreement, we agreed that, immediately after the closing of the Merger and the Private Placement Transaction, our board of directors will consist of nine directors, seven of whom will be our current directors, and two of whom will be designated by Essex Woodlands prior to the closing of the Merger and the Private Placement Transaction. In connection with and contingent upon the closing of the Merger and the Private Placement Transaction, our board of directors approved an increase in the authorized number of members of our board of directors from eight to nine in accordance with the provisions of our bylaws.

For further information regarding the Private Placement Transaction, please see the Securities Purchase Agreement, which is attached to this proxy statement as Annex B.

Lock-Up Agreement

Essex Woodlands has agreed upon consummation of the Private Placement Transaction to enter into the Lock-Up Agreement, pursuant to which Essex Woodlands will not sell, transfer or otherwise dispose of the shares of our common stock issued to it at the closing of the Merger and in the Private Placement Transaction for a period of 365 days after the closing of the Merger and the Private Placement Transaction, subject to certain exceptions. After the expiration of the lock-up period, and for so long as Essex Woodlands beneficially owns greater than a specified percentage of our issued and outstanding common stock, Essex Woodlands will not during any calendar month sell an aggregate number of shares of our common stock acquired in connection with the Merger, including shares issued to Essex Woodlands, as a former stockholder of Nellix, upon our achievement of the performance milestones, and the Private Placement Transaction in excess of 300% of the average daily trading volume of our common stock on the NASDAQ Global Market during the preceding calendar month, subject to certain exceptions. The Lock-Up Agreement is terminable in certain circumstances.

Effects of the Issuance of Shares of Our Common Stock

We anticipate that the maximum aggregate number of shares of our common stock to be issued to the stockholders of Nellix at the closing of the Merger, and to Essex Woodlands at the closing of the Private Placement Transaction, represents approximately 11.5% of the fully-diluted shares of our common stock immediately following the closing of the Merger and the Private Placement Transaction, and up to approximately 25.2% of the fully-diluted shares of our common stock if we issue to the stockholders of Nellix the maximum aggregate number of shares of our common stock issuable upon achievement of all of the performance milestones set forth in the Merger Agreement. The actual number of shares of our common stock to be issued to the stockholders of Nellix upon our achievement of each performance milestone set forth in the Merger Agreement is subject to upward or downward adjustment based on the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the fifth trading day immediately preceding the date on which we achieve such performance milestone.

NASDAQ Requirement for Stockholder Approval

The NASDAQ Stock Market’s qualitative listing requirements require that we obtain the approval of our stockholders in connection with any transaction, other than a public offering, involving the sale or issuance by us of common stock, or securities convertible into or exercisable for common stock equal to or in excess of 20% of our common stock, or 20% of the voting power of our securities, outstanding before the issuance of the common stock or securities convertible into common stock in such transaction. As a result, even though stockholder approval of the issuance of shares of our common stock in connection with the Merger and the Private Placement Transaction is not required under the terms of the General Corporation Law of the State of Delaware, stockholder approval of the issuance of the shares of our common stock in connection with the Merger and the Private Placement Transaction is required under the qualitative listing requirements of the NASDAQ Stock Market.

Vote Required

The approval of the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement requires the affirmative vote of the holders of a majority of the shares of our common stock present at the special meeting, either in person or represented by proxy, and entitled to vote. Abstentions will be counted towards the vote total and will have the same effect as voting against the proposal. Broker non-votes, if any, will have no effect and will not be counted towards the vote total.

Recommendation of our Board of Directors

As discussed above, at a meeting held on October 25, 2010, our board of directors determined that the Merger and the Merger Agreement, and the Private Placement Transaction and the Securities Purchase Agreement, are advisable, fair to and in the best interests of our stockholders, approved the Merger Agreement, the Merger, the Securities Purchase Agreement, the Private Placement Transaction and the issuance of shares of our common stock pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement, and recommended that you vote in favor of the issuance of shares of our common stock pursuant to the Merger Agreement and the Securities Purchase Agreement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

INFORMATION ABOUT ENDOLOGIX

Business of Endologix

Introduction

We develop, manufacture, market and sell innovative treatments for aortic disorders. Our principal product, the Powerlink System is a minimally invasive device for the treatment of abdominal aortic aneurysm, or AAA. AAA is a weakening of the wall of the aorta, the largest artery of the body. Once AAA develops, it continues to enlarge and if left untreated becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAAs is approximately 75% making it a leading cause of death in the United States today.

The Powerlink System is a catheter and endoluminal stent graft, or ELG, system. The device consists of a self-expanding cobalt chromium alloy stent cage covered by high density ePTFE. The Powerlink ELG is implanted in the abdominal aorta, which is accessed through the femoral artery. Once the Powerlink ELG is deployed into its proper position, blood flow is shunted away from the weakened or “aneurysmal” section of the aorta, reducing pressure and the potential for the aorta to rupture. Our clinical trials demonstrated that implantation of our products reduces the mortality and morbidity rates associated with conventional AAA surgery, as well as provides a clinical alternative for many patients who could not undergo conventional surgery. Sales of our Powerlink System in the United States, Europe, Asia, and South America are the sole source of our reported revenue.

Industry Background

Atherosclerosis is the thickening and hardening of arteries. Some hardening of arteries occurs naturally as people grow older. Atherosclerosis involves deposits of fatty substances, cholesterol, cellular waste products, calcium and other substances on the inner lining of an artery. Atherosclerosis is a slow, complex disease that starts in childhood and often progresses with age.

Atherosclerosis also can reduce the integrity and strength of the blood vessel wall, causing the vessel to expand or balloon out, which is known as an aneurysm. Aneurysms are commonly diagnosed in the aorta, which is the body’s largest artery. The highest incidence of aortic aneurysms occurs in the segment below the opening of the arteries that feed the kidneys, the renal arteries, and the area where the aorta divides into the two iliac arteries that travel down the legs. Once diagnosed, patients with AAA require either a combination of medical therapy and non-invasive monitoring, or they must undergo a procedure to repair the aneurysm.

For years, physicians have been interested in less invasive methods to treat AAA disease as an alternative to open surgical repair. The high morbidity and mortality rates of this surgery are well documented, and medical pharmacological management for this condition carries the catastrophic risk of aneurysm rupture. Physicians and commercial interests alike began investigating catheter-based alternatives to repair an aneurysm from within, utilizing surgical grafts in combination with stents to exclude blood flow and pressure from the weakened segment of the aorta.

We believe the appeal of the Powerlink System for patients, physicians, and health-care payors is compelling. The conventional treatment is a highly invasive, open surgical procedure requiring a large incision in the patient’s abdomen, withdrawal of the patient’s intestines to provide access to the aneurysm, and the cross clamping of the aorta to stop blood flow. This procedure typically lasts two to four hours and is performed under general anesthesia. The complication rates for the open surgical procedure, as well as ELG systems, vary depending upon patient risk classification.

An article published in the New England Journal of Medicine on January 31, 2008 compared the results of open surgical procedure and the endovascular treatment of AAA on more than 45,000 patients over a three year period. Among the findings discussed in the article were:

•	The mortality rate of all patients in the study undergoing endovascular repair was approximately 1.2% as compared to 4.8% for open surgical repair. Importantly, these findings are based on a patient population that typically has a significantly higher co-morbidity rate compared with those patients treated by open surgery.

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Patients treated by endovascular repair were three times as likely to be discharged to their homes rather than another rehabilitation facility as compared to patients treated with open repair. This results in substantial clinical and economic benefits for patients and payors alike.

•	The average hospital stay for patients in the study undergoing endovascular repair was 3.4 days versus 9.3 days for patients undergoing open repair.

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Open surgical repair entails risk of re-hospitalization due to problems associated with surgical incision. Patients had to be re-admitted over time for surgical complications associated with the laparotomy, such as adhesions and bowel resections, at a much higher rate than those undergoing endovascular repair.

Market Opportunity

In the United States alone, it is estimated that approximately 1.2 million to 2 million people have an AAA. Although AAA is one of the most serious cardiovascular diseases, many AAAs are never detected. Approximately 75% of AAA patients do not have symptoms at the time of their initial diagnosis, and AAAs generally are discovered inadvertently during procedures to diagnose unrelated medical conditions. Once an AAA develops, it continues to enlarge and if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured aneurysms is between 50% and 80%.

We estimate that in 2009 over 200,000 people were diagnosed with AAA in the United States and that approximately 70,000 of those diagnosed underwent aneurysm repair, either via an ELG or via open surgery.

AAAs are generally more prevalent in people over the age of 65 and are more common in men than in women. In addition to the current pool of potential patients, we expect that the number of persons seeking treatment for their condition will increase based on demographic factors. In 2009, the age 65 and over population in the United States numbered approximately 39 million, or 13% of the total population, and is expected to be 71 million by 2030. It is growing at a higher rate than the overall United States population.

Over the next several years, we forecast the United States ELG market to increase by at least 8% per year, and we estimate that up to 75% of AAA procedures will be performed using ELGs by 2013. We estimate that the current total worldwide AAA market is approximately $880 million, with approximately $570 million of the market to be in the United States, and is expected to grow to approximately $1.3 billion by 2015. We expect that the total aortic stent graft market (including thoracic stents, for which we do not currently have an approved product) will grow to $1.7 billion by 2015.

Our Strategy

Our objective is to become a leader in the development and commercialization of innovative and cost effective products for the treatment of aortic disorders. Key elements of our strategy to accomplish this objective are as follows:

•	Focus exclusively on the aorta and become the industry expert in the treatment of aortic disorders;

•	Provide innovative, less invasive devices for the treatment of aortic disorders with exceptional clinical results;

•	Provide excellent clinical and technical support to physicians worldwide by building an experienced, knowledgeable and well-trained sales and marketing organization.

Our Products

Powerlink System

Our principal product is the Powerlink System for the treatment of AAA. The device consists of a self-expanding cobalt chromium alloy stent cage covered with high density ePTFE. The Powerlink ELG is implanted in the abdominal aorta, gaining access through a small incision into the femoral artery. Once the Powerlink ELG is deployed into its proper position, blood flow is shunted away from the weakened, or aneurysmal, section of the aorta, reducing pressure and the potential for the aorta to rupture.

We believe the Powerlink System is a superior design that overcomes the inherent limitations of early generation AAA devices and offers the following advantages:

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Bifurcated ELG. This eliminates many of the problems associated with early generation multi-piece systems. Our products eliminate much of the guide wire manipulation required during the procedure to assemble the component parts of a modular system, thereby simplifying the procedure. In addition, in the follow-up period, there can be no limb component separation with a one-piece system. We believe this should result in continued long-term exclusion of the aneurysm, and improved clinical results.

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Anatomical Fixation. The Powerlink System is unique in that the placement of the stent graft on the aortoiliac bifurcation provides anatomical fixation of the long main body device with the aortic extension providing seal at the infrarenal neck.

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Fully Supported. The main body and limbs of the Powerlink System are fully supported by a cobalt chromium alloy stent. The cobalt chromium stent greatly reduces or eliminates the risk of kinking of the stent graft in even tortuous anatomies.

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Unique, Minimally Invasive Delivery Mechanism. The Powerlink System requires only a small surgical incision in one leg. The other leg needs only placement of a non-surgical introducer sheath, three millimeters in diameter. Other ELGs typically need surgical exposure of the femoral artery in both legs to introduce the multiple components. Our unique delivery mechanism and downsizing of the catheter permits our technology to be used in patients having small or very tortuous access vessels.

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Self-Expanding. The stent is formed from cobalt chromium alloy in a proprietary configuration that is protected by our patent portfolio. This proprietary design expands to the proper size of the target aorta and eliminates the need for hooks or barbs for attachment. Based on our results to date, the Powerlink System has an excellent record of successful deployments.

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Single Wire and Long Main Body Design. The long main body of the stent cage is made of a continuous wire which provides longitudinal support and enables placement of the device on the aortic bifurcation, which minimizes the risk of migration.

Limitations of Earlier Technology

Our technology is dramatically different than other currently available AAA devices. Despite enthusiasm by physicians and patients alike for minimally invasive technology, we believe early generation devices have design limitations and related complications. The published clinical literature details many of the deficiencies of these approaches. In our opinion, early generation devices were limited because assembly was required by the surgeon. Multi-piece, or modular, systems require assembly by the mating of multiple components to form a bifurcated stent graft within the aneurysm sac. These systems can be more difficult to implant and lead to longer operative times. In addition, there are a number of reports of component detachment during the follow-up period. Component detachment can lead to a leak and a re-pressurization of the aneurysm sac. We believe this increases the risk of AAA rupture, often requiring a highly invasive, open surgical procedure to repair the detachment.

Powerlink System Products

Variations in patient anatomies require an adaptive technology. We designed our Powerlink System, with multiple proximal extensions, limb extensions, bifurcated main body lengths and diameters to simplify procedures, improve clinical results, and drive product adoption by offering physicians a full line of products that are adaptable for treatment of the majority of patients with AAA disease.

Powerlink Infrarenal Bifurcated Systems. The Powerlink Infrarenal Bifurcated System is available in multiple diameters and lengths and can treat patients that have an aortic neck up to 32 millimeters in diameter. The infrarenal device is made of a cobalt chromium alloy stent covered by high density ePTFE for placement below the renal arteries. The self-expanding stent permits the graft to be used in a wide range of neck diameters, which allows us to treat a wide variety of anatomies with a standard device. We obtained the CE mark for this product in Europe in August 1999, U.S. Food and Drug Administration, or FDA, pre-market approval, or PMA, in October 2004, and Shonin approval, which is equivalent to FDA approval of a PMA application in the United States, in Japan in February 2008. We commenced commercial sales in the United States in late 2004 and to Japan in February 2008 through Cosmotec, our exclusive distributor in that country. In June 2010, we received FDA approval for 31 new sizes of Powerlink stent grafts. In August 2010, we received CE mark approval for these new sizes. Full market release in the U.S. was in September 2010 and has only been released to limited markets internationally.

Powerlink Aortic Cuffs and Limb Extensions. The Powerlink Proximal Extensions and Limb Extensions permit the physician to treat a greater number of patients. Proximal Extensions are available in 25, 28 and 34 millimeters in diameter and multiple lengths. They also are available in both infrarenal and suprarenal configurations. Limb extensions are available in 16, 20, and 25 millimeters in diameter with various lengths, allowing the physician to customize the technology to treat a wide range of patient anatomies. We have obtained the CE mark for these products in Europe in October 1999 (16/20 mm Limb Extensions), December 1999 (25/28 mm Proximal Extensions), May 2002 (34 mm Proximal Extensions) and November 2008 (25 mm Limb Extensions). We obtained FDA marketing approval in October 2004 (25 and 28 mm proximal infrarenal extensions and the 16 and 20 mm limb extensions), March 2008 (25 mm limb extensions), and October 2008 (34 mm proximal infrarenal and suprarenal extensions and 25 and 28 mm proximal suprarenal extensions). Our large diameter 34mm Proximal Extensions are marketed under the trademark Powerlink XL. In June 2010 we received FDA approval for new sizes of proximal aortic extensions and limb extensions. In August 2010, we received CE mark approval for these new sizes. Full market release in the U.S. was in September 2010 and has only been released to limited markets internationally.

IntuiTrak. In October 2008, we received FDA approval for a new system to deliver and deploy the Powerlink System. The new system, called IntuiTrak, was designed to further simplify the implant procedure and provide a delivery profile advantage over many competitive devices. We had a full market introduction for the product in the second quarter of 2009.

IntuiTrak Express. In March 2009, we received FDA approval for a new system to deliver the Powerlink XL stent graft. This completes the application of IntuiTrak technology to the full range of sizes of the Powerlink System. IntuiTrak Express was introduced to the market in June 2009.

PowerFit Aortic Extensions. In July 2010, we received FDA approval for PowerFit™ and in August 2010, we received the CE mark approval for PowerFit in Europe. The PowerFit aortic extensions are designed to provide physicians with enhanced visibility under fluoroscopy to facilitate precise device placement during completion of the Anatomical Fixation endovascular repair of abdominal aortic aneurysm (AAA). PowerFit is designed for use with Endologix’s existing products, including the Powerlink main body bifurcated stent grafts and the IntuiTrak Endovascular System. The extensions are available in a range of sizes indicated to treat aortic necks ranging from 18 to 32 millimeters in diameter. In addition, the PowerFit product line is available with longer stent lengths of up to 120 millimeters, to expand the treatment options for physicians and their patients. Full market release in the U.S. was in August 2010 and internationally, is in limited release in selected South American markets.

Clinical Trials

We continue to conduct clinical trials for other products related to the Powerlink System. In November 2009, we received an Investigational Device Exemption, or IDE, conditional approval from the FDA to begin a prospective, multicenter, randomized clinical trial for a bilateral percutaneous approach to AAA repair. We expect to enroll 150 patients at 20 domestic clinical sites. The clinical trial is on track to be completed in 2011.

In November 2010, the first clinical case implants of our Ventana™ fenestrated stent graft were performed in New Zealand. We will continue enrolling patients in international clinical studies in 2011. We also expect to submit an IDE to the FDA to support initiation of a prospective, multicenter, clinical trial for the treatment of short aortic necks, juxtarenal and certain pararenal aortic aneurysms, utilizing the Ventana fenestrated stent graft in 2011.

Research and Development

We spent $6.6 million in 2009, $6.1 million in 2008, and $6.4 million in 2007, on research and development, including clinical studies. Our focus is to continually develop innovative and cost effective medical device technology for the treatment of aortic disorders. We believe that our ability to develop new technologies is a key to our future growth and success. Our research and development activities have focused, or are expected to focus, on technology that makes our existing products easier to use, developing products to treat patients with AAA that are not able to be treated endovascularly due to limitations of currently marketed products and new technologies to address AAA and other aortic disorders, such as stent grafts for the thoracic region of the aorta. Historically, we have focused on developing the Powerlink System for infrarenal AAA, however, we believe that we will need to continue to devote more resources to new technologies for AAA and aortic disorders, such as juxtarenal and thoracic aneurysms, to continue to grow our business. Completing these new product development activities will likely require significant cash resources and could take many years to complete, if at all.

Marketing and Sales

We sell and market products both in the United States and internationally. We sell our products in the United States through a direct sales force and internationally through exclusive independent distributors. As of September 30, 2010, we marketed our products in 25 countries outside of the United States through 12 active independent distributors.

United States. We market the Powerlink System in the United States through a direct sales force consisting of just over 50 sales territories as of December 31, 2009 and we plan to add 30% more territories by the end of 2010. As of September 30, 2010, 61 of these territories were filled. The primary customer and decision maker for these devices in the United States is the vascular surgeon. Through our direct sales force, we provide clinical support and service to many of the approximately 1,600 hospitals in the United States which perform endovascular aneurysm repair. We devote significant resources to the training of our sales representatives, including educational programs on their interactions with physicians. Approximately 83% of our revenues for the year ended December 31, 2009 were generated from product sales in the United States.

Europe. The market for ELGs in Europe is influenced by vascular surgeons, interventional radiologists and, to a lesser extent, interventional cardiologists who perform catheter directed treatment of AAA. The European market is less concentrated than the U.S. market. We have obtained the right to affix a CE mark to our family of Powerlink System products. Europe represents a smaller market opportunity due to capitated hospital budgets and a selling price that is typically less than in the United States. Approximately 6% of our revenues for the year ended December 31, 2009 were generated from product sales in Europe. In addition, we have obtained regulatory approval but have not initiated the distribution process in several other countries, including Norway, Poland, Portugal, and Spain. We may or may not pursue these markets depending on the availability of a suitable distribution partner.

Asia. We commenced commercial sales in Japan in February 2008 after receipt of Shonin approval. We also commenced commercial sales in China in 2009 after receiving regulatory approval. Approximately 5% of our revenues for the year ended December 31, 2009 were generated from product sales in Asia.

South America and Mexico. We have obtained regulatory approval and have active distribution partners in a number of countries, including Argentina, Brazil, Chile, Colombia, and Mexico. Approximately 6% of our revenues for the year ended December 31, 2009 were generated from product sales in South America.

Manufacturing and Supply

All of our products are manufactured, assembled, packaged and sterilized at our 30,200 square foot leased facility in Irvine, California. Our current manufacturing process is labor intensive and involves shaping and forming a cobalt chromium stent, producing the high density ePTFE graft material to form the outside of the device, suturing the graft material on to the stent, and loading the device into a delivery catheter.

In April 2007, we received FDA approval to manufacture high density ePTFE graft material used for the Powerlink System. Beginning in 2008, we manufactured all of our requirements for this graft material. Our cost to manufacture this graft material is significantly lower than our cost previously paid to a third party supplier of the graft material, which positively impacted our gross margins for sales of the Powerlink System.

We rely on third parties for the supply of certain components used in our products, such as wire used to form our cobalt chromium alloy stent cage. We outsource the manufacturing of these components as it allows us have relationships with suppliers who have appropriate competencies while minimizing our capital investment and costs. Our third party manufacturers are required to meet FDA and/or ISO 13485 and other quality standards. While we obtain some of these components from single source suppliers, we believe there are alternative vendors for the supply of these components.

Patents and Proprietary Information

We believe that the protection of our intellectual property and proprietary information is a key to being able to effectively compete. We are building a portfolio of apparatus and method patents covering various aspects of our current and future technology. In the AAA area, we have 18 United States patents issued, including 393 claims, and 21 pending United States patent applications. Our current AAA related patents begin expiring in 2017 and the last patent expires in 2019. We intend to continue to file for patent protection to strengthen our intellectual property position as we continue to develop our technology.

In addition to our AAA intellectual property, we own or have the rights to 36 issued United States patents, one issued European patent, and one issued Japanese patent, and two pending United States patent applications relating to intravascular radiation, stents, and various catheter or intravascular technologies. The non-AAA patents begin expiring in 2012 and the last patent expires in 2018.

Our policy is to protect our proprietary position by, among other methods, filing United States and foreign patent applications to protect technology, inventions and improvements that are important to the development of our business. We also own trademarks to protect the names of our products. In addition to patents and trademarks, we rely on trade secrets and proprietary know-how. We seek protection of these trade secrets and proprietary know-how, in part, through confidentiality and proprietary information agreements. We make efforts to require our employees, directors, consultants and advisors, other advisors and other individuals and entities to execute confidentiality agreements upon the start of employment, consulting or other contractual relationships with us. These agreements provide that all confidential information developed or made known to the individual or entity during the course of the relationship is to be kept confidential and not be disclosed to third parties, except in specific circumstances. In the case of employees and some other parties, the agreements provide that all inventions conceived by the individual will be our exclusive property.

Competition

The medical device industry is marked by intense competition. Any product we develop that gains regulatory clearance or approval will have to compete for market acceptance and market share. We believe that the primary competitive factors in the market for AAA devices are:

•	clinical effectiveness;

•	product safety, reliability and durability;

•	ease of use;

•	distribution capability; and

•	price.

We experience significant competition in the endovascular graft market and we expect that the intensity of competition will increase over time. Three manufacturers, Medtronic Inc., W.L. Gore Inc., and Cook Medical Products, Inc. have obtained FDA marketing approval for their endovascular stent grafts. However, we believe that our technology offers clinical advantages over these other currently available technologies. The cardiovascular device industry is marked by rapid technological improvements and, as a result, physicians are open to improved designs. Significant market share and revenue can be captured by designs demonstrating superior clinical outcomes and ease of use. We believe deliverability of the device, dependability of the clinical results and the durability of the product design are the most important product characteristics. The Powerlink System is the only available AAA device that provides anatomical fixation and gives physicians the choice of either infrarenal or suprarenal proximal extensions.

The following chart details the stent graft characteristics of the minimally-invasive AAA stent grafts being sold in the United States.

FDA Approved

Stent Graft Characteristics

Manufacturer/Product Name	Design	Fixation
Endologix/ Powerlink	Long main body, short limbs	Radial force and anatomical fixation
Medtronic/ Talent	Short main body, long modular limbs	Radial force and suprarenal stent
Cook/ Zenith	Short main body, long modular limbs	Radial force, suprarenal stent and barbs
WL Gore/ Excluder	Short main body, long modular limbs	Radial force and barbs

In addition to the competitors mentioned above, Terumo-Vascutek, Trivascular, Nellix, Aptus, Cordis and Lombard Medical are believed to have active development programs, and Medtronic is anticipated to introduce a new endovascular AAA device in the United States by the end of 2010 or early 2011.

Most of our existing competitors have substantially greater capital resources than we do and also have greater resources and expertise in the areas of research and development, obtaining regulatory approvals, manufacturing, marketing, and sales. In addition, many of our competitors have multiple product offerings, which some physicians may find more convenient. We also compete with other medical device companies for clinical sites and for the hiring of qualified personnel, including sales representatives.

Third-Party Reimbursement

In the United States, hospitals are the primary purchasers of our products. Hospitals then bill various third-party payors, such as Medicare, Medicaid, and other government programs and private insurance plans, for the healthcare services and products provided to patients. Government agencies, private insurers and other payors determine whether to provide coverage for a particular procedure and reimburse hospitals for medical treatment at a fixed rate based on the diagnosis-related group established by the United States Centers for Medicare and Medicaid Services, or CMS. The fixed rate of reimbursement is based on the procedure performed, and is unrelated to the specific devices used in that procedure.

Reimbursement of interventional procedures utilizing our products currently is covered under a diagnosis-related group. Some payors may deny reimbursement if they determine that the device used in a treatment was unnecessary, inappropriate or not cost-effective, experimental or used for a non-approved indication. Therefore, we cannot assure you that reimbursement for any new product we develop will be available to hospitals and other users, or that future reimbursement policies of payors will not hamper our ability to sell current or new products on a profitable basis.

In October 2000, the CMS issued a guideline regarding the proper coding of our procedures for billing purposes. CMS instructed that code 39.71, for endovascular graft repair of aneurysm, be utilized. For purposes of hospital reimbursement, the majority of patients using the Powerlink System will be classified under DRG 238, Major Cardiovascular Procedures without Complication and Comorbidities. In Europe, reimbursement for the procedure, including the device, typically comes from the hospital’s general fund and is usually from about one-half to three-quarters of the reimbursement available in the United States.

Outside the United States, market acceptance of products depends partly upon the availability of reimbursement within the prevailing healthcare payment system. Reimbursement systems vary significantly by country, and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Reimbursement is obtained from a variety of sources, including government sponsored healthcare and private health insurance plans.

Some countries have centrally organized healthcare systems, but in most cases there is a degree of regional autonomy either in deciding whether to pay for a particular procedure or in setting the reimbursement level. The manner in which new devices enter the healthcare market depends on the system. There may be a national appraisal process leading to a new procedure or product coding, or it may be a local decision made by the relevant hospital department. The latter is particularly the case where a global payment is made that does not detail specific technologies used in the treatment of a patient. Most foreign countries also have private insurance plans that may reimburse patients for alternative therapies.

Government Regulation

United States

Our products are regulated in the United States as medical devices by the FDA under the Federal Food, Drug and Cosmetic Act. The FDA classifies medical devices into one of three classes based upon controls the FDA considers necessary to reasonably ensure their safety and effectiveness. Class I devices are subject to general controls such as labeling, adherence to good manufacturing practices and maintenance of product complaint records, but are usually exempt from premarket notification requirements. Class II devices are subject to the same general controls and also are subject to special controls such as performance standards, and FDA guidelines, and may also require clinical testing prior to approval. Class III devices are subject to the highest level of controls because they are used in life-sustaining or life-supporting implantable devices. Class III devices require rigorous clinical testing prior to their approval and generally require a PMA or PMA supplement approval prior to their sale.

If a medical device manufacturer can establish that a device is “substantially equivalent” to a legally marketed Class I or Class II device, or to an unclassified device, or to a Class III device for which the FDA has not called for PMAs, the manufacturer may seek clearance from the FDA to market the device by filing a 510(k) premarket notification. The 510(k) notification must be supported by appropriate data establishing the claim of substantial equivalence to the satisfaction of the FDA. Following submission of the 510(k) notification, the manufacturer may not place the device into commercial distribution in the United States until an order is issued by the FDA.

Manufacturers must file an investigational device exemption (IDE) application if human clinical studies of a device are required and if the FDA considers experimental use of the device to represent significant risk to the patient. The IDE application must be supported by data, typically including the results of animal and mechanical testing of the device. If the IDE application is approved by the FDA, human clinical studies may begin at a specific number of investigational sites with a maximum number of patients, as approved by the FDA. The clinical studies must be conducted under the review of an independent institutional review board to ensure the protection of the patients’ rights.

Generally, upon completion of these human clinical studies, a manufacturer seeks approval of a Class III medical device from the FDA by submitting a PMA application. A PMA application must be supported by extensive data, including the results of the clinical studies, as well as literature to establish the safety and effectiveness of the device. The Powerlink System was approved through this PMA process.

FDA regulations require us to register as a medical device manufacturer with the FDA. Additionally, the California Department of Health Services, or CDHS, requires us to register as a medical device manufacturer within the state. Because of this, the FDA and the CDHS inspect us on a routine basis for compliance with Quality System Records, or QSR, regulations. These regulations require that we manufacture our products and maintain related documentation in a proscribed manner with respect to manufacturing, testing and control activities. We have undergone and expect to continue to undergo regular QSR inspections in connection with the manufacture of our products at our facility. Further, the FDA requires us to comply with various FDA regulations regarding labeling. The Medical Device Reporting laws and regulations require us to provide information to the FDA on deaths or serious injuries alleged to have been associated with the use of our devices, as well as product malfunctions that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for “off-label” purposes.

We are subject to other federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices.

International

Our international sales are subject to regulatory requirements in the countries in which our products are sold. The regulatory review process varies from country to country and may in some cases require the submission of clinical data. In addition, the FDA must approve the export to certain countries of devices that require a PMA but are not yet approved domestically.

In Europe, we need to comply with the requirements of the Medical Devices Directive, or MDD, and affix the CE mark on our products to attest to such compliance. To achieve compliance, our products must meet the “Essential Requirements” of the MDD relating to safety and performance and we must successfully undergo verification of our regulatory compliance, or conformity assessment, by a Notified Body selected by us. The level of scrutiny of such assessment depends on the regulatory class of the product.

In December 1998, we received ISO 9001:1994/ EN46001:1996 certification from our Notified Body with respect to the manufacturing of all of our products in our facilities. In September 2002, we received ISO 9001:1994/ EN46001:1996 and ISO 13485:1996 certification. In December 2005, we received ISO13485:2003 certification. We are subject to continued surveillance by our Notified Body and will be required to report any serious adverse incidents to the appropriate authorities. We also must comply with additional requirements of individual countries in which our products are marketed.

Fraud and Abuse

We may directly or indirectly be subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws. In particular, the federal healthcare program anti-kickback statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending a good or service, for which payment may be made in whole or part under federal healthcare programs, such as the Medicare and Medicaid programs. The anti-kickback statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. In implementing the statute, the Office of Inspector General, or OIG, has issued a series of regulations, known as the “safe harbors,” which began in July 1991. These safe harbors set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the anti-kickback statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy all requirements of an applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG. Penalties for violations of the federal anti-kickback statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs.

The federal False Claims Act prohibits persons from knowingly filing or causing to be filed a false claim to, or the knowing use of false statements to obtain payment from, the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government. These individuals, sometimes known as “relators” or, more commonly, as “whistleblowers”, may share in any amounts paid by the entity to the government in fines or settlement. The number of filings of qui tam actions has increased significantly in recent years, causing more healthcare companies to have to defend a False Claim action. If an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted similar laws modeled after the federal False Claims Act which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items, or services. A violation of this statute is a felony and may result in fines or imprisonment.

Product Liability

The manufacture and marketing of medical devices carries the risk of financial exposure to product liability claims. Our products are used in situations in which there is a high risk of serious injury or death. Such risks will exist even with respect to those products that have received, or in the future may receive, regulatory approval for commercial sale. We are currently covered under a product liability insurance policy with coverage limits of $10 million per occurrence and $10 million per year in the aggregate subject to usual self insured retention amounts.

Employees

As of September 30, 2010, we had 253 employees, including 139 in manufacturing, 13 in research and development, seven in regulatory and clinical affairs, 79 in sales, marketing and customer service and 15 in administration. We believe that the success of our business will depend, in part, on our ability to attract and retain qualified personnel. Our employees are not subject to a collective bargaining agreement, and we believe we have good relations with our employees.

General Information

We were incorporated in California in March 1992 under the name Cardiovascular Dynamics, Inc. and reincorporated in Delaware in June 1993. In January 1999, we merged with privately held Radiance Medical Systems, Inc. and changed our name to Radiance Medical Systems, Inc. and in May 2002, we merged with privately held Endologix, Inc., and changed our name to Endologix, Inc. Our principal executive office is located at 11 Studebaker, Irvine, California and our telephone number is (949) 595-7200. Our website is located at www.endologix.com. The information on, or that can be accessed through, our website is not incorporated by reference into this Annual Report on Form 10-K and should not be considered to be a part hereof.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website, at www.endologix.com, free of charge as soon as practicable after filing with the U.S. Securities and Exchange Commission, or SEC. All such reports are also available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by us with the SEC at the SEC’s public reference room located at 100 F St., NE, Washington, D.C., 20549. Information regarding operation of the SEC’s public reference room can be obtained by calling the SEC at 1-800-SEC-0330.

Properties

Currently, we lease two adjacent facilities aggregating approximately 43,500 square feet in Irvine, California under separate lease agreements that expire in August 2011 and may be renewed for two additional twelve month periods, at our option. We believe that our current facilities will be adequate and suitable for our operations through the current lease term.

Legal Proceedings

We are involved from time to time in various claims and legal proceedings of a nature considered normal and incidental to our business, including product liability, intellectual property, employment and other matters. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. The accruals are adjusted periodically as assessments change or as additional information becomes available.

We are currently involved in litigation with Cook Medical Incorporated, or Cook, in which Cook alleges that we infringed two of Cook’s patents, granted in 1991 and 1998, respectively. The lawsuit was filed by Cook in the United States District Court, Southern District of Indiana, on October 8, 2009. In December 2009, the United States Patent and Trademark Office, or the USPTO, granted our request for a reexamination of the two patents asserted by Cook in the lawsuit. In January 2010, the court ordered that the lawsuit be stayed pending the outcome of the patent reexaminations. In February 2010, the USPTO completed its initial reexamination process and confirmed the patentability of one of the two patents, the ‘706 patent, and on March 31, 2010 issued a reexamination certificate to that effect. As to the second patent, the ‘777 patent, the USPTO rejected as unpatentable those patent claims asserted by Cook against us. Cook subsequently amended the ‘777 patent and added certain new claims. On April 14, 2010, the USPTO indicated its intent to issue a reexamination certificate confirming the patentability of these amended and new claims and issued the certificate on July 21, 2010. On June 2, 2010, the stay of the court proceedings was lifted and discovery is underway. We are raising numerous defenses in the case, one of which is that Cook’s lawsuit is barred by a prior judgment in an earlier case between the same parties. That issue is expected to be addressed by the court in December. A hearing on the construction of the asserted claims of the‘706 patent and the ‘777 patent is scheduled for February 8, 2011. We intend to continue our vigorous defense against these claims and believe our defenses are meritorious.

We are also involved in litigation with Bard Peripheral Vascular, Inc., or Bard, in which Bard alleges that we infringe one of Bard’s patents that issued in 2002. Bard filed the lawsuit against us and another defendant, Atrium Medical Corp., on August 10, 2010 alleging that we infringe U.S. Patent No. 6,436,135, or the ‘135 patent, entitled “Prosthetic Vascular Graft.” Bard alleged in the complaint that the ePTFE material used in our Powerlink System infringes the ‘135 patent and seeks damages for the infringement. Bard also alleges that our infringement was willful and seeks treble damages, prejudgment interest and its attorney fees as well as a permanent injunction. The complaint has not yet been served on us by Bard, and there have been no substantive developments in this matter. Should Bard pursue this matter, we intend to vigorously defend ourselves against these claims.

At this time, we are unable to predict the outcomes of these matters. At this time, we are of the opinion that the outcome of these matters will not have a material adverse effect on our financial position, results of operations, or cash flow. However, as these matters are ongoing, there is no assurance they will be resolved favorably by us or will not result in a material loss.

Selected Quarterly Financial Data (Unaudited)

	March 31	June 30	September 30	December 31
	(in thousands, except per share amounts)
2009:
Total revenues	$11,834	$13,168	$13,777	$13,662
Gross profit	8,929	9,912	10,118	10,301
Net loss	(1,177)	(425)	(156)	(676)
Basic and diluted net loss per share	(0.03)	(0.01)	(0.00)	(0.01)
2008:
Total revenues	$8,329	$9,273	$9,383	$10,679
Gross profit	5,798	6,719	6,923	7,844
Net loss	(3,692)	(3,762)	(2,962)	(1,576)
Basic and diluted net loss per share	(0.09)	(0.09)	(0.07)	(0.04)

	September 30
	(in thousands, except per share amounts)
2010:
Total revenues	$17,874
Gross profit	14,052
Net loss	(466)
Basic and diluted net loss per share	(0.01)

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

We do not believe that we currently have material exposure to interest rate, foreign currency exchange rate or other relevant market risks.

Interest Rate and Market Risk. Our exposure to market risk for changes in interest rates relates primarily to our revolving credit facility. All outstanding amounts under our revolving credit facility bear interest at a variable rate equal to the greater of 90 day LIBOR, the federal funds rate, or the lender’s prime rate, plus 1.25%. As of December 31, 2009 and September 30, 2010, we had no amounts outstanding under the revolving line of credit. We may be exposed to market risk with respect to the revolving line of credit due to changes in interest rates.

We do not use derivative financial instruments in our investment portfolio. We place our investments with high credit quality issuers and, by policy, limit the amount of credit exposure to any one issuer. We are averse to principal loss and try to ensure the safety and preservation of our invested funds by limiting default risk, market risk, and reinvestment risk. We attempt to mitigate default risk by investing in only the safest and highest credit quality securities and by constantly positioning our portfolio to respond appropriately to a significant reduction in a credit rating of any investment issuer or guarantor. At December 31, 2009 and September 30, 2010, our investment portfolio consisted of money market instruments.

Foreign Currency Transaction Risk. We do not currently have material foreign currency exposure as the majority of our assets are denominated in U.S. currency and our foreign-currency based transaction exchange risk is not material. For the years ended December 31, 2009, 2008, and 2007, we recorded ($49,000), $194,000, and $51,000, respectively, of foreign currency transaction gains (losses).

Security Ownership Of Certain Beneficial Owners And Management

The following tables set forth the beneficial ownership by the persons listed below of shares of our common stock as of September 30, 2010, and of our common stock after giving effect to the Merger and the Private Placement Transaction. As of September 30, 2010, we had 48,997,204 shares of common stock outstanding.

Ownership of Our Common Stock before the Merger and the Private Placement Transaction

Based upon information received from the persons concerned, each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each director, each of the executive officers and all directors and officers as a group, owned beneficially as of September 30, 2010, the number and percentage of outstanding shares of our common stock indicated in the following table.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (3)
5% Beneficial Owners
Federated Investors, Inc. (4)	10,298,166	21.0%
Elliott Associates (5)	5,800,000	11.8%
Discovery Group I, LLC (6)	3,736,106	7.6%
Directors, Nominee and Named Executive Officers
Franklin D. Brown (7)	424,700	*
Roderick de Greef (8)	130,000	*
Daniel Lemaitre (9)	—	*
Paul McCormick (10)	865,438	1.7%
Jeffrey F. O’Donnell (11)	160,000	*
Gregory D. Waller (12)	130,000	*
Thomas C. Wilder, III (13)	—	*
John McDermott (14)	693,617	1.4%
Robert J. Krist (15)	505,499	1.0%
Joseph A. DeJohn (16)	143,573	*
Stefan G. Schreck, Ph.D. (17)	353,383	*
Daniel Hawkins (18)	—	*
All directors and officers as a group (16 persons) (19)	3,682,060	7.2%

*	Represents beneficial ownership of less than 1%
(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 11 Studebaker, Irvine, CA 92618.
(2)	The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after September 30, 2010. Shares issuable pursuant to such options are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.
(3)	Applicable percentages are based on 48,997,204 shares outstanding on September 30, 2010, plus the number of shares such stockholder can acquire within 60 days after September 30, 2010.
(4)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2010. The address of Federated Investors, Inc. is Federated Investors Tower, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15222.
(5)	Based on information contained in Forms 4 filed with the Securities and Exchange Commission on March 30, 2010. Elliott Associates, L.P., through a wholly-owned subsidiary, The Liverpool Limited

Partnership, a Bermuda limited partnership, beneficially own 2,319,998 shares of common stock. Elliott International, L.P. and Elliott International Capital Advisors Inc. beneficially own an aggregate of 3,480,002 shares of common stock. The address of Elliott Associates, L.P. is 712 Fifth Avenue, 36th Floor, New York, New York 10019.

(6)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on, 2010. The address of Discovery Group I, LLC is 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606.
(7)	Includes 310,000 shares subject to options exercisable within 60 days after September 30, 2010 and 114,700 shares held in a family trust.
(8)	Consists of shares subject to options exercisable within 60 days after September 30, 2010.
(9)	Mr. Lemaitre was appointed to our board of directors on December 10, 2009.
(10)	Includes 508,750 shares subject to options exercisable within 60 days after September 30, 2010. Mr. McCormick’s term on our board of directors expired on May 20, 2010.
(11)	Consists of shares subject to options exercisable within 60 days after September 30, 2010.
(12)	Consists of shares subject to options exercisable within 60 days after September 30, 2010.
(13)	Mr. Wilder was elected to our board of directors on May 20, 2010.
(14)	Includes 354,167 shares subject to options exercisable within 60 days after September 30, 2010.
(15)	Includes 222,725 shares subject to options exercisable within 60 days after September 30, 2010.
(16)	Includes 67,187 shares subject to options exercisable within 60 days after September 30, 2010.
(17)	Includes 234,525 shares subject to options exercisable within 60 days after September 30, 2010.
(18)	Mr. Hawkins’ employment with us terminated on April 15, 2010.
(19)	Includes 2,333,736 shares subject to options exercisable within 60 days after September 30, 2010.

Pro Forma Ownership of our Common Stock Following the Merger and the Private Placement Transaction

The following table provides information, after giving pro forma effect to the Merger and the Private Placement Transaction, with respect to the anticipated beneficial ownership of our common stock by each person expected to be the beneficial owner of more than 5% of our common stock anticipated to be outstanding following the closing of the Merger and the Private Placement Transaction, each person expected to be a director or executive officer following the Merger and the Private Placement Transaction, and all such directors and executive officers as a group.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (3)
5% Beneficial Owners
Federated Investors, Inc. (4)	10,298,166	18.6%
Elliott Associates (5)	5,800,000	10.5%
Essex Woodlands Health Ventures Fund VII, L.P. (6)	5,072,924	9.2%
Discovery Group I, LLC (7)	3,736,106	6.8%
Directors, Nominees and Named Executive Officers
Franklin D. Brown (8)	424,700	*
Roderick de Greef (9)	130,000	*
Daniel Lemaitre (10)	—	*
Paul McCormick (11)	865,438	1.5%
Jeffrey F. O’Donnell (12)	160,000	*
Gregory D. Waller (13)	130,000	*
Thomas C. Wilder, III (14)	—	*
John McDermott (15)	693,617	1.2%
Guido Neels (16)	—	*
Martin P. Sutter (6)(17)	5,072,924	9.2%
Robert J. Krist (18)	515,499	*
Joseph A. DeJohn (19)	143,573	*
Stefan G. Schreck, Ph.D. (20)	353,383	*
All directors and officers as a group (17 persons) (21)	8,764,984	15.8%

*	Represents beneficial ownership of less than 1%
(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 11 Studebaker, Irvine, CA 92618.
(2)	The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after September 30, 2010. Shares issuable pursuant to such options are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.
(3)	Applicable percentages are based on 48,997,204 shares outstanding on September 30, 2010, plus (a) 3,170,577 shares to be issued to Essex Woodlands at the closing of the Private Placement Transaction, (b) an estimated 3,170,577 shares to be issued to the stockholders of Nellix at the closing of the Merger, and (c) the number of shares such stockholder can acquire within 60 days after September 30, 2010.
(4)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2010. The address of Federated Investors, Inc. is Federated Investors Tower, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15222.
(5)	Based on information contained in Forms 4 filed with the Securities and Exchange Commission on March 30, 2010. Elliott Associates, L.P., through a wholly-owned subsidiary, The Liverpool Limited Partnership, a Bermuda limited partnership, beneficially own 2,319,998 shares of common stock. Elliott International, L.P. and Elliott International Capital Advisors Inc. beneficially own an aggregate of 3,480,002 shares of common stock. The address of Elliott Associates, L.P. is 712 Fifth Avenue, 36th Floor, New York, New York 10019.
(6)	Consists of 3,170,577 shares to be issued to Essex Woodlands at the closing of the Private Placement Transaction and an estimated 1,902,347 shares to be issued to Essex Woodlands, as a stockholder of Nellix, at the closing of the Merger. Essex Woodlands Health Ventures VII, L.P., a Delaware limited partnership, is the general partner of Essex Woodlands (the “Partnership”). Essex Woodlands Health Ventures VII, L.L.C., a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”). James L. Currie, Martin P. Sutter, Immanuel Thangaraj, Petri Vainio, Mark Pacala and Jeff Himawan are the managers of the General Partner (each, a “Manager” and collectively, the “Managers”). The Partnership is deemed to have sole voting and dispositive power with respect to the shares held by Essex Woodlands. The Managers are deemed to have shared voting and dispositive power with respect to the shares held by Essex Woodlands by unanimous consent and through the Partnership. Each Manager disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Essex Woodlands is 21 Waterway Avenue, Suite 225, The Woodlands, TX 77380.
(7)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on, 2010. The address of Discovery Group I, LLC is 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606.
(8)	Includes 310,000 shares subject to options exercisable within 60 days after September 30, 2010 and 114,700 shares held in a family trust.
(9)	Consists of shares subject to options exercisable within 60 days after September 30, 2010.
(10)	Mr. Lemaitre was appointed to our board of directors on December 10, 2009.
(11)	Includes 508,750 shares subject to options exercisable within 60 days after September 30, 2010. Mr. McCormick’s term on our board of directors expired on May 20, 2010.
(12)	Consists of shares subject to options exercisable within 60 days after September 30, 2010.
(13)	Consists of shares subject to options exercisable within 60 days after September 30, 2010.
(14)	Mr. Wilder was appointed to our board of directors on May 20, 2010.
(15)	Includes 354,167 shares subject to options exercisable within 60 days after September 30, 2010.
(16)	Mr. Neels will be appointed to our board of directors at, and contingent upon, the closing of the Merger and the Private Placement Transaction.
(17)	See footnote (2) above. Mr. Sutter will be appointed to our board of directors at, and contingent upon, the closing of the Merger and the Private Placement Transaction.
(18)	Includes 222,725 shares subject to options exercisable within 60 days after September 30, 2010.
(19)	Includes 67,187 shares subject to options exercisable within 60 days after September 30, 2010.
(20)	Includes 234,525 shares subject to options exercisable within 60 days after September 30, 2010.
(21)	Includes 2,333,736 shares subject to options exercisable within 60 days after September 30, 2010.

Market for Our Common Stock

Our common stock is currently traded on the NASDAQ Global Market under the symbol “ELGX.” As of November 5, 2010, there were 49,014,355 registered holders of record of our common stock.

The following table shows for the periods indicated the high and low closing prices for our common stock on the NASDAQ Global Market.

	HIGH	LOW
FISCAL YEAR ENDED December 31, 2008:
First Quarter	$3.31	$2.45
Second Quarter	$3.11	$2.27
Third Quarter	$2.85	$2.05
Fourth Quarter	$2.16	$0.95

FISCAL YEAR ENDED December 31, 2009:
First Quarter	$2.12	$1.21
Second Quarter	$3.45	$2.12
Third Quarter	$6.19	$3.46
Fourth Quarter	$6.27	$4.17

FISCAL YEAR ENDING December 31, 2010:
First Quarter	$5.85	$3.43
Second Quarter	$5.28	$4.17
Third Quarter	$4.93	$3.76
Fourth Quarter (through November 5, 2010)	$4.43	$6.05

The closing price of our common stock on the NASDAQ Global Market on October 26, 2010, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $5.14 per share of common stock. On November 5, 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the common stock on the NASDAQ Global Market was $6.02 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Description of Our Common Stock

General

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

We have not declared any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Anti-Takeover Provisions

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years. These restrictions do not apply if:

•	prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•

upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•

on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Each of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws also include a number of other provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. First, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for a classified board of directors comprised of three classes of directors with each class serving a staggered three-year term. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of corporation, as amended, does not provide otherwise. Second, our amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Third, our amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management. Fourth, our amended and restated certificate of incorporation, as amended, provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Fifth, our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information reflects our historical results as adjusted on a pro forma basis to give effect to (a) the Merger and related transactions and (b) the Private Placement Transaction. The estimated adjustments to effect the Merger and the Private Placement Transaction are described in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined balance sheet information reflects the Merger and related transactions and the Private Placement Transaction as if they occurred on September 30, 2010, and the unaudited pro forma combined statement of operations information for the twelve months ended December 31, 2009 and the nine months ended September 30, 2010 reflect the Merger and related transactions and the Private Placement Transaction as if they occurred on January 1, 2009.

The unaudited pro forma combined financial information was derived by adjusting our historical financial statements. Our management believes that the adjustments provide a reasonable basis for presenting the significant effects of the Merger and related transactions and the Private Placement Transaction. The unaudited pro forma combined financial information is provided for illustrative purposes only and is based upon available information and assumptions that our management believes are reasonable under the circumstances. The unaudited pro forma combined financial information is not necessarily indicative of what the operating results or financial position of our company would have been had the Merger and related transactions and the Private Placement Transaction been completed on the dates indicated, nor are they necessarily indicative of future operating results or financial position. We and Nellix may have performed differently had they been combined during the periods presented.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010

(in thousands)

	Historical		Pro Forma Adjustments (Merger)		Pro Forma Adjustments (Private Placement Transaction)		Pro Forma Combined
	Endologix	Nellix
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,871	$1,219	$(1,219	)(A)	$15,000	(H)	$37,871
Restricted cash equivalents	—	120	(120	)(A)			—
Accounts receivable	12,675	—	—				12,675
Other receivables	127	—	—				127
Inventories	7,286	—	—				7,286
Other current assets	429	332	—				761

Total current assets	43,388	1,671	(1,339)		15,000		58,720

Property and equipment, net	2,100	812					2,912
Goodwill	4,631	—	3,610	(B)			8,241
Intangibles, net	5,050	70	32,695	(C)			37,815
Other assets	178	30					208

Total assets	$55,347	$2,583	$34,966		$15,000		$107,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,404	$2,110	$(689	)(D)			$10,825
Current portion of long term debt	82	10,676	(10,676	)(D)			82
Total current liabilities	9,486	12,786	(11,365)				10,907
Long-term liabilities:
Long term debt	21	4	(4	)(D)			21
Other long-term liabilities	1,034	28	21,100	(E)			22,162

Total long-term liabilities	1,055	32	21,096				22,183

Total liabilities	10,541	12,818	9,731				33,090

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	26,644	(26,644	)(F)			—
Common stock	50	278	(278	)(F)	3	(H)	56
			3	(G)
Additional paid-in capital	192,652	3,412	(3,412	)(F)	14,997	(H)	222,646
			14,997	(G)
Accumulated deficit	(147,235)	(40,569)	40,569	(F)			(147,235)
Treasury stock, at cost	(661)	—					(661)
Accumulated other comprehensive loss	—	(75)

Total stockholders’ equity	44,806	(10,235)	25,235		15,000		74,806

Total liabilities and stockholders’ equity	$55,347	$2,583	34,966		15,000		$107,896

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2009

(in thousands, except per share date)

	Historical		Pro Forma Adjustments (Merger)		Pro Forma Combined
	Endologix	Nellix
Revenues	52,441	—	—		$52,441
Cost of revenue	13,181	—	—		13,181

Gross profit	39,260	—	—		39,260

Operating expenses:
Research, development and clinical	6,569	—	8,448	(I)	15,017
Marketing and sales	26,483	—	198	(I)	26,681
General and administrative	8,550	—	1,713	(I)	10,263
Salary and Wages	—	4,521	(4,521	)(I)	—
Development Expenses	—	3,521	(3,521	)(I)	—
Professional Services	—	666	(666	)(I)	—
Depreciation	—	385	(385	)(I)	—
Travel & Lodging	—	377	(377	)(I)	—
Rent	—	248	(248	)(I)	—
Marketing and Selling Expenses	—	159	(159	)(I)	—
Repairs and Maintenance	—	151	(151	)(I)	—
Shipping and Delivery	—	105	(105	)(I)	—
Insurance	—	94	(94	)(I)	—
Utilities	—	37	(37	)(I)	—
Taxes & Licenses	—	34	(34	)(I)	—
Office Expenses	—	35	(35	)(I)	—
Membership Dues	—	14	(14	)(I)	—
Equipment Maintenance & Rent	—	12	(12	)(I)	—

Total operating expenses	41,602	10,359	—		51,961

Loss from operations	(2,342)	(10,359)	—		(12,701)

Other income (expense):
Interest income	48	14	—		62
Interest expense	(192)	(1,177)	—		(1,369)
Other income (expense)	52	2	—		54

Total other expense	(92)	(1,161)	—		(1,253)

Net loss	$(2,434)	$(11,520)	—		$(13,954)

Basic and diluted net loss per share	$(0.05)	—	—		$(0.27)

Shares used in computing basic and diluted net loss per share	45,194	—	6,341	(J)	51,535

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the nine months ended September 30, 2010

(in thousands, except per share date)

	Historical		Pro Forma Adjustments (Merger)		Pro Forma Combined
	Endologix	Nellix
Revenues	$48,008	—	—		$48,008
Cost of revenue	10,795	—	—		10,795

Gross profit	37,213	—	—		37,213

Operating expenses:
Research, development and clinical	8,039	—	6,089	(I)	14,128
Marketing and sales	23,134	—	159	(I)	23,293
General and administrative	6,957	—	1,194	(I)	8,151
Salary and Wages	—	3,477	(3,477	)(I)	—
Development Expenses	—	2,298	(2,298	)(I)	—
Professional Services	—	574	(574	)(I)	—
Depreciation	—	324	(324	)(I)	—
Travel & Lodging	—	218	(218	)(I)	—
Rent	—	179	(179	)(I)	—
Marketing and Selling Expenses	—	40	(40	)(I)	—
Repairs and Maintenance	—	124	(124	)(I)	—
Shipping and Delivery	—	40	(40	)(I)	—
Insurance	—	40	(40	)(I)	—
Utilities	—	29	(29	)(I)	—
Taxes & Licenses	—	51	(51	)(I)	—
Office Expenses	—	29	(29	)(I)	—
Membership Dues	—	12	(12	)(I)	—
Equipment Maintenance & Rent	—	7	(7	)(I)	—

Total operating expenses	38,180	7,442	—		45,572

Loss from operations	(917)	(7,442)	—		(8,359)

Other income (expense):
Interest income	22	1	—		23
Interest expense	(11)	(3,064)	—		(3,075)
Other income (expense)	(165)	—	—		(165)

Total other expense	(154)	(3,063)	—		(3,217)

Net loss	$(1,071)	$(10,505)	—		$(11,576)

Basic and diluted net loss per share	$(0.02)	—	—		$(0.21)

Shares used in computing basic and diluted net loss per share	48,390	—	6,341	(J)	54,731

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

1. Description of Transaction

We and Nellix have entered into an Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010, which we refer to as the Merger Agreement. The Merger Agreement contains the terms and conditions of the proposed business combination of our company and Nellix. Under the Merger Agreement, a wholly-owned subsidiary of our company, which we refer to as the Merger Sub, will merge with and into Nellix. We refer to this transaction as the Merger. Nellix will then continue following the Merger as a wholly-owned subsidiary of our company.

At the effective time of the Merger, all shares of Nellix common stock and preferred stock outstanding immediately prior to the Merger, other than any dissenting shares, will automatically be converted into the right to receive an aggregate number of shares of our common stock with a dollar value equal to $15,000,000 (less the dollar value of certain cash payments and other deductions). The price per share of the shares of our common stock to be issued at the closing of the Merger will be equal to $4.731, which represents the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the Merger.

Concurrent with entering into the Merger Agreement, we entered into a Securities Purchase Agreement, dated October 27, 2010, which we refer to as the Securities Purchase Agreement, with Essex Woodlands Health Ventures Fund VII, L.P., or Essex Woodlands, a significant stockholder of Nellix, pursuant to which Essex Woodlands has agreed to purchase from us, and we have agreed to sell and issue to Essex Woodlands, in a private placement transaction, an aggregate of 3,170,577 shares of our common stock at a purchase price of $4.731 per share, resulting in gross proceeds to us of $15,000,000. We refer to this transaction as the Private Placement Transaction. The Private Placement Transaction will close concurrent with the closing of the Merger.

2. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial statements, which have been prepared by us have been derived from historical consolidated financial statements of our company and historical financial statements of Nellix.

The unaudited pro forma condensed combined consolidated financial statements were prepared in accordance with Securities and Exchange Commission Regulation S-X Article 11, using the purchase method of accounting based on Accounting Standards Codification (ASC) 805, “Business Combinations”, and are based on the historical consolidated financial statements of our company and the acquired business lines after giving effect to the shares of our common stock to be issued by us to consummate the Merger, as well as pro forma adjustments.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, “Fair Value Measurements”, as of the acquisition date and that the fair value of acquired in-process research and development be recorded on the balance sheet regardless of the likelihood of success as of the acquisition date. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the asset acquisition at the then-current market price, which may be different than the amount of consideration assumed in these unaudited pro forma condensed combined consolidated financial statements.

ASC 820, as amended, defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

ASC 820, as amended, as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, we may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect our intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the purchase method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the asset acquisition, primarily at their respective fair values and added to those of our company. Financial statements and reported results of operations of our company issued after completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Nellix.

Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are expensed in the period in which the costs are incurred.

3. Accounting Policies

Upon consummation of the Merger, we will perform a detailed review of Nellix’s accounting policies. As a result of that review, it may become necessary to conform the combined company’s financial statements to be consistent with those accounting policies that are determined to be more appropriate for the combined company. The unaudited pro forma condensed combined consolidated financial statements do not assume any differences in accounting policies.

4. Preliminary Purchase Price Determination

The following is a preliminary estimate of consideration expected to be transferred to effect the Merger:

The total preliminary purchase price is estimated at $36.1 million. The value of contingent consideration is discounted based on estimated probabilities of success, as determined by management.

Initial consideration for completion of merger	$15.0
Discounted consideration for contingent payments	21.1

Total purchase consideration	$36.1

5. Preliminary Allocation of Consideration Transferred

The estimated total purchase price of $36.1 million was allocated to the net tangible and intangible assets acquired and liabilities assumed based on their fair values as follows (in millions):

Other current Assets	$.3
Identifiable Intangible Assets	32.7
Fixed Assets	0.8
Other Assets	0.1
Accounts Payable and Accrued Expenses	(1.4)
Goodwill	3.6

Total purchase consideration	$36.1

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS—(Continued)

6. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are a direct result of the Merger, which are factually supportable and, for pro forma adjustments to the pro forma condensed combined consolidated statement of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates which may change as additional information is obtained.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(A)	Pursuant to the Merger Agreement, Nellix will not have any cash or restricted cash at the time of closing of the Merger.

(B)	Goodwill represents the excess of purchase price over the fair value of Nellix’s net assets, including identifiable intangible assets, acquired in the Merger. Goodwill to be recorded in connection with the Merger will differ from the amount presented here as management obtains all information that it has arranged to obtain and that is known to be available, and adjusts the allocation of purchase price accordingly and because the purchase price accounting will be based on our stock price at the closing of the Merger.

(C)	Portions of the purchase price are expected to be allocated to indefinite-lived intangible assets which were identified by our management and have been valued on a number of factors in a preliminary appraisal. The pro forma adjustment amounts reflect our management’s preliminary estimates of the fair values of assets to be acquired and liabilities to be assumed at the date of the Merger. These estimates are preliminary because the Merger has not yet occurred and our management has not yet obtained all of the information that it has arranged to obtain and that is known to be available.

(D)	Pursuant to the Merger Agreement, Nellix will use proceeds from the Merger to pay off all debt, including accrued interest.

(E)	Represents the estimated discounted value of future contingent payments related to the Merger Agreement. These estimates are preliminary because the Merger has not yet occurred and management has not yet obtained all of the information that it has arranged to obtain and that is known to be available.

(F)	The pro forma adjustments represent the elimination of Nellix’s stockholders equity accounts.

(G)	The value of shares of our common stock to be issued at the closing of the Merger, which is based on the price per share of the shares of our common stock to be issued at the closing of the Merger, will be equal to $4.731, which represents the average per share closing price of our common stock on the NASDAQ Global Market for the 30 consecutive trading days ending on the third trading day immediately preceding the date of the first public announcement of the Merger. The actual amount used will be based on our stock price at the closing of the Merger.

(H)	The pro forma adjustments represent the Private Placement Transaction.

(I)	To reclass Nellix accounts to conform with our captions.

(I)	The weighted average number of shares is based on our historical weighted average shares outstanding and increased to give effect to the issuance of approximately 6,341,154 shares in connection with the Merger and the Private Placement Transaction.

Selected Financial Data Of Endologix

You should read the following tables in conjunction with our financial statements and the related notes attached to this proxy statement, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in the section entitled “Information About Endologix—Endologix Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The following tables show selected consolidated financial data of our company for the periods and as of the dates indicated. The selected consolidated financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 are derived from our audited consolidated financial statements included elsewhere in this proxy statement. The selected consolidated financial data as of December 31, 2007, 2006 and 2005 and for the years ended December 31, 2006 and 2005 are derived from our audited consolidated financial statements not included elsewhere in this proxy. The selected consolidated financial data as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 are derived from our unaudited condensed consolidated financial statements included elsewhere in this proxy statement.

	Years Ended December 31,					Nine Months Ended September 30,
	2009	2008	2007	2006	2005	2010	2009
	(In thousands, except per share data)					(unaudited)
Consolidated Statement of Operations Data:
Revenue:
Product	$52,441	$37,631	$27,017	$14,422	$6,889	$48,008	$38,779
License	—	33	754	250	250	—	—
Total revenue	52,441	37,664	27,771	14,672	7,139	48,008	38,779
Cost of product sales	13,181	10,380	10,539	6,330	3,859	10,795	9,820
Gross profit	39,260	27,284	17,232	8,342	3,280	37,213	28,959
Operating costs and expenses:
Research and development	6,569	6,082	6,381	6,765	5,817	8,039	4,511
Marketing and sales	26,483	23,794	20,142	14,579	8,794	23,134	19,783
General and administrative	8,550	9,455	6,371	5,585	4,801	6,957	6,290
Termination of supply agreement	—	—	550	—	—	—	—
Total operating costs and expenses	41,602	39,331	33,444	26,929	19,412	38,130	30,584
Loss from operations	(2,342)	(12,047)	(16,212)	(18,587)	(16,132)	(917)	(1,625)
Total other income (expense)	(92)	55	1,137	1,044	614	(154)	(133)
Net loss	$(2,434)	$(11,992)	$(15,075)	$(17,543)	$(15,518)	$(1,071)	(1,758)
Basic and diluted net loss per share	$(0.05)	$(0.28)	$(0.35)	$(0.44)	$(0.46)	$(0.02)	$(0.04)
Shares used in computing basic and diluted net loss per share	45,194	43,045	42,796	40,010	33,951	48,390	44,316

	As of December 31,					September 30, 2010
	2009	2008	2007	2006	2005
	(In thousands)					(unaudited)
Consolidated Balance Sheet Data:
Cash, restricted cash and cash equivalents	$24,065	$8,111	$9,228	$6,771	$8,691	$22,871
Marketable securities available for sale	—	—	—	13,417	8,959	—
Working capital	31,035	15,876	18,365	26,933	22,250	33,902
Total assets	51,292	37,263	40,043	52,686	47,944	55,347
Long term debt	83	4,250	—	—	—	—
Accumulated deficit	(146,164)	(143,730)	(131,738)	(116,663)	(99,120)	(147,235)
Total stockholders’ equity	42,854	25,817	34,675	46,405	42,207	44,806

Endologix’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with “Selected Financial Data of Endologix” and our consolidated financial statements and the related notes attached to this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors including the risks we discuss in the section entitled “Risk Factors” and elsewhere in this proxy statement.

Overview

We develop, manufacture, market and sell innovative treatments for aortic disorders. Our principal product, the Powerlink System, is a minimally invasive device for the treatment of abdominal aortic aneurysm, or AAA. AAA is a weakening of the wall of the aorta, the largest artery of the body. Once AAA develops, it continues to enlarge and if left untreated becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAAs is between 50% and 80%, making it a leading cause of death in the United States today.

The Powerlink System is a catheter and endoluminal stent graft, or ELG, system. The device consists of a self-expanding cobalt chromium alloy stent cage covered by ePTFE, a common surgical graft material. The Powerlink ELG is implanted in the abdominal aorta, which is accessed through the femoral artery. Once the Powerlink ELG is deployed into its proper position, blood flow is shunted away from the weakened or “aneurysmal” section of the aorta, reducing pressure and the potential for the aorta to rupture. Our clinical trials demonstrated that implantation of our products reduces the mortality and morbidity rates associated with conventional AAA surgery, as well as provides a clinical alternative for many patients who could not undergo conventional surgery. Sales of our Powerlink System in the United States, Europe, Asia, and South America are the primary source of our revenues.

In 2010, Endologix initiated a percutaneous endovascular abdominal aortic aneurysm repair, or PEVAR, pivotal clinical trial. The first patient was treated at Oklahoma Heart Hospital in April 2010. There are currently no medical devices approved by the United States Food and Drug Administration, or FDA, or in pivotal clinical trials, for a PEVAR indication. We expect to enroll up to 150 patients in the pivotal portion of the trial at 20 domestic clinical sites in the randomized trial. All patients in the clinical trial will be treated with our IntuiTrak® endovascular delivery system, which delivers our Powerlink family of stent grafts. The clinical trial is also utilizing a “pre-close” technique facilitated by the Abbott Vascular, Inc. Prostar® XL Percutaneous Vascular Surgical System or Perclose ProGlide® Suture-Mediated Closure System. One hundred patients will undergo PEVAR, with closure facilitated by either the Prostar XL or Perclose ProGlide device, and 50 patients will undergo standard EVAR.

We continue to actively invest our resources in research and development activities in an effort to further expand our product offerings and develop next generation products. In addition, on October 27, 2010, we announced that we entered into a definitive agreement to acquire Nellix, Inc., or Nellix. We anticipate closing the acquisition in December 2010. Nellix is developing a next generation device to treat AAA, which is expected to receive a CE mark in 2012 and FDA premarket approval in 2015. Upon the successful completion of the acquisition, we will integrate the operations of Nellix into our operations, which will likely result in significantly more investments in research and development as we conduct the product development and clinical trials necessary for the approval of the Nellix product in the United States and Europe. We also expect to develop a direct sales force in Europe to market the Nellix product as well as our other products over time.

Summary of Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to collectibility of customer accounts, whether the cost of inventories can be recovered, the value assigned to and estimated useful life of intangible assets, the realization of tax assets and estimates of tax liabilities, contingent liabilities and the potential outcome of litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

The following critical accounting policies and estimates were used in the preparation of the consolidated financial statements:

Revenue Recognition and Accounts Receivable

We comply with the revenue recognition guidelines in SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” We recognize revenue when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists;

•	The sales price is fixed or determinable;

•	Collection of the relevant receivable is probable at the time of sale; and

•	Products have been shipped or used and the customer has taken ownership and assumed risk of loss.

For domestic sales, we generally recognize revenue upon completion of a procedure, when our product is implanted in a patient. For international sales, we recognize revenue at the time of shipment of our products to a distributor.

In the past, we have earned royalty revenue, which was included in license revenue in the consolidated statement of operations, as a result of the sale of product rights and technologies to third parties. Royalties were recognized upon the sale of products subject to the royalty by the third party.

We do not offer rights of return and we have no post delivery obligations other than our specified warranty.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These estimates are based on our review of the aging of customer balances, correspondence with the customer, and the customer’s payment history. If additional information becomes available to us indicating the financial condition of the customer is deteriorating, additional allowances may be required.

Inventories

We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand, as driven by economic and market conditions, and the product’s shelf life. If actual demand, or economic or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Goodwill, Intangible Assets and Long-Lived Assets

We record an impairment charge, or expense, for long-lived assets whenever events or changes in circumstances indicate that the value recorded for the asset may not be recoverable. Future changes in operations could cause us to write down the asset value and record an expense to better reflect our current estimate of its value. Goodwill and indefinite-lived intangible assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the goodwill or indefinite-lived intangible assets are impaired. Factors that may impact whether there is potential goodwill impairment include a significant decrease in our stock price and our evaluation of a control premium that may be used when estimating our total fair value. Our stock price may decline, or other factors may arise, which could result in goodwill impairment in future periods. Factors that may impact whether there is a potential impairment to our indefinite-lived intangible assets include legal and regulatory considerations.

Income Taxes

We record the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the financial statements, as well as operating losses and tax credit carry forwards. We have recorded a full valuation allowance to reduce our deferred tax assets to zero, because we believe that, based upon a number of factors, it is more likely than not that the deferred tax assets will not be realized. If we were to determine that we would be able to realize our deferred tax assets in the future, an adjustment to the valuation allowance on our deferred tax assets would increase net income in the period such determination was made.

Stock-based compensation

We recognize compensation expense over a stock option award’s vesting period based on the award’s fair value at the date of grant. We use the Black-Scholes option pricing model to value stock option grants. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. The amount of expense attributed is net of an estimated forfeiture rate, which is updated as appropriate. This option pricing model requires the input of highly subjective assumptions, including the expected volatility of our common stock, pre-vesting forfeiture rate and the option’s expected life. The financial statements include such amounts based on our best estimates and judgments.

Results of Operations

Comparison of the Three Months Ended September 30, 2010 and 2009

Revenue. Revenue increased 30% to $17.9 million in the three months ended September 30, 2010 from $13.8 million in the three months ended September 30, 2009. Domestic sales increased 35% to $15.2 million in the three months ended September 30, 2010 from $11.3 million in the three months ended September 30, 2009. The increase in domestic sales was primarily due to the rollout of Powerlink product line extensions and PowerFit™ aortic extensions as well as an increase in the number of staffed sales territories.

International sales increased 6% to $2.6 million in the three months ended September 30, 2010 from $2.5 million for the comparable period in the prior year. This increase was primarily due to increased sales in South America and Mexico.

We expect that revenue for the full year ending December 31, 2010, will be between $66.0 and $67.0 million.

Cost of Revenue. The cost of revenue increased 4% to $3.8 million in the three months ended September 30, 2010 from $3.7 million in the three months ended September 30, 2009, due to an increase in sales. As a percentage of revenue, cost of revenue decreased to 21% in the third quarter of 2010 as compared to 27% for the same period of 2009. The percentage decreased primarily due to the introduction of certain new products into the domestic market, higher domestic to international sales mix in the products sold during the period and certain product cost efficiencies due to higher volume.

Gross Profit. Gross profit increased 39% to $14.1 million in the three months ended September 30, 2010 from $10.1 million in the three months ended September 30, 2009. As a percentage of revenue, gross profit increased to 79% in the third quarter of 2010 as compared to 73% for the same period of 2009. The percentage increase was due to an increase in sales and product cost efficiencies due to higher volumes.

We believe that gross profit will increase in the last quarter of 2010 due to the higher expected sales. We also expect gross profit as a percentage of revenue, however, may decline modestly relative to the first nine months of 2010 due to an expected higher proportion of international sales to total sales. International sales are to distributors at lower selling prices than in the United States.

Research, Development and Clinical. Research, development and clinical expense increased 101% to $3.3 million in the three months ended September 30, 2010 as compared to $1.7 million for the three months ended

September 30, 2009. This increase was due to a one time payment of $500,000 under a license agreement that was entered into for balloon expandable stent technology, additional personnel and development costs associated with enhancing and expanding our Powerlink product line, and costs associated with our PEVAR clinical trial.

We expect that research, development, and clinical expense will remain significantly above prior year quarter for the last quarter of 2010.

Marketing and Sales. Marketing and sales expense increased 30% to $8.6 million in the three months ended September 30, 2010 from $6.6 million in the three months ended September 30, 2009. The increase in the third quarter of 2010 resulted primarily from higher variable compensation expense on the 35% increase in domestic sales, and from an increase in the number of staffed sales territories.

We anticipate modest increases in sales and marketing for the last quarter of 2010 due to higher commission costs on expected sales growth and costs due to participation in medical meetings and conferences.

General and Administrative. General and administrative expense increased 34% to $2.7 million in the three months ended September 30, 2010 from $2.0 million in the same period in 2009. The increase is primarily due to legal costs associated with patent disputes and $290,000 in due diligence costs associated with our review of Nellix.

We expect general and administrative costs to increase in the last quarter of 2010 as compared to the first three calendar quarters due to costs associated with the acquisition of Nellix and our ongoing legal proceedings.

Other Income (Expense), net. Other income (expense) increased 276% to $60,000 in the three months ended September 30, 2010 from $(34,000) in the same period of 2009. The increase in other income (expense) was primarily the result of gains related to foreign currency exchange, partially offset by the interest expense incurred on bank debt that was outstanding in 2009.

Comparison of the Nine Months Ended September 30, 2010 and 2009

Revenue. Revenue increased 24% to $48.0 million in the nine months ended September 30, 2010 from $38.8 million in the nine months ended September 30, 2009. Domestic sales increased 22% to $40.0 million in the nine months ended September 30, 2010 from $32.9 million in the nine months ended September 30, 2009. The increase in domestic sales was primarily due to the productivity increase of our sales force And the rollout of Powerlink product line extensions and Powerfit aortic extensions.

International sales increased 35% to $8.0 million in the nine months ended September 30, 2010 from $5.9 million for the comparable period in the prior year. This increase was driven primarily by release of the IntuiTrak delivery system in select European and South American markets.

Cost of Revenue. The cost of revenue increased 10% to $10.8 million in the nine months ended September 30, 2010 from $9.8 million in the nine months ended September 30, 2009, due to an increase in the volume of Powerlink System sales. As a percentage of revenue, cost of revenue decreased to 22% in the nine months ended September 30, 2010 from 25% in the same period of 2009. The percentage decline in the cost of revenue was due to a more favorable product mix, volume related efficiencies, and utilization of our in-house ePTFE graft material for products sold to our distributor in Japan.

Gross Profit. Gross profit increased 29% to $37.2 million in the nine months ended September 30, 2010 from $29.0 million in the nine months ended September 30, 2009. As a percentage of revenue, gross profit increased to 78% in the first nine months of 2010 as compared to 75% for the same period of 2009. The percentage increase was due to the introduction of certain new products into the domestic market and product cost efficiencies due to higher volumes.

Research, Development and Clinical. Research, development and clinical expense increased 78% to $8.0 million in the nine months ended September 30, 2010 as compared to $4.5 million for the nine months ended

September 30, 2009. This increase was due to additional personnel and development costs associated with enhancing and expanding our Powerlink System product line, acquisition of balloon expandable stent technology, and costs associated with our PEVAR clinical trial.

Marketing and Sales. Marketing and sales expense increased 17% to $23.1 million in the nine months ended September 30, 2010 from $19.8 million in the nine months ended September 30, 2009. The increase in the first nine months of 2010 resulted primarily from higher variable compensation expense on the 22% increase in domestic sales and an increase in the number of staffed sales territories.

General and Administrative. General and administrative expense increased 11% to $7.0 million in the nine months ended September 30, 2010 from $6.3 million in the nine months ended September 30, 2009, primarily due to legal costs associated with patent disputes and due diligence costs associated with our review of Nellix.

Other Expense. Other expense increased 16% to $154,000 in the nine months ended September 30, 2010, from $133,000 in the same period of 2009. The increase in other expense is primarily due to losses related to foreign currency exchange offset by lower interest expense due to lower debt.

Comparison of Years Ended December 31, 2009 and 2008

Product Sales. Sales increased 39% to $52.4 million in 2009 from $37.6 million in 2008 primarily due to the increased productivity of our sales force, the introduction of new products including Powerlink XL, our suprarenal proximal extension, and the IntuiTrak delivery system, and increased physician acceptance of the Powerlink System. Domestic sales increased from $31.9 million to $43.7 million, and sales to distributors outside the United States increased from $5.7 million in 2008 to $8.8 million in 2009. This increase was driven primarily by the introduction of IntuiTrak to most of our international distributors. Additionally, we had higher sales to our distributors in South America and Japan and an initial sale generating stocking order from our distributor in China.

We expect that product sales will increase in 2010 by an estimated 18% to 26% from 2009, to $62 million to $66 million. Based on the timing of new product launches and continued improvements in sales force productivity, we expect that the majority of the revenue growth will be weighted in the second half of the year. Outside the United States, we expect growth in each of our major markets of Europe, Asia, and South America.

Cost of Product Revenue. The cost of product revenue, which includes labor, overhead, materials and parts, rent, depreciation, small tools and supplies, samples for destructive testing, and utilities, among other items, increased 27% from $10.4 million in 2008 to $13.2 million in 2009. The increase is primarily attributable to an increase in the volume of Powerlink System sales, partially offset by efficiencies in our manufacturing process.

Gross Profit. Gross profit increased 44% to $39.3 million in 2009 from $27.3 million in 2008. The increase in gross profit resulted from higher product sales in 2009 as compared to 2008 and from a favorable product mix due to new product introductions, which have a higher average selling price. Gross profit as a percentage of revenue increased to 75% in 2009 from 72% in 2008 for these reasons.

We believe that gross profit dollars will increase in 2010 due to higher commercial sales of the Powerlink System both in and outside of the United States. We also expect that gross profit as a percentage of product revenues will increase due to efficiencies from higher manufacturing volumes required to support sales growth.

Research, Development and Clinical. Research, development and clinical expenses increased by 8% to $6.6 million from $6.1 million in 2008. The increase primarily resulted from costs associated with the development of new products for the treatment of aortic disorders.

We expect that these expenses will significantly increase in 2010 as we pursue opportunities to develop additional new products for the treatment of aortic disorders and costs associated with the bilateral percutaneous clinical trial. We also expect expenses to increase in subsequent years as we increase our new product development activities.

Marketing and Sales. Marketing and sales expenses increased by 11% to $26.5 million from $23.8 million in 2008. This increase was due to higher sales commission payouts on the 37% growth in domestic sales revenue and an increase in marketing efforts related to our product launches in 2009.

We expect that marketing and sales expense will increase in 2010 due to higher commission expense on the expected increase in sales and due to higher compensation costs associated with the expected increase in the number of sales territories by approximately 30% by the end of 2010.

General and Administrative. General and administrative expenses decreased by 10% to $8.6 million from $9.5 million in 2008. The decrease was primarily due to $700,000 in costs associated with our chief executive officer succession, which occurred in May 2008, and significant legal fees that occurred in 2008. These reductions were partially offset by higher stock based compensation charges and incentive compensation accruals based on performance metrics in 2009. We expect that general and administrative expenses in 2010 will be approximately unchanged from 2009.

Other Income/(expense). Other income/(expense) decreased 267% to ($92,000) in 2009 from $55,000 in 2008. An increase in interest income was offset by expenses related to interest expense incurred in the first three quarters of 2009.

We expect that other income will increase due to interest income on a higher average cash balance in 2010, and lower interest expense.

Comparison of Years Ended December 31, 2008 and 2007

Product Sales. Sales increased 39% to $37.6 million in 2008 from $27.0 million in 2007 primarily due to the increased productivity of our domestic field sales personnel, and the introduction of our suprarenal proximal extensions and Powerlink XL products. Domestic sales increased from $23.0 million to $31.9 million, and sales to distributors outside the United States increased from $4.0 million in 2007 to $5.7 million in 2008. This increase was primarily due to sales to our distributor in Japan, as well as an increase in sales to distributors in South America.

License Revenue. License revenue decreased 96% to $33,000 in 2008 from $754,000 in 2007. License revenue from Abbott remained at the contractual minimum level of $250,000 for 2007, and expectedly declined sharply in 2008 as the minimum royalty provision of the agreement expired at December 31, 2007. The license expired and was fully paid up in June 2008. Additionally in 2007, due to our licensing agreement with BioLucent, we received $504,000 in royalties and fees, including a one-time payment of $500,000 in exchange for a fully paid up license to certain of our patents in a certain field of use. Beginning January 1, 2008, sales of our Powerlink System were our only material source of revenue.

Cost of Product Revenue. The cost of product revenue, which includes labor, overhead, materials and parts, rent, depreciation, small tools and supplies, samples for destructive testing, and utilities, among other items, decreased 2% to $10.4 million from $10.5 million in 2007. This decrease is directly attributable to the substitution of lower-cost in-house produced graft material in a majority of the products sold in 2008.

Gross Profit. Gross profit increased 58% to $27.3 million in 2008 from $17.2 million in 2007. The increase in gross profit resulted from higher product sales in 2008 as compared to 2007 and a reduction in the per unit cost of product due to substitution of lower-cost in-house produced graft material in a majority of the products sold in 2008. Gross profit as a percentage of revenue increased to 72% in 2008 from 62% in 2007 for these reasons.

Research, Development and Clinical. Research, development and clinical expenses decreased by 5% to $6.1 million from $6.4 million in 2007. The decrease primarily resulted from lower costs associated with clinical trials in the 2008 period. We recorded $236,000 in 2008 and $417,000 in 2007, of stock compensation expense.

Marketing and Sales. Marketing and sales expenses increased by 18% to $23.8 million from $20.1 million in 2007. This increase was due to higher sales commission payouts on the 39% growth in domestic sales revenue, severance payments, and the implementation of an in-depth sales training program. We recorded $1.0 million in 2008 and $878,000 in 2007, respectively, of stock compensation expense.

General and Administrative. General and administrative expenses increased by 48% to $9.5 million from $6.4 million in 2007. The increase was due primarily to increases in patent and legal fees, settlement of the legal dispute with Cook, our chief executive officer succession process, and our analysis and response to the unsolicited acquisition proposal from Elliott Associates. In addition, stock based compensation expense totaled $1.4 million in 2008 as compared to $894,000 in 2007.

Termination of Supply Agreement. Termination of supply agreement expense was $550,000 in 2007. The expense was due to the third amendment to our supply agreement for ePTFE graft material with Bard Peripheral, dated September 21, 2007, which reduced the minimum purchase requirement for the 2007 year from $2.9 million to $2.2 million, and wherein both parties agreed to terminate the agreement on December 31, 2007. In consideration for the reduction in the minimum purchase requirement for the 2007 year, we paid $550,000 to Bard Peripheral.

Other Income. Other income decreased 95% to $55,000 from $1.1 million in 2007. The decrease in other income was primarily the result of a realized gain of $412,000 on our investment in BioLucent in 2007, lower interest income, and higher interest expense in 2008 due to drawing down on the term loan and revolving line of credit with Silicon Valley Bank in September 2008.

Liquidity and Capital Resources

For the nine months ended September 30, 2010, we incurred a net loss of $1.1 million. As of September 30, 2010, we had an accumulated deficit of approximately $147.2 million. Historically, we have relied on the sale and issuance of equity securities to provide a significant portion of funding for our operations. In August 2009, we completed a sale of our common stock that resulted in net proceeds of approximately $14.7 million. During 2009, we generated positive cash flows from operations for the first time in our history.

In October 2009, we entered into a revolving credit facility with Wells Fargo Bank, National Association, or Wells, whereby we may borrow up to $10.0 million. All outstanding amounts under the credit facility bear interest at a variable rate equal to the greater of 90 day LIBOR, the federal funds rate, or the lender’s prime rate, plus 1.25%, which is payable on a monthly basis. The unused portion is subject to an unused revolving line facility fee, payable quarterly, in arrears, in an amount equal to 0.2% per annum of the average unused portion of the revolving line, as determined by Wells. The credit facility also contains customary covenants regarding operations of our business and financial covenants relating to ratios of current assets to current liabilities and tangible net worth during any calendar quarter and is collateralized by all of our assets with the exception of our intellectual property. All amounts owing under the credit facility will become due and payable on April 30, 2012. As of September 30, 2010, we did not have any outstanding borrowings under this credit facility and we were in compliance with all covenants.

At September 30, 2010, we had cash and cash equivalents of $22.9 million. We believe that our current cash balance, in combination with expected cash flows from operations and borrowings available under our credit facility, will be sufficient to meet anticipated cash needs for operating and capital expenditures for at least the next twelve months. If we do not realize expected revenue and gross profit margin levels, or if we are unable to manage our operating expenses in line with revenues, or if we cannot maintain our days sales outstanding accounts receivable at historical levels, we may require additional financing to fund our operations.

As of September 30, 2010, our accounts receivable days outstanding was 59 days, as compared to 61 days at June 30, 2010 and 52 days at December 31, 2009, respectively. We expect the days outstanding level will remain in the 55 to 60 day range in future periods.

We believe that the future growth of our business will depend upon our ability to successfully develop new technologies for the treatment of aortic disorders and bring these technologies to market, and to increase the size and productivity of our direct sales force. In particular, we expect to spend significant amounts on the integration of Nellix after the expected completion of the acquisition in December 2010 on completing the product development and clinical trials for the Nellix technology and building a direct sales in Europe.

The timing and amount of our future capital requirements will depend on many factors, including:

•	the successful integration of Nellix after completion of our acquisition;

•	our ability to continue our sales growth;

•	the need for additional capital to fund future development programs or sales force expansion;

•	the need for additional capital to fund business development acquisition(s);

•	our requirements for additional facility space or manufacturing capacity;

•	our requirements for additional information technology infrastructure and systems; and

•	adverse outcome(s) from current or future litigation and the cost to defend such litigation.

If we are required to obtain additional financing for these reasons, we may not be able to do so on acceptable terms, if at all. Even if we are able to obtain such financing it may cause substantial dilution for our stockholders, in the case of an equity financing, or may contain burdensome restrictions on the operations of our business, in the case of debt financing. If we are not able to obtain additional financing when needed, we may need to curtail our operations, including our planned product development.

Accounts Receivable. Trade accounts receivable, net, increased 31% to $8.3 million at December 31, 2009 from $6.4 million at December 31, 2008. The increase was due to the 39% increase in product sales in 2009.

Inventories. Inventories decreased 22% to $5.5 million at December 31, 2009 from $7.1 million at December 31, 2008. The decrease was primarily the result of a lower cost basis of the ePTFE graft material and the complete transition to the Intuitrak product line.

Accounts Payable and Accrued Expenses. Accounts payable and accrued expenses increased 34% to $7.2 million at December 31, 2009 from $5.4 million at December 31, 2008. The increase is primarily attributable higher accruals in 2009 related to incentive bonus and commission programs and higher accrued legal services

Cash Provided by/(Used in) Operations. In 2009, cash provided by operations was $5.0 million as compared to cash used in operations of ($6.0) in 2008. The change was primarily attributed to a higher sales volume and improved inventory turns.

Cash Used in Investing Activities. Cash used in investing activities decreased to $98,000 for the year ended December 31, 2009 from $447,000 for the year ended December 31, 2008. The change was due to the elimination of a restricted cash requirement of $500,000 from our primary lender.

Cash Provided by Financing Activities. Cash provided by financing activities was $11.5 million for the year ended December 31, 2009 from $5.5 million for the year ended December 31, 2008, primarily as a result of our equity offering of $14.8 million in 2009. In 2008, we borrowed $5.0 million, which was repaid in 2009.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements.

Commitments

As of December 31, 2009, expected future cash payments related to contractual obligations were as follows:

	Total	2010	2011	2012	2013	2014
	(In thousands)
Contractual Obligations:
Operating lease obligations	$925	$512	$353	$25	$20	$15
Long term debt	162	79	83
Interest expense on borrowings	8	6	2

Total	$1,095	$597	$438	$25	$20	$15

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Codification, or ASC, FASB ASC topic 805, “Business Combinations” (ASC 805). ASC 805 is a revision to previously existing guidance on accounting for business combinations. The statement retains the fundamental concept of the purchase method of accounting, and introduces new requirements for the recognition and measurement of assets acquired, liabilities assumed and noncontrolling interests. The statement is effective for fiscal years beginning after December 15, 2008. As of December 31, 2009, the adoption of ASC 805 had no impact on our consolidated financial statements.

In December 2007, the FASB issued FASB ASC topic 810, “Consolidation” (ASC 810). ASC 810 requires that noncontrolling interests be reported as stockholders equity. ASC 810 also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary as long as that ownership change does not result in deconsolidation. ASC 810 is required to be applied prospectively in 2009, except for the presentation and disclosure requirements which are to be applied retrospectively. The statement is effective for fiscal years beginning after December 15, 2008. As of December 31, 2009, the adoption of ASC 810 had no impact on our consolidated financial statements.

In April 2008, the FASB issued FASB ASC topic 350, “Intangibles-Goodwill and Other” (ASC 350), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.” ASC 350 allows an entity to use its own historical experience in renewing or extending similar arrangements, adjusted for specified entity-specific factors, in developing assumptions about renewal or extension used to determine the useful life of a recognized intangible asset and it is effective for fiscal years and interim periods beginning after December 15, 2008. Additional disclosures are required to enable financial statement users to assess the extent to which the expected future cash flows associated with the asset are affected by the entity’s intent and/or ability to renew or extend the arrangement. The guidance for determining the useful life of a recognized intangible asset is to be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements are to be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. As of December 31, 2009, the adoption of ASC 350 had no impact on our consolidated financial statements.

In June 2008, the FASB issued FASB ASC topic 260, “Earnings Per Share” (ASC 260). ASC 260 clarifies that share-based payment awards that entitle their holders to receive nonforfeitable dividends before vesting should be considered participating securities. As participating securities, these instruments should be included in the calculation of basic earnings per share. ASC 260 is effective for financial statements issued for fiscal years beginning after December 15, 2008, as well as interim periods in those years. Once effective, all prior period earnings per share data presented must be adjusted retrospectively and early application is not permitted. As of December 31, 2009, the adoption of ASC 260 had no impact on our consolidated financial statements.

INFORMATION ABOUT NELLIX

Business of Nellix

Overview

Nellix was incorporated in Delaware on March 20, 2001. Nellix has developed a novel, minimally-invasive treatment for AAA designed to prevent aneurysm rupture and maintain blood flow within the circulatory system.

Business Strategy

It is estimated that up to 40% of infrarenal AAA are not suitable for endovascular repair, or EVAR, using currently available devices due to unfavorable aortic neck anatomy (e.g., highly angulated, dilated, short, etc.) or distal anatomy. These issues can increase the risk of graft migration and proximal Type 1 endoleak and secondary intervention. In addition, the problem of Type II endoleaks stemming from collateral vessels following endovascular repair remains an issue for all currently available endovascular devices. Nellix has designed the Nellix technology as an alternative endovascular solution to address these unmet needs and significantly diminish the risks associated with currently available EVAR devices.

The Nellix technology uses endobags that are filled with a biostable polymer that conforms to the patient’s specific anatomy. Through this process, the Nellix endograft completely fills and stabilizes the aneurysm while providing a patent blood conduit through the endoframes. In this way, the implant uniquely conforms to the patients anatomy, mitigating the risk of migration and the potential loss of seal, which can lead to device separation (Type III), Type I or III endoleaks associated with currently available modular endograft devices. Because the Nellix system fills the aneurysm sac, it does not need hooks or barbs to attach to the aortic wall. Nor does the device apply continuous radial force on the aorta like all other EVAR devices.

To date Nellix, has focused its efforts on designing and refining its product and producing clinical data for its European feasibility trial. Nellix began its feasibility clinical trial in 2008. To date, the clinical results have been exceptional, with 34 patients being treated with the Nellix technology with average follow up time of 15 months. Nearly half of these patients had anatomical features that would not have made them suitable to be treated by other EVAR devices approved by the FDA. For patients treated with the new generation Nellix system, the data demonstrates superior clinical results as evidenced by complete freedom from AAA-related mortality, no aneurysm ruptures and no stent graft migration for up to two years post-procedure.

Employees

As of September 30, 2010, Nellix had 27 employees, including 7 in manufacturing, 9 in research and development, 6 in regulatory and clinical affairs and 5 in administration. Nellix’s employees are not subject to a collective bargaining agreement, and Nellix believes it has good relations with its employees.

Development Stage Company

Nellix is a product development stage company and since inception has focused its efforts primarily on research and development, preclinical and clinical trial activities, developing intellectual property rights, recruiting management and technical staff, and raising capital. Most preclinical activities conducted by Nellix are now complete. For example, the CE Mark feasibility trial is complete and patients continue to be followed in an effort to gain additional long term data. A CE Mark application has been filed for product approval and European commercialization.

Since inception, Nellix has generated annual operating losses. As of June 30, 2010, Nellix had an accumulated deficit of approximately $37.0 million. Nellix has funded its operations through June 30, 2010 through proceeds of approximately $37.0 million from the sale of equity securities and bridge notes payable to investors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

As a reporting company, Nellix would satisfy the definition of “smaller reporting company” under Item 10 of Regulation S-K. Therefore, pursuant to Item 305(e) of Regulation S-K, Nellix is not required to provide the information required by this Item.

Market Price of and Dividends on Nellix’s Common Equity and Related Stockholder Matters

Nellix is a private company and its common stock and preferred stock are not publicly traded. As of November 8, 2010, Nellix had 31 stockholders of record of its common stock and 52 stockholders of record of its preferred stock. Nellix has never declared or paid any cash dividends on its capital stock nor does it intend to do so in the foreseeable future.

Selected Financial Data of Nellix

You should read the following tables in conjunction with Nellix’s financial statements and related notes attached to this proxy statement, and Nellix’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in the section entitled “Information About Nellix—Nellix Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following tables show selected financial data of Nellix for the periods and as of the dates indicated. The selected financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 are derived from the audited financial statements of Nellix included elsewhere in this proxy statement. The selected financial data as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 are derived from the unaudited condensed financial statements of Nellix included elsewhere in this proxy statement.

	Years Ended December 31,		Nine Months Ended September 30,
	2009	2008	2010	2009
	(In thousands, except per share data)		(unaudited)
Statement of Operations Data:
Operating costs and expenses	$10,359	$9,801	$7,442	$7,856
Loss from operations	(10,359)	(9,801)	(7,442)	(7,856)
Total other income (expense)	(1,161)	(107)	(3,063)	(677)
Net loss	$(11,520)	$(9,908)	$(10,505)	$(8,532)

	As of December 31,		Nine Months Ended September 30, 2010
	2009	2008
	(In thousands)		(unaudited)
Balance Sheet Data:
Cash, restricted cash and cash equivalents	$5,102	$14,364	$1,339
Working capital	(1,485)	11,500	(11,114)
Total assets	6,293	15,610	2,583
Long term liabilities	1,723	4,445	32
Accumulated deficit	(30,063)	(18,542)	(40,569)
Total stockholders’ equity (deficit)	(2,114)	8,212	(10,235)

Nellix Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with “Selected Financial Data of Nellix” and our financial statements and the related notes attached to this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Nellix’s actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors.

Overview

Nellix addresses a large patient population with difficult to cure aneurysms in the aorta. The solution being developed provides a revolutionary polymer based endograft insertable into and sealing the aneurysm providing protection from rupture. The technology provides a distinct advantage over current therapies.

Nellix is a development stage company that began operations in March 2001 and has focused its efforts since inception primarily on research and development, business planning, recruiting management and technical staff, and raising capital. Nellix has not produced revenues since inception and expects to incur significant additional losses over the next several years. Nellix expects losses to incur primarily due to research, development, preclinical activities relating to its polymer based endograft and general corporate activities. Therefore, period-to-period comparisons should not be relied upon as predictive of the results in future periods.

Since inception, Nellix has generated operating losses. As of September 30, 2010, Nellix had an accumulated deficit of approximately $41 million. Nellix has funded operations through September 30, 2010 with proceeds of approximately $39 million from the sale of equity securities and debt financings. The difference between accumulated deficit and operating fund is due to accrued costs associated with bridge notes and warrant financings.

Summary of Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Nellix’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, Nellix evaluates it estimates, including those related to the value assigned to and estimated useful life of intangible assets, and the realization of tax assets and estimates of tax liabilities. Nellix bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

The following critical accounting policies and estimates were used in the preparation of the financial statements:

Intangible Assets and Long-Lived Assets

Nellix records an impairment charge, or expense, for long-lived assets whenever events or changes in circumstances indicate that the value recorded for the asset may not be recoverable. Future changes in operations could cause Nellix to write down the asset value and record an expense to better reflect its current estimate of the asset’s value. Goodwill and indefinite-lived intangible assets are tested for impairment annually or more frequently if events or changes in circumstances indicate that the goodwill or indefinite-lived intangible assets are impaired. Factors that may impact whether there is a potential impairment to our indefinite-lived intangible assets include legal and regulatory considerations.

Income Taxes

Nellix records the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the financial statements, as well as operating losses and tax credit carry forwards. Nellix has recorded a full valuation allowance to reduce its deferred tax assets to zero, because it believes that, based upon a number of factors, it is more likely than not that the deferred tax assets will not be realized. If Nellix were to determine that it would be able to realize its deferred tax assets in the future, an adjustment to the valuation allowance on Nellix’s deferred tax assets would increase net income in the period such determination was made.

Stock-based compensation

Nellix recognizes compensation expense over a stock option award’s vesting period based on the award’s fair value at the date of grant. Nellix uses the Black-Scholes option pricing model to value stock option grants. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. The amount of expense attributed is net of an estimated forfeiture rate, which is updated as appropriate. This option pricing model requires the input of highly subjective assumptions, including the expected volatility of Nellix’s common stock, pre-vesting forfeiture rate and the option’s expected life. The financial statements include such amounts based on its best estimates and judgments.

Comparison of the Three Months Ended September 30, 2010 and 2009

Research, Development and Clinical. Research, development and clinical expense decreased 14% to $1.9 million in the three months ended September 30, 2010 as compared to $2.2 million for the three months ended September 30, 2009. This decrease was due to increased feasibility clinical trial costs in 2009. Nellix expects that research, development, and clinical expense will remain materially consistent for the quarter ending December 31, 2010 with Nellix’s totals for the three months ended September 30, 2010.

General and Administrative. General and administrative expense increased 28 % to $0.6 million in the three months ended September 30, 2010, as compared to $0.5 million for the same period in 2009. This increase was mainly due to activities associated with Nellix’s financing efforts. Nellix expects that general and administrative expense will remain materially consistent for the quarter ending December 31, 2010 with Nellix’s totals for the three months ended September 30, 2010.

Other Expense. Other expense increased 420% to $1.4 million in the three months ended September 30, 2010 from $0.3 million in the same period of 2009. The increase in other expense was primarily the result of interest and warrant expenses associated with Nellix’s debt financings.

Comparison of the Nine Months Ended September 30, 2010 and 2009

Research, Development and Clinical. Research, development and clinical slightly decreased 5% to $6.1 million in the nine months ended September 30, 2010 as compared to $6.4 million for the nine months ended September 30, 2009. This decrease was due primarily to reduced feasibility clinical trial costs in 2010.

General and Administrative. General and administrative expense decreased 10% to $1.2 million in the nine months ended September 30, 2010, as compared to $1.3 million for the same period in 2009. This decrease was due primarily to reduced headcount.

Other Expense. Other expense increased 453% to $3.1 million in the nine months ended September 30, 2010 from $0.7 million in the same period of 2009. The increase in other expense was primarily the result of increased costs associated with Nellix’s debt financing.

Comparison of Years Ended December 31, 2009 and 2008

Research, Development and Clinical. Research, development and clinical expenses increased by 5% to $8.4 million from $8.1million in 2008. The increase primarily resulted from costs associated with the feasibility clinical trial. Nellix expects that these expenses will remain consistent for the remainder of 2010 as Nellix continues to refine its product design in preparation for commercial launch.

General and Administrative. General and administrative expenses remained consistent at $1.7 million in 2008 and 2009. Nellix expects that general and administrative expenses in 2010 will remain consistent for the remainder of 2010 as Nellix begins transition planning.

Other expense. Other expense increased by 986% to $1.2 Million in 2009 from $0.1 million in 2008. The primary reason for the increase was interest expense on various debt instruments. Nellix expects that other expense will continue to increase significantly as Nellix will likely obtain more debt in 2010.

Liquidity and Capital Resources

For the nine months ended September 30, 2010, Nellix incurred a net loss of $10.5 million. As of September 30, 2010, Nellix had an accumulated deficit of approximately $40.5 million. For the years ended December 31, 2009 and 2008, Nellix incurred net losses of $11.5 million and $9.9 million, respectively. As of December 31, 2009, Nellix had an accumulated deficit of approximately $30.1 million. Historically, Nellix has relied on the sale and issuance of equity securities and debt financings to provide a significant portion of funding for its operations.

In the nine months ended September 30, 2010, Nellix received a total of $8.7 million in loans primarily from Essex Woodlands. In 2009 and 2008, Nellix received loans of $3.0 million and $8.7 million, respectively. In addition, Nellix received $12.4 million from the sales and issuance of shares of its preferred stock in 2008.

At September 30, 2010, Nellix had cash, restricted cash and cash equivalents of $1.3 million. These funds, along with an additional approved financing, will provide sufficient working capital to Nellix to continue its operations through the end of 2010. If Endologix fails to purchase Nellix after December 15, 2010, and Nellix has met its contractual requirements associated with the Merger Agreement, then Endologix will provide additional funding either through cash advancements of up to $1.0 million per month or with a $7.0 million financing arrangement as outlined in the Merger Agreement. If the Merger is not completed as a result of Nellix not meeting its contractual requirements, then Nellix will require additional working capital to fund its operations.

APPROVAL OF ADJOURNMENT

(PROPOSAL NO. 2)

We are asking our stockholders to vote in favor of adjourning the special meeting if necessary to a future date for the purpose of soliciting additional proxies in favor of the issuance of shares of our common stock, if we present such a proposal.

If at the special meeting the number of shares of our common stock voting in favor of the issuance of shares of our common stock is insufficient to approve this proposal, the chairperson of the meeting may move to adjourn the special meeting to enable us to solicit additional proxies in favor of these proposals.

Vote Required

The vote required to approve the adjournment of the special meeting to permit further solicitation of votes is the affirmative vote of the holders of a majority of the shares of our common stock present at the special meeting, either in person or represented by proxy, and entitled to vote. Abstentions will be counted towards the vote total and will have the same effect as voting against the proposal. Broker non-votes, if any, will have no effect and will not be counted towards the vote total.

Recommendation of our Board of Directors

Our board of directors recommends that our stockholders vote in favor of Proposal No. 2.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

OTHER BUSINESS

As of the date of this proxy statement, our board of directors knows of no matters other than those referred to in the accompanying notice of special meeting of stockholders which may properly come before the special meeting. However, if any other matter should be properly presented for consideration and voting at the special meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in our best interest.

DEADLINE FOR RECEIPT OF STOCKHOLDERS’ PROPOSALS FOR 2011 ANNUAL MEETING

If we hold our 2011 annual meeting of stockholders on or about the same time as our 2010 annual meeting of stockholders, then any stockholder desiring to submit a proposal for action at the 2011 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than January 21, 2011, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2011 annual meeting of stockholders on a date that is more than 30 days earlier or later than our 2010 annual meeting of stockholders, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act, rules and regulations of the SEC and other laws and regulations.

SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2011 annual meeting of stockholders is March 5, 2011 (which is at least 45 calendar days prior to the anniversary of the mailing date of the proxy statement for our 2010 annual meeting of stockholders). If a stockholder gives notice of such a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2011 annual meeting of stockholders.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

Unless contrary instructions are received, we may send a single copy of the proxy statement and notice of special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

•

If your shares are registered in your own name, please contact our transfer agent by writing to them at American Stock Transfer & Trust Company, Attn: Endologix, Inc. Representative, 59 Maiden Lane, New York, NY 10038 or by calling (800) 937-5449.

•	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

You may also contact our chief financial officer at the address of our principal executive office given under the section entitled “Summary—The Companies” in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that issuers, including us file electronically with the SEC. The SEC’s website is located at www.sec.gov.

We make available, free of charge through our website at www.endologix.com, our Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; and any amendments to those reports filed or furnished pursuant to the Securities Exchange Act of 1934, as soon as reasonably practicable after the material is electronically filed with, or furnished to, the SEC. The information on our website is not incorporated by reference into this proxy statement.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Endologix, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets—December 31, 2009 and 2008	F-2
Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007	F-3
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2009, 2008 and 2007	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2009, 2008 and 2007	F-5
Notes to Consolidated Financial Statements for the years ended December 31, 2009, 2008 and 2007	F-6
Schedule II—Valuation and Qualifying Accounts	F-22
Condensed Consolidated Balance Sheets at September 30, 2010 and December 31, 2009	F-23
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2010 and 2009	F-24
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-25
Notes to Condensed Consolidated Financial Statements	F-26

Nellix, Inc.

Report of Independent Registered Public Accounting Firm	F-31
Balance Sheets—December 31, 2009 and 2008	F-32
Statements of Operations for the years ended December 31, 2009 and 2008	F-33
Statements of Changes in Stockholders’ Equity for the years ended December 31, 2009 and 2008 and for the period from March 20, 2001 (Date of Inception) to December 31, 2009	F-34
Statements of Cash Flows for the years ended December 31, 2009 and 2008	F-35
Notes to Financial Statements	F-36
Condensed Balance Sheets at September 30, 2010 and December 31, 2009	F-47
Condensed Statements of Operations for the three months and nine months ended September 30, 2010 and 2009	F-48
Condensed Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-49
Notes to Condensed Financial Statements	F-50

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Endologix, Inc.:

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of Endologix, Inc. and its subsidiaries at December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2), presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Orange County, California

March 5, 2010

ENDOLOGIX, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$24,065	$7,611
Restricted cash equivalents	—	500
Accounts receivable, net of allowance for doubtful accounts of $97 and $72	8,342	6,371
Other receivables	3	3
Inventories	5,540	7,099
Other current assets	389	443

Total current assets	38,339	22,027

Property and equipment, net	2,089	2,993
Goodwill	4,631	4,631
Intangibles, net	6,104	7,508
Other assets	129	104

Total assets	$51,292	$37,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,225	$5,401
Current portion of long term debt	79	750

Total current liabilities	7,304	6,151
Long-term liabilities:
Long term debt	83	4,250
Other long-term liabilities	1,051	1,045

Total long-term liabilities	1,134	5,295

Total liabilities	8,438	11,446

Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized, 49,152,000 and 44,365,000 shares issued, and 48,657,000 and 43,870,000 outstanding	49	44
Additional paid-in capital	189,656	170,239
Accumulated deficit	(146,164)	(143,730)
Treasury stock, at cost, 495,000 shares	(661)	(661)
Accumulated other comprehensive loss	(26)	(75)

Total stockholders’ equity	42,854	25,817

Total liabilities and stockholders’ equity	$51,292	$37,263

The accompanying notes are an integral part of these Consolidated Financial Statements.

ENDOLOGIX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008	2007
	(In thousands, except per share amounts)
Revenue:
Product	$52,441	$37,631	$27,017
License	—	33	754

Total revenue	52,441	37,664	27,771

Cost of sales:
Cost of product revenue	13,181	10,380	10,539

Gross profit	39,260	27,284	17,232

Operating costs and expenses:
Research and development	6,569	6,082	6,381
Marketing and sales	26,483	23,794	20,142
General and administrative	8,550	9,455	6,371
Termination of supply agreement	—	—	550

Total operating costs and expenses	41,602	39,331	33,444

Loss from operations	(2,342)	(12,047)	(16,212)

Other income (expense):
Interest income	48	170	664
Interest expense	(192)	(106)	—
Other income(expense), net	52	(9)	473

Total other income(expense)	(92)	55	1,137

Net loss	$(2,434)	$(11,992)	$(15,075)

Basic and diluted net loss per share	$(0.05)	$(0.28)	$(0.35)

Shares used in computing basic and diluted net loss per share	45,194	43,045	42,796

The accompanying notes are an integral part of these Consolidated Financial Statements.

ENDOLOGIX, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE LOSS

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Accumulated Other Comprehensive Income/(Loss)	Stockholders’ Equity	Comprehensive Loss
	Shares	Amount
	(In thousands)
Balance at December 31, 2006	43,144	$43	$163,698	$(116,663)	$(661)	$88	$46,505

Exercise of common stock options	123	—	228	—	—	—	228
Employee stock purchase plan	180	—	491	—	—	—	491
Amortization of stock compensation expense	—	—	2,430	—	—	—	2,430
Grant of stock awards	6	—	23	—	—	—	23
Amortization expense of non-employee stock options	—	—	42	—	—	—	42
Net loss	—	—	—	(15,075)	—	—	(15,075)	(15,075)
Unrealized holding loss arising during the period	—	—	—	—	—	(3)	(3)	(3)
Unrealized exchange rate gain	—	—	—	—	—	34	34	34

Balance at December 31, 2007	43,453	$43	$166,912	$(131,738)	$(661)	$119	$34,675	$(15,044)

Exercise of common stock options	30	—	29	—	—	—	29
Employee stock purchase plan	357	—	480	—	—	—	480
Amortization of stock compensation expense	—	—	2,381	—	—	—	2,381
Grant of restricted stock	525	1	5	—	—	—	6
Amortization expense of restricted stock	—	—	432	—	—	—	432
Net loss	—	—	—	(11,992)	—	—	(11,992)	(11,992)
Unrealized exchange rate loss	—	—	—	—	—	(194)	(194)	(194)

Balance at December 31, 2008	44,365	$44	$170,239	$(143,730)	$(661)	$(75)	$25,817	$(12,186)

Exercise of common stock options	238	—	782	—	—	—	782
Employee stock purchase plan	489	1	785	—	—	—	786
Sale of Common Stock	3,900	4	14,773	—	—	—	14,777
Amortization of stock compensation expense	—	—	2,272	—	—	—	2,272
Grant of restricted stock	160	—	—	—	—	—	—
Amortization expense of restricted stock	—	—	772	—	—	—	772
Amortization expense of non-employee stock options	—	—	33	—	—	—	33
Net loss	—	—	—	(2,434)	—		(2,434)	(2,434)
Unrealized exchange rate gain	—	—	—	—	—	49	49	49

Balance at December 31, 2009	49,152	$49	$189,656	$(146,164)	$(661)	$(26)	$42,854	$(2,385)

The accompanying notes are an integral part of these Consolidated Financial Statements.

ENDOLOGIX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008	2007
	(In thousands)
Operating activities:
Net loss	$(2,434)	$(11,992)	$(15,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,765	2,483	2,322
Stock-based compensation and deferred compensation	3,092	2,900	2,444
Realized (gain) loss on investments	—	—	(412)
Loss on disposal of assets	—	23	—
Changes:
Accounts receivable	(1,971)	(1,844)	(1,764)
Inventories	1,686	980	1,614
Other receivables and other assets	29	369	(6)
Accounts payable, accrued expenses and long term liabilities	1,830	1,078	(813)

Net cash provided by (used in) operating activities	4,997	(6,003)	(11,690)

Investing activities:
Purchases of available-for-sale securities	—	—	(1,850)
Maturities of available-for-sale securities	—	—	15,650
Decrease in restricted cash equivalents	500	—	—
Capital expenditures for property and equipment	(598)	(447)	(437)

Net cash provided by (used in) investing activities	(98)	(447)	13,363

Financing activities:
Proceeds from sale of common stock, net of expenses	14,777	—	—
Proceeds from sale of common stock under employee stock purchase plan	786	497	496
Proceeds from exercise of stock options	782	30	228
Borrowings for capital purchase, net	162	—	—
Borrowings under term loan and line of credit facilities, net	(5,000)	5,000	—

Net cash provided by financing activities	11,507	5,527	724

Effect of exchange rate changes on cash and cash equivalents	48	(194)	60

Net increase (decrease) in cash and cash equivalents	16,454	(1,117)	2,457
Cash and cash equivalents, beginning of year	7,611	8,728	6,271

Cash and cash equivalents, end of year	$24,065	$7,611	$8,728

Supplemental Disclosure of Cash Flow Activities:
Cash paid during the year for interest	$192	$106	$—

The accompanying notes are an integral part of these Consolidated Financial Statements.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share or performance unit and per share amounts)

1. Business, Basis of Presentation and Summary of Critical Accounting Policies

Business and Basis of Presentation

Endologix, Inc. (the “Company”) was incorporated in California in March 1992 and reincorporated in Delaware in June 1993. In January 1999, the Company merged with privately held Radiance Medical Systems, Inc. (“former Radiance”), and changed its name to Radiance Medical Systems, Inc. In May 2002, the Company merged with privately held Endologix, Inc., and changed its name to Endologix, Inc.

Since the merger in May 2002, the Company has been engaged in the development, manufacture, sales and marketing of minimally invasive therapies for the treatment of vascular disease. The Company’s primary focus is the development of the Powerlink System, a catheter-based alternative treatment for abdominal aortic aneurysms, or AAA. AAA is a weakening of the wall of the aorta, the largest artery of the body.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions have been eliminated in consolidation. The Company operates in a single business segment.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the years ended December 31, 2009, 2008, and 2007, the Company incurred net losses of $2,434, $11,992 and $15,075, respectively. As of December 31, 2009, the Company had an accumulated deficit of $146,164. The Company believes that its continued growth, gross margins, expense controls, and its current cash and cash equivalents balance, in combination with cash flows from operations and borrowings available under its credit facility, will be sufficient to fund ongoing operations through at least December 31, 2010.

In the event that the Company requires additional funding to continue operations or to fund future development programs, it will attempt to raise the required capital through either debt or equity arrangements. The Company cannot provide any assurance that the required capital would be available on acceptable terms, if at all, or that any financing activity would not be dilutive to its current stockholders. If the Company is not able to raise additional funds, it may be required to significantly curtail its operations and this would have an adverse effect on its financial position, results of operations and cash flows. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Summary of Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to collectibility of customer accounts, whether the cost of inventories can be recovered, the value assigned to and estimated useful life of intangible assets, the realization of tax assets and estimates of tax liabilities, contingent liabilities and the potential outcome of litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, demand deposits and money market funds with original maturities of three months or less from the date of purchase.

Accounts Receivables

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The Company determines the allowance based on historical write-off experience. The Company reviews the allowance for doubtful accounts monthly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered.

Inventories

The Company values inventory at the lower of the actual cost to purchase or manufacture the inventory or the market value for such inventory. Cost is determined on the first-in, first-out method. The Company regularly reviews inventory quantities in process and on hand and records a provision for obsolete inventory based on actual loss experience and a forecast of product demand compared to the remaining shelf life.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, with the exception of the Company’s in-house ePTFE manufacturing equipment, which is depreciated by a per unit produced basis and approximates a six year useful life. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the asset, whichever is shorter. Maintenance and repairs are expensed as incurred while renewals or betterments are capitalized. Upon sale or disposition of property and equipment, any gain or loss is included in the statement of operations. The estimated useful lives for furniture and equipment range from three to seven years and the estimated useful life for leasehold improvements is five years.

Intangible Assets

Goodwill and other intangible assets with indefinite lives are not subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. The Company most recently performed its annual impairment analysis as of June 30, 2009 and will continue to test for impairment annually as of June 30. No impairment was indicated.

The developed technology is being amortized over its estimated useful life of 10 years.

Long-Lived Assets

Long-lived assets and intangible assets with determinate lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates potential impairment by comparing the carrying amount of the asset with the estimated undiscounted future cash flows associated with the use of the asset and its eventual disposition. Should the review indicate that the asset is not recoverable, the Company’s carrying value of the asset would be reduced to its estimated fair value, which is measured by future discounted cash flows.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

Fair Value of Financial Instruments

The carrying amount of all financial instruments approximates fair value because of the short maturities of the instruments.

Concentrations of Credit Risk and Significant Customers

The Company maintains its cash and cash equivalents in deposit accounts and in money market securities administered by a major financial institution.

The Company sells its products primarily to hospitals and distributors worldwide. The Company performs credit evaluations of its customers’ financial condition and generally does not require collateral from customers. Management believes that an adequate allowance for doubtful accounts has been provided.

No single customer accounted for more than 10% of the Company’s total revenue in 2009, 2008, and 2007.

As of December 31, 2009 and December 31, 2008, no single customer accounted for more than 10% of the Company’s accounts receivable balance.

Product Sales by Geographic Region

The Company had product sales by region, based on where the Company ships the product, as follows:

	Year Ended December 31,
	2009	2008	2007
United States	$43,682	$31,950	$23,049
Europe	2,964	3,095	2,998
Asia	2,870	1,370	70
South America	2,717	1,033	727
Other	208	183	173

	$52,441	$37,631	$27,017

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists;

•	The sales price is fixed or determinable;

•	Collection of the relevant receivable is probable at the time of sale; and

•	Products have been shipped or used and the customer has taken ownership and assumed risk of loss.

For domestic sales, the Company generally recognizes revenue upon completion of a procedure, when the product is implanted in a patient. For international sales, the Company recognizes revenue at the time of shipment of the products to a distributor.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

From time to time, the Company may earn royalty revenue, from the licensing of its technology, which is included in license revenue in the consolidated statement of operations, as a result of the sale of product rights and technologies to third parties. Royalties are recognized upon the sale of products subject to the royalty, by the third party. Currently, the Company is not receiving royalty revenue.

The Company does not offer rights of return or price protection and has no post delivery obligations other than its specified warranty.

Shipping Costs

Shipping costs billed to customers are included in revenue with the related costs in costs of goods sold.

Foreign Currency

The assets and liabilities of foreign subsidiaries are translated at the rates of exchange at the balance sheet date. The income and expense items of these subsidiaries are translated at average monthly rates of exchange. The resulting translation gains and losses are included as a component of accumulated other comprehensive income on the consolidated balance sheet. Gains and losses resulting from foreign currency transactions, which are denominated in a currency other than the respective entity’s functional currency are included in the consolidated statement of operations.

Income Taxes

The Company records the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the financial statements, as well as operating losses and tax credit carry forwards. It has recorded a full valuation allowance to reduce its deferred tax assets to zero, because the Company believes that, based upon a number of factors, it is more likely than not that the deferred tax assets will not be realized. If the Company were to determine that it would be able to realize their deferred tax assets in the future, an adjustment to the valuation allowance on its deferred tax assets would increase net income in the period such determination was made.

Net Loss Per Share

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Because of the net losses during the years ended December 31, 2009, 2008, and 2007, options to purchase the common stock of the Company were excluded from the computation of net loss per share because the effect would have been antidilutive.

If anti-dilutive stock options were included, the number of shares used to compute net loss per share would have been increased by approximately 3,389,000 shares, 4,802,000 shares, and 2,874,000 shares, for the years ended December 31, 2009, 2008 and 2007, respectively. Of these amounts, 2,422,000, 4,746,000, and 2,678,000 shares had an exercise price above the average closing price for the years ended December 31, 2009, 2008, and 2007, respectively.

Research and Development Costs

Research and development costs are expensed as incurred.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

Comprehensive Income (Loss)

Comprehensive income (loss) includes unrealized holding gains and losses and other items that have been previously excluded from net income (loss) and reflected instead in stockholders’ equity. Comprehensive income (loss) includes net loss, the effect of foreign currency translation adjustments, and unrealized holding gains (losses) on marketable securities classified as available-for-sale.

Product Warranty

Within six months of shipment, certain customers may request replacement of products they receive that do not meet the manufacturer’s product specifications. No other warranties are offered and the Company disclaims responsibility for any consequential or incidental damages associated with the use of the products. Historically, the Company has not experienced a significant amount of costs as a result of its product warranty policy.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Codification, or ASC, FASB ASC topic 805, “Business Combinations” (ASC 805). ASC 805 is a revision to previously existing guidance on accounting for business combinations. The statement retains the fundamental concept of the purchase method of accounting, and introduces new requirements for the recognition and measurement of assets acquired, liabilities assumed and noncontrolling interests. The statement is effective for fiscal years beginning after December 15, 2008. As of December 31, 2009, the adoption of ASC 805 had no impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued FASB ASC topic 810, “Consolidation” (ASC 810). ASC 810 requires that noncontrolling interests be reported as stockholders equity. ASC 810 also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary as long as that ownership change does not result in deconsolidation. ASC 810 is required to be applied prospectively in 2009, except for the presentation and disclosure requirements which are to be applied retrospectively. The statement is effective for fiscal years beginning after December 15, 2008. As of December 31, 2009, the adoption of ASC 810 had no impact on the Company’s consolidated financial statements.

In April 2008, the FASB issued FASB ASC topic 350, “Intangibles-Goodwill and Other” (ASC 350), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.” ASC 350 allows an entity to use its own historical experience in renewing or extending similar arrangements, adjusted for specified entity-specific factors, in developing assumptions about renewal or extension used to determine the useful life of a recognized intangible asset and it is effective for fiscal years and interim periods beginning after December 15, 2008. Additional disclosures are required to enable financial statement users to assess the extent to which the expected future cash flows associated with the asset are affected by the entity’s intent and/or ability to renew or extend the arrangement. The guidance for determining the useful life of a recognized intangible asset is to be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements are to be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. As of December 31, 2009, the adoption of ASC 350 had no impact on the Company’s consolidated financial statements.

In June 2008, the FASB issued FASB ASC topic 260, “Earnings Per Share” (ASC 260). ASC 260 clarifies that share-based payment awards that entitle their holders to receive nonforfeitable dividends before vesting

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

should be considered participating securities. As participating securities, these instruments should be included in the calculation of basic earnings per share. ASC 260 is effective for financial statements issued for fiscal years beginning after December 15, 2008, as well as interim periods in those years. Once effective, all prior period earnings per share data presented must be adjusted retrospectively and early application is not permitted. As of December 31, 2009, the adoption of ASC 260 had no impact on the Company’s consolidated financial statements.

2. License Agreements

In June 1998, the Company signed a technology license agreement with Guidant granting Guidant the right to manufacture and distribute stent delivery products using the Company’s Focus technology. Under the agreement, the Company was entitled to receive certain milestone payments based upon the transfer of the technology to Guidant, and royalty payments based upon the sale of products using the Focus technology. In April 2006, Abbott acquired Guidant’s vascular business, including all rights and obligations under the license. For the years ended December 31, 2008 and, 2007, the Company recorded $33 and $250, respectively, in royalties under the agreement. This royalty agreement expired in June of 2008, at which time Abbott acquired a fully paid up license for the underlying technology.

In September 2006, the Company licensed to BioLucent, Inc., a privately held medical device company, rights under certain patents held by the Company. In September 2007, Hologic, Inc. purchased BioLucent, Inc. Pursuant to this acquisition, the Company had the option to continue the royalty arrangement or to receive a one-time cash payment in exchange for a fully-paid up license. The Company elected to receive the one-time payment of $500. For the year ended December 31, 2007, the Company recorded $504 in royalties under the agreement and all payments were received.

3. Restricted Cash Equivalents

The Company has $750 of available credit in conjunction with a Credit Card Services sub feature within the Company’s revolving line of credit with Wells Fargo Bank. At December 31, 2008, the Credit Card Services Agreement required the Company to maintain a restricted cash balance of $500 with the bank. At December 31, 2009, the Company was no longer required to maintain a restricted cash balance.

4. Inventories

Inventories consisted of the following:

	December 31,
	2009	2008
Raw materials	$2,025	$2,467
Work in process	1,507	2,058
Finished goods	2,395	3,342

	5,927	7,867
Less reserve for excess and obsolescence	(387)	(768)

	$5,540	$7,099

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

5. Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2009	2008
Furniture and equipment	$5,321	$4,818
Leasehold improvements	2,127	2,032

	7,448	6,850
Less accumulated depreciation	(5,359)	(3,857)

	$2,089	$2,993

Depreciation expense for property and equipment for the years ended December 31, 2009, 2008, and 2007 was $1,361, $1,078 and $916, respectively.

6. Intangibles

Intangibles consisted of the following:

	December 31,
	2009	2008
Developed technology	$14,050	$14,050
Accumulated amortization	(10,654)	(9,250)

	3,396	4,800
Trademarks and trade names	2,708	2,708

Intangible assets, net	$6,104	$7,508

Amortization expense for intangible assets for the years ended December 31, 2009, 2008, and 2007 was $1,404, $1,405 and $1,406, respectively. Estimated amortization in future years is as follows

Year Ending December 31,
2010	$1,405
2011	1,405
2012	586
Thereafter	—

$3,396

7. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	December 31,
	2009	2008
Accrued payroll and related expenses	$4,629	$2,629
Accounts payable	2,176	1,822
Accrued performance units	183	—
Customer deposits	122	684
Current portion of long term debt	79	750
Accrued clinical expenses	79	194
Other accrued expenses	36	72

	$7,304	$6,151

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

8. Long Term Liabilities

Long term liabilities consisted of the following:

	December 31,
	2009	2008
Deferred income taxes	$1,029	$1,029
Term loan	—	3,000
Revolving credit facility	—	2,000
Other	184	16

Total long-term liabilities	1,213	6,045
Current portion of long-term debt	(79)	(750)

Long-term portion	$1,134	$5,295

On February 21, 2007, the Company entered into a revolving credit facility with Silicon Valley Bank (“SVB”), under which it could borrow up to $5 million. The credit facility was collateralized by all of its assets with the exception of the Company’s intellectual property.

In July 2008, the Company entered into an amendment to the credit facility which added a term loan whereby the Company could borrow up to $3.0 million and which extended the repayment date for borrowings under the revolving line of credit to July, 2010. The Company repaid all outstanding amounts under the credit facility with SVB in September 2009.

In October 2009, the Company terminated its revolving line of credit facility with SVB and entered into a revolving credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), whereby the Company may borrow up to $10.0 million. All outstanding amounts under the credit facility bear interest at a variable rate equal to the greater of 90 day LIBOR, the federal funds rate, or lender’s prime rate, plus 1.25%, which is payable on a monthly basis. The unused portion is subject to an unused revolving line facility fee, payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.2% per annum of the average unused portion of the revolving line, as determined by Wells Fargo. The credit facility also contains customary covenants regarding operations of the business and financial covenants, including requiring the Company to maintain a tangible net worth of $23 million, and is collateralized by all of its assets with the exception of its intellectual property. All amounts owing under the credit facility will become due and payable on April 30, 2012. As of December 31, 2009, the Company did not have any outstanding borrowings under this credit facility and was in compliance with all covenants.

9. Commitments and Contingencies

Operating Leases

The Company leases its administrative, research and manufacturing facility and certain equipment under long-term, non-cancelable lease agreements that have been accounted for as operating leases. Certain of these leases include renewal options and require the Company to pay operating costs, including property taxes, insurance and maintenance as proscribed by the agreements.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

Future minimum payments by year under non-cancelable operating leases with initial terms in excess of one year were as follows as of December 31, 2009:

Year Ending December 31,
2010	512
2011	353
2012	25
2013	20
2014	15
Thereafter	—

$925

Rental expense charged to operations for all operating leases during the years ended December 31, 2009, 2008 and 2007, was $414, $312, and $329, respectively.

Employment Agreements and Retention Plan

The Company has entered into employment agreements with its officers and “key employees” under which payment and benefits would become payable in the event of termination by the Company for any reason other than cause; or upon a change in control or corporate transaction, by the key employee for good reason, as such terms are defined in the agreement. If due, the payment will generally be equal to six months of the key employee’s then current salary for termination by the Company without cause, and generally be equal to twelve months of salary if by the key employee for good reason upon a change in control or corporate transaction.

10. Stockholders’ Equity

Authorized Shares of Common Stock

In October 2003, shareholders approved an increase in the number of authorized shares of common stock from 30,000,000 to 50,000,000. In May 2006, shareholders approved an amendment, which increased the number of authorized shares of common stock from 50,000,000 to 60,000,000. In May 2009, shareholders approved an amendment that increased the number of authorized shares of common stock from 60,000,000 to 75,000,000.

Sale of Common Stock

In August 2009, the Company completed a public offering of 3,900,000 shares of its common stock at a purchase price of $4.10 per share, which resulted in net proceeds of approximately $14,777 after deducting the offering expenses.

Stock Options

Pursuant to the Company’s 1996 Stock Option/Issuance Plan (the “1996 Plan”), the 1997 Supplemental Stock Option Plan (the “1997 Plan”), and the Company’s 2006 Stock Incentive Plan (the “2006 Plan” and together with the 1996 Plan and 1997 Plan, the “Plans”), either incentive stock options, non-qualified options, restricted stock, or awards may be granted. Under the Plans, options are granted at a price not less than 100% of the value of the Company’s common stock on the date of grant and are exercisable over a maximum term of ten years from the date of grant and generally vest over a four-year period.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

At December 31, 2009 and 2008, there were approximately 717,000 and 1,676,000 shares of common stock available for future stock grants. The stock option activity under the plans is summarized below:

	2009		2008		2007
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding — Beginning of Year	4,985,261	$3.69	4,124,739	$4.34	3,396,929	$4.38
Granted	1,096,460	3.56	2,025,000	2.57	1,556,500	4.08
Exercised	238,058	3.28	30,000	2.82	122,868	2.38
Forfeited	315,019	3.21	891,978	4.00	647,822	4.34
Expired	62,500	3.40	242,500	4.63	58,000	4.27

Outstanding — End of Year	5,466,144	$3.71	4,985,261	$3.69	4,124,739	$4.34

Exercisable — End of Year	3,168,307	$4.07	2,266,879	$4.52	2,059,617	$4.56

Weighted Average Fair Value of Options Granted During Year		$3.56		$2.57		$2.59

Under the Plans, the total intrinsic value for shares outstanding was approximately $9,172, $11, and $126 as of December 31, 2009, 2008, and 2007, respectively. The total intrinsic value for shares exercisable was approximately $4,337, $5, and $126 as December 31, 2009, 2008, and 2007, respectively. The total intrinsic value of options exercised was approximately $322, $56, and $126 in 2009, 2008, and 2007, respectively.

As of December 31, 2009, there was $3,076 of total unrecognized compensation cost related to unvested stock options granted. This unrecognized compensation cost is expected to be recognized over a weighted average period of 2.4 years.

The following table summarizes information regarding stock grants outstanding at December 31, 2009:

	Outstanding			Exercisable
Range of Exercise Prices	Granted Shares Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Granted Shares Exercisable	Weighted- Average Exercise Price
$0.95 — 2.25	472,084	8.6	$1.98	108,126	$1.89
2.26 — 2.64	639,188	8.3	2.55	375,648	2.55
2.67 — 2.69	535,000	8.4	2.67	212,187	2.67
2.75 — 3.16	484,270	8.5	2.86	152,084	2.89
3.35 — 3.45	594,975	7.2	3.41	403,934	3.40
3.46 — 3.90	558,228	7.9	3.58	207,834	3.65
3.92 — 4.31	391,000	6.2	4.05	308,189	4.04
4.32 — 4.51	740,013	7.2	4.36	538,610	4.37
4.63 — 5.68	332,000	5.5	5.14	292,520	5.18
5.81 — 8.75	719,386	5.9	6.09	569,175	6.10

$0.95 — 8.75	5,466,144	7.4	$3.71	3,168,307	$4.07

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

The weighted-average grant-date fair value of stock granted during 2009, 2008 and 2007 where the exercise price on the date of grant was equal to the stock price on that date, was $3.56, $2.57, and $2.59, respectively.

Expense related to non-employee stock options is being amortized over the vesting period, which is generally four years. During the years ended December 31, 2009, 2008, and 2007, $33, $(8), and $42, respectively, was recorded as compensation expense for the change in the fair value of unvested non-employee option grants. During the years ended December 31, 2009 and 2008, the Company did not grant any options to non-employees. For the year ended December 31, 2007, the Company granted 10,000 options to non-employees. As of December 31, 2009, 2008 and 2007, a total of 83,350, 95,000, and 187,000 non-employee stock options, respectively, were outstanding. As of December 31, 2009, 2008 and 2007, a total of 83,350, 76,667, and 168,667, non-employee stock options, respectively, were fully vested.

Restricted Stock

The following table summarizes activity and related information for our restricted stock awards under the Plans:

	Number of Shares	Weighted Average Grant-Date Fair Value
Nonvested as of December 31, 2007	—	$—
Granted	525,000	2.65
Vested	—	—

Nonvested as of December 31, 2008	525,000	$2.65

Granted	160,000	3.25
Vested	—	—

Nonvested as of December 31, 2009	685,000	$2.79

During the years ended December 31, 2009 and 2008, we granted 160,000 and 525,000 shares of restricted stock, respectively. We did not grant restricted stock during the year ended December 31, 2007. Restricted stock is granted subject to restrictions as to sale or other disposition of shares and to restrictions that require continuous employment with the Company. The restrictions generally expire in either two or four years from the date of grant. Grants with a two year expiration completely vest after two years. Grants with a four year term vest 25% after one year, with the remainder vesting in equal monthly amounts over the remaining three years. The grant-date fair value of shares granted during the years ended December 31, 2009 and 2008, was $520 and $1,389, respectively. The weighted-average grant-date fair value per share for restricted stock granted was based upon the closing market price of the Company’s common stock on the grant dates of the awards and was $3.25 and $2.65 per share for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, none of the shares vested. The Company recorded stock-based compensation related to restricted stock of $772 and $432 for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, the unrecorded stock-based compensation balance related to restricted stock awards was $694, and will be recognized over an estimated weighted average amortization period of 1.0 years.

Employee Stock Purchase Plan

Under the terms of the Company’s 2006 Employee Stock Purchase Plan (the “Purchase Plan”), eligible employees can purchase common stock through payroll deductions at a price equal to the lower of 85% of the

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

fair market value of the Company’s common stock at the beginning or end of the applicable offering period. In 2008, an additional 250,000 shares of common stock were approved and in 2009, another 1,500,000 shares of common stock were approved for issuance under the Purchase Plan. During the years ended December 31, 2009, 2008, and 2007, $335, $169, and $155, respectively, was recorded as stock based compensation expense under the Purchase Plan. During 2009, 2008, and 2007, a total of approximately 489,000, 357,000, and 180,000, shares of common stock, respectively, were purchased at an average price of $1.61, $1.39, and $2.74, respectively.

Stock Based Compensation

The Company uses the Black-Scholes option pricing model as the valuation model to calculate the fair value of stock based compensation. The model requires extensive use of financial estimates and accounting judgment, including estimates of the expected period of time employees will retain their vested stock options before exercising them, the expected volatility of the Company’s common stock over the expected term, and the number of shares that are expected to be forfeited before they are vested. Application of alternative assumptions could produce significantly different estimates of the fair value of the stock-based compensation and as a result, significantly different results recognized in the consolidated statements of operations.

The weighted average of the assumptions used to estimate the fair value of stock options granted using the Black-Scholes valuation method was as follows:

	2009	2008	2007
Expected Life (in years) (1)	5.5	5.5	5.5
Expected Volatility (2)	55.8%	56.1%	71.2%
Risk Free Interest Rate (3)	2.5%	3.1%	4.5%
Dividend Yield (4)	0.0%	0.0%	0.0%

1.	Estimated based on historical experience.
2.	Volatility based on historical experience over a period equivalent to the expected life in years.
3.	Based on the US Treasury constant maturity interest rate with a term consistent with the expected life of the options granted.
4.	The Company does not pay dividends on its common stock and the Company currently does not have any plans to pay or declare any cash dividends.

Stock compensation expense was as follows:

	2009	2008	2007
General and Administrative	$1,592	$1,413	$894
Marketing and Sales	989	1,018	878
Research, Development, and Clinical	299	236	417
Cost of Sales	177	245	195

Total Stock Based Compensation	$3,057	$2,912	$2,384

In addition, the Company had $63, $78, and $177 of stock based compensation capitalized in inventory as of December 31, 2009, 2008, and 2007, respectively.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

11. Related Party Transactions

A director of a hospital facility from which the Company contracts for physician training and clinical research services also served as a member of the board of directors of the Company until the expiration of his term on June 11, 2009. Payments totaling $23, $97, and $42 for the period ended June 11, 2009 and the years ended December 31, 2008, and 2007, respectively, were made to this hospital. In addition, this hospital purchased products from the Company totaling $508, $816, and $490 for the period ended June 11, 2009, and the years ended December 31, 2008, and 2007, respectively. All transactions were in accordance with normal commercial terms and conditions.

12. Income Taxes

Income tax expense (benefit) consists of the following:

	2009	2008	2007
Current
Federal	$1	$(30)	$—
State	20	2	2
Foreign	—	—	—

	21	(28)	2
Deferred
Federal	—	—	—
State	—	—	—

Total tax expense (benefit)	$21	$(28)	$2

Income tax expense (benefit) is included in other income/(expense) on the Consolidated Statement of Operations.

Income taxes for 2009, 2008 and 2007 differ from income taxes for those years computed by applying the U.S. federal statutory rate of 34% to income/(loss) before taxes for those years as follows:

	2009	2008	2007
Tax expense (benefit) at U.S. statutory rate	$(827)	$(4,077)	$(5,126)
State tax (benefit) net of federal benefit	20	(372)	(493)
Meals & Entertainment (50% addback)	114	128	114
Research & Development Credits	(117)	(110)	(201)
Stock based compensation	471	500	456
Net change in valuation allowance	361	3,898	5,240
Other, net	(1)	5	12

	$21	$(28)	$2

During 2008, the Housing Assistance Act of 2008 was enacted. This act contains a provision that allows taxpayers to claim a partial refund of its research and development credit and alternative minimum tax credit carryforwards (“accelerated credits”) in lieu of claiming certain tax depreciation deductions. The Company has elected to claim the accelerated credit claim and as of December 31, 2009 and estimates a total refundable credit of approximately $48.

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

Significant components of the Company’s deferred tax assets and (liabilities) are as follows at December 31:

	2009	2008
Net operating loss carryforwards	$39,484	$40,173
Accrued expenses	172	203
Tax credits	6,453	6,341
Bad debt	37	27
Depreciation and amortization	699	553
Inventory	146	289
Capitalized research and development	172	281
Developed technology and trademark	(1,279)	(1,808)
Trademarks and tradenames	(1,029)	(1,029)
Deferred compensation	2,007	1,328
Other	99	178

Deferred tax assets	46,961	46,536
Valuation allowance	(47,990)	(47,565)

Net deferred tax liability	$(1,029)	$(1,029)

Based upon the Company’s history of continuing operating losses, realization of its deferred tax assets does not appear more likely than not. The Company recorded a valuation allowance of $48.0 million. In determining the net asset subject to a valuation allowance, the Company recorded a deferred tax liability related to its indefinite-lived other intangible assets that is not expected to reverse in the foreseeable future resulting in a net deferred tax liability of approximately $1.0 million after application of the valuation allowance.

The valuation allowance increased by $425, $4,973, and $5,517, in 2009, 2008 and 2007, respectively.

At December 31, 2009, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $105,366 and $58,436, respectively. The federal net operating loss carryforward will begin expiring in 2015. The state net operating loss began expiring in 2007. In addition, the Company had research and development and other tax credits for federal and state income tax purposes of approximately $3,218, and $3,077, respectively, which begin to expire in 2018. The state research and development credits do not expire for California purposes. In addition, the Company has approximately $110 of California Manufacturers’ Investment Credits, which begin to expire in 2010.

The table of deferred tax assets and liabilities shown above does not include certain deferred tax assets at December 31, 2009 and 2008 that arose directly from (or the use of which was postponed by) tax deductions related to equity compensation in excess of compensation recognized for financial reporting. Those deferred tax assets include federal and state net operating losses. Equity will be increased by $91 if and when such deferred tax assets are ultimately realized. The Company uses SFAS 109 ordering for purposes of determining when excess tax benefits have been realized.

Utilization of the NOL and R&D credit carryforwards may be subject to a substantial annual limitation due to an “ownership change” (as defined) that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards, and other tax attributes,

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition.

The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study. If the Company has experienced an ownership change at any time since its formation, utilization of the NOL, R&D credit carryforwards, and other tax attributes, would be subject to an annual limitation under Section 382 of the Code. In general, the annual limitation, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, could further be subject to additional adjustments, as required. Any limitation may result in the expiration of a portion of the NOL or R&D credit carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under FIN 48. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of a limitation under Section 382 will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

The results of operations for the years ended December 31, 2009, 2008 and 2007 include the net losses of the Company’s wholly-owned German subsidiary of $17, $11, and $14, respectively.

The Company has not recognized any additional liability for unrecognized tax benefits. The Company expects any resolution of unrecognized tax benefits, if created, would occur while the full valuation allowance of deferred tax assets is maintained; therefore, the Company does not expect to have any unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company is subject to taxation in the U.S. and various states. The Company’s tax years for 2006, 2007, and 2008 are subject to examination by the taxing authorities. With few exceptions, the Company is no longer subject to U.S. federal, state, local or foreign examinations by taxing authorities for years before 2006.

13. Employee Benefit Plan

The Company provides a 401(k) Plan for all employees 21 years of age or older. Under the 401(k) Plan, eligible employees voluntarily contribute to the Plan up to 100% of their salary through payroll deductions, subject to statutory limitations. Employer contributions may be made by the Company at its discretion based upon matching employee contributions, within limits, and profit sharing provided for in the Plan. No employer contributions were made in 2009, 2008, or 2007.

14. Legal Matters

The Company is involved in various claims and legal proceedings of a nature considered normal to its business, including product liability, intellectual property, employment and other matters. The Company is involved in litigation with Cook Medical Incorporated (“Cook”), alleging that the Company infringed two of

ENDOLOGIX, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in thousands, except share or performance unit and per share amounts)

Cook’s patents, one of which was granted in 1991 and the other in 1998. The lawsuit was filed by Cook in the United States District Court, Southern District of Indiana, on October 8, 2009. In December 2009, the United States Patent Office (“PTO”) granted the Company’s request for a reexamination of the two patents asserted by Cook in the lawsuit. In January 2010, the United States District Court ordered that the lawsuit be stayed pending the outcome of the patent reexaminations. In February 2010, the PTO completed its reexamination process and concluded that one of the two patents in question was invalid, while the validity of the second was upheld. As of March 5, 2010, the legal proceedings remain stayed.

The Company accrues for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. At December 31, 2009, the Company had not accrued for any contingent liabilities. While it is possible that the Company may incur costs in connection with this matter, it is unable to provide a reasonable estimate of the range of any such costs that may be incurred.

Management is of the opinion that the outcome of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flow. However, as these matters are ongoing, there is no assurance that these matters will be resolved favorably by the Company or will not result in a material liability.

(2) Financial Statement Schedule

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2009, 2008 and 2007

Column A	Column B	Column C		Column D	Column E
		Additions (Reductions)
Description	Balance at Beginning of Period	Charges to Costs and Expenses	Charged to Other Accounts	Deductions (a)	Balance at End of Period
	(In thousands)
Year ended December 31, 2009
Allowance for doubtful accounts	$72	$103	$—	$(78)	$97
Reserve for excess and obsolete inventories	$768	$791	$—	$(1,172)	$387
Income tax valuation allowance	$47,565	$425	$—	$—	$47,990

Year ended December 31, 2008
Allowance for doubtful accounts	$100	$89	$—	$(117)	$72
Reserve for excess and obsolete inventories	$660	$318	$—	$(210)	$768
Income tax valuation allowance	$42,592	$4,973	$—	$—	$47,565

Year ended December 31, 2007
Allowance for doubtful accounts	$38	$81	$—	$(19)	$100
Reserve for excess and obsolete inventories	$79	$777	$—	$(196)	$660
Income tax valuation allowance	$37,075	$5,517	$—	$—	$42,592

(a)	Deductions represent the actual write-off of accounts receivable balances or the disposal of inventory.

ENDOLOGIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$22,871	$24,065
Accounts receivable, net of allowance for doubtful accounts of $113 and $97, respectively	12,675	8,342
Other receivables	127	3
Inventories	7,286	5,540
Other current assets	429	389

Total current assets	43,388	38,339

Property and equipment, net	2,100	2,089
Goodwill	4,631	4,631
Intangibles, net	5,050	6,104
Other assets	178	129

Total assets	$55,347	$51,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,404	$7,199
Short-term portion of debt	82	79

Total current liabilities	9,486	7,278

Long term debt	21	83
Other long term liabilities	1,034	1,051

Long term liabilities	1,055	1,134

Total liabilities	10,541	8,412

Commitments and contingencies (Note 8)
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized, 49,492,000 and 49,152,000 shares issued, respectively, and 48,997,000 and 48,657,000 shares outstanding, respectively	50	49
Additional paid-in capital	192,652	189,656
Accumulated deficit	(147,235)	(146,164)
Treasury stock, at cost, 495,000 shares	(661)	(661)

Total stockholders’ equity	44,806	42,880

Total liabilities and stockholders’ equity	$55,347	$51,292

The accompanying notes are an integral part of these financial statements

ENDOLOGIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$17,874	$13,777	$48,008	$38,779
Cost of revenue	3,822	3,659	10,795	9,820

Gross profit	14,052	10,118	37,213	28,959

Operating expenses:
Research, development and clinical	3,338	1,658	8,039	4,511
Marketing and sales	8,567	6,591	23,134	19,783
General and administrative	2,673	1,991	6,957	6,290

Total operating expenses	14,578	10,240	38,130	30,584

Loss from operations	(526)	(122)	(917)	(1,625)

Other income (expense):
Interest income	11	16	22	34
Interest expense	(4)	(64)	(11)	(187)
Other income (expense)	53	14	(165)	20

Total other income (expense)	60	(34)	(154)	(133)

Net loss	$(466)	$(156)	$(1,071)	$(1,758)

Basic and diluted net loss per share	$(0.01)	$(0.00)	$(0.02)	$(0.04)

Shares used in computing basic and diluted net loss per share	48,842	46,220	48,390	44,316

The accompanying notes are an integral part of these financial statements

ENDOLOGIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Operating activities:
Net loss	$(1,071)	$(1,758)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,828	2,000
Stock-based compensation	1,908	2,375
Changes:
Accounts receivable	(4,333)	(1,969)
Inventories	(1,831)	1,159
Other receivables and other assets	(213)	(40)
Accounts payable, accrued expenses and long term liabilities	2,189	1,261

Net cash provided by (used in) operating activities	(1,523)	3,028

Investing activities:
Capital expenditures for property and equipment	(714)	(453)

Net cash used in investing activities	(714)	(453)

Financing activities:
Proceeds from sale of common stock, net of expenses	—	14,735
Proceeds from sale of common stock under employee stock purchase plan	615	347
Proceeds from exercise of stock options	487	629
Financing for capital purchase	—	181
Repayments of long-term debt	(59)	(5,000)

Net cash provided by financing activities	1,043	10,892

Net increase (decrease) in cash and cash equivalents	(1,194)	13,467
Cash and cash equivalents, beginning of period	24,065	7,611

Cash and cash equivalents, end of period	$22,871	$21,078

The accompanying notes are an integral part of these financial statements

ENDOLOGIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT PER SHARE, PER UNIT, AND NUMBER OF YEARS)

(Unaudited)

1. Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of the results of the periods presented have been included. Operating results for the unaudited nine month period ended September 30, 2010 are not necessarily indicative of results that may be expected for the year ending December 31, 2010 or any other period. For additional information, including information on significant accounting policies and use of estimates, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. References to the “Company” shall mean Endologix, Inc., a Delaware corporation.

For the nine months ended September 30, 2010, the Company incurred a net loss of $1,071. As of September 30, 2010, the Company had an accumulated deficit of $147,235. Historically, the Company has relied on the sale and issuance of equity securities to provide a significant portion of funding for its operations. At September 30, 2010, the Company had cash and cash equivalents of $22,871. The Company believes that its current cash balance, in combination with expected cash flows from operations and $10,000 in borrowings available under its credit facility, will be sufficient to meet anticipated cash needs for operating and capital expenditures for at least the next twelve months. If the Company does not realize expected revenue and gross profit margin levels, or if it is unable to manage its operating expenses in line with revenues, or if it cannot maintain its days sales outstanding accounts receivable at historical levels, it may require additional financing to fund its operations.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Stock-Based Compensation

The Company uses the Black-Scholes option pricing model which requires extensive use of financial estimates and accounting judgment, including estimates of the expected period of time employees will retain their vested stock options before exercising them, the expected volatility of the Company’s common stock over the expected term, and the number of shares that are expected to be forfeited before they are vested. Application of alternative assumptions could produce significantly different estimates of the fair value of the stock-based compensation and as a result, significantly different results recognized in the consolidated statements of operations.

Stock-based compensation expense recorded during the three and nine months ended September 30, 2010 and 2009 was as follows:

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Cost of revenue	$49	$38	$147	$141
Research, development, and clinical	82	78	240	213
Marketing and sales	227	276	762	751
General and administrative	186	364	863	1,238

Total	$544	$756	$2,012	$2,343

ENDOLOGIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(IN THOUSANDS, EXCEPT PER SHARE, PER UNIT, AND NUMBER OF YEARS)

(Unaudited)

In addition, the Company had $51 of stock based compensation capitalized into inventory as of September 30, 2010, and $63 of stock based compensation capitalized into inventory as of December 31, 2009.

During the three and nine months ended September 30, 2010, the Company granted 0 and 38,045 shares of restricted stock. During the three and nine months ended September 30, 2010, 0 and 35,965 shares of restricted stock were cancelled, while 33,430 and 567,180 shares of restricted stock vested. The Company recognizes the expense associated with the issuance of restricted stock ratably over the requisite service period. Included in the table above is $42 and $339 of stock based compensation expense recognized during the three and nine months ended September 30, 2010 and $209 and $563 for the same periods in 2009, respectively, related to restricted stock granted in 2010, 2009 and 2008.

3. Net Loss Per Share

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. All potential common shares were excluded from the calculation of diluted net loss per common share for the three and nine months ended September 30, 2010 and September 30, 2009, respectively, because they were antidilutive due to the Company’s net loss position.

4. Inventories

Inventories are stated at the lower of cost, determined on a first in, first out basis, or market value. Inventories consist of the following:

	September 30, 2010	December 31, 2009
Raw materials	$2,024	$1,866
Work-in-process	2,274	1,414
Finished goods	2,988	2,260

Total inventories	$7,286	$5,540

5. Long-Term Liabilities

Long-term liabilities consisted of the following:

	September 30, 2010	December 31, 2009
Deferred tax	1,029	1,029
Other	5	22
Long-term debt	103	162

Total long-term liabilities	1,137	1,213
Less: current portion of long-term debt	(82)	(79)

Long-term portion of long-term liabilities	$1,055	$1,134

In October 2009, the Company entered into a revolving credit facility with Wells Fargo Bank, National Association, or Wells, whereby the Company may borrow up to $10.0 million. All outstanding amounts under the credit facility bear interest at a variable rate equal to the greater of 90 day LIBOR, the federal funds rate, or

ENDOLOGIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(IN THOUSANDS, EXCEPT PER SHARE, PER UNIT, AND NUMBER OF YEARS)

(Unaudited)

lender’s prime rate, plus 1.25%, which is payable on a monthly basis. The unused portion is subject to an unused revolving line facility fee, payable quarterly, in arrears, in an amount equal to 0.2% per annum of the average unused portion of the revolving line, as determined by Wells. The credit facility also contains customary covenants regarding operations of the business and financial covenants, including requiring the Company to maintain a tangible net worth of $23 million, and is collateralized by all of its assets with the exception of its intellectual property. All amounts owing under the credit facility will become due and payable on April 30, 2012. As of September 30, 2010, the Company did not have any outstanding borrowings under this credit facility and was in compliance with all covenants.

6. Revenue by Geographic Region

The Company had revenue, based on the locations of its customers, by region as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
United States	$15,246	$11,296	$40,023	$32,883
Europe	898	1,052	2,957	2,314
South America	985	753	2,635	1,656
Asia	518	574	1,898	1,806
Other	227	102	495	120

Total revenue	$17,874	$13,777	$48,008	$38,779

7. Intangible Assets and Goodwill

The following table details the intangible assets, estimated lives, related accumulated amortization and goodwill:

	September 30, 2010	December 31, 2009
Developed technology (10 year life)	$14,050	$14,050
Accumulated amortization	(11,708)	(10,654)

Net developed technology	2,342	3,396
Trademarks and trade names (Indefinite life)	2,708	2,708

Intangible assets, net	$5,050	$6,104

Goodwill	$4,631	$4,631

In accordance with FASB ASC topic 350, “Intangibles-Goodwill and Other” (ASC 350), goodwill and other intangible assets with indefinite lives are no longer subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. The Company most recently performed its annual impairment analysis as of June 30, 2010 and will continue to test for impairment annually as of June 30 each year. No impairment was indicated in the last analysis. Intangible assets with finite lives continue to be subject to amortization, and any impairment is determined in accordance with FASB ASC topic 360, “Property, Plant, and Equipment” (ASC 360), which includes guidance relating to impairment of long-lived assets.

ENDOLOGIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(IN THOUSANDS, EXCEPT PER SHARE, PER UNIT, AND NUMBER OF YEARS)

(Unaudited)

The Company recognized amortization expense on intangible assets of $351 and $351 during the three months ended September 30, 2010 and 2009, respectively. The Company recognized amortization expense of $1,054 and $1,053 during the nine months ended September 30, 2010 and 2009, respectively. Estimated amortization expense for the remainder of 2010 and the two succeeding fiscal years is as follows:

2010	$351
2011	$1,405
2012	$586

8. Commitments and Contingencies

Legal Matters

The Company is involved from time to time in various claims and legal proceedings of a nature considered normal and incidental to its business, including product liability, intellectual property, employment and other matters. The Company accrues for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. The accruals are adjusted periodically as assessments change or as additional information becomes available.

The Company is currently involved in litigation with Cook Medical Incorporated (“Cook”), in which Cook alleges that the Company infringed two of Cook’s patents, granted in 1991 and 1998, respectively. The lawsuit was filed by Cook in the United States District Court, Southern District of Indiana (“Court”), on October 8, 2009. In December 2009, the United States Patent and Trademark Office (“PTO”) granted the Company’s requests for a reexamination of the two patents asserted by Cook in the lawsuit. In January 2010, the Court ordered that the lawsuit be stayed pending the outcome of the patent reexaminations. In February 2010, the PTO completed its initial reexamination process and confirmed the patentability of one of the two patents (the ‘706 patent), and on March 31, 2010 issued a reexamination certificate to that effect. As to the second patent (the ‘777 patent), the PTO rejected as unpatentable those patent claims asserted by Cook against the Company. Cook subsequently amended the ‘777 patent and added certain new claims. On April 14, 2010 the PTO indicated its intent to issue a reexamination certificate confirming the patentability of these amended and new claims and issued the certificate on July 21, 2010. On June 2, 2010, the stay of the court proceedings was lifted and discovery is underway. The Company is raising numerous defenses in the case, one of which is that Cook’s lawsuit is barred by a prior judgment in an earlier case between the same parties. That issue is expected to be addressed by the Court in December. A hearing on the construction of the asserted claims of the ‘706 and ‘777 patents is scheduled for February 8, 2011. The Company intends to continue its vigorous defense against these claims and believes its defenses are meritorious.

The Company is also involved in litigation with Bard Peripheral Vascular, Inc. (“Bard”), in which Bard alleges that the Company infringes one of Bard’s patents that issued in 2002. Bard filed the lawsuit against the Company and another defendant, Atrium Medical Corp. on August 10, 2010 alleging that the Company infringes U.S. Patent No. 6,436,135 (“’135 patent”) entitled “Prosthetic Vascular Graft.” Bard alleged in the complaint that the ePTFE material used in the Company’s Powerlink System infringes the ‘135 patent and seeks damages for the infringement. Bard also alleges that the Company’s infringement was willful and seeks treble damages, prejudgment interest and its attorney fees as well as a permanent injunction. The Complaint has not yet been served on the Company by Bard, and there have been no substantive developments in this matter. Should Bard pursue this matter, the Company intends to vigorously defend itself against these claims.

ENDOLOGIX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(IN THOUSANDS, EXCEPT PER SHARE, PER UNIT, AND NUMBER OF YEARS)

(Unaudited)

At September 30, 2010, the Company had not accrued for any contingent losses in connection with the Cook or the Bard suits because an unfavorable outcome with respect to these matters is not probable and estimable. Management is of the opinion that the outcome of the above-mentioned matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flow. However, as these matters are ongoing, there is no assurance they will be resolved favorably by the Company or will not result in a material loss.

9. Related Party Transactions

Until June 11, 2009, a director of a hospital facility from which the Company contracts for physician training and clinical research services also served as a member of the board of directors of the Company. Payments totaling $23 for the six month period ended June 30, 2009, were made to this hospital. In addition, this hospital purchased products from the Company totaling $508 for the six months ended June 30, 2009. All transactions were in accordance with normal commercial terms and conditions.

10. Subsequent Events

On October 27, 2010, the Company announced that it entered into an Agreement and Plan of Merger with Nellix, Inc. (“Nellix”). As part of the merger transaction, at closing the Company will issue to the Nellix stockholders, 3,170,577 shares of the Company’s common stock and up to $39,000 of additional consideration upon the achievement of certain milestones. In addition, the Company entered into a Securities Purchase Agreement with Essex Woodlands Health Ventures Fund VII, L.P. (“Essex”) pursuant to which it agreed to issue and sell to Essex 3,170,577 shares of the Company’s common stock for $15,000, concurrent with the closing of the acquisition of Nellix. The Company will account for the transaction as a business combination in accordance with ASC 805 and expects to close these transactions in December 2010. As of September 30, 2010, the Company has recorded $290 of expense in General and Administrative on our financial statements related to the Nellix acquisition.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Nellix, Inc.

Palo Alto, California

We have audited the accompanying balance sheets of Nellix, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended and for the period from March 20, 2001 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nellix, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from March 20, 2001 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4, certain conditions indicated that Nellix, Inc. may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

BERGER LEWIS ACCOUNTANCY CORPORATION

San Jose, California

August 11, 2010

NELLIX, INC.

(A Development Stage Company)

BALANCE SHEETS

December 31, 2009 and 2008

	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$4,982,432	$14,243,574
Restricted Cash	120,000	120,000
Prepaid Expenses	75,737	44,878
Deposits	—	44,675
Other Assets	20,458	—

Total Current Assets	5,198,627	14,453,127

PROPERTY AND EQUIPMENT, NET	979,388	1,126,458

OTHER ASSETS:
Long Term Deposits	30,017	30,017
Intangible Asset, Net	85,000	—

Total Other Assets	115,017	30,017

TOTAL ASSETS	$6,293,032	$15,609,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes Payable	$5,024,276	$2,428,835
Capital Lease	2,695	2,476
Accounts Payable	886,085	324,792
Accrued Interest	142,815	68,747
Accrued Expenses	627,862	127,793

Total Current Liabilities	6,683,733	2,952,643

LONG-TERM LIABILITIES, NET OF CURRENT PORTION:
Notes Payable	1,683,788	4,396,400
Capital Lease	4,187	7,191
Deferred Rent	35,359	41,004

Total Long-Term Liabilities, Net of Current Portion	1,723,334	4,444,595

Total Liabilities	8,407,067	7,397,238

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stocks: 56,933,711 Shares and Authorized: 55,096,561 and 55,096,561 Shares Issued and Outstanding, Respectively	26,644,252	26,641,371
Common Stocks: Par Value $0.001; 85,000,000 Shares Authorized; 8,248,858 and 5,937,793 Shares Issued and Outstanding, Respectively	253,550	113,416
Additional Paid in Capital	1,051,432	—
(Deficit Accumulated) During the Development Stage	(30,063,269)	(18,542,423)

Total Stockholders’ Equity (Deficit)	(2,114,035)	8,212,364

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,293,032	$15,609,602

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008

	2009	2008
OPERATING EXPENSES:
Salary and Wages	$4,521,331	$3,976,023
Development Expenses	3,521,073	3,595,088
Professional Services	665,763	752,223
Depreciation	385,439	295,200
Travel & Lodging	376,971	434,387
Rent	248,071	239,381
Marketing & Selling Expenses	159,170	32,884
Repairs and Maintenance	151,091	137,324
Shipping and Delivery	105,203	103,692
Insurance	94,266	85,299
Utilities	37,114	25,935
Taxes & Licenses	34,377	33,560
Office Expenses	35,186	66,246
Membership Dues	13,694	14,604
Equipment Maintenance and Rent	10,694	9,550

Total Operating Expenses	10,359,443	9,801,396

OTHER INCOME (LOSS):
Interest Income	13,775	208,435
Other Income	6,519	—
(Loss) on Disposal of Fixed Assets	(4,195)	(407)
Interest Expense	(814,070)	(315,036)
Interest Expense Warrants and Beneficial Conversion	(362,632)	—

Total Other Loss	(1,160,603)	(107,008)

Loss Before Provision for Income Taxes	(11,520,046)	(9,908,404)
PROVISION FOR INCOME TAXES	800	800

NET LOSS	$(11,520,846)	$(9,909,204)

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2009 and 2008 and for the Period from

March 20, 2001 (Date of Inception) to December 31, 2009

	Convertible Stock			Common Stock
	Shares	Amounts	Stock Issuance Costs	Shares	Amount	Additional Paid In Capital	Stock Issuance Costs	Accumulated Deficit	Total Stockholders Equity
BALANCE, DECEMBER 31, 2007	32,593,702	$14,423,065	$(111,759)	5,631,476	$39,837	$39,896	$(12,501)	$(8,633,218)	$5,745,320
Net Loss	—	—	—	—	—	—	—	(9,909,205)	(9,909,205)
Issuance of Series C 2 Preferred Stock	11,592,384	6,375,318	(6,918)	—	—	—	—	—	6,368,400
Issuance of Series C 3 Preferred Stock	10,766,822	5,920,999	(40,868)	—	—	—	—	—	5,880,131
Series C 3 Preferred Stock, in lieu of Cash Compensation	143,653	79,001	—	—	—	—	—	—	79,001
Issuance of Common Stock	—	—	—	306,317	26	1,277	—	—	1,303
Issuance of Common Stock, in lieu of Cash Compensation	—	—	—	—	274	7,740	—	—	8,014
Employee Stock Based Compensation	—	—	—	—	—	36,867	—	—	36,867
Warrants Issued to Purchased 1,200,152 Preferred Stock	—	—	2,533	—	—	—	—	—	2,533

BALANCE, DECEMBER 31, 2008	55,096,561	$26,798,383	$(157,012)	5,937,793	$40,137	$85,780	$(12,501)	$(18,542,423)	$8,212,364
Net Loss	—	—	—	—	—	—	—	(11,520,846)	(11,520,846)
Recovery of Expense to Issue Stock	—	—	2,883	—	—	—	—	—	2,883
Issuance of Common Stock	—	—	—	2,311,065	2,585	100,807	—	—	103,392
Employee Stock Based Compensation	—	—	—	—	—	36,740	—	—	36,740
Warrants Issued to Purchase 818,285 Preferred Shares in Connection with Bridge Loan	—	—	—	—	—	1,051,432	—	—	1,051,432

BALANCE, DECEMBER 31, 2009	55,096,561	$26,798,383	$(154,129)	8,248,858	$42,722	$1,274,7	$(12,501)	$(30,063,269)	$(2,114,035)

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(11,520,846)	$(9,909,204)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation and Amortization	385,439	295,200
Stock Based Compensation	36,740	126,415
Beneficial Conversion Feature	107,643	—
Interest Expense from Issuance of Warrants	254,970	—
Loss on Disposal of Fixed Assets	4,195	407
(Increase) Decrease in Assets:
Restricted Cash	—	(60,000)
Prepaid Expenses	(30,857)	(11,437)
Deposits	24,217	(44,676)
Increase (Decrease) in Liabilities:
Accounts Payable	561,294	(76,467)
Accrued Liabilities	500,068	5,697
Accrued Interest	74,068	68,747
Accrued Rent	(5,645)	41,004

Net Cash Used by Operating Activities	(9,608,714)	(9,564,314)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(227,566)	(480,903)
Purchase of Intangible Asset	(100,000)	—

Net Cash Used by Investing Activities	(327,566)	(480,903)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Preferred Stock	—	12,296,317
Proceeds from Issuance of Common Stock	103,392	1,303
Proceeds from Equipment Loan	3,000,000	6,374,287
Payments on Equipment Loan	(2,428,353)	(373,661)
Payments on Capital Lease	(2,785)	(2,275)
Fees Related to Issuance of Preferred Stock	2,883	(47,786)

Net Cash Provided by Financing Activities	675,137	18,248,185

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,261,143)	8,202,968
CASH AND CASH EQUIVALENTS, Beginning of Year	14,243,575	6,040,607

CASH AND CASH EQUIVALENTS, End of Year	$4,982,432	$14,243,575

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash Paid for Income Taxes	$800	$800

Cash Paid for Interest	$739,070	$246,198

The Accompanying Notes are an Integral Part of these Financial Statements.

NELLIX, INC.

(A Development Stage Company)

NOTE 1 — GENERAL INFORMATION:

Business Activity — Nellix, Inc. (the “Company”), is a Delaware corporation located in Palo Alto, California. The Company is addressing a large patient population with difficult to cure aneurysms in the aorta. The solution being developed provides a revolutionary polymer based endograft insertable into and sealing the aneurysm providing protection from rupture. The technology provides a distinct advantage over current therapies.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting — The financial statements of the Company have been prepared on the accrual basis of accounting.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid investments and investments with a maturity of three months or less. The Company invests its excess cash in money market funds which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on cash accounts.

Property and Equipment — Property and equipment are stated at cost. Property and equipment having a useful life of more than one year and a cost greater than $1,000 are capitalized. Maintenance and repairs are expensed as incurred. Property and equipment are being depreciated or amortized utilizing the straight-line method over various estimated useful lives for financial reporting purposes.

Accrued Personal Time Off — Personal time off is accrued for full-time employees. Accrued personal time off represents amounts earned, but not taken as of December 31, 2009 and 2008. The accrued personal time off balance as of December 31, 2009 and 2008 was $107,557 and $64,763, respectively, and is included in accrued expenses.

Income Taxes — Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the depreciation of property and equipment and net operating loss carryovers for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for research tax credits that are available to offset future income taxes.

Stock-Based Compensation — The Company adopted ASC 718-10 (formerly Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), Share Based Payment (Statement 123(R))), which requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.

ASC 718-10 established accounting and disclosure requirements using a grant date fair value based method of accounting for share-based employee compensation plans. The compensation cost is recognized by the Company over the employee’s requisite service period (vesting period).

The fair value of each option award is estimated on the date of grant using a Black-Scholes-option pricing model that uses assumptions noted in the following table. The Company is unable to reasonably estimate the

NELLIX, INC.

(A Development Stage Company)

expected volatility of the Company’s share price, therefore, the expected volatility is based on the historical volatility of the Company’s industry sector index. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

2009
Expected Volatility	51.0%
Risk Free Interest Rate	2.80%
Expected Life of an Option	5
Expected Dividends	—

Stock, stock options, and warrants for stock issued to nonemployees are accounted for at fair value in accordance with the provisions of ASC 718-10 and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Stock-based awards to nonemployees not immediately vested are subject to periodic revaluation over the vesting terms.

Intangible Asset — A patent acquired during 2009, was purchased for $100,000. The patent will potentially be used in the Company’s endograft design. The patent has a value of $85,000, net of accumulated amortization of $15,000. The patent is amortized using the straight-line basis over the remaining life of the patent. During the year ended December 31, 2009, amortization of the patent was $15,000.

Impairment of Long-Lived Assets — Long-lived assets and intangibles held and used by the Company are reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with ASC 360 10 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 144 Accounting for the Impairment or Disposal of Long Lived Assets). An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying value. Any impairment loss is measured as the excess of carrying value over the fair market value of the asset.

Reclassifications — Certain prior year amounts have been reclassified to conform with current year presentation.

Accounting for Uncertainty in Income Taxes — Effective January 1, 2009, the Nellix, Inc. implemented the new accounting requirements associated with uncertainty in income taxes using the provisions of FASB ASC 740-10 (formerly Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, (FIN 48)). Accordingly, an entity shall initially recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2009, the Nellix, Inc. has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Subsequent Events — Management of the Company has evaluated events and transactions subsequent to December 31, 2009 for potential recognition or disclosure in the financial statements. The Company has a subsequent event that required recognition or disclosure in the financial statements for the fiscal year ended December 31, 2009, see Note 13. Subsequent events have been evaluated through the date the financial statements became available to be issued, August 11, 2010.

NELLIX, INC.

(A Development Stage Company)

Recent Accounting Pronouncements -

FASB Accounting Standards Codification — On July 1, 2009, the Financial Accounting Standards Board (FASB) issued FASB Accounting Standards Codification (ASC) 105-10, Generally Accepted Accounting Principles (GAAP) (Codification). ASC 105-10 establishes the exclusive authoritative reference for U.S. GAAP in financial statements, except for SEC rules and interpretive releases, which are also authoritative for SEC registrants. The Codification supersedes all existing non SEC accounting and reporting standards. The Company has included the references to the Codification, as appropriate, in these financial statements.

ASC 820 10 (formerly SFAS No. 157) — In September 2006, the FASB issued ASC 820-10 (formerly SFAS No. 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements. The FASB previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, ASC 820-10 does not require any new fair value measurements. However, for some entities, application of ASC 820-10 will change current practice. In February 2008, the FASB issued ASC 820-10-65-1 (formerly FSP No. 157 2) that defers the effective date of ASC 820-10 for non financial assets and non financial liabilities, except for items that are recognized or disclosed at fair value in financial statements on a recurring basis for fiscal years beginning after November 15, 2008. In addition, the FASB also agreed to exclude from the scope of ASC 820-10 fair value measurements made for purposes of applying ASC 840 (formerly SFAS No. 13, Accounting for Leases), and related interpretive accounting pronouncements. The adoption of ASC 820-10 for financial assets and liabilities did not have a significant impact on the Company’s results of operations, cash flows or balance sheets. The adoption of ASC 820-10 on non financial assets and liabilities, did not have a significant impact on the Company’s results of operations, cash flows or balance sheets.

ASC 825-10 (formerly SFAS No. 159) — In February 2007, the FASB issued ASC 825-10 (formerly SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities) which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of ASC 825-10 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. ASC 825-10 is effective for an entity’s first fiscal year that begins after November 15, 2007. The Company has adopted ASC 825-10 but did not elect to measure any eligible financial instruments at fair value under this guidance.

NOTE 3 — RESTRICTED CASH:

During 2005, the Company purchased a revolving certificate of deposit from Silicon Valley Bank under an agreement with the bank in favor of a credit card company, pursuant to the terms of the credit agreement. The certificate of deposit, in the amount of $120,000, expired on January 23, 2010 and automatically renews for 30 days. The amount is classified as restricted cash on the balance sheet at December 31, 2009 and 2008.

NOTE 4 — DEVELOPMENT STAGE OPERATIONS:

Development stage operations have consisted primarily of the research and development of intellectual properties, recruiting and training personnel, developing markets, and raising capital. Due to the development nature of the Company, the Company sustained substantial losses from operations in the current and previous years. The Company’s ability to continue is dependent on raising additional funds.

The Company is in the process of raising $40-50M for its D financing round to provide funding through 2012, including European commercialization and IDE trials and one year clinical follow-up. Essex is anticipated to contribute an additional $10M in new capital on top of current bridge loans. To date the Company has met

NELLIX, INC.

(A Development Stage Company)

with dozens of potential investors and has approximately six investors in various stages of due diligence. It is meeting with new investors to increase this pool of potential investors. The goal is to complete this financing process in Q4, 2010. To help fund operations until this time, the Company is planning to raise an additional $3.4 million in two tranches by extending the current bridge financing. The proceeds will be used to maintain operations until financing is complete. The board has approved the terms of this bridge loan and the first of two bridge payments for $1.7M is scheduled for August 25, 2010.

NOTE 5 — PROPERTY AND EQUIPMENT:

The cost and related accumulated depreciation of the property and equipment as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Testing and Demo Equipment	$1,355,833	$1,216,466
Computer Equipment and Software	153,488	143,825
Molds	142,943	70,634
Furniture and Fixture	69,463	75,159
Leasehold Improvement	45,561	45,561

	1,767,288	1,551,645
Accumulated Depreciation	(787,900)	(425,187)

Property and Equipment, Net	$979,388	$1,126,458

Depreciation expense for the year ended December 31, 2009 and 2008 totaled $385,439, and $295,200, respectively.

NOTE 6 — CAPITAL LEASE:

On March 12, 2007 the Company entered into a capital lease for an office copier with Xerox Corporation. The lease term is for 60 months with a fair market value buy-out option at the end of the lease. The monthly principal and interest payments equal $266.92. The cost and accumulated depreciation of the asset acquired under the capital lease as of December 31, 2009 and 2008 was as follows:

	2009	2008
Office Equipment	$13,102	$13,102
Office Equipment — Accumulated Depreciation	(6,333)	(3,712)

	$6,769	$9,390

Future minimum lease payments under the capital lease are as follows:

Year Ending December 31:
2010	$3,203
2011	3,203
2012	1,601
2013	—

Total Future Minimum Lease Payments	8,007
Less Amount Representing Interest at a Rate of 9.0%	(816)

Present Value of Future Minimum Lease Payments	7,191
Less Current Portion	(2,695)

$4,496

NELLIX, INC.

(A Development Stage Company)

NOTE 7 — LONG-TERM DEBT:

Long-term debt as of December 31, 2009 and 2008, consisted of the following:

	2009	2008
July 2007 the Company entered into a $1,500,000 equipment line of credit financing agreement with Venture Lending & Leasing IV and V, Inc., secured by the equipment Venture Lending agrees to accept for funding of the loan draws. The Company may use 10% of the total commitment balance to purchase soft cost items. Each loan draw is a separate 36 month term loan requiring monthly principal and interest payments. Interest is paid at a rate equal to 9.75%. A final principal payment for equipment loans equal to 4.7% for hard cost and 3.7% for soft cost loans of the original principal balance is due on term date.	$480,410	$883,175

On July 23, 2008 the Company entered into lending agreement with Venture Lending & Leasing V, Inc. The initial amount available for lending is $6,000,000 which might be increased to a total of $16,000,000 upon meeting certain requirements related to Series D fund raising. The proceeds may be used to fund further growth of the Company, no restrictions on use. The terms are, interest only payments through December 31, 2008 bearing interest at 1% per month. Thereafter the loan converts to 30 monthly principal and interest payments bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 5.345% of the total funded amount. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 7.5% of amount of debt funded. The fair value of these warrants amounting to $188,147 was recorded as a deferred issuance cost and was included as a discount on debt. The deferred issuance cost will be amortized over the life of the loan.	3,680,833	5,713,822

On July 23, 2008 the Company entered into an equipment line of credit for $1,100,000 of which $100,000 may be used to cover soft costs. The term of the loan is 36 months principal and interest payments, bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 4.7% of the total funded amount for hard costs and a rate of 3.7% for soft costs. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 2% of amount of debt funded. The fair value of these warrants amounting to $34,494 was recorded as a deferred issuance cost and was included as a discount on debt. Deferred issuance cost is being amortized over the life of the loan.	144,436	228,238

On September 28, 2009 the Company entered into a bridge loan subordinated secured convertible promissory note with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. The initial amount available for lending is $6,000,000. The terms are all unpaid principal, together with an unpaid and accrued interest of 10% per annum are due and payable on August 31, 2010. In connection of issuance of debt, the Company granted warrants to purchase Series C 3 Preferred shares equal to 15% of the amount borrowed. It was determined, that beneficial conversion existed at date of issuance. This resulted in an estimated fair value of $385,910, which has been capitalized as a deferred finance cost included as a discount on debt and is being amortized over the promissory note life of 11 months. During the year ended December 31, 2009, $107,643 was amortized to interest expense in connection with beneficial conversion. The Fair value of the warrants amounting to $442,881 was recorded as a deferred issuance cost and was included as a discount on debt and being amortized over the life of the loan.	$2,402,385	$—

Total Long Term Debt	6,708,064	6,825,235
Current Portion	(5,024,276)	(2,428,835)

Total Long Term Debt, Net of Current Portion	$1,683,788	$4,396,400

NELLIX, INC.

(A Development Stage Company)

Scheduled maturities for the above long term debt are as follows:

Year Ending December 31,	Amount
2010	$5,024,276
2011	1,683,788

Total	$6,708,064

NOTE 8 — PROVISION FOR INCOME TAXES:

The components for the income tax provision consisted of the following:

	2008	2007
Current:
Federal	$—	$—
State	800	800

	800	800

Total Income Taxes	$800	$800

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets consisted of the following:

	2009	2008
Net Operating Loss Carryovers	$12,047,302	$7,306,600
Research Tax Credits	1,426,458	916,458
Depreciation	(236,719)	(104,475)
Valuation Allowance	(13,237,041)	(8,118,583)

Deferred Tax Assets, Net	$—	$—

The net deferred tax asset and tax research credits have been fully offset by a valuation allowance because, based on the available evidence, management cannot conclude that it is more likely than not that the deferred tax assets will be realized.

As of December 31, 2009 the Company had estimated federal and state net operating loss (the “NOL”), carryforwards of approximately $30,300,000 (Federal) and approximately $29,000,000 (California). The Federal loss carryforwards are allowed to be carried over for 20 years, with expiration at various dates through 2028. California NOLs expire at various dates through 2028.

Due to the “change in ownership” provisions of the Internal Revenue Code, a portion of the Company’s net operating loss carryforwards may be subject to an annual limitation on their utilization against taxable income in future periods. Due to the limitation, the net operating loss carryforwards may expire before ultimately becoming available to reduce future income tax liabilities.

NELLIX, INC.

(A Development Stage Company)

NOTE 9 — CONVERTIBLE PREFERRED STOCK:

The Company as of December 31, 2009 is authorized to issue 591,691 shares of Series A, 9,004,080 shares of Series B, 23,634,989 shares of Series C 1, 12,792,536 shares of Series C 2, and 10,910,475 shares of Series C 3. Preferred Stock, respectively, of which 591,691, 8,957,770, 23,044,241, 11,592,384, and 10,910,475 shares are issued and outstanding as of December 31, 2009.

Series A Funding — On October 30, 2001, the Company sold 591,691 shares at $.03 per share for proceeds totaling $177,507.

Series B Funding — On August 24, 2005, the Company sold 8,957,770 shares at $.36 per share for proceeds totaling $3,224,803.

Series C 1 Funding — On November 22, 2006, the Company sold 23,044,241 shares at $.4871 per share for proceeds totaling $11,020,755

Series C 2 Funding — On February 29, 2008, the Company sold 11,592,384 shares at $.54993 per share for proceeds totaling $6,375,318.

Series C 3 Funding — On October 31, 2008, the Company sold 10,766,822 shares at $.54993 per share for proceeds totaling $5,920,999.

The rights, preferences and privileges of the convertible preferred stock (the “Preferred Stock”) are as follows:

Dividends — Holders of Preferred Stock shall be entitled to receive dividends when and if declared by the Company’s Board of Directors. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year. Dividends to Preferred Stock, if any, shall be paid prior to payment of any dividends on the Common Stock. Thereafter, Holders of Preferred Stock shall participate pro rata with the Common Stock.

Liquidation Preference — Holders of Preferred Stock shall be entitled to receive a liquidation preference prior to any payment on the Common Stock. Series A Preferred shall receive $.30 per share, Series B Preferred shall receive $.36, Series C 1 shall receive $.54993 per share, Series C 2 shall receive $.54993, and Series C 3 shall receive $.54993 before any Common Stock holders. Thereafter, the remaining assets of the Company, if any, shall be distributed to the holders of Preferred Stock and the holders of Common Stock on a pro rata as converted basis. An acquisition of the Company or a disposition of substantially all its assets shall be treated as a liquidation.

Voting — Holders of Preferred Stock shall vote with the Common Stock on an as converted basis and have other certain separate protective provision voting rights as defined in the Company’s amended and restated Certificate of Incorporation.

Conversion and Anti Dilution — The Preferred Stock shall be convertible into Common Stock on a one for one basis (subject to anti dilution adjustments) at the option of the holder at any time. The Preferred Stock shall automatically convert into Common Stock upon (i) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a offering price not less than $1.91 and raising at least $25 million.

NELLIX, INC.

(A Development Stage Company)

Right of First Offer and Co Sale — The Company grants to each significant holder the right of first offer to purchase its pro rata share of new securities. A significant holder pro rata share, for purposes of this right of first offer, is equal to the ratio of the number of shares owned by such significant holder immediately prior to the issuance of new securities.

Restricted Shares — The investors acknowledges that the shares must be held indefinitely unless subsequently registered under the securities act. The Company has no present intention of registering the shares.

NOTE 10 — STOCK OPTION PLAN AND WARRANTS:

The Company’s Stock Plan (the Plan) was adopted by the Company’s Board of Directors during 2001, and amended on November 21, 2006. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide incentive to employees, directors and consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (“ISOs”) or Nonstatutory Stock Options (“NSOs”), as determined by the Plan administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

The aggregate number of shares that may be issued pursuant to options under the original Stock Plan was 11,534,374 shares. Options under the Plan may be granted for periods of up to ten years, unless optionee at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option shall be 5 years from date of grant. The exercise price for grants to optionee with less than 10% ownership of all classes of stocks shall equal no less than 100% of the fair market value of the shares on the date of grant. For optionee owning more than 10% of the voting power of all classes of stock, the exercise price shall equal no less than 110% of the fair market value per share on the date of grant. Grants to any other service provider shall have a exercise price equal to 85% of the fair market value per share.

To date, ISO’s and NSO’s have been issued and may be exercised at any time after the date of grant for all or any part of the shares subject to the option agreement, except for officers, directors, and consultants. Officers, directors, and consultants, shall exercise options at a rate of no less than 20% per year over 5 years from the date the options are granted. The options vest, as described in the option agreements, over different periods of time which vary from one month to forty eight months; or are vested subject to the achievement of various milestones. A portion of the shares subject to the options vest on the vesting commencement date, which is usually the grant date of the options, and a prorated portion of the options vest each month thereafter, subject to the optionee continuing to be a service provider on such dates. Until the options vest the shares acquired are considered restricted shares and are subject to the Company’s right to repurchase. If the right to repurchase is exercised, the Company shall pay the optionee an amount equal to the exercise price for each of the restricted shares being purchased.

NELLIX, INC.

(A Development Stage Company)

		Outstanding Shares
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance at March 20, 2001	—	—	—
Authorized	11,534,374
Granted	(37,679)	37,679	$0.01

Balance at December 31, 2001	11,496,695	37,679	$0.01
Granted	(427,770)	427,770	$0.03
Canceled	18,840	(18,840)	$0.02

Balance at December 31, 2002	11,087,765	446,609	$0.03
Granted	(10,000)	10,000	$0.03

Balance at December 31, 2003	11,077,765	456,609	$0.03

Balance at December 31, 2004	11,077,765	456,609	$0.03
Granted	(1,584,000)	1,584,000	$0.04
Canceled	30,000	(30,000)	$—

Balance at December 31, 2005	9,523,765	2,010,609	$0.04
Granted	(1,405,400)	1,405,400	$0.04
Exercised	—	(250,000)	$0.03
Canceled	15,000	(15,000)	$0.04

Balance at December 31, 2006	8,133,365	3,151,009	$0.04
Granted	(2,894,419)	2,894,419	$0.04
Exercised	—	(833,427)	$0.04
Canceled	75,000	(75,000)	$0.04

Balance at December 31, 2007	5,313,946	5,137,001	$0.04
Granted	(3,653,901)	3,653,901	$0.04
Exercised	—	241,317	$0.04
Canceled	116,826	(116,826)	$0.04

Balance at December 31, 2008	1,776,871	8,915,393	$0.04
Granted	(1,554,319)	1,554,319	$0.05
Exercised	—	(2,584,798)	$0.04
Canceled	632,947	(632,947)	$0.04

Balance at December 31, 2009	855,499	7,251,967	$0.04

The following table provides certain information with respect to stock options outstanding and those exercisable at December 31, 2009.

Weighted Average Exercise Price	Stock Options Outstanding	Weighted Average Remaining Contractual Life	Stock Options Exercisable
$0.03	10,000	3.0	10,000
$0.04	5,683,148	7.9	3,171,107
$0.05	1,558,819	9.4	345,918

The Company stock plan provides for acceleration of exercisable of the options upon the occurrence of certain events relating to change of control of the Company.

In connection with its stock option grants, the Company recorded employee stock based compensation expense of $36,740 and $200,049, respectively, for the year ended December 31, 2009 and for the period from March 20, 2001 (Date of Inception) to December 31, 2009, respectively.

NELLIX, INC.

(A Development Stage Company)

Warrants

In connection with the 7,100,000 equipment financing agreement entered into on July 23, 2008 a warrant to purchase 1,200,152 series C 3 preferred shares at an exercise price of $.5499 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 10 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 2.5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $222,641, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 2.5 years. During the year ended December 31, 2009, $131,436 was amortized to interest expense.

In connection with the $6,000,000 subordinated secured convertible promissory note entered into on September 28, 2009 a warrant to purchase 818,285 series C 3 preferred shares at an exercise price of $.01 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 5 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $442,881, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 11 months. During the year ended December 31, 2009, $123,533 was amortized to interest expense.

The allocated fair value of the warrants was recorded as additional paid in capital.

NOTE 11 — EMPLOYEE BENEFIT PLAN:

The Company has a salary savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer up to 90% of their pretax salary, but no more than statutory limits. There were no employer matching contributions for the years ended December 31, 2009 and 2008.

NOTE 12 — OPERATING LEASE COMMITMENTS AND DEFERRED RENT OBLIGATIONS:

The Company leased 7,467 square feet of office space located at 2465B Faber Place, Palo Alto, California under an operating lease that required monthly base rent payments, plus utilities, and triple net expense. The lease expires April 14, 2012. The lease agreement requires the Company to purchase $2,000,000 commercial general liability and property damage insurance policy.

Rent expenses under the lease agreements were $248,071 and $239,381 for the years ended December 31, 2009 and 2008 respectively.

Future minimum lease payments are as follows:

Year Ending December 31,	Amount
2010	$174,728
2011	180,104
2012	52,530

Total Future Minimum Lease Payments	$407,362

Total base rent payments are charged to expense on the straight line method over the terms of the facility leases that contain defined escalation clause. The Company has recorded deferred lease obligations to reflect the excess of rent expense over cash payments since inception of these leases.

NELLIX, INC.

(A Development Stage Company)

NOTE 13 — SUBSEQUENT EVENT:

On March 31, 2010, the Company amended September 28, 2009 bridge loan subordinated secured convertible promissory note with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. The amendment permits the Company to increase the commitment amount to $10,000,000. The Company received additional bridge loan funding totaling $6,894,766, since year end.

During July 2010, the Company was out of compliance with certain covenants related to WTI growth capital loan. The out of compliance issue could potential cause the lender to place a lien on the intellectual property. At time of release the Company returned to compliance with covenants.

On August 2, 2010, the Company paid off all principal and accrued interest totaling $3,040,328 consists of $118,377 to Venture Lending & Leasing IV and $2,921,951 to Venture Lending & Leasing V respectively for loans issued on September 24, 2007 and July 23, 2008. The Company is now free of covenants associated with WTI growth capital loan.

NELLIX, INC.

(A Development Stage Company)

BALANCE SHEETS

December 31, 2009 and September 30, 2010 (unaudited)

	December 31, 2009	September 30, 2010

ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$4,982,432	$1,219,184
Restricted Cash	120,000	120,000
Prepaid Expenses	75,737	249,202
Other Assets	20,458	83,498

Total Current Assets	5,198,627	1,671,883

PROPERTY AND EQUIPMENT, NET	979,388	810,854

OTHER ASSETS:
Long Term Deposits	30,017	30,017
Intangible Asset, Net	85,000	70,000

Total Other Assets	115,017	100,017

TOTAL ASSETS	$6,293,032	$2,582,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes Payable	$5,024,276	$10,676,347
Capital Lease	2,695	910
Accounts Payable	886,085	413,251
Accrued Interest	142,815	689,046
Accrued Expenses	627,862	1,006,045

Total Current Liabilities	6,683,733	12,785,599

LONG-TERM LIABILITIES, NET OF CURRENT PORTION:
Notes Payable	1,683,788	—
Capital Lease	4,187	4,282
Deferred Rent	35,359	27,644

Total Long-Term Liabilities, Net of Current Portion	1,723,334	31,946

Total Liabilities	8,407,067	12,817,544

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stocks: 56,933,711 Shares and Authorized: 55,096,561 and 55,096,561 Shares Issued and Outstanding, Respectively	26,644,252	26,644,252
Common Stocks: Par Value $0.001; 85,000,000 Shares Authorized; 8,248,858 and 8,312,283 Shares Issued and Outstanding, Respectively	253,550	277,810
Additional Paid in Capital	1,051,432	3,412,387
(Deficit Accumulated) During the Development Stage	(30,063,269)	(40,569,238)

Total Stockholders’ Equity (Deficit)	(2,114,035)	(10,234,790)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,293,032	$2,582,755

The Accompanying Notes are an Integral Part of these Financial Statements

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Three Months and Nine Months Ended September 30, 2010 and 2009 (unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009
Operating expenses:
Salary and Wages	$3,477,445	$3,707,260	$1,299,636	$1,198,464
Development Expenses	2,297,783	2,440,634	607,526	901,741
Professional Services	573,848	557,921	274,778	163,436
Depreciation	323,572	276,341	108,528	93,647
Travel & Lodging	217,940	259,604	74,540	59,860
Rent	178,873	187,778	60,292	72,141
Marketing & Selling Expenses	40,247	73,487	8,166	49,195
Repairs and Maintenance	123,861	116,540	34,529	38,973
Shipping and Delivery	40,045	74,773	13,230	32,710
Insurance	40,125	73,796	17,962	22,761
Utilities	28,877	26,110	11,733	7,785
Taxes & Licenses	50,754	21,324	12,483	22,663
Office Expenses	28,873	26,110	7,035	7,934
Membership Dues	12,260	7,306	920	2,560
Equipment Maintenance and Rent	7,797	7,811	2,904	3,340

Total Operating Expenses	7,442,300	7,856,795	2,534,262	2,677,210

Other income (expense):
Interest Income	726	12,787	260	2,052
Other Income	298	6,387	—	15
(Loss) on Disposal of Fixed Assets	—	(1,158)	—	(1,158)
Interest Expense	(1,033,728)	(515,521)	(481,843)	(175,559)
Interest Expense Warrants and Beneficial Conversion	(2,030,167)	(178,585)	(910,053)	(93,127)

Total Other Expense	(3,062,871)	(676,090)	(1,391,636)	(267,777)

Loss Before Provision for Income Taxes	(10,505,169)	(8,532,885)	(3,925,898)	(2,944,987)
Provision for Income Taxes	800	800	—	—

Net Loss	$(10,505,969)	$(8,533,685)	$(3,925,898)	$(2,944,987)

The Accompanying Notes are an Integral Part of these Financial Statements

NELLIX, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(10,505,970)	$(8,533,864)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation and Amortization	323,572	276,341
Stock Based Compensation	21,722	27,555
Beneficial Conversion Feature	1,086,040	—
Interest Expense from Issuance of Warrants	1,274,916	228,255
Loss on Disposal of Fixed Assets	—	1,158
(Increase) Decrease in Assets:
Prepaid Expenses	(173,465)	(1,008)
Deposits	(63,040)	(17,574)
Increase (Decrease) in Liabilities:
Accounts Payable	(472,835)	173,572
Accrued Liabilities	378,183	688,792
Accrued Interest	546,231	(68,747)
Accrued Rent	(7,695)	(3,663)

Net Cash Used by Operating Activities	(7,592,341)	(7,229,183)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(140,037)	(135,390)
Purchase of Intangible Asset	—	(100,000)

Net Cash Used by Investing Activities	(140,037)	(235,390)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Common Stock	2,537	33,926
Proceeds from Loans	8,273,962	3,000,000
Payments on Loans	(4,305,679)	(1,889,491)
Payments on Capital Lease	(1,690)	(1,838)
Fees Related to Issuance of Preferred Stock	—	2,881

Net Cash Provided by Financing Activities	3,969,130	1,145,478

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,763,248)	(6,319,095)
CASH AND CASH EQUIVALENTS, Beginning of Period	4,982,432	14,243,574

CASH AND CASH EQUIVALENTS, End of Period	$1,219,184	$7,924,479

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash Paid for Income Taxes	$800	$800

Cash Paid for Interest	$440,269	$569,621

The Accompanying Notes are an Integral Part of these Financial Statements

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 — GENERAL INFORMATION:

Business Activity — Nellix, Inc. (the “Company”), is a Delaware corporation located in Palo Alto, California. The Company is addressing a large patient population with difficult to cure aneurysms in the aorta. The solution being developed provides a revolutionary polymer based endograft insertable into and sealing the aneurysm providing protection from rupture. The technology provides a distinct advantage over current therapies.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting — The financial statements of the Company have been prepared on the accrual basis of accounting and have been prepared in accordance with generally accepted accounting principles. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of the results of the periods presented have been included.

Interim Financial Statements — The financial statements, footnotes and any matters referred to for the three month and nine month periods ending September 30, 2010 and 2009 are unaudited. They are the opinion of management using generally accepted accounting principles as deemed appropriate. As such, the interim financial information should be read in conjunction with the audited Financial Statements for the years ending December 31, 2009 and 2008. Interim results are not necessarily indicative of results expected in future periods.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid investments and investments with a maturity of three months or less. The Company invests its excess cash in money market funds which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on cash accounts.

Property and Equipment — Property and equipment are stated at cost. Property and equipment having a useful life of more than one year and a cost greater than $1,000 are capitalized. Maintenance and repairs are expensed as incurred. Property and equipment are being depreciated or amortized utilizing the straight line method over various estimated useful lives for financial reporting purposes.

Accrued Personal Time Off — Personal time off is accrued for full time employees. Accrued personal time off represents amounts earned, but not taken as of December 31, 2009 and 2008. The accrued personal time off balance as of December 31, 2009 and September 30, 2010 was $107,557 and $159,925, respectively, and is included in accrued expenses.

Income Taxes — Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the depreciation of property and equipment and net operating loss carryovers for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for research tax credits that are available to offset future income taxes.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

Stock Based Compensation — The Company adopted ASC 718 10 (formerly Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), Share Based Payment (Statement 123(R))), which requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.

ASC 718 10 established accounting and disclosure requirements using a grant date fair value based method of accounting for share based employee compensation plans. The compensation cost is recognized by the Company over the employee’s requisite service period (vesting period).

The fair value of each option award is estimated on the date of grant using a Black Scholes option pricing model that uses assumptions noted in the following table. The Company is unable to reasonably estimate the expected volatility of the Company’s share price, therefore, the expected volatility is based on the historical volatility of the Company’s industry sector index. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of each option is estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions for the nine months ended September 30,:

	2010	2009
Expected Volatility	51.0%	51.0%
Risk Free Interest Rate	2.80%	2.80%
Expected Life of an Option	5	5
Expected Dividends	—	—

Stock, stock options, and warrants for stock issued to nonemployees are accounted for at fair value in accordance with the provisions of ASC 718 10 and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Stock based awards to nonemployees not immediately vested are subject to periodic revaluation over the vesting terms.

NOTE 3 — RESTRICTED CASH:

During 2005, the Company purchased a revolving certificate of deposit from Silicon Valley Bank under an agreement with the bank in favor of a credit card company, pursuant to the terms of the credit agreement. The certificate of deposit, in the amount of $120,000, is on automatic renewal every 30 days. The amount is classified as restricted cash on the balance sheet at December 31, 2009 and September 30, 2010.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 4 — PROPERTY AND EQUIPMENT:

The cost and related accumulated depreciation of the property and equipment as of December 31, 2009 and September 30, 2010 was as follows:

	December 31, 2009	September 30, 2010
Testing and Demo Equipment	$1,355,833	$1,410,091
Computer Equipment and Software	153,488	166,938
Molds	142,943	57,311
Furniture and Fixture	69,463	69,463
Leasehold Improvement	45,561	203,522

	1,767,288	1,907,325
Accumulated Depreciation	(787,900)	(1,096,471)

Property and Equipment, Net	$979,388	$810,854

Depreciation expense for the three months ended September 30, 2010 and 2009 was $103,528, and $93,647, respectively. Depreciation expense for the nine months ended September 30, 2010 and 2009 was $308,572, and $281,115, respectively.

NOTE 5 — CAPITAL LEASE:

On March 12, 2007 the Company entered into a capital lease for an office copier with Xerox Corporation. The lease term is for 60 months with a fair market value buy out option at the end of the lease. The monthly principal and interest payments equal $266.92. The cost and accumulated depreciation of the asset acquired under the capital lease as of December 31, 2009 and September 30, 2010 was as follows:

	December 31, 2009	September 30, 2010
Office Equipment	$13,102	$13,102
Office Equipment — Accumulated Depreciation	(6,333)	(8,298)

	$6,769	$4,804

Future minimum lease payments under the capital lease are as follows:

Year Ending December 31:
2010	$801
2011	3,203
2012	1,602
2013	—

Total Future Minimum Lease Payments	5,606
Less Amount Representing Interest at a Rate of 9.0%	(414)

Present Value of Future Minimum Lease Payments	5,192
Less Current Portion	(910)

$4,282

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 6 — LONG TERM DEBT:

On July 23, 2008 the Company entered into lending agreement with Venture Lending & Leasing V, Inc. The initial amount available for lending is $6,000,000 which might be increased to a total of $16,000,000 upon meeting certain requirements related to Series D fund raising. The proceeds may be used to fund further growth of the Company, no restrictions on use. The terms are, interest only payments through December 31, 2008 bearing interest at 1% per month. Thereafter the loan converts to 30 monthly principal and interest payments bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 5.345% of the total funded amount. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 7.5% of amount of debt funded. The fair value of these warrants amounting to $188,147 was recorded as a deferred issuance cost and was included as a discount on debt. The deferred issuance cost will be amortized over the life of the loan.

On July 23, 2008 the Company entered into an equipment line of credit for $1,100,000 of which $100,000 may be used to cover soft costs. The term of the loan is 36 months principal and interest payments, bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 4.7% of the total funded amount for hard costs and a rate of 3.7% for soft costs. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 2% of amount of debt funded. The fair value of these warrants amounting to $34,494 was recorded as a deferred issuance cost and was included as a discount on debt. Deferred issuance cost is being amortized over the life of the loan.

On July 23, 2008 the Company entered into an equipment line of credit for $1,100,000 of which $100,000 may be used to cover soft costs. The term of the loan is 36 months principal and interest payments, bearing interest at an annual rate of 9.75%. A final principal payment is due at a rate of 4.7% of the total funded amount for hard costs and a rate of 3.7% for soft costs. In connection of issuance of debt, the Company granted warrants to purchase Series C shares equal to 3.5% of the commitment, plus 2% of amount of debt funded. The fair value of these warrants amounting to $34,494 was recorded as a deferred issuance cost and was included as a discount on debt. Deferred issuance cost is being amortized over the life of the loan.

On September 28, 2009 the Company entered into a bridge loan subordinated secured convertible promissory note with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. The initial amount available for lending is $6,000,000. The terms are all unpaid principal, together with an unpaid and accrued interest of 10% per annum are due and payable on August 31, 2010. In connection of issuance of debt, the Company granted warrants to purchase Series C 3 Preferred shares equal to 15% of the amount borrowed. It was determined, that beneficial conversion existed at date of issuance. This resulted in an estimated fair value of $385,910, which has been capitalized as a deferred finance cost included as a discount on debt and is being amortized over the promissory note life of 11 months. During the year ended December 31, 2009, $107,643 was amortized to interest expense in connection with beneficial conversion. The Fair value of the warrants amounting to $442,881 was recorded as a deferred issuance cost and was included as a discount on debt and being amortized over the life of the loan.

During 2010 the Company entered into various bridge loan subordinated secured convertible promissory note with Essex Woodlands Health Ventures VII, L.P (together with its affiliates entities as Essex may determine “Essex”), and certain existing investors. Total amount of the various bridge loans totaled $8,694,765. The terms are all unpaid principal, together with an unpaid and accrued interest of 10% per annum are due and payable on or before maturity date of December 31, 2010. In connection of issuance of debt, the Company granted warrants to purchase Series C 3 Preferred shares equal to 15% of the amount borrowed. It was determined, that beneficial conversion existed at date of issuance. This resulted in an estimated fair value of $1,099,332, which has been capitalized as a deferred finance cost included as a discount on debt and is being amortized over the promissory

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

note life ranging from 7 to 11 months. During the period ended September 30, 2010, $347,143 was amortized to interest expense in connection with beneficial conversion. The Fair value of the warrants amounting to $1,261,623 was recorded as a deferred issuance cost and was included as a discount on debt and being amortized over the life of the loan.

The entire balance of notes payable are scheduled to mature in 2010.

NOTE 7 — CONVERTIBLE PREFERRED STOCK:

The Company as of September 30, 2010 is authorized to issue 591,691 shares of Series A, 9,004,080 shares of Series B, 23,634,989 shares of Series C 1, 12,792,536 shares of Series C 2, and 10,910,475 shares of Series C 3. Preferred Stock, respectively, of which 591,691, 8,957,770, 23,044,241, 11,592,384, and 10,910,475 shares are issued and outstanding as of December 31, 2009 and September 30, 2010.

A Funding — On October 30, 2001, the Company sold 591,691 shares at $.03 per share for proceeds totaling $177,507.

Series B Funding — On August 24, 2005, the Company sold 8,957,770 shares at $.36 per share for proceeds totaling $3,224,803.

Series C-1 Funding — On November 22, 2006, the Company sold 23,044,241 shares at $.4871 per share for proceeds totaling $11,020,755

Series C-2 Funding — On February 29, 2008, the Company sold 11,592,384 shares at $.54993 per share for proceeds totaling $6,375,318.

Series C-3 Funding — On October 31, 2008, the Company sold 10,766,822 shares at $.54993 per share for proceeds totaling $5,920,999.

The rights, preferences and privileges of the convertible preferred stock (the “Preferred Stock”) are as follows:

Dividends — Holders of Preferred Stock shall be entitled to receive dividends when and if declared by the Company’s Board of Directors. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year. Dividends to Preferred Stock, if any, shall be paid prior to payment of any dividends on the Common Stock. Thereafter, Holders of Preferred Stock shall participate pro rata with the Common Stock.

Liquidation Preference — Holders of Preferred Stock shall be entitled to receive a liquidation preference prior to any payment on the Common Stock. Series A Preferred shall receive $.30 per share, Series B Preferred shall receive $.36, Series C-1 shall receive $.54993 per share, Series C-2 shall receive $.54993, and Series C-3 shall receive $.54993 before any Common Stock holders. Thereafter, the remaining assets of the Company, if any, shall be distributed to the holders of Preferred Stock and the holders of Common Stock on a pro rata as converted basis. An acquisition of the Company or a disposition of substantially all its assets shall be treated as a liquidation.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

Voting — Holders of Preferred Stock shall vote with the Common Stock on an as converted basis and have other certain separate protective provision voting rights as defined in the Company’s amended and restated Certificate of Incorporation.

Conversion and Anti-Dilution — The Preferred Stock shall be convertible into Common Stock on a one for one basis (subject to anti dilution adjustments) at the option of the holder at any time. The Preferred Stock shall automatically convert into Common Stock upon (i) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a offering price not less than $1.91 and raising at least $25 million.

Right of First Offer and Co- Sale — The Company grants to each significant holder the right of first offer to purchase its pro rata share of new securities. A significant holder pro rata share, for purposes of this right of first offer, is equal to the ratio of the number of shares owned by such significant holder immediately prior to the issuance of new securities.

Restricted Shares — The investors acknowledges that the shares must be held indefinitely unless subsequently registered under the securities act. The Company has no present intention of registering the shares.

NOTE 8 — STOCK OPTION PLAN AND WARRANTS:

The Company’s Stock Plan (the Plan) was adopted by the Company’s Board of Directors during 2001, and amended on November 21, 2006. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide incentive to employees, directors and consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (“ISOs”) or Nonstatutory Stock Options (“NSOs”), as determined by the Plan administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

The aggregate number of shares that may be issued pursuant to options under the original Stock Plan was 11,534,374 shares. Options under the Plan may be granted for periods of up to ten years, unless optionee at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option shall be 5 years from date of grant. The exercise price for grants to optionee with less than 10% ownership of all classes of stocks shall equal no less than 100% of the fair market value of the shares on the date of grant. For optionee owning more than 10% of the voting power of all classes of stock, the exercise price shall equal no less than 110% of the fair market value per share on the date of grant. Grants to any other service provider shall have a exercise price equal to 85% of the fair market value per share.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

To date, ISO’s and NSO’s have been issued and may be exercised at any time after the date of grant for all or any part of the shares subject to the option agreement, except for officers, directors, and consultants. Officers, directors, and consultants, shall exercise options at a rate of no less than 20% per year over 5 years from the date the options are granted. The options vest, as described in the option agreements, over different periods of time which vary from one month to forty eight months; or are vested subject to the achievement of various milestones. A portion of the shares subject to the options vest on the vesting commencement date, which is usually the grant date of the options, and a prorated portion of the options vest each month thereafter, subject to the optionee continuing to be a service provider on such dates. Until the options vest the shares acquired are considered restricted shares and are subject to the Company’s right to repurchase. If the right to repurchase is exercised, the Company shall pay the optionee an amount equal to the exercise price for each of the the restricted shares being purchased.

	Outstanding Shares
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance at December 31, 2008	1,776,871	8,915,393	$0.04
Granted	(1,554,319)	1,554,319	$0.05
Exercised	—	(2,584,798)	$0.04
Canceled	632,947	(632,947)	$0.04

Balance at December 31, 2009	855,499	7,251,967	$0.04

Granted	—	—	$0.04
Exercised	—	(63,437)	$0.04
Canceled	168,522	(168,522)	$0.04

Balance at September 30, 2010	1,024,021	7,020,008	$0.04

The following table provides certain information with respect to stock options outstanding and those exercisable at September 30, 2010.

Weighted Average Exercise Price	Stock Options Outstanding	Weighted Average Remaining Contractual Life	Stock Options Exercisable
$0.03	10,000	3.0	10,000
$0.04	5,516,789	7.9	3,107,670
$0.05	1,493,219	9.4	345,918

The Company stock plan provides for acceleration of exercisable of the options upon the occurrence of certain events relating to change of control of the Company.

Total stock based compensation for the three months ended September 30, 2010 and 2009 was $7,143 and $9,003, respectively. Total stock based compensation for the nine months ended September 30, 2010 and 2009 was $21,722 and $27,555, respectively.

Warrants

In connection with the 7,100,000 equipment financing agreement entered into on July 23, 2008 a warrant to purchase 1,200,152 series C 3 preferred shares at an exercise price of $.5499 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 10 years. The Company valued the

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

warrant using Black Scholes option pricing model on the grant date, applying an expected life of 2.5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $222,641, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 2.5 years. During the nine months ended September 30, 2010, $68,404 was amortized to interest expense.

In connection with the $6,000,000 subordinated secured convertible promissory note entered into on September 28, 2009 a warrant to purchase 818,285 series C 3 preferred shares at an exercise price of $.01 was issued to the lender. This warrant is outstanding and exercisable at December 31, 2009 and expires in 5 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $442,881, which has been capitalized as a deferred finance cost and is being amortized over the loan period of 11 months. During the nine months ended September 30, 2009, $442,881 was amortized to interest expense.

In connection with the $8,546,015 subordinated secured convertible promissory note entered into on various dates during 2010 a warrant to purchase 2,331,029 series C 3 preferred shares at an exercise price of $.01 was issued to the lender. This warrant is outstanding and exercisable at September 30, 2010 and expires in 5 years. The Company valued the warrant using Black Scholes option pricing model on the grant date, applying an expected life of 5 years, risk free rate of 2.80%, an expected dividend yield of zero percent, volatility of 51% and a value of Preferred Stock at $.5499 per share. This resulted in an estimated fair value of $995,894, which has been capitalized as a deferred finance cost and is being amortized over the loan periods that range from 7 to 11 months. During the nine months ended September 30, 2010, $728,984 was amortized to interest expense.

The allocated fair value of the warrants was recorded as additional paid in capital.

NOTE 9 — OPERATING LEASE COMMITMENTS AND DEFERRED RENT OBLIGATIONS:

The Company leased 7,467 square feet of office space located at 2465B Faber Place, Palo Alto, California under an operating lease that required monthly base rent payments, plus utilities, and triple net expense. The lease expires April 14, 2012. The lease agreement requires the Company to purchase $2,000,000 commercial general liability and property damage insurance policy.

Rent expenses under the lease agreements were $60,292 and $72,141 for the three months ended September 30, 2010 and 200o respectively. Rent expenses under the lease agreements were $178,873 and $187,778 for the nine months ended September 30, 2010 and 200o respectively.

Future minimum lease payments are as follows:

Year Ending December 31,	Amount
2010	$43,682
2011	180,104
2012	52,530

Total Future Minimum Lease Payments	$276,316

Total base rent payments are charged to expense on the straight line method over the terms of the facility leases that contain defined escalation clause. The Company has recorded deferred lease obligations to reflect the excess of rent expense over cash payments since inception of these leases.

NELLIX, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 10 — SUBSEQUENT EVENT:

On October 27, 2010, the Company announced it entered into an Agreement and Plan of Merger with Endologix, Inc. (“Endologix”) whereby a newly formed subsidiary of Endologix will merge with and into the Company. As part of the merger transaction, the Company will receive shares of Endologix’s common stock with a value of $15 million at the closing and up to $39 million upon the achievement of certain milestones.

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

ENDOLOGIX, INC.,

NEPAL ACQUISITION CORPORATION,

NELLIX, INC.,

THE STOCKHOLDERS OF NELLIX, INC. LISTED ON SCHEDULE I HERETO,

AND

ESSEX WOODLANDS HEALTH VENTURES, INC., as STOCKHOLDERS’ REPRESENTATIVE

Dated as of October 27, 2010

i

ii

iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”), is made and entered into as of October 27, 2010 (the “Agreement Date”), by and among Endologix, Inc., a Delaware corporation (“Parent”), Nepal Acquisition Corporation, a Delaware corporation and direct wholly-owned Subsidiary of Parent (“Merger Sub”), Nellix, Inc., a Delaware corporation (the “Company”), each of the stockholders of the Company listed on Schedule I hereto (each, a “Principal Stockholder” and, collectively, together with all stockholders of the Company, the “Company Stockholders”) and Essex Woodlands Health Ventures, Inc., in the capacity of representative of the Company Stockholders (the “Stockholders’ Representative”). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

A. The parties desire to merge Merger Sub with and into the Company (the “Merger”), upon the terms, and subject to the conditions, of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and each issued and outstanding share of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock,” and, together with the Company Common Stock, the “Company Capital Stock”), other than the Parent Held Securities or as otherwise set forth herein, will be converted into the right to receive the Merger Consideration.

B. The Boards of Directors of each of Parent, Merger Sub and the Company has determined that the Merger is in the best interests of their respective stockholders and has approved and declared advisable this Agreement and the Merger.

C. As an inducement for each party to enter into this Agreement, the Principal Stockholders, on the one hand, and certain of the stockholders of Parent (the “Parent Affiliated Stockholders”), on the other hand, have executed and delivered to Parent and the Company, respectively, agreements in the form of Exhibit B attached hereto (each, a “Voting Agreement” and collectively, the “Voting Agreements”), providing that, among other things, the Principal Stockholders and the Parent Affiliated Stockholders will, subject to the terms and conditions therein, vote to approve this Agreement and the transactions contemplated hereby.

D. For United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, and that this Agreement is intended to be, and by being signed by Parent, Merger Sub and the Company is, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

E. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DESCRIPTION OF TRANSACTION

1.1 The Merger. At the Effective Time, and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned Subsidiary of Parent.

1.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3 Closing. Unless this Agreement is earlier terminated pursuant to Article X hereof, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 600, Newport Beach, California 92660, at 9:00 A.M. (Pacific Time) on the second (2nd) Business Day following the day on which the last to be satisfied of the conditions set forth in Articles VII and VIII hereof shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall be conclusive of the satisfaction or waiver of such conditions at the Closing), unless another date, time or place is mutually agreed upon in writing by Parent, the Company, and the Stockholders’ Representative. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

1.4 Effective Time of the Merger. Contemporaneously with the Closing, a certificate of merger conforming to the requirements of the DGCL and in the form of Exhibit 1.4 (the “Certificate of Merger”) shall be duly executed by the Company and shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of this corporation is Nellix, Inc.”

(b) Bylaws. Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

1.6 Directors and Officers of the Surviving Corporation.

(a) Directors. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

(b) Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of the Surviving Corporation from and after the Effective Time shall be: John McDermott, who shall serve as Chief Executive Officer of the Surviving Corporation; Robert J. Krist, who shall serve as Chief Financial Officer of the Surviving Corporation; Robert D. Mitchell, who shall serve as President of the Surviving Corporation; and Doug Hughes, who shall serve as Chief Operating Officer of the Surviving Corporation. Each of the foregoing officers of the Surviving Corporation shall hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF COMPANY AND MERGER SUB

2.1 Effect of the Merger on the Capital Stock of the Constituent Corporations.

(a) Merger Sub Common Stock. Each share of common stock, par value $0.001 per share, of Merger Sub (“Merger Sub Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable share of common Stock of the Surviving Corporation, such that immediately following the Effective Time, Parent shall become the sole and exclusive owner of all of the issued and outstanding capital stock of the Surviving Corporation. Each stock certificate representing shares of Merger Sub Common Stock shall thereupon evidence ownership of such shares of capital stock of the Company as the Surviving Corporation.

(b) Parent-Owned Securities. Notwithstanding anything to the contrary in this Agreement, each security of the Company, including all shares of Company Common Stock and Company Preferred Stock and any Company Options, Company Warrants, Company Notes or other rights exercisable or convertible therefor, that was originally issued to or is held by Parent or any direct or indirect Subsidiary of Parent immediately prior to the Effective Time (the “Parent Held Securities”) shall be cancelled and extinguished without any consideration paid therefor or in respect thereof.

(c) Dissenting Shares of Company Capital Stock. Notwithstanding anything to the contrary in this Section 2.1, Dissenting Shares shall be treated in accordance with the terms of Section 2.7 hereof.

(d) Determination of Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Stockholders, the shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time (other than any Parent Held Securities and any Dissenting Shares) shall be cancelled and extinguished and shall be converted automatically into the right to receive, upon the terms and subject to the conditions set forth in this Agreement, the Closing Merger Shares and the Contingent Payments, if any (collectively, the “Merger Consideration”).

(e) Closing Merger Shares. At the Effective Time, the Company Stockholders shall be entitled to receive the Closing Merger Shares, subject to delivery of the Escrow Shares in accordance with Section 2.8 hereof, payable to the Company Stockholders in accordance with the Closing Merger Consideration Spreadsheet. In addition, at the Effective Time (i) Parent shall issue the Carve-Out Plan Shares to Robert D. Mitchell, Doug Hughes and Kondapavulur T. Venkateswara-Rao pursuant to Schedule 7.13(r), and (ii) Parent shall deliver Five Hundred Thousand Dollars ($500,000) to the Stockholders’ Representative (the “Closing Administrative Payment”) to serve as the initial amount for the Administrative Expense Account as contemplated by Section 12.1 hereof.

(f) Contingent Payments. Parent shall pay to the Company Stockholders as additional consideration in connection with the Merger additional shares of Parent Common Stock in accordance with the terms set forth in this Section 2.1(f) (the “Contingent Share Payments”). Notwithstanding the foregoing, any payments to be made to the Company Optionholders in accordance with the provisions of Section 2.4 of this Agreement shall be paid entirely in cash with such cash value based on the PMA Contingent Payment Average Closing Price (the “Contingent Cash Payments”, and along with the Contingent Share Payments referred to collectively as the “Contingent Payments”, and each, a “Contingent Payment”); provided, however, that all Contingent Payments, if any, shall comply with the provisions of Treasury Regulation Section 1-409(A)-3(i)(5)(iv) to the extent applicable. It is the intent of Parent and the Company that any payments to be made in connection with the Contingent Payments comply in all respects with Section 409A of the Code and any payments to be made pursuant to the Contingent Payments shall be interpreted in accordance with that intent.

(i) OUS Milestone. In the event that Sales for which either the order is requested to be shipped to, or intended for end use at, a location outside of the United States exceed $10,000,000 within any of the time periods (each, a “Measurement Period”) following CE Mark Approval set forth in clauses (A) through (J) below (the “OUS Milestone”), Parent shall issue to the Company Stockholders such number of shares of Parent Common Stock corresponding to the applicable Measurement Period (subject, in each case, to adjustment for all Backorder Measure Period Adjustments) during which the OUS Milestone is first achieved (the “OUS Contingent Payment”):

(A) On or prior to the eight (8) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $24,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(B) Beginning with the date of CE Mark Approval, and ending any day following the eight (8) month anniversary of CE Mark Approval but on or prior to the nine (9) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $23,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(C) Beginning with the date of CE Mark Approval, and ending any day following the nine (9) month anniversary of CE Mark Approval but on or prior to the ten (10) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $22,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(D) Beginning with the date of CE Mark Approval, and ending any day following the ten (10) month anniversary of the CE Mark Approval but on or prior to the eleven (11) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $21,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(E) Beginning with the date of CE Mark Approval, and ending any day following the eleven (11) month anniversary of CE Mark Approval but on or prior to the twelve (12) month anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $20,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(F) Any consecutive twelve (12) month period ending after the twelve (12) month anniversary of CE Mark Approval and on or prior to the three (3) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $20,000,000, and (b) having a denominator equal to OUS Contingent Payment Average Closing Price;

(G) Any consecutive twelve (12) month period ending after the three (3) year anniversary of CE Mark Approval and on or prior to the four (4) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $18,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(H) Any consecutive twelve (12) month period ending after the four (4) year anniversary of CE Mark Approval and on or prior to the five (5) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $16,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price;

(I) Any consecutive twelve (12) month period ending after the five (5) year anniversary of CE Mark Approval and on or prior to the six (6) year anniversary of CE Mark Approval, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $14,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price; and

(J) Any consecutive twelve (12) month period ending at any time after the six (6) year anniversary of CE Mark Approval and on or prior to the expiration of the Earn-Out Period, the OUS Contingent Payment shall be such number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to $10,000,000, and (b) having a denominator equal to the OUS Contingent Payment Average Closing Price.

(ii) Parent OUS Contingent Payment Obligations.

(A) Reporting. Beginning with the calendar month in which the Company receives CE Mark Approval and for each of the twelve calendar months thereafter until the calendar month in which the OUS Milestone is achieved, Parent shall submit to the Stockholders’ Representative a statement of the amount of Sales during such month. Such statements shall include the number of units sold and the dollar value of such Sales, on a country-by-country basis. After the first year following receipt of CE Mark Approval, Parent shall submit such statement within fifteen (15) days following the last day of the previous calendar quarter through and until the calendar quarter in which the OUS Milestone is achieved.

(B) Parent’s Obligations. Within fifteen (15) days after the achievement of the OUS Milestone, Parent shall deliver to the Stockholders’ Representative a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating the achievement of the OUS Milestone (the “OUS Milestone Certificate”). Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of the OUS Milestone Certificate (but in no event later than thirty (30) days following the achievement of the OUS Milestone), Parent shall make the OUS Contingent Payment by depositing with the Exchange Agent, and into the Exchange Fund, the Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(i) hereof and depositing with the Exchange Agent, and into the Exchange Fund, sufficient cash to make all cash payments set forth in Section 2.1(f)(ix) hereof. Upon Parent’s delivery of such Parent Stock Certificates and cash to the Exchange Agent in accordance with this Section 2.1(f)(ii), Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates or cash to the Company Stockholders.

(C) Records Retention. Parent shall keep complete and accurate records pertaining to Sales in any calendar year for a period beginning upon the receipt of CE Mark Approval and ending two years after the achievement of the OUS Milestone, and in sufficient detail to permit the Stockholders’ Representative to confirm the accuracy of the statements provided pursuant to Section 2.1(f)(ii)(A) above. Such records shall be maintained in accordance with Parent’s customary practice.

(D) Audit Request. During the period beginning upon the receipt of CE Mark Approval and ending two years after the achievement of the OUS Milestone, at the request and expense (except as provided in Section 2.1(f)(ii)(E) below) of the Stockholders’ Representative, Parent shall permit Representatives designated by the Stockholders’ Representative, at reasonable times and upon reasonable notice, to examine the records for all Sales during such calendar year, as required to be retained by Parent in accordance with Section 2.1(f)(ii)(A) hereof, in order to: (i) determine the correctness of any statement or report made under this Section 2.1(f)(i); (ii) obtain information as to the Sales for any calendar quarter in the case of Parent’s failure to report such information as required pursuant to this Agreement; or (iii) determine Parent’s compliance with this Section 2.1(f)(i).

(E) Dispute Resolution. In the event that a dispute arises with respect to the calculation of the amount or the payment of the OUS Contingent Payment (a “Disputed Milestone Payment”), such dispute shall be resolved in the following manner:

(1) the Stockholders’ Representative may deliver to Parent a written dispute notice setting forth a brief description of the issue, and such notice shall initiate the dispute resolution mechanism set forth in this Section 2.1(f)(ii)(E);

(2) during the thirty (30) day period following the delivery of the notice described above, the Stockholders’ Representative and a representative of Parent (the “Parent Representative”) will, each in good faith, discuss and seek to resolve the disputed issue; or

(3) if the parties are unable to resolve the Disputed Milestone Payment pursuant to Section 2.1(f)(ii)(E)(2) above, they shall promptly (within seven (7) days following the period described in Section 2.1(f)(ii)(E)(2)) and jointly appoint an independent, nationally recognized accounting firm (the “Independent CPA”) to resolve Disputed Milestone Payment. Any such determination by the Independent CPA shall be based on the accounting standards set forth herein, as applicable. The scope of the work assignment for the Independent CPA shall be limited to the resolution of any objections to the Disputed Milestone Payment, and shall be delivered to the parties within sixty (60) days after its appointment (or, if such time period is deemed impracticable by the Independent CPA, as soon as practicable thereafter). Each of the parties shall provide its full cooperation to the Independent CPA. The determination of the Independent CPA shall be final, binding and conclusive upon and without further recourse by, each of Parent, the Surviving Corporation, and the Stockholders’ Representative.

(F) Payments; Cost of Audit. The Stockholders’ Representative shall bear the full cost of the performance of any audit requested pursuant to Section 2.1(f)(ii)(E) except as hereinafter set forth in this Section 2.1(f)(ii)(F); provided, however, that if Sales for the specific period under audit were underreported by more than five percent (5%), then Parent shall reimburse the Stockholders’ Representative for all reasonable costs and expenses related to the audit.

(G) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the OUS Milestone Certificate, deliver to the Exchange Agent a spreadsheet (the “OUS Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder; (ii) the number of shares of Parent Common Stock each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(i) hereof; and (iii) the amount of cash each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(ix) hereof. Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the OUS Consideration Spreadsheet with respect to the information set forth therein and to assume that the OUS Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders.

(iii) OUS Milestone Covenants and Conditions.

(A) Dealer and Distributor Requirements. Parent shall, and shall cause the Surviving Corporation to, use Commercially Reasonable Efforts to generate Sales.

(B) Foreign Exchange Risk. Parent shall bear the risk of decline of the value of the U.S. Dollar against currencies used with respect to Sales outside of the United States (each, an “OUS Currency”). Upon the first order for a Generation 3 Product in which the purchase price is to be paid in an OUS Currency, the “Fixed Rate” for such OUS Currency thereof and thereafter and for all purposes of this Agreement shall be set as the exchange rate between the U.S. Dollar and such OUS Currency as reported in The Wall Street Journal on the date of such order. Thereafter, for purposes of determining whether the performance criteria for the OUS Milestone have been achieved, the exchange rate between the U.S. Dollar and each OUS Currency for any order denominated in an OUS Currency shall be equal to either (i) the actual exchange rate between the U.S. Dollar and such OUS Currency as reported in The Wall Street Journal as of the end of the fiscal quarter in which the order was placed, or (ii) the Fixed Rate for the applicable OUS Currency, whichever results in greater Sales as measured in U.S. Dollars.

(C) Backorder Risk.

(1) If Parent or the Surviving Corporation receives a bona fide order for Generation 3 Product(s), but either (a) fails to provide or ship the Generation 3 Product(s) within thirty (30) days following Parent’s or the Surviving Corporation’s, as applicable, receipt of such order, (b) otherwise fails to fulfill an order from a licensee, dealer or distributor (provided that the quantity of Generation 3 Products requested in such order falls within the rolling product forecast accompanying the applicable license, dealer or distributor agreement) or (c) otherwise fails to fulfill an order from a customer or end-user due to inventory constraints (each, an “Order Failure”), the Generation 3 Product(s) requested in such order shall be deemed a Sale and the sale price quoted by Parent or the Surviving Corporation with respect to such order (or, if a sale price has not been quoted by Parent or the Surviving Corporation with respect to such order, then the sale price shall equal (y) with respect to orders from customers and end-users, Parent’s or the Surviving Corporation’s, as applicable, published list price or (z) with respect to orders from licensees, dealers and distributors, the price set forth in the applicable license, distributor or dealer agreement) shall be credited towards the OUS Milestone as of the date such order was received by Parent or the Surviving Corporation, as applicable (a “Sale Credit”).

(2) Prior to the achievement of the OUS Milestone, if, during any thirty (30) day period, Parent or the Surviving Corporation, together on a combined basis, fail to provide or ship Generation 3 Product orders in the time requested in and in accordance with such orders (each, a “Shipment Failure”) more than three (3) times during such thirty (30) day period, the then current Measurement Period shall be extended for one sixty (60) day period and the commencement and termination dates for each subsequent Measurement Period shall be commensurately delayed and extended for sixty (60) days (a “Backorder Measurement Period Adjustment”). For illustrative purposes, if five (5) Shipment Failures occur during a thirty (30) day period within the Measurement Period set forth in Section 2.1(f)(i)(F), Parent or the Surviving Corporation, as applicable, will make a Backorder Measurement Period Adjustment so that the Measurement Period will expire sixty (60) days after the three (3) year anniversary of CE Mark Approval, the consecutive twelve (12) month window within such Measurement Period will extend to fourteen (14) months and the commencement and termination dates for each subsequent Measurement Period will be delayed and extended for sixty (60) days. Notwithstanding anything to the contrary, if all Generation 3 Product orders during any thirty (30) day period result in Shipment Failures, the termination date for the then current Measurement Period shall be extended for the period of time elapsed between the commencement date of such Measurement Period and the last day of such thirty (30) day period (the “Consecutive Failure Restart Period”), and the commencement and termination dates for each Measurement Period thereafter shall be commensurately delayed by the Consecutive Failure Restart Period (also, a “Backorder Measurement Period Adjustment”). For illustrative purposes, if all Generation 3 Product orders during the twenty-sixth (26th) month following CE Mark Approval result in Shipment Failures, Parent or the Surviving Corporation, as applicable, will make a Backorder Measurement Period Adjustment so that the termination date of the Measurement Period set forth in Section 2.1(f)(i)(F) (the then current Measurement Period) shall be extended for fourteen (14) months and the commencement and termination dates for each subsequent Measurement Period will be delayed and extended for fourteen (14) months, respectively.

(3) Notwithstanding anything to the contrary in this Section 2.1(f)(iii)(C), if an Order Failure under subsection (1) or a Shipment Failure under subsection (2) is caused by, arises out of or results from any withdrawal by Parent or the Surviving Corporation of the Generation 3 Product, or any adjustment to the Generation 3 Product, for safety or efficacy reasons relating to a defect in the Generation 3 Product that has survived since the design of the Generation 2 Product or the Generation 1 Product, as determined in the reasonable judgment of Parent or the Surviving Corporation, as applicable, to comply with applicable Law (each, a “Required Stoppage”), neither Parent nor the Surviving Corporation shall have any obligation to grant a Sale Credit with respect to such Order Failure or to make a Backorder Measurement Period Adjustment, as applicable, with respect to such Shipment Failure; provided, however, that if any Required Stoppage is caused by any act or omission of Parent, the Surviving Corporation or any third party acting under or at the direction of, or pursuant to a contract with, either the Parent or the Surviving Corporation, the termination date for the current Measurement Period shall be extended for the period of time it takes Parent or the Surviving Corporation to restart its Sales of the Generation 3 Product, or any adjustment to the Generation 3 Product following such withdrawal (the “Restart Period”), and the commencement and termination dates for each Measurement Period thereafter shall be commensurately delayed by the Restart Period (also, a “Backorder Measurement Period Adjustment”). For purposes of example only, if the Required Stoppage did not directly or indirectly arise out of or result from the safety or efficacy of the Nepal Technology, and if the Restart Period lasts for a seventy-three (73) day period, then there shall be a seventy-three (73) day extension of the applicable Measurement Periods.

(iv) PMA Milestone. In the event that the Generation 3 Product receives approval to be sold in the United States from the FDA (or any successor agency) prior to the expiration of the Earn-Out Period (the “PMA Milestone”), Parent shall (A) issue to the Company Stockholders a number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (1) having a numerator equal to (a) $15,000,000, minus (b) any Contingent Cash Payments payable to the Company Optionholders pursuant to Section 2.4(a) hereof and any Option Bonus Awards payable pursuant to Schedule 2.1(f)(iv), as applicable, and (2) having a denominator equal to the PMA Contingent Payment Average Closing Price, and (B) pay the Contingent Cash Payments payable to the Company Optionholders pursuant to Section 2.4(a) hereof, if any, and the Option Bonus Awards pursuant to Schedule 2.1(f)(iv) (together, the “PMA Contingent Payment”). Notwithstanding anything in this Section 2.1(f)(iv) to the contrary, in no event shall the aggregate dollar value of the PMA Contingent Payment, including without limitation all Contingent Cash Payments and all Option Bonus Awards, or Parent’s obligation to make any payments with respect thereto, exceed $15,000,000. Within thirty (30) days following the end of each calendar year until the PMA Milestone has been achieved, Parent shall, or shall cause the Surviving Corporation to, deliver to the Stockholders’ Representative a written report summarizing the progress made during the prior year toward achieving the PMA Milestone. Each such report shall be marked “confidential” and shall be treated by the Stockholders’ Representative as “Confidential Information” in accordance with the terms of this Agreement and the Confidentiality Agreement.

(v) PMA Contingent Payment.

(A) Parent’s Obligations. Within fifteen (15) days after the achievement of the PMA Milestone, Parent shall deliver to the Stockholders’ Representative a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating the achievement of the PMA Milestone (the “PMA Milestone Certificate”). Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of the PMA Milestone Certificate (but in no event later than thirty (30) days following the achievement of the PMA Milestone), Parent shall make the PMA Contingent Payment by depositing with the Exchange Agent, and into the Exchange Fund, the Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(iv) hereof and depositing with the Exchange Agent, and into the Exchange Fund, sufficient cash to make all cash payments set forth in Section 2.1(f)(ix)

hereof. Upon Parent’s delivery of such Parent Stock Certificates and cash to the Exchange Agent in accordance with this Section 2.1(f)(v), Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates or cash to the Company Stockholders or the Company Optionholders, as applicable.

(B) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the PMA Milestone Certificate, deliver to the Exchange Agent a spreadsheet (the “PMA Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder or Company Optionholder; (ii) the number of shares of Parent Common Stock each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(iv) hereof; and (iii) the amount of cash each such Company Stockholder or Company Optionholder is entitled to receive pursuant to Schedule 2.1(f)(iv) and Section 2.1(f)(ix) hereof. Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the PMA Consideration Spreadsheet with respect to the information set forth therein and to assume that the PMA Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative, the Company Stockholders and the Company Optionholders.

(vi) Acceleration of Certain Contingent Payments. Notwithstanding anything herein to the contrary, if (A) the consummation of the closing of a Change of Control (a “Change of Control Event”) occurs prior to the expiration of the Earn-Out Period, (B) the OUS Contingent Payment and/or the PMA Contingent Payment have not been made prior to such Change of Control Event, and (C) the Nepal Technology has not been Abandoned prior to such Change of Control Event, Parent shall, within ten (10) business days following such Change of Control Event, pay to the Company Stockholders, the Company Optionholders and the recipients of the Option Bonus Awards, if applicable, (x) the applicable OUS Contingent Payment, calculated as if all requirements for the payment thereof were satisfied during the Measurement Period within which the Change of Control Event occurs (or, if a public announcement related to a Change of Control was made prior to the date of the Change of Control Event, then for the Measurement Period within which the public announcement was made), (y) the PMA Contingent Payment and (z) the Option Bonus Awards (collectively, the “Outstanding Contingent Payments”) pursuant to Section 2.1(f)(vii) below. For the avoidance of doubt, in the event of a Reversion pursuant to Section 9.1 hereof, neither Parent nor the Surviving Corporation shall have any obligation to make any Outstanding Contingent Payments to the Company Stockholders, the Company Optionholders or the Option Bonus Award recipients upon a subsequent Change of Control of Parent or the Surviving Corporation.

(vii) Acceleration Payment.

(A) Parent’s Obligations. Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating that the events listed in Section 2.1(f)(vi) hereof have occurred (the “Change of Control Certificate”) (but not later than ten (10) Business Days following a Change of Control Event), Parent shall make the Outstanding Contingent Payments by depositing with the Exchange Agent, and into the Exchange Fund, the Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(vi) hereof and depositing with the Exchange Agent, and into the Exchange Fund, sufficient cash to make all cash payments set forth in Section 2.1(f)(ix) hereof. Upon Parent’s delivery of such Parent Stock Certificates and cash to the Exchange Agent and cash in accordance with this Section 2.1(f)(vii), Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates or cash to the Company Stockholders or the Company Optionholders, as applicable, provided that the Company Stockholders are thereupon treated like all other holders of Parent Common Stock in connection with the Change of Control Event with respect to any shares of Parent Common Stock received pursuant to this Section 2.1(f)(vii), including, without limitation, the right to receive the same consideration received by all other holders of Parent Common Stock in respect of the tender, exchange or sale of shares of Parent Common Stock in connection with the Change of Control Event.

(B) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the Change of Control Certificate, deliver to the Exchange Agent a spreadsheet (the “Outstanding Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder or Company Optionholder; (ii) the number of shares of Parent Common Stock each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(vi) hereof; and (iii) the amount of cash each such Company Stockholder or Company Optionholder is entitled to receive pursuant to Schedule 2.1(f)(iv) and Section 2.1(f)(ix) hereof. Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the Outstanding Contingent Consideration Spreadsheet with respect to the information set forth therein and to assume that the Outstanding Contingent Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative, the Company Stockholders and the Company Optionholders.

(viii) Diligence Efforts. The Parent and Surviving Corporation shall use Commercially Reasonable Efforts to (i) obtain CE Mark Approval, (ii) achieve the OUS Milestone, and (iii) achieve the PMA Milestone.

(ix) Fractional Shares/Contingent Cash Payments. Parent shall not be required to issue fractional shares of Parent Common Stock in accordance with the terms of this Section 2.1(f)(ix). If any fraction of a share of Parent Common Stock would, except for the provisions of this Section 2.1(f)(ix), be issuable upon achievement of the OUS Milestone and/or the PMA Milestone, or the occurrence of the events listed in Section 2.1(f)(vi) hereof, Parent shall pay, without interest, an amount equal to (i) the OUS Contingent Payment Average Closing Price, the PMA Contingent Payment Average Closing Price or the Tax Grant Contingent Payment Average Closing Price, as applicable, multiplied by (ii) the fraction of a share of Parent Common Stock to which the Company Stockholder otherwise would be entitled. In addition, if a Company Optionholder is entitled to receive a Contingent Cash Payment in accordance with the provisions of Section 2.4(a) hereof, Parent shall pay, to such Company Optionholder, an amount of cash, without interest, equal to (i) such Company Optionholder’s Spread multiplied by (ii) the number of shares of Company Common Stock subject to the Company Options held by such Company Optionholder that were outstanding and unexercised immediately prior to the Effective Time.

(x) 48D Tax Grant.

(A) In the event that the Company receives a 48D Tax Grant from the Internal Revenue Service (“IRS”) based on the application the Company filed on July 21, 2010 (the “Tax Grant”) prior to the Effective Time, the Company shall use the Tax Grant for operational cash requirements such that the Company may conduct its businesses in the ordinary course of business substantially consistent with past practice and Parent shall pay an amount equal to any unused amounts as of the Effective Time (the “Remaining Tax Grant”) to the Company Stockholders as Merger Consideration in combination of cash and fully paid and nonassessable shares of Parent Common Stock as set forth Section 2.1(f)(x)(B) and in accordance with the procedures described in Section 2.1(f)(xi) hereof (a “Tax Grant Contingent Payment”). In the event that Parent or the Company receives the Tax Grant on or after the Effective Time, Parent shall pay the Company Stockholders as Merger Consideration an amount equal to the full amount of the Tax Grant in combination of cash and fully paid and nonassessable shares of Parent Common Stock as set forth Section 2.1(f)(x)(B) and in accordance with the procedures described in Section 2.1(f)(xi) hereof (also, a “Tax Grant Contingent Payment”).

(B) Payment of the Tax Grant Contingent Payment shall include any combination of the following: (i) an amount of cash which shall not exceed the Tax Grant Contingent Payment minus the Contingent Administrative Amount, if any (the “Tax Grant Contingent Cash Payment”) and

(ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the fraction (a) having a numerator equal to the amount of the Tax Grant Contingent Payment minus the Contingent Administrative Amount and the Tax Grant Contingent Cash Payment, if any, and (b) having a denominator equal to the Tax Contingent Payment Average Closing Price (the “Tax Grant Contingent Share Payment”); provided, however, that the foregoing combination shall maximize the amount of the Tax Grant Contingent Cash Payment, taking into consideration any payments already made pursuant to this Merger Agreement, without disqualifying the Merger as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code, as the Parent and the Stockholder Representative shall mutually determine. In the event of a disagreement between the Parent and the Stockholder Representative, the matter shall be referred at Parent’s expense, to an independent tax counsel or accounting firm mutually acceptable to both parties for final determination, which shall be binding upon both parties.

(xi) Tax Grant Contingent Payment.

(A) Parent’s Obligations. Within fifteen (15) days after Parent’s receipt of the Tax Grant or Remaining Tax Grant, as applicable, Parent shall deliver to the Stockholders’ Representative a certificate, duly executed by the President or Chief Executive Officer of Parent, explicitly stating Parent’s receipt of the Tax Grant or Remaining Tax Grant, as applicable (the “Tax Grant Certificate”). Within five (5) Business Days following Parent’s delivery to the Stockholders’ Representative of the Tax Grant Certificate (but in no event later than thirty (30) days following Parent’s receipt of the Tax Grant), Parent shall make (i) the Tax Grant Contingent Cash Payment by depositing with the Exchange Agent, and into the Exchange Fund, cash in an amount equal to the Tax Grant Contingent Cash Payment; (ii) the Tax Grant Contingent Share Payment by depositing with the Exchange Agent, and into the Exchange Fund, Parent Stock Certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(f)(x) and making available to the Exchange Agent sufficient cash to make all cash payments pursuant to Section 2.1(f)(ix) hereof or (iii) a combination of the foregoing pursuant to Section 2.1(f)(x)(B). Upon Parent’s delivery of such (i) cash, (ii) Parent Stock Certificates and cash or (iii) combination of the foregoing to the Exchange Agent in accordance with this Section 2.1(f)(xi)(A), Parent shall have no further obligation or liability with respect to the appropriate distribution of such cash or Parent Stock Certificates, as applicable, to the Company Stockholders.

(B) Stockholders’ Representative’s Obligations. The Stockholders’ Representative shall, promptly after Parent’s delivery of the Tax Grant Certificate, deliver to the Exchange Agent a spreadsheet (the “Tax Grant Consideration Spreadsheet”), which shall set forth (i) the name of each Company Stockholder; (ii) the number of shares of Parent Common Stock and/or the amount of cash each such Company Stockholder is entitled to receive pursuant to Section 2.1(f)(xi)(A) hereof; (iii) the portion of the Tax Grant Contingent Payment, if any, that the Stockholders’ Representative designates to be placed in the Administrative Expense Account (the “Contingent Administrative Amount”) to be available to pay current or anticipated Losses, charges and expenses of the Stockholders’ Representative as contemplated by Section 12.1 below; and (iv) the amount of cash each Company Stockholder is entitled to receive pursuant to Section 2.1(f)(ix) hereof, as applicable (which amounts, in the aggregate, shall combine to equal the Tax Grant Contingent Payment amount less any Contingent Administrative Amount). Except for information that was provided by Parent, Parent shall bear no liability for and shall be entitled to rely upon the Tax Grant Consideration Spreadsheet with respect to the information set forth therein and to assume that the Tax Grant Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders. The portion to be designated as the Contingent Administrative Amount hereunder shall be determined by the Stockholders’ Representative in its sole discretion; provided, that such amount, when combined with any other amount then remaining in the Administrative Expense Account, shall not exceed One Million Dollars ($1,000,000).

(xii) Assignability.

(A) Company Stockholders’ and Company Optionholders’ Ability to Assign. The right of each Company Stockholder or Company Optionholder to receive payments pursuant to this Section 2.1(f) may only be assigned (i) to a trust for the benefit of such Company Stockholder or Company Optionholder over which such Company Stockholder or Company Optionholder, as applicable, retains decision-making authority, (ii) to another Person, if, immediately prior to the Effective Time, such other Person was the beneficial owner of the shares of Company Common Stock or Company Preferred Stock, as applicable, held of record by the assigning Company Stockholder or of the Company Options held of record by the assigning Company Optionholder, or (iii) by operation of Law or by will; provided, that no assignment shall be permitted to the extent that Parent, in consultation with legal counsel, determines that the assignment of such interest would render unavailable the exemption from registration under applicable securities Laws in reliance upon which the Contingent Payment would be issued.

(B) Parent’s Ability to Assign.

(1) In the event of a Change of Control, there shall thereafter be deliverable to the Exchange Agent, for delivery to the Company Stockholders or the Company Optionholders, and in accordance with the terms hereof (in lieu of the number of shares of Parent Common Stock or cash theretofore deliverable), the number of shares of stock or other securities, property or cash to which the Company Stockholders and the Company Optionholders would have otherwise been entitled upon the achievement of the OUS Milestone and/or the PMA Milestone, as applicable, if the achievement of the OUS Milestone and/or the PMA Milestone, as applicable, had occurred immediately prior to the Change of Control.

(2) Neither Parent nor the Surviving Corporation shall effect a Change of Control unless, prior to or simultaneously with the consummation thereof, the successor corporation resulting from such Change of Control and the acquiring Entity or Person, shall expressly assume, by a supplemental agreement or other acknowledgment executed and delivered to the Stockholders’ Representative and the Exchange Agent, the obligation to deliver to the Exchange Agent and to cause the Exchange Agent to deliver to each Company Stockholder or Company Optionholder, such shares of stock, cash, securities, or assets as such Company Stockholder or Company Optionholder may be entitled to in accordance with the terms hereof upon the achievement of the OUS Milestone and/or the PMA Milestone and/or Outstanding Contingent Payments, and the due and punctual performance and observance of every covenant, condition, obligation and liability under this Section 2.1(f) to be performed and observed by Parent and the Surviving Corporation in the manner prescribed herein. The provisions of this Section 2.1(f)(xii)(B) shall apply to all successive Change of Control transactions.

(3) Interpretation; Amendment. Any ambiguities or inconsistencies in the provisions of this Section 2.1(f) may be resolved by written agreement of Parent and the Stockholders’ Representative. Also, subject to approval of the Company Stockholders to the extent required by Law, any or all of the provisions of this Section 2.1(f) hereof may be amended, modified or supplemented after the Effective Time with the written approval of Parent and the Stockholders’ Representative.

(4) Contingent Payments Not Royalties. The Contingent Payments provided for pursuant to this Section 2.1(f) are provided as a result of bona fide difficulties in determining the value of the Company. The Contingent Payments represent additional consideration for the Company Common Stock and are not intended to be royalty payments.

(xiii) Certain Terms. As used in this Section 2.1(f), the following terms shall have the following meanings:

(A) “Abandon” or “Abandoned” means a resolution has been adopted by a majority of the Board of Directors of Parent approving and ordering the cessation of all development and commercialization activities of the Nepal Technology for safety or efficacy reasons, and subject to satisfaction of each of the following provisions:

(1) Stockholder’s Representative shall have received, within two (2) Business Days of such determination, written notice by the Non-Essex Directors of the adoption of the resolutions described above by the Board of Directors of Parent (the “Abandonment Notice”), which shall include a summary of the basis for determining the existence of safety or efficacy issues with the Nepal Technology in as much detail as shall be reasonably practicable;

(2) Stockholder’s Representative may challenge the basis for such determination in its capacity as a former Company Stockholder by delivering written notice thereof within ten (10) Business Days of its receipt of the Abandonment Notice;

(3) The Non-Essex Directors and Stockholder’s Representative shall use commercially reasonable efforts to reach a mutual agreement with respect to such determination during the subsequent ten (10) Business Days; and

(4) If the Non-Essex Directors and Stockholder’s Representative fail to reach a mutual agreement within such period, the Non-Essex Directors and Stockholder’s Representative shall convene a panel at Parent’s expense of three (3) qualified physicians (one of which shall be selected by the Non-Essex Directors, one of which shall be selected by Stockholder’s Representative, and one of which shall be jointly selected by the Non-Essex Directors and Stockholder’s Representative) within ten (10) Business Days to determine whether Parent’s or Surviving Corporation’s, as applicable, cessation of development and commercialization of the Nepal Technology for safety or efficacy reasons is reasonable. The determination by such Panel shall be binding on the parties. If such determination is that Parent’s or Surviving Corporation’s, as applicable, cessation of development and commercialization of the Nepal Technology for safety or efficacy reasons is not reasonable, then the development and commercialization of the Nepal Technology shall not be deemed “Abandoned”.

(5) Notwithstanding the foregoing, if at any time in the twenty-four (24) month period following a Change of Control Event, either (a) the acquiring Person or Entity expends any amounts, other than reasonable and necessary wind-down costs, on research, development, sales, marketing, support, distribution, or regulatory approval, in any jurisdiction for the Generation 3 Product, or (b) there are any sales of the Generation 3 Product by any Entity, then the Nepal Technology shall be retroactively deemed not Abandoned and Parent or the successor Entity following the Change of Control Event shall issue to the Company Stockholders and the Company Optionholders such securities or cash that the Company Stockholders and the Company Optionholders would have received as a result of the Change of Control Event pursuant to Section 2.1(f)(vi) if the Nepal Technology had not been Abandoned prior to such Change of Control Event, except in the case subsequent to the Reversion described in Section 9.1 hereof.

(B) “CE Mark Approval” means the date on which the Generation 3 Product obtains CE Mark approval from its European Union notified body.

(C) “Change of Control” means the consummation of:

(1) any merger, consolidation or similar transaction involving Parent or the Surviving Corporation in which Parent or the Surviving Corporation is not the surviving Entity; provided, however, that any such transaction shall not constitute a Change of Control if the holders of the outstanding voting securities of Parent or Surviving Corporation immediately prior to such transaction hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving Entity (or the parent of the surviving Entity) immediately after such transaction; or

(2) any sale, transfer, exclusive license or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent or Surviving Corporation; provided, however, that such sale, transfer or other disposition shall not constitute a Change of Control if the holders of the outstanding voting securities of Parent or Surviving Corporation, as applicable, immediately prior to such transaction(s) receive as a distribution with respect to securities of Parent or Surviving Corporation, as applicable, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring Entity (or the parent of the acquiring Entity) immediately after such transaction(s). In addition, a transfer of assets by Parent shall not constitute a Change of Control if the assets are transferred to (i) a stockholder of Parent in exchange for or with respect to the stockholder’s securities of Parent or (ii) an Entity, at least fifty percent (50%) or more of the total value or total voting power of which is owned, directly or indirectly, by Parent; or

(3) any person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Parent or Surviving Corporation possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of Parent or Surviving Corporation;

(4) the stockholders of Parent or Surviving Corporation approve any plan or proposal for the liquidation or dissolution of Parent or Surviving Corporation, as applicable; provided, however, that a plan of liquidation shall not constitute a Change of Control if such plan of liquidation provides for all or substantially all of the assets of Parent or Surviving Corporation, as applicable, to be transferred to an Entity in which the holders of the outstanding voting securities of Parent or Surviving Corporation, as applicable, immediately prior to such liquidation hold or will hold immediately after such liquidation securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring Entity (or the parent of the acquiring Entity); or

(5) any sale, transfer, exclusive license or other disposition (in one transaction or any series of related transactions) of all or any portion of the Nepal Technology; other than any sale, transfer, exclusive license or other disposition (in one transaction or any series of related transactions) of all or any portion of the Nepal Technology (a) pursuant to a Reversion as set forth in Section 9.1 hereof, or (b) to one or more Entities controlled by Essex Woodlands or (c) to third parties selected by Essex Woodlands to exploit the Nepal Technology in the China market.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred with respect to the Surviving Corporation if (i) the acquirer in any of the transactions set forth in clauses (1), (2), (3) and (4) is either Parent or a 100% owned subsidiary of Parent, or (ii) the Surviving Corporation no longer holds the Nepal Technology because the Surviving Corporation previously transferred the Nepal Technology to Parent, a 100% owned subsidiary of Parent or any other Entity.

(D) “Commercially Reasonable Efforts” means those efforts which are consistent with the customary practices of the medical device industry for the development or commercialization of a comparable product at a similar stage of development or commercialization in light of the intellectual property issues that arise or are discovered after the Effective Time, including without limitation allocating such resources in calendar year 2011 as are reasonably necessary to ensure adequate reimbursement is available for an OUS Generation 3 Product launch following CE Mark Approval. In addition, for purposes of achievement of the OUS Milestone, “Commercially Reasonable Efforts” shall include satisfying the European Sales and Marketing Minimum Investments. Notwithstanding the foregoing, in the event that such intellectual property challenges stall the Generation 3 Product launch in Europe, the termination date for the Measurement Period shall be extended for the period of time the Generation 3 Product launch is delayed, and the commencement and termination dates for each Measurement Period thereafter shall be commensurately delayed for the period of time the Generation 3 Product launch is delayed (also, a “Backorder Measurement Period Adjustment”).

(E) “Earn-Out Period” means the period commencing on the Closing Date and continuing until the expiration, abandonment or final determination of invalidity or enforceability, of the last Valid Claim of a ‘988 Patent. For purposes of this Section 2.1(f)(xiii)(E), “’988 Patent” means (1) U.S. Patent No. 7,530,988, (2) any applications claiming priority to any application from which the patent set forth in (1) issued, including without limitation any continuations, continuations in part, and divisions, provided that such continuations, continuations in part and divisions relate to the Nepal Technology, and (3) any patents issuing from the applications described in (2), including any reissues, extensions, renewals and supplementary protection certificates thereon, provided that the foregoing related to the Nepal Technology. “Valid Claim” means a claim of an issued and unexpired patent, which has not been held invalid or unenforceable by a unappealed or unappealable decision by a court or other Governmental Entity of competent jurisdiction and which has not been statutorily disclaimed.

(F) “Europe” means any and all of the following countries and territories: the member states of the European Union, Croatia, Macedonia, Iceland, Turkey, Albania, Andorra, Azerbaijan, Belarus, Bosnia and Herzegovina, Georgia, Lichtenstein, Moldova, Monaco, Montenegro, Norway, Russia, San Marino, Serbia, Switzerland, Ukraine, and Vatican City State.

(G) “European Sales and Marketing Minimum Investments” means (i) the hiring, training, and retaining throughout the applicable calendar year of not less than the number of sales personnel in Europe set forth in the table below, subject to Parent’s ability to locate, recruit and hire qualified candidates for the European full-time headcount, and (ii) total sales and marketing investments in Europe in U.S. Dollar amounts not less than those set forth below, in both cases to support, among other activities, (a) a commercial launch of the Generation 3 Product in Europe, and (b) enrollment in a clinical trial registry of the Generation 2 Product for up to ten (10) sites in Europe:

	2011	2012	2013
European full-time headcount (by end of year)	12	27	40
Total Sales and Marketing Expenses	$5,700,000	$11,000,000	$17,200,000

Notwithstanding the foregoing, the parties hereto agree that Parent shall only be obligated to commit the $5,700,000 set forth in the table above to Total Sales and Marketing Expenses for 2011, and to reflect such amount in Parent’s budget for the 2011 fiscal year, and that Parent shall dedicate such amount to the development of European full-time headcount in 2011. The parties further agree that the $11,000,000 and $17,200,000 set forth in the table above for Total Sales and Marketing Expenses in 2012 and 2013, respectively, are estimated amounts based on Parent’s current expectations and that such amounts may be subject to reasonable change as a part of Parent’s ongoing budgeting and business planning processes, as reviewed by the Board of Directors of Parent in the ordinary course, as a result of, among other factors, the timing of CE Mark Approval of the Generation 3 Product, and any other approvals of the Generation 3 Product required by Regulatory Authorities, Parent’s ability to locate, recruit and hire qualified candidates for the European full-time headcount and the results of Parent’s sales of the Generation 3 Product in Europe in 2011.

For purposes of the foregoing table:

“European full-time headcount” shall include, without limitation, (i) the President, Global Strategic Initiatives of Parent (or a Person performing substantially similar functions and duties) and any successor to such Person, (ii) all sales representatives with a primary territory in Europe, (iii) all sales management personnel whose primary responsibility is oversight of European sales, (iv) all clinical support specialists with a primary territory in Europe, (v) all marketing personnel with a primary territory in Europe, (vi) all sales training personnel with a primary territory in Europe and (vii) all administrative support personnel for any of the foregoing, in each case who (A) are engaged on a Full-Time Basis to provide services to Parent and (B) are dedicated to (1) the support of the clinical trial registry of the Generation 2 Product or (2) the marketing and sale of the Generation 3 Product and the Fenestrated Product. Notwithstanding the foregoing, Parent or the Surviving Corporation, as applicable, shall only commit the foregoing personnel to the marketing and sale of the Fenestrated Product to the extent that adequate capacity exists in the European full-time headcount to commit personnel to that function without compromising the marketing and sale of the Generation 3 Product, as determined by Parent as part of Parent’s ongoing budgeting and business planning processes, as reviewed by the Board of Directors of Parent in the ordinary course. Management of Parent or the Surviving Corporation, as applicable, will commit additional personnel to the European full-time headcount to the extent that additional personnel are required to support the marketing and sale of both the Generation 3 Product and the Fenestrated Product as determined by Parent as a part of Parent’s ongoing budgeting and business planning processes, as reviewed by the Board of Directors of Parent in the ordinary course. In addition, if Parent does not receive CE Mark Approval by the end of calendar year 2011, then Parent may utilize any of the foregoing personnel for the marketing and sale of any of Parent’s products in Europe and such personnel shall constitute European full-time headcount for purposes of the foregoing table.

“Full-Time Basis” means at least thirty (30) hours per week.

“Total Sales and Marketing Expenses” shall include (i) all compensation (including, without limitation, base salaries, bonuses and the dollar value of all equity compensation) and benefits (including, without limitation, all relocation benefits and expatriate benefits) accrued to the European full-time headcount (including without limitation all compensation and benefits of the President, Global Strategic Initiative of Parent (or a Person performing substantially similar functions and duties)), and all associated overhead expenses, travel and lodging expenses, training expenses, doctor proctoring expenses, recruitment expenses and severance costs associated with such personnel, and (ii) all accrued expenses for advertising, marketing and promotion of the Generation 3 Product in Europe, and such expenses outside of Europe reasonably allocable to Europe Generation 3 Product sales and marketing activities.

(H) “Fenestrated Product” means a stent-graft developed, manufactured or distributed by Parent or any of its Affiliates that is designed to treat juxtarenal abdominal aortic aneurysms or pararenal abdominal aortic aneurysms utilizing the Powerlink technology.

(I) “Generation 1 Product” means a stent-graft that (i) employs an endoframe and endobags, which are filled with a polyethylene glycol polymer, and (ii) is a predecessor of the Generation 2 Product.

(J) “Generation 2 Product” means a stent-graft that (i) employs an endoframe and endobags, which are filled with a polyethylene glycol polymer, and (ii) will be further described in the initial pre-IDE submission to the FDA.

(K) “Generation 3 Product” means a stent-graft that employs an endoframe and endobags, which are filled with a polyethylene glycol polymer, in the form or forms as commercially launched by Parent or the Surviving Corporation. “Generation 3 Product” shall also include any derivative of, or successor to, the stent-graft described above.

(L) “Nepal Technology” means the Company Intellectual Property that is specifically used to develop, make, manufacture, or have made the Generation 2 Product or the Generation 3 Product.

(M) “Non-Essex Directors” means the members of Parent’s Board of Directors, other than the members of Parent’s Board of Directors appointed by Essex Woodlands.

(N) “OUS Contingent Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the fifth trading day immediately preceding (A) with respect to Section 2.1(f)(i) hereof, the OUS Milestone Date or (B) with respect to Section 2.1(f)(vi) hereof, the date of the first public announcement of a Change of Control, whether or not trades occurred on those days; provided, however, that if the OUS Milestone Date occurs within twenty-four (24) months following the date of CE Mark Approval, the OUS Contingent Payment Average Closing Price shall in no event be greater than the OUS Stock Price Ceiling and no less than the OUS Stock Price Floor; provided, further, however, that if the OUS Milestone Date occurs more than twenty-four (24) months following the date of CE Mark Approval (but before the expiration of the Earn-Out Period), the OUS Contingent Payment Average Closing Price shall in no event be less than the OUS Stock Price Floor.

(O) “OUS Stock Price Ceiling” means $7.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

(P) “OUS Stock Price Floor” means $3.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

(Q) “PMA Contingent Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the fifth trading day immediately preceding (A) with respect to Section 2.1(f)(iv) hereof, the date of Parent’s receipt of approval from the FDA (or any successor agency) to sell the Generation 3 Product in the United States or (B) with respect to Section 2.1(f)(vi) hereof, the date of the first public announcement of a Change of Control, whether or not trades occurred on those days; provided, however, that the PMA Contingent Payment Average Closing Price shall in no event be less than the PMA Stock Price Floor.

(R) “PMA Stock Price Floor” means $4.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

(S) “Tax Grant Contingent Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the fifth trading day immediately preceding the date on which the Company or Parent, as applicable, receive the Tax Grant from a Governmental Entity, whether or not trades occurred on that day; provided, however, that the Tax Grant Contingent Payment Average Closing Price shall in no event be less than the Tax Grant Stock Price Floor.

(T) “Tax Grant Stock Price Floor” means $4.50 per share, subject to adjustment for stock splits, stock dividends and the like occurring with respect to the Parent Common Stock after the Agreement Date.

2.2 Closing Merger Consideration Spreadsheet. On the Closing Date, the Stockholders’ Representative shall deliver to Parent and the Exchange Agent a spreadsheet (the “Closing Merger Consideration Spreadsheet”) which shall set forth the following information as of the Closing Date: (i) the name of each Company Stockholder or Company Optionholder; (ii) the number and class or series of Company Capital Stock owned by such Company Stockholder or subject to the Company Options; (iii) the number of Closing Merger Shares (less Escrow Shares) such Company Stockholder is entitled to receive pursuant to Section 2.1(e) hereof;

(iv) the portion and percentage of the Escrow Amount allocable to such Company Stockholder; and (v) the amount of cash each such Company Stockholder is entitled to receive in lieu of fractional shares pursuant to Section 2.5 hereof. Parent and the Exchange Agent shall be fully protected in relying upon and shall be entitled to rely upon the Closing Merger Consideration Spreadsheet with respect to the information set forth therein and to assume that the Closing Merger Consideration Spreadsheet and all information set forth therein are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders.

2.3 Payments at Closing.

(a) At the Closing, the Company shall pay all Indebtedness due and owing at such time, as shown on the Final Indebtedness Certificate delivered by the Company pursuant to Section 6.16 hereof.

(b) At the Closing, Parent shall pay all Transaction Expenses and Legal Expenses due and owing at such time, as shown on the Final Expenses Certificate delivered by the Company pursuant to Section 6.17 hereof, subject in each case to the Expenses Cap and the Legal Expenses Cap, as applicable, by wire transfer of immediately available funds into accounts designated in writing by the Company not less than three (3) Business Days prior to the Closing Date. At the Closing, Parent shall also make the Closing Administrative Payment by wire transfer of immediately available funds into an account designated in writing by the Stockholders’ Representative not less than three (3) Business Days prior to the Closing Date.

2.4 Treatment of Company Options, Company Warrants and Company Notes.

(a) Company Options. Immediately prior to the Effective Time but contingent upon the Closing of the Merger, the vesting schedules of all outstanding, unexercised and unexpired Company Options shall be automatically accelerated such that all outstanding Company Options shall be fully vested and immediately exercisable. Holders of such Company Options who exercise them in accordance with their terms prior to the Effective Time, including payment to the Company of the exercise price thereof and payment to the Company the amount of any applicable withholding tax, shall be deemed to hold the underlying shares of Company Common Stock as of the Effective Time and such shares of Company Common Stock shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive the Merger Consideration in accordance with the provisions of Section 2.1 hereof. At the Effective Time, each outstanding Company Option (whether vested or unvested) shall be cancelled and converted into and represent the right to receive an amount of cash (without interest) and less any applicable withholding equal to the product obtained by multiplying (x) the number of shares of Company Common Stock issuable upon the exercise of such Company Option by (y) the excess of the cash value per share of the Merger Consideration over the exercise price per share attributable to such Company Option, if any.

Each Company Option outstanding and unexercised immediately prior to the Effective Time shall automatically be cancelled as of the Effective Time without any consideration payable in respect thereof except for the right to receive a cash amount per share to the extent, if any, that the cash value per share of the Closing Merger Shares plus the cash value per share of any Contingent Share Payments exceeds the per share exercise price of the Company Option (the “Spread”) in which case the Company Optionholder would be entitled to receive an amount in cash (without interest) and less any applicable holdings, in an amount and pursuant to the terms of Section 2.1(f) of this Agreement. For illustrative purposes only, assume a Company Optionholder holds a Company Option with an exercise price of $1.00, and the cash value per share of the Closing Merger Shares plus the cash value per share of any Contingent Share Payments equals $1.10. Such Company Optionholder will receive a cash payment equal to (A) $0.10 (the value of the Spread) multiplied by (B) the number of shares of Company Common Stock subject to the Company Option.

(b) Company Warrants. Holders of any outstanding Company Warrants who exercise them in accordance with their terms prior to the Effective Time, including payment to the Company of the exercise price thereof, shall be deemed to hold the underlying shares of Company Capital Stock as of the Effective Time, and such shares of Company Capital Stock shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive the Merger Consideration in accordance with the provisions of Section 2.1 hereof. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, any unexercised Company Warrants outstanding immediately prior to the Effective Time shall terminate and cease to be outstanding, and shall be cancelled and shall be null and void, and no consideration shall be delivered in exchange therefor. Prior to the Effective Time, the Company shall provide notice (subject to reasonable review by Parent) to each holder of Company Warrants describing the treatment of such Company Warrants in accordance with this Section 2.4 (b).

(c) Company Notes. Holders of any outstanding Company Notes who convert them in accordance with their terms prior to the Effective Time shall be deemed to hold the underlying shares of Company Capital Stock as of the Effective Time, and such shares of Company Capital Stock shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive the Merger Consideration in accordance with the provisions of Section 2.1 hereof. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, any Company Notes which have not been converted immediately prior to the Effective Time shall terminate and cease to be outstanding, and shall be cancelled and shall be null and void, and no consideration shall be delivered in exchange therefor. Prior to the Effective Time, the Company shall provide notice (subject to reasonable review by Parent) to each holder of Company Notes describing the treatment of such Company Notes in accordance with this Section 2.4(c).

2.5 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Parent Common Stock shall be issued to holders of shares of Company Capital Stock in the Merger. In lieu thereof, each such holder entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder at such time pursuant to Section 2.1 hereof) shall receive an amount in cash equal to the Closing Payment Average Closing Price multiplied by the fraction of a share of Parent Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

2.6 Surrender and Exchange of Certificates.

(a) Exchange Agent. As of the Effective Time, the Stockholders’ Representative shall deliver the Closing Merger Consideration Spreadsheet to the Exchange Agent and Parent. As of the Effective Time, Parent shall: (i) deposit with Parent’s transfer agent or such other exchange agent, bank or trust company as may be mutually agreed upon in writing by Parent, the Company, and the Stockholders’ Representative (the “Exchange Agent”), for the benefit of the Company Stockholders, (A) such certificates of Parent Common Stock (the “Parent Stock Certificates”) representing the shares of Parent Common Stock issuable pursuant to Section 2.1 hereof in exchange for outstanding shares of Company Capital Stock, each calculated in accordance with the Closing Merger Consideration Spreadsheet (the shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the “Exchange Fund”), and (B) cash in an amount sufficient to make payments required by Section 2.5 hereof for fractional shares, calculated in accordance with the Closing Merger Consideration Spreadsheet; and (ii) deliver to the Escrow Agent under the Escrow Agreement on behalf of each Company Stockholder a certificate in the name of the Escrow Agent representing the Escrow Shares. Upon Parent’s delivery of the foregoing, Parent shall have no further obligation or liability with respect to the appropriate distribution of such Parent Stock Certificates to the Company Stockholders.

(b) Exchange Procedures. The Stockholders’ Representative shall cause the Exchange Agent, promptly after the Effective Time (and in no event later than five (5) Business Days following the Effective Time), to mail to each holder of record of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Company Capital Stock (the “Company Stock Certificates”) and that were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1 hereof in accordance with the Closing Merger Consideration Spreadsheet, (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Company Stock Certificates shall pass only upon delivery of the Company Stock Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent may reasonably specify), and (ii) instructions for completion and use in effecting the surrender of the Company Stock Certificates in exchange for the Individual Closing Payment. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed in accordance with the instructions contained therein, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a Parent Stock Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive as Closing Merger Shares pursuant to Section 2.1 hereof as reflected by the Closing Merger Consideration Spreadsheet (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.5 hereof) and the Company Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Closing Merger Shares to be issued to such Company Stockholder may be issued to a transferee of the record holder of such shares of Company Common Stock if the Company Stock Certificate representing such shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6(b), each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Closing Merger Shares set forth in the Closing Merger Consideration Spreadsheet.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the Company Stockholders for twelve (12) months after each of (i) the Closing Date, (ii) the OUS Milestone Date, (iii) the PMA Milestone Date, or (iv) a Change of Control, as applicable, shall be paid to Parent.

(d) Distributions and Voting with Respect to Unexchanged Shares. Until surrendered for exchange in accordance with the provisions of this Section 2.6, each Company Stock Certificate shall from and after the Effective Time represent for all purposes only the right to receive shares of Parent Common Stock and cash in lieu of fractional shares as set forth in this Agreement. Notwithstanding any other provision of this Agreement, no dividends or other distributions in respect of shares of Parent Common Stock with a record date after the Effective Time shall be paid to any Person holding a Company Stock Certificate until such Company Stock Certificate has been surrendered for exchange as provided for in this Section 2.6. Subject to applicable Laws and the immediately preceding sentence, following surrender of any such Company Stock Certificate, there shall be paid to the holder of the Parent Stock Certificate issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore payable with respect to the shares of Parent Common Stock represented thereby, as well as any dividends with respect to the shares of Company Common Stock or Company Preferred Stock, as applicable, represented by the surrendered Company Stock Certificate declared prior to the Effective Time but theretofore unpaid. Former stockholders of record of the Company shall not be entitled to vote after the Effective Time at any meeting of Parent stockholders until such holders have exchanged their Company Stock Certificates for Parent Stock Certificates in accordance with the provisions of this Agreement.

(e) No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Company Stock Certificates in accordance with the terms of this Article II and any cash paid pursuant to Section 2.5 hereof shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Capital Stock previously represented by such Company Stock Certificates. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(f) No Liability. Notwithstanding anything to the contrary contained herein, none of the Exchange Agent, Parent, the Surviving Corporation or any of their respective Representatives shall be liable to any

Company Stockholder for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund deposited with the Exchange Agent which is properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Lost, Stolen or Destroyed Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Closing Merger Shares and the Merger Consideration as if such Person had delivered the appropriate Company Stock Certificate pursuant to this Section 2.6 and to which such Person is otherwise is entitled, cash for fractional shares pursuant to Section 2.5 hereof and any dividends or distributions payable pursuant to Section 2.6(d) hereof, without any interest thereon.

(h) Withholding. Each of the Exchange Agent, Parent or the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold under applicable Law with respect to the making of such payment. To the extent that amounts are so withheld by the Exchange Agent, Parent or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Capital Stock in respect of whom such deduction and withholding was made by the Exchange Agent, Parent or Merger Sub.

(i) Uncertificated Shares. In the case of outstanding shares of Company Capital Stock that are not represented by certificates, the parties shall make such adjustments to this Article II as are necessary or appropriate to implement the same purpose and effect that this Article II has with respect to shares of Company Capital Stock that are represented by certificates.

2.7 Dissenters’ and Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Section 262 of the DGCL or Chapter 13 of the California Corporations Code (the “CCC”), has the right to exercise appraisal or dissenters rights dissent to the Merger and demand payment for such shares and properly exercises and perfects such appraisal or dissenters rights and demands payment for the fair value of such shares of capital stock of the Company (“Dissenting Shares”) in accordance with the DGCL or CCC, shall not be converted into the right to receive Parent Common Stock as set forth in this Article II, unless such holder withdraws, fails to perfect or otherwise loses such holder’s right to such payment, if any. If, after the Effective Time, such holder withdraws, fails to perfect or loses any such right to payment, such holder’s Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the Closing Merger Shares as provided in Section 2.1 hereof. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL or Chapter 13 of the CCC and as provided in the immediately preceding sentence. The Company will give Parent prompt written notice of any notice of intent to assert appraisal rights under the DGCL or dissenters rights under the CCC received by the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the DGCL and CCC, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

2.8 Escrow of Parent Common Stock. Upon the Closing, Parent shall withhold the Escrow Shares and deliver such shares to Wells Fargo Bank N.A., as escrow agent (the “Escrow Agent”), to be held by the Escrow Agent as collateral to secure the rights of the Indemnified Parties under Article XI hereof and to reimburse the Stockholders’ Representative under Section 12.1 hereof. The Escrow Shares shall be held and disbursed pursuant to the provisions of an escrow agreement substantially in the form of Exhibit 2.8 (the “Escrow Agreement”). The Escrow Shares will be represented by a certificate issued in the name of the Escrow Agent and will be held by the Escrow Agent on behalf of the Company Stockholders and pursuant to the Escrow Agreement until the date that is fifteen (15) months after the Closing Date (the “Escrow Period”); provided, however, that in the event any Indemnified Party has made a Claim under Article XI prior to the end of the Escrow Period, then the Escrow Period shall continue with respect to such number of shares of Parent Common Stock as the Indemnified Party making such Claim reasonably determines is sufficient to represent the maximum amount that such Indemnified Party will be entitled to receive pursuant to the Company Stockholders’ indemnification obligations hereunder, and the Escrow Agent will continue to hold such shares in escrow until such Claim is fully and finally resolved. In the event that this Agreement is adopted by the Company Stockholders, then all Company Stockholders shall, without any further act of any Company Stockholder, be deemed to have consented to and approved (a) the use of the Escrow Shares as collateral to secure the rights of the Indemnified Parties under Article XI in the manner set forth herein and in the Escrow Agreement, (b) such Company Stockholder’s obligation to indemnify the Indemnified Parties for Special Losses pursuant to Section 11.5(a) hereof, and (c) the use of the Administrative Expense Account (including any additions thereto pursuant to the terms of this Agreement) to reimburse the Stockholders’ Representative pursuant to Section 12.1 hereof. As and when any Escrow Shares are released from escrow for the benefit of the Company Stockholders, the Stockholders’ Representative shall have the right, in its sole discretion, to retain any portion of such Escrow Shares that it determines should be retained to be available to pay current or anticipated Losses, charges and expenses as contemplated by Section 12.1 below; provided, that the cash value of the Escrow Shares so retained (as determined in accordance with the terms and conditions of the Escrow Agreement), when combined with any other amount then remaining in the Administrative Expense Account, shall not exceed One Million Dollars ($1,000,000). In the event that Parent declares a dividend on shares of Parent Common Stock, Parent shall deposit with the Exchange Agent, and into the Exchange Fund, any dividends payable with respect to the Escrow Shares, and the Exchange Agent will distribute such dividends to the Company Stockholders in accordance with the Escrow Amount allocations set forth in the Closing Merger Consideration Spreadsheet.

2.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

2.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any agreement entered into in connection herewith, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action on behalf of Parent upon the prior written consent of the Stockholders’ Representative.

2.11 Legends. Any Parent Stock Certificate issued to any holder of Company Capital Stock representing Closing Merger Shares shall be imprinted with the following legends (or the substantial equivalent thereof):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR OTHER SIMILAR RULE OR EXEMPTION AS THEN IN EFFECT, WITHOUT FIRST OBTAINING (I) IF REASONABLY REQUIRED BY THE COMPANY, A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, WHICH MAY BE COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE CONTEMPLATED SALE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF SAID ACT, OR (II) A ‘NO-ACTION’ OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH STAFF WILL TAKE NO ACTION IN RESPECT OF THE CONTEMPLATED SALE OR OTHER DISPOSITION.”

In the event that any certificate representing Closing Merger Shares is imprinted with the foregoing legend (or similar legends), Parent shall cause such legend to be removed in connection with any resale of such Closing Merger Shares that is made in compliance with, or pursuant to a valid exemption from, the registration provisions of the Securities Act promptly after the receipt of request by a former holder of Company Capital Stock or his, her or its Representative. Notwithstanding anything to the contrary herein, upon the effectiveness of the Form S-3 Registration Statement, Parent shall cause its counsel to issue an opinion letter covering all of the shares registered on the Form S-3 Registration Statement to Parent’s transfer agent instructing such transfer agent to remove the legends when requested by any broker or the holder of such shares, provided that the broker or holder (i) represents that the sale of the shares was made in compliance with the Securities Act and (ii) has otherwise complied with the requirements set forth in the legends.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that the statements contained in this Article III are true and correct, except as set forth in a disclosure schedule delivered by the Company to Parent as of the date of execution of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged by specific Section references corresponding to the numbered and lettered Sections in this Article III, and the disclosure in any Section shall qualify (i) the corresponding Section in this Article III and (ii) the other Sections in this Article III to the extent reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections.

3.1 Organization; Standing and Power; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of the Company Disclosure Schedule. The Company is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties it owns, operates or leases or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect.

(b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

(c) Section 3.1(c) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of the Company, (ii) the names of the members of each committee of the board of directors of the Company, and (iii) the names and titles of the officers of the Company.

(d) The Company has no Subsidiaries. The Company does not own and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed, and is not obligated, to make any future investment in or capital contribution to any Entity. The Company has not guaranteed nor is responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest. Neither the Company nor its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of the Company.

3.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (a) the Certificate of Incorporation of the Company, as amended and restated as of the Agreement Date (the “Certificate of Incorporation”), and Bylaws of the Company, including all amendments thereto (the “Bylaws” and collectively with the Certificate of Incorporation, the “Company Organizational Documents”); (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the “Company Minute Books”). There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Minute Books. There has not been any violation of the Company Organizational Documents, and the Company has not taken any action that is inconsistent with the Company Organizational Documents. The books of account, stock records, Company Minute Books and other records of the Company are accurate and complete and have been maintained in accordance with applicable Laws and prudent business practices.

3.3 Authority; Binding Nature of Agreement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and under each Company Related Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any Company Related Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Company Related Agreement and the transactions contemplated hereby and thereby, subject only to the Company Stockholder Approval. This Agreement and each of the Company Related Agreements have been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4 Absence of Restrictions and Conflicts; Required Consents.

(a) Absence of Restrictions and Conflicts. Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither (i) the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, will directly or indirectly (with or without the giving of notice or the lapse of time or both):

(i) contravene, conflict with or result in a violation of any of the provisions of the Company Organizational Documents;

(ii) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Company Related Agreements or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company, or any of the assets owned, used or controlled by the Company, is subject;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned, used or controlled by the Company;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, or (ii) modify, terminate, or accelerate any right, liability or obligation of the Company under any such Company Contract (except for the acceleration of the Company Options contemplated by Section 2.4 hereof), or charge any fee, penalty or similar payment to the Company under any such Company Contract; or

(v) result in the imposition or creation of any Encumbrance of any kind upon or with respect to any asset owned or used by the Company.

(b) Required Consents. Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, no filing with, notice to, or consent, waiver, approval, Order, Governmental Authorization or declaration from any Person (including any Governmental Entity) is required in connection with the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, or the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, other than the filing of the Certificate of Merger pursuant to the DGCL.

3.5 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 118,000,000 shares of Company Common Stock, of which 8,312,295 shares have been issued and are outstanding as of the Agreement Date; and (ii) 89,823,296 shares of Company Preferred Stock, (A) 591,691 of which have been designated “Series A Preferred Stock,” (B) 9,004,080 of which have been designated “Series B Preferred Stock,” (C) 23,634,989 of which have been designated “Series C-1 Preferred Stock,” (D) 12,792,536 of which have been designated “Series C-2 Preferred Stock,” and (E) 43,800,000 of which have been designated “Series C-3 Preferred Stock.”

(b) Section 3.5(b) of the Company Disclosure Schedule sets forth, as of the Agreement Date: (i) the number of shares of Company Common Stock issued and outstanding and the name of, and number of shares of Company Common Stock owned by, each holder of Company Common Stock; (ii) the number of shares of Series A Preferred Stock issued and outstanding and the name of, and number of shares of Series A Preferred Stock owned by, each holder of Series A Preferred Stock; (iii) the number of shares of Series B Preferred Stock issued and outstanding and the name of, and number of shares of Series B Preferred Stock owned by, each holder of Series B Preferred Stock; (iv) the number of shares of Series C-1 Preferred Stock issued and outstanding and the name of, and number of shares of Series C-1 Preferred Stock owned by, each holder of Series C-1 Preferred Stock; (v) the number of shares of Series C-2 Preferred Stock issued and outstanding and the name of, and number of shares of Series C-2 Preferred Stock owned by, each holder of Series C-2 Preferred Stock; (vi) the number of shares of Series C-3 Preferred Stock issued and outstanding and the name of, and number of shares of Series C-3 Preferred Stock owned by, each holder of Series C-3 Preferred Stock; (vii) the number of shares of Company Capital Stock subject to all outstanding Company Warrants, the name of, and the number of shares of Company Capital Stock subject to Company Warrants held by, each holder of Company Warrants and the exercise price of each outstanding Company Warrant; (viii) the number of shares of Company Capital Stock issuable upon conversion of all outstanding Company Notes, the name of, and the number of shares of Company Capital Stock issuable upon conversion of all Company Warrants held by, each holder of Company Warrants and the conversion price of each outstanding Company Warrant; and (ix) the number of shares of Company Common Stock subject to all outstanding Company Options, the name of, and the number of shares of Common Stock subject to Company Options held by, each holder of Company Options, and vesting schedule (if any) and exercise price of each outstanding Company Option. No Company Capital Stock is held in treasury.

(c) As of the Agreement Date, except as set forth in Section 3.5 of the Company Disclosure Schedule, (i) no other Company Capital Stock, Company Warrants, Company Notes, Company Options or other securities of any kind issued or guaranteed by the Company are issued and outstanding, and (ii) there are no bonds, debentures, notes or other Indebtedness that are convertible into, or exchangeable or exercisable for, capital stock of the Company or that have the right to vote (or are convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which any stockholders of the Company may note.

(d) The rights, preferences and privileges of Company Common Stock and Company Preferred Stock are as set forth in the Certificate of Incorporation. All of the issued and outstanding shares of Company Capital Stock (i) are duly authorized, validly issued, fully paid and non-assesseable, (ii) were not issued in violation of, and are not subject to, any preemptive rights, subscription rights, rights of first refusal or first offer, or other similar rights, (iii) are owned of record and, to the Knowledge of the Company, beneficially by each holder as set forth in Section 3.5 of the Company Disclosure Schedule, free and clear of all Encumbrances (other than restrictions on transfer under any applicable federal, state or foreign securities Law and under certain agreements among the Company and holders of Company Capital Stock as set forth in Section 3.5 of the Company Disclosure Schedule).

(e) All of the issued and outstanding Company Options, Company Warrants and Company Notes are, and any shares of Company Capital Stock issuable upon conversion, exercise, or exchange of such Company Options, Company Warrants and Company Notes, if and to the extent issued in accordance with the terms thereof will be, (i) duly authorized, validly issued, fully paid and non-assesseable, (ii) not issued in violation of, and not subject to, any preemptive rights, subscription rights, rights of first refusal or first offer, or other similar rights, (iii) owned of record and, to the Knowledge of the Company, beneficially by each holder as set forth in Section 3.5 of the Company Disclosure Schedule, free and clear of all Encumbrances (other than restrictions on transfer under any applicable federal, state or foreign securities Law and under certain agreements among the Company and holders of Company Capital Stock as set forth in Section 3.5 of the Company Disclosure Schedule, and vesting and transfer restrictions under the Company Stock Option Plan).

(f) Except as set forth in Section 3.5 of the Company Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Company Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company (clauses (A) through (D) above, collectively “Company Rights”).

(g) Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no Contracts of the Company to repurchase, redeem or otherwise acquire any shares of Company Preferred Stock or Company Common Stock except in connection with the repurchase or acquisition of Company Common Stock pursuant to the terms of the Company Stock Option Plan.

(h) Except for the Voting Agreements, there are no outstanding contractual obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or anti-dilutive right with respect to, any shares of Company Common Stock, Company Preferred Stock, or any capital stock of, or other equity interests in, the Company. Other than the Voting Agreements, to the Knowledge of the Company, there are no proxies, voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the Company’s capital stock.

(i) The Company is not now, nor has it ever been, required to file with the SEC any periodic or other reports, or any registration statement, pursuant to the Securities Act or the Exchange Act.

3.6 Company Financial Statements.

(a) Section 3.6(a) of the Company Disclosure Schedule includes accurate and complete copies of the following financial statements and notes thereto (collectively, the “Company Financial Statements”):

(i) The audited balance sheet of the Company as of December 31, 2009 (the “Balance Sheet”), and the related audited statements of income, stockholders’ equity and cash flow for the period then ended;

(ii) The audited balance sheet of the Company as of December 31, 2008, and the related audited statements of income, stockholders’ equity and cash flow for the period then ended; and

(iii) the unaudited balance sheet of the Company as of August 31, 2010 (the “Unaudited Interim Balance Sheet”) and the related unaudited statements of income, stockholders’ equity and cash flow for the eight (8) months then ended.

(b) Each Company Financial Statement: (i) is complete in all respects and has been prepared in conformity with (A) the books and records of the Company and (B) GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such Company Financial Statement); and (ii) fairly presents, in all material respects, the financial condition of the Company as of such dates and the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods then ended. No financial statement of any Person is required by GAAP to be included in the Company Financial Statements.

(c) The books and records of the Company (A) reflect all items of income and expense and all assets and liabilities required to be reflected in the Company Financial Statements in accordance with GAAP and (B) are in all material respects complete and correct and maintained in accordance with good business practice and all applicable Laws.

(d) The Company has established and documented, and maintains, adheres to and enforces, a system of internal accounting controls that (a) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (b) provide assurance that transactions are executed in accordance with management’s authorization and are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company, (c) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and (d) provide assurance that accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Neither the Company (including, to the Knowledge of the Company, any Employee thereof) nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of any fraud, whether or not material, that involves the Company management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any claim or allegation regarding any of the foregoing.

3.7 Absence of Undisclosed Liabilities. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company of any kind whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise, whether known or unknown, and whether due or to become due) which are required to be recorded as a liability under GAAP but are not reflected in the Company Financial Statements, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Balance Sheet or the Unaudited Interim Balance Sheet or the notes thereto, or (ii) that have arisen in the ordinary course of business, consistent with past practice, since the date of the Unaudited Interim Balance Sheet and of a type reflected or provided for in the Unaudited Interim Balance Sheet.

3.8 Absence of Changes.

Since the date of the Unaudited Interim Balance Sheet:

(a) no Company Material Adverse Effect has occurred, and no event, occurrence, development or state of circumstances or facts has occurred that could reasonably be expected to, have such a Company Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

(c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution or payment to any stockholder, officer or director or any Person with whom any such stockholder, officer or director has any direct or indirect relation, other than the payment of salaries, bonus or commissions in the ordinary course of business and consistent with past practice, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company except in connection with the repurchase or acquisition of Company Common Stock pursuant to the terms of the Company Stock Option Plan;

(d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other securities of the Company (except for Company Common Stock issued upon the exercise of outstanding Company Options); or (ii) any Company Rights (except for Company Options described in Section 3.5 of the Company Disclosure Schedule);

(e) the Company has not amended or waived any of its rights under, or taken action to accelerate vesting under, (i) any provision of the Company Stock Option Plan, or (ii) any provision of any Company Contract evidencing any outstanding Company Option;

(f) no party to any material Company Contract has given notice to the Company of any intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Company;

(g) there has been no amendment to any of the Company Organizational Documents, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(h) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(i) the Company has not made any capital expenditure which exceeds $50,000 individually or $75,000 in the aggregate;

(j) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or (ii) amended or prematurely terminated, or waived any right or remedy under, any material Company Contract, in each case other than in the ordinary course of business, consistent with past practice;

(k) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, except for sales of inventory in the ordinary course of business and consistent with the Company’s past practices, or (iii) waived or relinquished any right under any Company Contract, except in each case for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company’s past practices;

(l) except as set forth in Section 3.8(l) of the Company Disclosure Schedule, the Company has not (i) written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness, or (ii) increased any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the ordinary course of business, consistent with past practice) other than Permitted Encumbrances;

(m) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any material Encumbrance, other than in the ordinary course of business, consistent with past practice;

(n) the Company has not (i) lent money to any Person (other than pursuant to routine travel or business expense advances made to an employee of the Company (“Employee”) in the ordinary course of business and consistent with the Company’s past practice), or (ii) incurred or guaranteed any indebtedness for borrowed money;

(o) there has not been any (i) grant of any severance or termination pay to (or amendment to any existing arrangement that provides for the payment of any severance or termination pay with) any current or former director, officer or Employee of the Company, (ii) increase in, or acceleration of, the compensation or benefits payable under any existing severance or termination pay policies or employment agreements other than, in the case of any employment agreements, in accordance with the Company’s ordinary course of business and consistent with past practice, (iii) entry into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or

Employee of the Company other than pursuant to any agreement that is terminable at-will without any liability to the Company, (iv) establishment, adoption or amendment (except as required by applicable Laws) of any collective bargaining, stock option, restricted stock, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or any other benefit plan or arrangement covering any Employees, officers, consultants or directors of the Company, or (v) increase in, or acceleration of, compensation, bonus or other benefits payable to any Employees, officers, consultants or directors of the Company other than in the case of this clause (v) in accordance with the Company’s ordinary course of business and consistent with past practice;

(p) the Company has not changed any of its methods of accounting or accounting practices in any respect;

(q) there has not been any Tax election made or changed, annual tax accounting period changed, method of tax accounting adopted or changed, amended Tax Returns or claims for Tax refunds filed, closing agreement entered into, Tax claim, audit or assessment settled, or right to claim a Tax refund, offset or other reduction in Tax liability surrendered;

(r) the Company has not threatened, commenced or settled any Legal Proceeding;

(s) the Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices, other than entering into this Agreement and the agreements and transactions contemplated hereby; and

(t) the Company has not agreed to take, or committed to take, any of the actions referred to in clauses (c) through (s) above.

3.9 Title to and Sufficiency of Assets. The Company has good and valid title to, or valid leasehold interests in, or valid rights to use, all of its tangible properties and assets, free and clear of all Encumbrances, except for Permitted Encumbrances. The properties and other assets owned by the Company or used under enforceable Contracts constitute all of the properties and assets reasonably necessary for the conduct of the business of the Company as presently conducted in all material respects.

3.10 Inventory. All inventories of the Company reflected on the Unaudited Interim Balance Sheet are valued at the lower of cost or market, in accordance with GAAP applied on a consistent basis throughout the periods indicated. Except to the extent of inventory reserves reflected in the Company Financial Statements, the items included in said inventories are (i) normal items of inventory carried by the Company, (ii) of a quality and quantity useable or saleable in the ordinary course of business, (iii) adequate for the conduct of the Company’s business in the ordinary course consistent with past practice, and (iv) are not in excess of normal operating requirements of the Company consistent with past practice.

3.11 Bank Accounts. Section 3.11 of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution including the name of the bank or financial institution, the account number and the balance as of the Agreement Date.

3.12 Real Property.

(a) The Company does not own, and has never owned, any real property and is not obligated and does not have an option to acquire an ownership interest in any real property.

(b) Section 3.12(b) of the Company Disclosure Schedule includes a complete list of the Leased Real Property and the leases under which such Leased Real Property is leased, subleased or licensed, including all amendments or modifications to such leases (the “Leases”). The Company has made available to Parent true, correct and complete copies of all Leases. The Company is not a party to any lease, sublease, license, assignment or similar arrangement under which it is a lessor, sublessor, licensor or assignor of, or otherwise makes available for use by any third party of, any portion of the Leased Real Property. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, with respect to each Lease, (i) the Lease is legal, valid, binding, enforceable to its terms and in full force and effect; (ii) neither the Company nor, to the Knowledge of the Company, any other party to such Lease, is in breach or default under any material provision of such Lease, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to constitute a breach or default under such Lease; (iii) each Lease will continue to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect immediately following the Closing, except as may result from actions that may be taken following the Closing; and (iv) the Company does not owe any brokerage commissions or finder’s fees with respect to any such Lease which is not paid or accrued in full.

(c) To the Knowledge of the Company, the Leased Real Property is free from structural and mechanical defects that are reasonably likely to materially adversely affect the Company’s operations therein. To the Knowledge of the Company, the improvements and fixtures that are required to be maintained by the Company pursuant to the terms of the Leases on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

(d) The Company has not received any notice from any insurance company that has issued a policy with respect to any Lease requiring performance of any structural or other repairs or alterations to such Lease.

(e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, the Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property, including the Leased Real Property, or any portion thereof or interest therein.

3.13 Tangible Personal Property.

(a) The Company has good and marketable title to all of the items of tangible personal property used in the business of the Company or held by the Company, free and clear of any and all Encumbrances, other than Permitted Encumbrances. All such items of tangible personal property which, individually or in the aggregate, are necessary to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

(b) Section 3.13(b) of the Company Disclosure Schedule sets forth all leases of personal property involving periodic payments by the Company relating to personal property held by the Company as of the Agreement Date (“Personal Property Leases”). All such items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Company has delivered to Parent true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(c) The Company has a valid and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee. Each of the Personal Property Leases is in full force and effect and the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Personal Property Leases and, to the Knowledge of the Company, no other party is in default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.

3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Registered Intellectual Property owned by the Company, specifying in respect of each such item, as applicable (i) the jurisdictions in which the item is registered, or in which any application for registration has been filed; (ii) the respective registration, publication or application number of the item; and (iii) the date of application, publication or registration of the item. All Registered Intellectual Property owned by the Company, including without limitation the patents and patent applications listed in Section 3.14(a) of the Company Disclosure Schedule, is owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances and the out-bound licenses in the Contracts listed in Section 3.15(a)(ii) of the Company Disclosure Schedule.

(b) The Company further represents and warrants that (i) the patent applications listed in Section 3.14(a) of the Company Disclosure Schedule are correct and accurate, pending, have not been abandoned, and have been and continue to be timely prosecuted; (ii) all Registered Intellectual Property owned by the Company has been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.14(a) of the Company Disclosure Schedule, and all related necessary affidavits of continuing use, renewals and maintenance have been timely filed, and all related necessary maintenance fees have been timely paid to continue all such rights in effect; (iii) none of the patents listed in Section 3.14(a) of the Company Disclosure Schedule has expired or been declared invalid, in whole or in part, by any Governmental Entity; (iv) the registered trademarks and trademark applications listed in Section 3.14(a) of the Company Disclosure Schedule have not lapsed, been abandoned or forfeited in whole or in part; and (v) none of the Trademarks listed in Section 3.14(a) of the Company Disclosure Schedule is the subject of any ongoing oppositions, cancellations or other Legal Proceedings.

(c) None of the patents or patent applications listed in Section 3.14(a) of the Company Disclosure Schedule is the subject of any ongoing interferences, oppositions, reissues, reexaminations or other proceedings, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any other patent office or similar administrative agency. To the Knowledge of the Company, there are no published patents, published patent applications, articles or other prior art that could adversely affect the validity of any patent or application listed in Section 3.14(a) of the Company Disclosure Schedule which has not been cited to the United States Patent and Trademark Office in connection with the filing and prosecution of the United States patents and applications listed in Section 3.14(a) of the Company Disclosure Schedule.

(d) To the Knowledge of the Company, each of the patents and patent applications listed in Section 3.14(a) of the Company Disclosure Schedule correctly identifies each and every inventor of the claims thereof to the extent required by the Laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.14(a) of the Company Disclosure Schedule has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company (or, in the case of any such patents or patent applications acquired by the Company from any third party to such third party to the extent that such rights would not automatically vest with the Company by operation of law or otherwise). To the Knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company under such agreement with the Company.

(e) Section 3.14(e) of the Company Disclosure Schedule sets forth a list of (x) all Contracts under which the Company licenses from a third party Intellectual Property (other than software licenses for generally available software) and (y) all Contracts that provide for co-existence arrangements permitting the Company to practice any Company Intellectual Property, including covenants not to sue, in each case, that are used in the conduct of the business of the Company as currently conducted (such Contracts being referred to as “License Contracts”). The Company further represents and warrants that (i) each License Contract is valid and in full force and effect; (ii) each License Contract will continue to be valid and in full force and effect on similar terms immediately following the consummation of the Merger; and (iii) the Company is not, and, to the Knowledge of the Company, the other parties thereto are not, in breach of any License Contract in any material respect. The Company has no Knowledge that (A) any of the patents or patent applications licensed to the Company under any License Contract do not identify each and every inventor of the claims thereof to the extent required by the Laws of the jurisdiction in which such patent is issued or such patent application is pending or (B) any inventor named on the patents and patent applications licensed to the Company under any License Contract has not executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the licensor of such patent or patent application

(f) The Company has not transferred ownership of, or granted any license with respect to, any Company Intellectual Property to any Person.

(g) The Company owns, licenses or otherwise has the right to use all Intellectual Property used in the conduct of the business of the Company as currently conducted (the “Company Intellectual Property”). The Company is not subject to any Legal Proceeding or outstanding Order, Contract or stipulation (i) restricting in any manner the use, transfer or licensing by the Company of any of the Company Intellectual Property or (ii) (other than ongoing prosecution of the patent applications within the Company Intellectual Property) that may materially and adversely affect the validity, use or enforceability of the Company Intellectual Property.

(h) There is no pending or, to the Knowledge of the Company, threatened, Legal Proceeding in which it is alleged that the Company has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any Person (including with respect to the development, clinical testing, manufacture, or use by the Company of any products or of its Intellectual Property, or to the operation of the Company) nor, to the Knowledge of the Company, is any investigation by a Governmental Entity alleging any such infringement or violation pending or threatened. The Company has not received any written claim during the past three (3) years alleging any such infringement or violation.

(i) To the Knowledge of the Company, no Person has infringed upon or otherwise violated, or is infringing upon or otherwise violating, any Company Intellectual Property owned by the Company. There is no pending Legal Proceeding in which the Company has alleged that any Person or Persons has infringed upon or otherwise violated, or is or are infringing upon or otherwise violating, any Company Intellectual Property owned by the Company.

(j) All Company Intellectual Property owned by the Company was developed by (i) an Employee working within the scope of his or her employment at the time of such development, or (ii) agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company ownership of all Intellectual Property rights in the Company Intellectual Property. Each current and former Employee, agent, consultant or contractor of the Company, or any other Person who has developed Company Intellectual Property owned by the Company, has executed a confidential information and invention assignment agreement (or similar agreement) in substantially the form provided to Parent. No such Employee, agent, consultant, contractor or other Person has excluded works or inventions made prior to his, her or its employment or engagement, as applicable, with the Company from his, her or its assignment of inventions pursuant to such confidential information and invention assignment agreement (or similar agreement), other than inventions or works that the Company has not utilized, and does not believe it will be necessary to utilize. All Persons who have created Company Intellectual Property (other than Company Intellectual Property that is licensed to the Company) have assigned to the Company (or, in the case of any such patents or patent applications acquired by the Company from any third party, to such third party) all of their rights therein, to the extent that such rights would not automatically vest with the Company by operation of Law or otherwise.

(k) Except pursuant to the License Contracts, the Company is not required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise or to provide any other consideration of any kind, to any owner or licensor of, or other claimant to, or any other Person with respect to, the Company Intellectual Property, other than ordinary filing, prosecution and maintenance fees. Obligations for payment of royalties, fees or other consideration currently due and payable by the Company under any License Contract have been satisfied in a timely manner.

(l) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and compliance by the Company with the provisions of this Agreement will not,

conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrance upon, any Intellectual Property right.

3.15 Contracts.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which the Company is a party or under which the Company has continuing liabilities and/or obligations (each, a “Company Contract”):

(i) each Contract with any Employee or individual consultant (other than benefit plans, and form employment and consulting agreements involving annual compensation of less than $100,000);

(ii) each Contract relating to the acquisition, transfer, sharing or license of any Company Intellectual Property (other than License Contracts set forth in Section 3.14(e) of the Company Disclosure Schedule but including any out-bound licenses of Company Intellectual Property);

(iii) each Contract that (A) contains any non-competition or other agreement that prohibits (x) the Company or (y) the Company’s Affiliates (other than the Surviving Corporation), in each case, from participating in any line of business or selling Company products in any geographic area, (B) contains a right of first refusal, right of first negotiation or right of first offer in favor of a party other than the Company, (C) requires the Company to exclusively license to third parties any fields of use for any Company products, (D) provides for the payment by the Company of any early termination fees or (E) requires or obligates the Company to purchase specified minimum amounts of any product or to perform or conduct research, clinical trials or development services for the benefit of any third party;

(iv) each Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(v) each Contract relating to the acquisition, issuance or transfer of any securities;

(vi) bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Company;

(vii) each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond or any surety arrangement;

(viii) each Contract creating any partnership or joint venture;

(ix) each Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

(x) each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to the Company of more than $100,000 over the term of any such Contract;

(xi) Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $100,000;

(xii) Contracts for the cleanup, abatement or other actions in connection with any Materials of Environmental Concern, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(xiii) Contracts with material Suppliers;

(xiv) outstanding powers of attorney empowering any Person to act on behalf of the Company; and

(xv) any other Contract that (A) contemplates or involves (1) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (2) the purchase or sale of any product, or performance of services by or to the Company having a value in excess of $100,000 in the aggregate, or (B) has a term of more than sixty (60) days and that may not be terminated by the Company (without penalty) within sixty (60) days after the delivery of a termination notice by the Company.

(b) The Company has delivered to Parent accurate and complete copies of all written Company Contracts. Each Company Contract is valid and in full force and effect, is enforceable by the Company in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Parent or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Company Contract.

(c) The Company is not currently in violation, breach or default under any Company Contract set forth in this Section 3.15, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract set forth in this Section 3.15.

(d) To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Company Contract set forth in this Section 3.15, (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract set forth in this Section 3.15, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract set forth in this Section 3.15, or (iv) give any Person the right to cancel, terminate or modify any Company Contract set forth in this Section 3.15.

(e) The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract set forth in this Section 3.15.

(f) The Company has not waived any of its rights in writing under any Company Contract set forth in this Section 3.15.

(g) No Person is renegotiating any amount paid or payable to the Company under any Company Contract set forth in this Section 3.15 or any other material term or provision of any Company Contract set forth in this Section 3.15.

3.16 Compliance with Laws; Governmental Authorizations.

(a) The Company is, and has at all times been, in compliance in all material respects with all applicable Laws. The Company has not received any written notice or other written communication from any Governmental Entity regarding any actual or asserted violation of, or failure to comply with, any applicable Law.

(b) Section 3.16(b) of the Company Disclosure Schedule contains a true and complete list and summary description of each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by the Company are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is in compliance in all material respects with the terms and requirements of the Governmental Authorizations held by it. The Company has not received any written notice or written communication from any Governmental Entity regarding (i) any actual or asserted violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, or termination of any Governmental Authorization.

3.17 Regulatory Compliance.

(a) The business of the Company, as currently conducted, is in compliance in all material respects with all applicable Laws other than Environmental Laws (which are discussed in Section 3.22 below), including (i) the federal Food, Drug, and Cosmetic Act, as amended (including the rules and regulations promulgated thereunder, the “FDCA”); (ii) any comparable foreign Laws for any of the foregoing, including laws and regulations promulgated under the Medical Device Directive in the European Union (the “MDD”); (iii) federal or state criminal or civil Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), Stark Law (42 U.S.C. §1395nn), False Claims Act (42 U.S.C. §1320a-7b(a)), Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et. seq., and any comparable state or local Laws) and (v) state licensing, disclosure and reporting requirements.

(b) All pre-clinical and clinical investigations conducted or sponsored by the Company and intended to be submitted to a Regulatory Authority to support a regulatory approval or clearance are being conducted in compliance in all material respect with all applicable Laws administered or issued by the applicable Regulatory Authorities other than Environmental Laws (which are discussed in Section 3.22 below), including, as applicable, (i) FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 812 and 820 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Laws restricting the use and disclosure of individually identifiable health information.

(c) All reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Regulatory Authority by the Company have been so filed, maintained or furnished. To the Knowledge of Company, all such reports, documents, claims, permits and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither the Company nor, to the Knowledge of Company, any officer, Employee or agent of the Company has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the Company’s Knowledge, any officer, Employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither the Company nor, to Company’s Knowledge, any officer or Employee of the Company has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law.

(d) As to each product or product candidate subject to the FDCA and the regulations of the FDA promulgated thereunder, the MDD or similar Law in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed and/or marketed by or on behalf of the Company (each such product or product candidate, a “Medical Device”), each such Medical Device is being or has been developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and the regulations of the FDA promulgated thereunder, the MDD and similar Laws, including those relating to investigational use, premarket clearance or marketing approval to market a Medical Device, good manufacturing practices, good clinical practices and good laboratory practices (solely with respect to studies intended to be submitted to Regulatory Authorities in support of a marketing application), labeling, advertising, record keeping, filing of reports and security. The Company has not received any FDA Form 483, notice of adverse finding, untitled letters or other written notice from the FDA or any other Regulatory Authority and there is no action or proceeding pending or, to Company’s Knowledge, threatened (including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall), in each case (A) contesting the investigational device exemption, premarket clearance or approval of, the uses of or the labeling or promotion of any Medical Device or (B) otherwise alleging any material violation applicable to any Medical Device by the Company of any Law or Governmental Authorization.

(e) As of the Agreement Date, no Governmental Authorization issued to the Company by the FDA or any other Regulatory Authority has been suspended, modified or revoked.

(f) As of the Agreement Date, the Company has not received any written notices, correspondence or other communication from the FDA or any other Regulatory Authority requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company.

(g) The Company has not either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notifications, field corrections, safety alert, warning, “dear doctor” letter, or safety alert relating to an alleged lack of safety, efficacy or regulatory compliance of any Company product. The Company is not aware of any facts which are reasonably likely to cause (i) the recall of any product sold or intended to be sold by the Company, (ii) a change in the regulatory classification of any such products, or (iii) a termination or suspension of the clinical trial of such products.

(h) No data generated by the Company with respect to its products that has been made public is the subject of any regulatory action, either pending or, to Company’s Knowledge, threatened, by any Regulatory Authority relating to the truthfulness or scientific integrity of such data.

(i) The Company has not received any written notice that the FDA or any other Regulatory Authority has (i) commenced, or threatened to initiate, any action to withdraw its investigational device exemption, premarket clearance or premarket approval for, or request the recall of, any Medical Device, or (ii) commenced, or threatened to initiate, any action to enjoin manufacture or distribution of any Medical Device.

(j) To the Company’s Knowledge, no product manufactured and/or distributed by the Company is (i) adulterated within the meaning of 21 U.S.C. § 351 (or any similar Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Law) or (iii) a product that is in violation of 21 U.S.C. §§ 360 or 360e (or any similar Law).

3.18 Tax Matters.

(a) All material Tax Returns due to have been filed by the Company through the Agreement Date in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all material respects.

(b) All material Taxes, deposits and other payments for which the Company has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company, as applicable.

(c) The amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the books of the Company, shall be adequate based on the tax rates and applicable Laws in effect to satisfy all liabilities for material Taxes of the Company in any jurisdiction through the Closing Date, including material Taxes accruable upon income earned through the Closing Date.

(d) There are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed by the Company.

(e) All Tax deficiencies asserted as a result of any examination by a Governmental Entity of a Tax Return of the Company have been paid in full, accrued on the books of the Company, or finally settled, and no issue has been raised in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed Tax deficiency for any other period not so examined.

(f) No claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no audit or investigation of any Tax Return of the Company is currently underway, pending or threatened.

(g) To the Knowledge of the Company, the Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor or stockholder thereof or other third party.

(h) There are no outstanding waivers or agreements between any Governmental Entity and the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any Governmental Entity.

(i) There are no Encumbrances for Taxes with respect to the Company or the assets or properties of the Company other than Permitted Encumbrances, nor is there any such Encumbrance that is pending or, to the Knowledge of the Company, threatened.

(j) The Company is not a party to or bound by any Tax allocation or sharing agreement.

(k) The Company has not been a member of an “affiliated group” of corporations (within the meaning of Code § 1504) filing a consolidated federal income tax return (other than a group the common parent of which was the Company).

(l) The Company does not have any liability for the Taxes of any Person (other than for itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(m) None of the Tax Returns described in Subsection (a) of this Section 3.18 contains any position which is or would be subject to penalties under Section 6662 of the Code (or any similar provision of provincial, state, local or foreign law) and the Treasury Regulations issued thereunder.

(n) The Company has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any similar provision of provincial, state, local or foreign Law).

(o) The Company is, and has at all times been, in compliance with the provisions of Section 6011, 6111 and 6112 of the Code relating to tax shelter disclosure, registration and list maintenance and with the Treasury Regulations thereunder.

(p) The Company has not, at any time, engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Sections 1.6011-4(b)(2), 301.6111-2(b)(2) or 301.6112-1(b)(2)(A), and no IRS Form 8886 has been filed with respect to the Company nor has the Company entered into any tax shelter or listed transaction with the sole or dominant purpose of the avoidance or reduction of a Tax liability.

(q) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period after the Closing Date as a result of any (i) change in method of accounting for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) any installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

(r) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(s) The Company has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

3.19 Company Benefit Plans.

(a) Section 3.19(a) of the Company Disclosure Schedule contains a true, correct and complete list of each Company Benefit Plan and ERISA Affiliate Plan.

(b) With respect to each Company Benefit Plan and ERISA Affiliate Plan identified in Section 3.19(a) of the Company Disclosure Schedule, the Company has heretofore delivered or made available to Parent true, correct and complete copies of the plan documents and any amendments thereto (or, in the event the plan is not written, a written description thereof), any related trust, insurance contract or other funding vehicle, any reports or summaries required under all applicable Laws, including ERISA or the Code, the most recent determination or opinion letter received from the IRS with respect to each current Company Benefit Plan or ERISA Affiliate Plan intended to qualify under Code Section 401, nondiscrimination and coverage tests for the most recent full plan year, the most recent annual report (Form 5500) filed with the IRS and financial statements (if applicable), the recent actuarial report or valuations (if applicable).

(c) The records of the Company accurately reflect the employment or service histories of its Employees, independent contractors, contingent workers and leased employees, including their hours of service.

(d) With respect to each Company Benefit Plan, (i) to the Knowledge of the Company, there has not occurred any non-exempt “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA that would subject the Surviving Corporation, its Subsidiaries or Parent to any material liability and (ii) to the Knowledge of the Company, no fiduciary (within the meaning of Section 3(21) of ERISA) of any Company Benefit Plan that is subject to Part 4 of Title I of ERISA has committed a breach of fiduciary duty that would subject the Surviving Corporation, its Subsidiaries or Parent to any liability. The Company has not incurred any excise taxes under Chapter 43 of the Code and, to the Knowledge of the Company, nothing has occurred with respect to any Company Benefit Plan that would reasonably be expected to subject the Surviving Corporation, its Subsidiaries or Parent to any such taxes. The transactions contemplated by this Agreement will not trigger any Taxes under Section 4978 of the Code. No Company Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, and no Company Benefit Plan or ERISA Affiliate Plan is or was a “multiemployer plan” (as defined in Section 3(37) of ERISA), a “multiple employer plan” (within the meaning of Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as defined in Section 3(40)(A) of ERISA), nor has the Company or any of its ERISA Affiliates ever sponsored, maintained, contributed to, or had any liability or obligation with respect to, any such Company Benefit Plan or ERISA Affiliate Plan.

(e) Each Company Benefit Plan or ERISA Affiliate Plan has been established, registered, qualified, invested, operated and administered in all material respects in accordance with its terms and in compliance with all Applicable Benefit Laws. The Company has performed and complied in all material respects with all of its obligations under or with respect to the Company Benefit Plans. The Company has not incurred, and no fact exists that reasonably could be expected to result in, any material liability to the Company with respect to any Company Benefit Plan or any ERISA Affiliate Plan, including any liability, tax, penalty or fee under any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course of business consistent with past practice). There are no current or, to the Knowledge of the Company, threatened or reasonably foreseeable Encumbrances on any assets of any Company Benefit Plan or ERISA Affiliate Plan.

(f) To the Knowledge of the Company, no fact or circumstance exists that could adversely affect the tax-exempt status of a Company Benefit Plan or ERISA Affiliate Plan that is intended to be tax-exempt. Further, each such plan intended to be “qualified” within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or opinion letter with respect to all Applicable Benefits Laws on which the IRS will issue a favorable determination letter on its qualification or has pending or has time remaining in which to file, and to the Knowledge of the Company nothing has occurred subsequent to the date of such favorable determination letter that could adversely affect the qualified status of any such plan.

(g) There is no pending or, to the Knowledge of the Company, threatened (i) complaint, claim, charge, suit, proceeding or other action of any kind with respect to any Company Benefit Plan or ERISA Affiliate Plan (other than a routine claim for benefits in accordance with such Company Benefit Plan’s or ERISA Affiliate Plan’s claims procedures and that have not resulted in any litigation) or (ii) proceeding, examination, audit, inquiry, investigation, citation, or other action of any kind in or before any Governmental Entity with respect to any Company Benefit Plan or ERISA Affiliate Plan, to the Knowledge of the Company, and there exists no state of facts that after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding or to affect the registration of any Company Benefit Plan or ERISA Affiliate Plan required to be registered. All benefit claims will be paid in accordance with Applicable Benefit Laws and the terms of the applicable Company Benefit Plan or ERISA Affiliate Plan.

(h) All contributions and premium payments (including all employer contributions and employee salary reduction contributions) that are due with respect to each Company Benefit Plan have been made within the time periods prescribed by ERISA and the Code, and all contributions and premium payments for any period ending on or before the Closing Date that are an obligation of the Company and not yet due have either been made to such Company Benefit Plan, or have been accrued on the Company Financial Statements.

(i) With respect to each Company Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), all claims incurred by the Company are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”), pursuant to which the HMO bears the liability for claims, or (iii) reflected as a liability or accrued for on the Company Financial Statements. Except as set forth in Section 3.19(i) of the Company Disclosure Schedule, no Company Benefit Plan provides or has ever provided benefits, including death, medical or health benefits (whether or not insured), after an Employee’s termination of employment, and the Company does not have any liabilities (contingent or otherwise) with respect thereto other than (A) continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA, and the regulations thereunder, and any other Applicable Benefit Laws, (B) death benefits or retirement benefits under any employee pension benefit plan, (C) deferred compensation benefits, reflected as liabilities on the Company Financial Statements, or (D) benefits the full cost of which is borne by the current or former Employee (or the Employee’s beneficiary).

(j) The transactions contemplated by this Agreement will not result (either alone or in combination with any other event) in: (i) any payment of, or increase in, remuneration or benefits, to any Employee, officer, director or consultant of the Company; (ii) any cancellation of indebtedness owed to the Company by any Employee, officer, director or consultant of the Company; or (iii) the acceleration of the vesting, funding or time of any payment or benefit to any Employee, officer, director or consultant of the Company.

(k) Except as required by the terms of this Agreement, the Company has not announced or entered into any plan or binding commitment to (i) create or cause to exist any additional Company Benefit Plan, or (ii) adopt, amend or terminate any Company Benefit Plan, other than any amendment required by Applicable Benefit Laws. Each Company Benefit Plan may be amended or terminated in accordance with its terms without liability to the Surviving Corporation, its Subsidiaries or Parent.

(l) Section 3.19(l) of the Company Disclosure Schedule identifies each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance, including IRS Notice 2005-1 (each a “NQDC Plan”). With respect to each NQDC Plan, it either (A) has been operated in material compliance with Code Section 409A since January 1, 2005, or (B) does not provide for the payment of any benefits that have or will be deferred or vested after December 31, 2004 and since October 3, 2004, it has not been “materially modified” within the meaning of Section 409A of the Code and associated Treasury Department guidance, including IRS Notice 2005-1, Q&A 18.

3.20 Employee Matters.

(a) Section 3.20(a) of the Company Disclosure Schedule contains a list of all Employees as of the Agreement Date, and accurately reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. All of the Employees are “at will” employees. Section 3.20(a) of the Company Disclosure Schedule lists all Employees who are not citizens of the United States and identifies the visa or other similar permit under which such Employee is working and the dates of issuance and expiration of such visa or other similar permit.

(b) Section 3.20(b) of the Company Disclosure Schedule contains a list of all independent contractors used by the Company as of the Agreement Date, specifying the name of the independent contractor, type of labor, fees paid to such independent contractor for calendar year 2009, work location and address. Each independent contractor listed in Section 3.20(b) of the Company Disclosure Schedule has the requisite Governmental Authorizations required to provide the services such independent contractor provides the Company, as applicable.

(c) The Company is, and has at all times been, in compliance with all applicable Laws and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including Laws for job applicants and employee background checks, meal and rest period for Employees, accrual and payment of vacation pay and paid time off, classifying Employees as exempt or non-exempt, crediting all non-exempt Employees for all hours worked, deductions from final pay of all terminated Employees and classifying independent contractors.

(d) The Company has not made any written or verbal commitments to any officer, Employee, former Employee, consultant or independent contractor of the Company with respect to compensation, promotion, retention, termination, severance or similar matter in connection with the transactions contemplated hereby or otherwise.

3.21 Labor Matters.

(a) No Employee, since becoming an Employee, has been, or currently is, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board (including the NLRB) or certified or voluntarily recognized by any other Governmental Entity. The Company is not and has never been a signatory to a collective bargaining agreement with any trade union, labor organization or group. No representation election petition or application for certification has been filed by Employees of the Company or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving Employees of the Company has occurred, is in progress or, to the Knowledge of the Company, is threatened. The Company is not a federal or state contractor.

(b) The Company is not and has never been engaged in any unfair labor practice and there is no pending or, to the Knowledge of the Company, threatened labor board proceeding of any kind. The Company is in compliance with all Labor Laws. No citations, claims, complaints, grievances, charges, disputes, proceedings, examinations, audits, inquiries, investigations or other actions have been issued or filed or are pending or, to the Knowledge of the Company, threatened under the Labor Laws with respect to the Company. The Company has good labor relations, and the Company has no reason to believe that (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on the Company’s labor relations, or (ii) any of the Employees intends to terminate his or her employment with the Company.

(c) The Company has not effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company. The Company has not been affected by any transaction or engaged in layoffs, terminations or relocations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. None of the Employees has suffered an “employment loss” (as defined in the WARN Act) in the ninety (90) days prior to the Agreement Date and neither Parent nor the Surviving Corporation will incur any liability or obligation under the WARN Act if, during the ninety (90) day period immediately following the Closing Date, only terminations in the normal course occur. No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company and any of its Employees has been filed or is pending or, to the Knowledge of the Company, threatened against the Company under any applicable Law.

The Company has maintained and currently maintains adequate insurance as required by applicable Law with respect to workers’ compensation claims and unemployment benefits claims. The Company has provided Parent with a copy of the policies of the Company for providing leaves of absence under FMLA and their FMLA notices.

3.22 Environmental Matters.

(a) The Company is in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Section 3.22(a) of the Company Disclosure Schedule.

(b) The Company has not received any written notice or other written communication, whether from a Governmental Entity, citizens group, Employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law.

(c) Section 3.22(c) of the Company Disclosure Schedule sets forth a list of all material environmental site assessment reports, environmental investigations and/or environmental audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five (5) years and which the Company has possession of or control. A complete and accurate copy of each such document has been provided to Parent.

(d) The Company has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or Order, and the Company is not subject to any judgment, decree or judicial or administrative Order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

(e) The Company has not at any time been subject to any Legal Proceeding pursuant to, or paid any fines or penalties pursuant to, applicable Environmental Laws. Except as would not reasonably be expected to result in material liability to the Company, the Company is not subject to any material claim of any, incurred or imposed or based upon any provision of any Environmental Law or arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by the Company) relating to the Release of any Material of Environmental Concern.

(f) The Company has not imported, received, manufactured, produced, processed, labeled, or shipped, stored, used, operated, transported, treated or disposed of any Materials of Environmental Concern other than in compliance in all material respects with all Environmental Laws.

3.23 Insurance. Section 3.23 of the Company Disclosure Schedule sets forth a true, complete and accurate list of all insurance policies and fidelity bonds for the current policy year relating to the Company and its Employees, officers and directors. The Company maintains, and has maintained, without interruption during its existence, policies of insurance covering such risk and events, including personal injury, property damage and general liability, in amounts that are adequate, in light of prevailing industry practices, for its business and operations. The Company has not received notice of termination or cancellation of any such policy. The Company has not reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years. All premiums required to be paid with respect thereto covering all periods up to and including the Effective Time have been or will be paid in a timely fashion and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which the Company has conducted its operations. The Company does not have any material obligation for retrospective premiums for any period prior to the Effective Time. All such policies are in full force and effect and will remain in full force and effect up to and including the Effective Time, unless replaced with comparable insurance policies having comparable or more favorable terms and conditions. No insurer has put the Company on notice that coverage will be denied with respect to any claim submitted to such insurer by the Company. There are no material claims by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

3.24 Related Party Transactions. No Related Party has, and no Related Party has at any time had, any direct or indirect interest in any asset used in or otherwise relating to the business of the Company. No Related Party is, or has been, indebted to the Company. No Related Party has entered into, or has had any direct or indirect financial interest in, any Company Contract, transaction or business dealing involving the Company. No Related Party is competing, or has at any time competed, directly or indirectly, with the Company. No Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an Employee).

3.25 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of Law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements. To the Knowledge of the Company, no event has occurred, and no claim, or dispute exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that could reasonably be expected to be materially adverse to the Company.

(b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other Employee is subject to any Order that prohibits such officer or other Employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

3.26 Suppliers. Section 3.26 of the Company Disclosure Schedule contains a true, correct and complete list of the names and addresses of the Suppliers. The Company maintains good commercial relations with each of its Suppliers and, to the Knowledge of the Company, no event has occurred that could materially and adversely affect the Company’s relations with any such Supplier. No Supplier during the prior twelve (12) months has canceled, terminated or, to the Knowledge of the Company, made any threat to cancel or otherwise terminate any of such Supplier’s Contracts with the Company or to decrease such Supplier’s supply of services or products to the Company. The Company has not received any written notice and the Company does not have any Knowledge to the effect that any current Supplier may terminate or materially alter its business relations with the Company, either as a result of the transactions contemplated hereby or otherwise.

3.27 Finder’s Fee. Except as set forth in Section 3.27 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company, or officer, member, director or Employee of the Company, or any Affiliate of the Company.

3.28 Certain Payments. Neither the Company, nor any manager, officer, Employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

(a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

(c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d) performed any favor or given any gift which was not deductible for federal income tax purposes;

(e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

(f) agreed, committed, offered or attempted to take any of the actions described in clauses “(a)” through “(e)” above.

3.29 Company Action.

(a) The Board of Directors of the Company (at a meeting duly called and held in accordance with the Company Organizational Documents) has (i) determined that the Merger is advisable and in the best interests of the Company and its stockholders, (ii) determined that the consideration to be paid for each outstanding Company Security in the Merger is fair to and in the best interests of the Company and its stockholders, and (iii) recommended the approval of this Agreement by the stockholders of the Company and directed that this Agreement be submitted for a vote of the Company Stockholders (the “Company Board Recommendation”).

(b) The affirmative vote of (i) holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class, (ii) the holders of a majority of the outstanding shares of the Company Preferred Stock, voting together as a single class, and (iii) the holders of a majority of the outstanding shares of the Company Common Stock and Company Preferred Stock, voting together as a combined class, in favor of adopting this Agreement (the “Company Stockholder Approval”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or consummate the Merger.

3.30 Anti-Takeover Law. The Company (including the Board of Directors of the Company) has taken all action necessary or required to render inapplicable to the Merger, this Agreement or any Company Related Agreement and the transactions contemplated herein or therein (a) the restrictions on “business combinations” set forth in Section 203 of the DGCL or any other state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement and the Company Related Agreements, (b) any takeover provision in the Company Organizational Documents, and (c) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound.

3.31 Reorganization. As of the Agreement Date, the Company has no reason to believe that the Merger will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

3.32 Full Disclosure. Neither this Agreement nor the Company Disclosure Schedule (i) contains any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

Each Company Stockholder severally represents and warrants to Parent and Merger Sub as follows, as of the Agreement Date and as of the Closing Date:

4.1 Ownership. Such Company Stockholder holds of record and owns beneficially, free and clear of any Encumbrances or any other restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), the Company Capital Stock, Company Options, Company Warrants and/or Company Notes set forth opposite such Company Stockholder’s name on Section 3.5(b) of the Company Disclosure Schedule. Except for this Agreement, such Company Stockholder is not a party to any option, warrant, right, Contract, call, put or other agreement or commitment providing for the disposition or acquisition of any Company Capital Stock, Company Options, Company Warrants and/or Company Notes or any options exercisable for Company Capital Stock, Company Options, Company Warrants and/or Company Notes. Except for the Voting Agreements, if applicable, such Company Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Company Capital Stock, Company Options, Company Warrants and/or Company Notes.

4.2 Authorization of Transactions. Such Company Stockholder has full legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Company Stockholder is a party, and to perform his, her or its obligations hereunder and thereunder. This Agreement and the other documents contemplated hereby to which such Company Stockholder is a party have been or will be duly executed and delivered by such Company Stockholder and constitute, or when executed and delivered will constitute, the valid and binding agreements of such Company Stockholder, enforceable in accordance with their terms.

4.3 Absence of Conflicts. Neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which such Company Stockholder is a party, nor the consummation of the transactions contemplated hereby and thereby, will (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Encumbrance upon the Company’s Capital Stock or assets under or (f) require any Governmental Authorization, consent, approval, execution or other action by or notice to any Governmental Entity under, any Contract or instrument to which such Company Stockholder is bound or affected, or any Law, Order or other restriction of any Governmental Entity to which such Company Stockholder is subject.

4.4 Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Company Stockholder, threatened against or affecting such Company Stockholder which would adversely affect such Company Stockholder’s performance under this Agreement or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

4.5 Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of such Company Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows, as of the Agreement Date and as of the Closing Date:

5.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent’s business, financial condition or results of operations.

5.2 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and any Parent Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and any Parent Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no further action is required on the part of Parent or Merger Sub to authorize the Agreement and any Parent Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Parent Related Agreements to which Parent and Merger Sub are parties have been duly executed and delivered by Parent and Merger Sub, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3 Absence of Restrictions. Neither (1) the execution, delivery or performance by Parent or Merger Sub of this Agreement or any of the Parent Related Agreements, nor (2) the consummation of transactions contemplated by this Agreement or any of the Related Agreements, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Parent Organizational Documents or the Merger Sub Organizational Documents; or

(b) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Parent Related Agreements or to exercise any remedy or obtain any relief under, any Law or any Order to which Parent or Merger Sub, or any of the assets owned, used or controlled by Parent and Merger Sub, is subject.

5.4 SEC Filings. Since January 1, 2009, Parent has filed with the SEC all required reports and filings (the “Parent SEC Documents”), and has previously provided or made available to the Company true and complete copies of all Parent SEC Documents. As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent is in compliance, in all material respects, with the applicable listing rules of NASDAQ and has not since January 1, 2008 received any written notice from NASDAQ asserting any non-compliance with such rules. Each of the Parent financial statements (including the related footnotes) included in the Parent SEC Documents complied at the time it was filed in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods covered thereby except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and an absence of complete footnotes.

5.5 Capitalization.

(a) As of the Agreement Date, the authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock, of which 48,997,204 were issued and outstanding as of the Agreement Date, and 5,000,000 shares of preferred stock, $0.001 par value of share, of Parent, none of which were issued and outstanding as of the Agreement Date. All of the authorized and issued shares of capital stock of Merger Sub are owned of record and beneficially by Parent.

(b) As of September 30, 2010, 9,573,212 shares were reserved for issuance pursuant to Parent’s stock option and stock purchase plans, of which 6,149,539 are issuable upon the exercise of outstanding, unexercised stock options granted pursuant to Parent’s stock option and stock purchase plans (the “Parent Options”). Except for the Parent Options, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Parent, including the Merger Shares.

5.6 Reorganization. As of the Agreement Date, neither Parent nor Merger Sub has any reason to believe that the Merger will not qualify as a “reorganization” within the meaning of Section 368(a)of the Code.

5.7 Merger Sub’s Operations. Merger Sub was formed solely for the purpose of engaging in the Merger and has not owned any assets, engaged in any business activities or conducted any operations other than in connection with the Merger.

5.8 Valid Issuance. Subject to Articles III and IV hereof, the shares of Parent Common Stock to be issued pursuant to Section 2.1 hereof will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS

6.1 Operation of the Company’s Business.

(a) During the period from the Agreement Date through the Effective Time (the “Pre-Closing Period”), the Company shall, except as otherwise provided by this Agreement or to the extent that Parent shall otherwise consent in writing (which writing shall not be unreasonably be withheld, delayed or conditioned):

(i) use commercially reasonable efforts to conduct the businesses of the Company only in the ordinary course of business reasonably consistent with past practice;

(ii) use commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and Employees) and goodwill of the Company and (B) preserve the present relationships with Persons having business dealings with the Company (including Suppliers);

(iii) use commercially reasonable efforts to maintain (A) all of the assets and properties of, or used by, the Company in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the Agreement Date;

(iv) use commercially reasonable efforts to (A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, (B) continue to pay accounts payable utilizing normal procedures in the ordinary course of business consistent with past practices and without delaying or accelerating payment of such accounts, and (C) comply with all Company Contracts and other obligations of the Company; and

(v) comply in all material respects with all applicable Laws.

(b) During the Pre-Closing Period, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably be withheld, delayed or conditioned) in accordance with Section 6.2 hereof:

(i) (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests; (B) authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities (except that the Company shall be permitted (1) to issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the Agreement Date and set forth in the Company Disclosure Schedule, (2) to issue shares of Company Common Stock upon the conversion of shares of the Company Preferred Stock, (3) to issue shares of Company Preferred Stock upon the valid exercise of Company Warrants outstanding as of the Agreement Date and set forth in the Company Disclosure Schedule, (4) to issue shares of Company Preferred Stock upon the valid conversion of the Company Notes outstanding as of the Agreement Date and set forth in the Company Disclosure Schedule, and (5) to issue unissued Company Notes authorized as of the Agreement Date and set forth in the Company Disclosure Schedule); (C) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests; (D) purchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants, calls or rights to acquire any such shares or other securities (including any Company Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock); or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of the Company;

(ii) Except as required by the terms of this Agreement or the terms of the Company Stock Option Plan, amend or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Option Plan, any provision of any Company Contract related to any Company Option or any restricted stock, or otherwise modify any of the terms of any Company Option or any related Company Contract;

(iii) amend or permit the adoption of any amendment to the Company Organizational Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv) except as required by applicable Law, adopt, enter into, modify or terminate any collective bargaining agreement or other labor union Contract applicable to the Employees;

(v) adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(vi) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vii) make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $50,000; provided, however, that the maximum amount of all capital expenditures made on behalf of the Company during the Pre-Closing Period shall not exceed $100,000 in the aggregate;

(viii) except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Company Contract;

(ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed, encumbered or disposed of by the Company in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $50,000 individually, or $100,000 in the aggregate), or waive or relinquish any claim or right;

(x) repurchase, prepay or incur any material Indebtedness or guarantee any Indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(xi) grant, create, incur or suffer to exist any material Encumbrance on the assets of the Company that did not exist on the Agreement Date or write down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

(xii) make any material loans, advances or capital contributions to, or investments in, any other Person other than advances for travel or business expenses in the ordinary course of business consistent with past practice;

(xiii) materially increase the compensation or benefits of, or pay any bonus to, any Employee, officer, director or independent contractor of the Company, except for (A) increases in the ordinary course of business consistent with past practice in base compensation for any Employee or independent contractor of the Company, or (B) as required by Applicable Benefit Laws;

(xiv) except as required to comply with applicable Laws or any Company Contract or Employee Benefit Plan in effect on the Agreement Date, (A) pay to any Employee, officer, director or independent contractor of the Company any material benefit not provided for under any Company Contract or Employee Benefit Plan in effect on the Agreement Date; (B) grant any awards under any Employee Benefit Plan; (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Contract or Employee Benefit Plan; (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Contract or Employee Benefit Plan (except as required by the terms of this Agreement); (E) adopt, enter into or amend any Employee Benefit Plan other than offer letters entered into with new Employees in the ordinary course of business consistent with past practices that provide, except as required by applicable Laws, for “at will employment” with no severance benefits; or (F) make any material determination under any Employee Benefit Plan that is inconsistent with the ordinary course of business consistent with past practices;

(xv) except as disclosed in the Company Disclosure Schedule, hire any new Employee, dismiss any Employee, promote any Employee, or engage any independent contractor whose relationship may not be terminated by the Company on thirty (30) days’ notice or less;

(xvi) except as provided in existing agreements and as required to comply with applicable Laws, grant any severance or termination pay to any director or Employee;

(xvii) except as required by GAAP or applicable Laws, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices, amend any Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; provided, that the Company shall notify Parent if the Company determines that applicable Law requires the taking of any of the foregoing actions;

(xviii) commence, settle or compromise any Legal Proceedings related to or in connection with the Company’s business;

(xix) (A) transfer to or license to any Person ownership or other rights of any Company Intellectual Property, (B) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Company Intellectual Property, or (C) dispose of or disclose to any Person, any Confidential Information;

(xx) except in the ordinary course of business, cancel or compromise any material debt or claim, or waive or release any material right of the Company;

(xxi) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company to compete with or conduct any business or line of business in any geographic area or solicit the employment of any Person;

(xxii) take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in Articles VII and VIII hereof not being satisfied, (C) breach any provisions of this Agreement, or (D) adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and

(xxiii) authorize, agree, commit or enter into any Contract to take any of the actions described in clauses “(i)” through “(xxii)” of this Section 6.1(b).

6.2 Electronic Mail Consent. If the Company desires Parent to consent to any action otherwise prohibited by Section 6.1 hereof, any officer of the Company may, instead of complying with the provisions of Section 12.11 hereof, request such consent by electronic mail to Parent’s Chief Executive Officer. If such representative of Parent gives consent, on behalf of Parent, to any such action in an electronic message addressed to any officer of the Company, Parent shall be deemed for purposes of this Section 6.2 to have consented in writing to the taking of such action.

6.3 No Negotiation.

(a) On the Agreement Date, the Company shall, and shall cause each of its Representatives to, (i) immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and (ii) request such Person to promptly return or destroy all confidential information concerning the Company. Except as permitted in this Section 6.3, until the earlier of the Effective Time or the termination of this Agreement pursuant to Article X hereof, the Company shall not directly or indirectly, and shall not authorize or permit any Affiliate or Representative of the Company directly or indirectly to, other than with Parent, Merger Sub or their Representatives, (i) solicit or initiate the making, submission or announcement of any Acquisition Proposal, (ii) approve, endorse or recommend any Acquisition Proposal unless it is a Superior Proposal, or (ii) enter into any letter of intent, Contract, agreement in principle with respect to any Acquisition Proposal contemplating or otherwise relating to any Acquisition Transaction (other than an Acceptable Confidentiality Agreement) (each, a “Company Acquisition Agreement”).

(b) Notwithstanding anything to the contrary contained herein, if at any time on or after the Agreement Date and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a written Acquisition Proposal from any Person, which Acquisition Proposal was made or renewed on or after the Agreement Date and that did not result from a breach of this Section 6.3, if the Board of Directors of the Company determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Stockholders under the DGCL and the CCC and that such Acquisition Proposal constitutes or is reasonably expected to lead to a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information with respect to the Company to the Person or group who has made such Acquisition Proposal; provided that the Company shall promptly (and in no event later than 24 hours) provide to Parent any material information concerning the Company that is provided to any Person or group given such access which was not previously provided to Parent or its Representatives; and (y) engage in or otherwise participate in discussions or negotiations with the Person or group making such Acquisition Proposal; provided, further, that the Company shall promptly (and in no event later than 24 hours) provide to Parent (i) a written summary of the material terms of such Acquisition Proposal (including the pricing, terms, conditions and other material provisions and the identity of the proposed party or parties to such proposed Acquisition Transaction) and (ii) if such Acquisition Proposal is in writing, a copy of such Acquisition Proposal.

(c) Notwithstanding anything to the contrary contained herein, prior to the time the Company Stockholder Approval is obtained, but not after, the Board of Directors of the Company may enter into a Company Acquisition Agreement with respect to an Acquisition Proposal, if and only if, prior to taking such action, the Board of Directors of the Company has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (x) that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Stockholders under the DGCL and the CCC, and (y) that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that (w) the Company has given Parent at least ten (10) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) and has contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Acquisition Proposal to Parent), (x) the Company has negotiated, and caused its Representatives to negotiate, in good faith, with Parent during such notice period to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement such that it would cause the Superior Proposal to no longer constitute a Superior Proposal, (y) following the end of such notice period, the Board of Directors of the Company shall have considered in good faith any changes to this Agreement proposed in writing by Parent, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (z) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice and the notice period shall have recommenced, except that the notice period shall be at least two (2) Business Days; provided, further, that the Company has complied in all material respects with its obligations under this Section 6.3 and provided, further, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect, unless such termination is in accordance with Section 10(f) hereof (including the requirement that the Company pay Parent the Company Break-Up Fee prior to or concurrently with such termination). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Affiliate or Representative of the Company, whether or not such Affiliate or Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 6.3 by the Company.

(d) Following the Agreement Date, the Company shall keep Parent reasonably informed of any material developments, discussions and negotiations regarding any Acquisition Proposal (whether made before or after the Agreement Date) on a current basis (and in any event within 24 hours) and shall notify Parent of the status of such Acquisition Proposal. The Company agrees that it will not enter into a confidentiality agreement with any Person after the Agreement Date which prohibits the Company from providing any information to Parent in accordance with this Section 6.3.

6.4 Company Stockholder Approval.

(a) The Company shall no later than twenty (20) Business Days following the first to occur of (i) Parent’s filing of the Proxy Statement with the SEC or (ii) Parent’s filing of a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, with the SEC, and in accordance with applicable Law and the Company Organizational Documents, obtain the Company Stockholder Approval. In connection with soliciting the Company Stockholder Approval, the Company shall prepare and distribute to holders of shares of Company Capital Stock an information statement (in form and substance reasonably satisfactory to Parent and the Company) which summarizes the material terms and conditions of the Merger Agreement, the Company Related Documents, and the Merger, which disclosure statement shall include the Company Board Recommendation (the “Information Statement”). Such approval by written consent or stockholder vote will be solicited in compliance with applicable Laws and the Company shall timely comply with the notice delivery and other requirements under Section 262 of the DGCL. If approval is obtained by written consent, the Company shall give, in a timely manner (and shall provide Parent true and correct copies of) all notices, if any, required to be given under Section 228 of the DGCL.

(b) The information prepared by the Company, on the one hand, and prepared by Parent and Merger Sub, on the other hand, specifically for inclusion in the Information Statement will not, on the date the Information Statement is first sent or furnished to the Company Stockholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. The parties shall update, amend and supplement the Information Statement from time to time as may be required by applicable Laws.

(c) Except as permitted in Section 6.3 hereof, the Board of Directors of the Company shall not alter, modify, change or revoke the Company Board Recommendation.

6.5 Proxy Statement; Parent Stockholder Approval.

(a) As promptly as is reasonably practicable following the Agreement Date, Parent shall prepare and shall file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the special meeting of the holders of Parent Common Stock (the “Parent Stockholders’ Meeting”) to be held in order to seek the approval from holders of Parent Common Stock required by the rules of NASDAQ and the DGCL with respect to the issuance of shares of Parent Common Stock to the Company Stockholders in accordance with the Merger and the terms of this Agreement (the “Parent Stockholder Approval”). The Proxy Statement shall comply in all material respects with the Exchange Act and the rules and regulations thereunder and all applicable Law. Parent will cause the Proxy Statement to be cleared by the SEC as promptly as is practicable after such filing and Parent shall cause the Proxy Statement to be mailed to the holders of Parent Common Stock as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. Upon Parent’s request, the Company shall, as soon as practicable, deliver to Parent such information regarding the Company, the financial statements of the Company (including without limitation such audited financial statements of the Company as are required for inclusion in the Proxy Statement by Regulation S-X) and other related information as are required to be included in the Proxy Statement pursuant to Schedule 14A of the Exchange Act. Subject to the terms and conditions of this Agreement, Parent shall take, in accordance with applicable Law and the Parent Organizational Documents, all action necessary to call, convene and hold, as soon as practicable after the date that the Proxy Statement is cleared by the SEC, the Parent Stockholder Meeting to obtain the Parent Stockholder Approval.

(b) None of the information supplied by the Company for inclusion in the Proxy Statement shall, (a) at the time Parent files the Proxy Statement with the SEC, (b) on the date the Proxy Statement or any amendments or supplements thereto are first mailed to the holders of Parent Common Stock, (c) at the time of the Parent Stockholders’ Meeting, and (d) at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time, the Company discovers any event or circumstance relating to the Company, or any of its officers or directors that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent.

6.6 Access to Information. During the Pre-Closing Period, the Company shall afford Parent and its Representatives reasonable access, during normal business hours and upon reasonable notice, to (a) all of the properties and facilities (including all Leased Real Property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), books, Contracts, commitments and records of the Company, including all Company Intellectual Property, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable Law) of the Company as Parent may reasonably request, and (c) all Employees as identified by Parent. The Company shall provide to Parent and its Representatives copies of internal financial statements and related documentation (including working papers and data in the possession of the Company or its Representatives, internal audit reports, “management letters” from such accountants with respect to the Company’s systems of internal controls and Tax Returns and supporting documentation) promptly upon request. Notwithstanding the foregoing, the Company shall not be required to disclose any information if such disclosure would contravene any applicable Law, violate a contractual obligation to any third party, or potentially constitute a waiver of the attorney-client privilege. Notwithstanding anything to the contrary herein, any access to any Leased Real Property shall be subject to the Company’s reasonable security measures and insurance requirements and the requirements of the applicable Lease and shall not include the right to perform any “invasive” testing, including, without limitation, any Phase II environmental assessment.

6.7 Notification of Certain Matters. During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

(a) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the Agreement Date and that caused or constitutes a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

(b) the discovery by the Company of any event, condition, fact or circumstance that occurs, arises or exists after the Agreement Date and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the Agreement Date;

(c) the discovery by the Company of any material breach of any covenant or obligation of the Company hereunder;

(d) the discovery by the Company of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any condition set forth in Articles VII or VIII impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect; and

(e) (i) the receipt by the Company of any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (ii) the discovery by the Company of any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to Parent pursuant to this Section 6.7 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company, or any of the rights of Parent, contained in this Agreement.

6.8 Confidentiality. Each of Parent and the Company hereby agrees that the information obtained in any investigation pursuant to Section 6.6 hereof or pursuant to any notice provided under Section 6.7 hereof, or pursuant to or during the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement. In this regard, the Company acknowledges that the Parent Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees not to engage in any discussions or correspondence relating to, or transactions in, the Parent Common Stock in violation of applicable securities laws.

6.9 Public Announcements. During the Pre-Closing Period, (a) neither the Company, the Company Stockholders nor the Stockholders’ Representative (or any of each of their Affiliates or Representatives) shall issue any press release or make any public statement regarding this Agreement, or regarding the Merger or any other transactions contemplated by this Agreement, without Parent’s prior written consent and (b) Parent will consult with the Stockholders’ Representative prior to issuing any press release or making any public statement regarding the Merger or any other transactions contemplated by this Agreement; provided, however, that nothing herein shall be deemed to prohibit Parent from making any public disclosure that Parent deems, upon advice of outside legal counsel, necessary or appropriate under applicable Law; provided, further, that without the prior written consent of Parent, neither the Company, the Company Stockholders nor the Stockholders’ Representative shall at any time disclose to any Person the fact that this Agreement has been entered into or any of the terms of this Agreement other than to those Representatives of the Company who or which the Company reasonably determines need to know such information for the purpose of advising the Company with respect to the matters contained herein, it being understood that such Representatives will be informed of the confidential nature of this Agreement and the terms of this Agreement and will be directed to treat such information as confidential in accordance with the terms of this Agreement.

6.10 Third Party Consents and Approvals. The Company shall obtain, at the earliest practicable date, all consents, waivers and approvals from, and to provide all notices to, all Persons that are not a Governmental Entity, which consents, waivers, approvals and notices are required to consummate, or to be delivered in connection with, the transactions contemplated by, this Agreement, including without limitation the consents, waivers, approvals and notices referred to in Section 3.4 of the Company Disclosure Schedule, if any. All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonable satisfactory to Parent, and executed counterparts of any such consents, waivers and approvals shall be delivered to Parent promptly after receipt thereof, and copies of any such notices shall be delivered to Parent promptly after the making thereof. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Affiliates shall be required to pay any amounts in connection with obtaining any consent, waiver or approval; provided, however, if the lessor or licensor under any Lease conditions its grant of a consent (including by threatening to exercise a “recapture” or other termination right) upon, or otherwise requires in response to, a notice or consent request regarding this Agreement, the payment of a consent fee, “profit sharing” payment or other consideration (including increased rent payments), or the provision of additional security (including a guaranty), Parent shall be solely responsible for making all such payments or providing all such additional security.

6.11 Governmental Consents and Approvals. Each of Parent and the Company shall obtain, as promptly as practicable, all consents, waivers, approvals, Orders, Governmental Authorizations and declarations from, make all filings with, and provide all notices to, all Governmental Entities which are required by applicable Law to consummate, or to be delivered in connection with, the transactions contemplated by this Agreement. Each such party shall furnish to each other party hereto all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding any such filings or any such transaction and permit the other parties to review in advance any proposed communication by such party to any Governmental Entity. No party hereto shall independently participate in any formal or informal meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto shall consult and cooperate with one another in connection with the matters described in this Section 6.11.

6.12 Private Placement of Parent Common Stock; S-3 Registration Statement.

(a) Parent shall effect the issuance of any Parent Common Stock hereunder in a private placement pursuant either to Section 4(2) of the Securities Act or such other exemption (if any) from the registration requirements of the Securities Act as may be available.

(b) The Company acknowledges and agrees that, (i) Parent shall be entitled to obtain from each Company Stockholder to whom Parent Common Stock shall be issued hereunder an executed certificate in the form set forth as Exhibit 6.12(b) (or such other form as may be reasonably acceptable to Parent) (the “Stockholder Certificate”) and to rely on the representations of each Company Stockholder therein in connection with the issuance of Parent Common Stock to such Company Stockholder; (ii) the Parent

Common Stock so issued will not be registered under the Securities Act (except pursuant to a Registration Statement, as described below) and such shares will constitute “restricted securities” within the meaning of the Securities Act; and (iii) the certificates representing the Parent Common Stock shall bear the legend set forth in Section 2.11 hereof to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities Laws and, if applicable, to notice the restrictions on transfer of such shares.

(c) As promptly as practicable after the Agreement Date, upon Parent’s request, the Company shall distribute a copy of the Stockholder Certificate to each holder of Company Capital Stock for completion, signature and return as promptly as practicable to Parent. The Company shall use commercially reasonable efforts to cause each holder of Company Capital Stock (i) to execute and deliver a duly completed and signed Stockholder Certificate to Parent as promptly as practicable following the Agreement Date and Parent’s request therefor, so as to permit Parent to effect the issuance of the Closing Merger Shares as a private placement, and (ii) to furnish Parent, promptly following the Effective Time, with such further information as may be necessary, in Parent’s reasonable judgment, to effect the registration of the resale of the Closing Merger Shares on the Registration Statement.

(d) Parent shall register the resale of any shares of Parent Common Stock issuable under this Agreement and the Financing Documents, subject to the terms of this Section 6.12, pursuant to a registration statement on Form S-3 or equivalent form if Form S-3 is not then available to Parent (the “Registration Statement”). Parent, shall, subject to the receipt of the Stockholder Certificates and other related information, (i) file the Registration Statement with the SEC within thirty (30) days after the Effective Time covering the resale of the Closing Merger Shares, the Contingent Merger Shares and the shares of Parent Common Stock issuable under the Financing Documents, (ii) cause the Registration Statement to be declared effective as promptly as reasonably practicable thereafter but in no event more than six (6) months after the Effective Time, and (iii) maintain the continual effectiveness of the Registration Statement until the first to occur of (y) the resale of all such shares of Parent Common Stock covered by the Registration Statement, and (z) the eligibility of all such shares of Parent Common Stock for resale under Rule 144 of the Securities Act.

(e) Parent shall cause the Registration Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of NASDAQ.

(f) Parent shall pay all expenses of registration with respect to all shares of Parent Common Stock issued hereunder and under the Financing Documents, except brokerage commissions, legal expenses, and such other expenses as may be required by law to be paid by the stockholders of the Company, which commissions and expenses shall be paid by the party by which such expenses are incurred.

(g) Parent will promptly notify the Stockholders’ Representative upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus: (i) receipt of any request for additional information by the SEC or any other Governmental Entity during the period of effectiveness of the Registration Statement or amendments or supplements to the Registration Statement or any related prospectus; (ii) the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the shares of Parent Common Stock registered pursuant to this Section 6.12 for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or Parent otherwise becomes aware of any statement included in the Registration Statement, related prospectus or document that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or document so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) Parent’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event Parent will promptly make available to the Representative any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

(h) If Parent shall furnish to the Stockholders’ Representative a certificate signed by the Chief Executive Officer, the Chief Financial Officer or counsel of Parent stating that a material corporate development has occurred or a material corporate transaction is under consideration and, in the reasonable good faith judgment of the Board of Directors of Parent, after consulting with its outside counsel, disclosure of such development or transaction in an amendment or supplement to the Registration Statement (or the related prospectus) would be seriously detrimental to Parent (or would deprive Parent of the opportunity to pursue a significant favorable transaction), then Parent shall have the right to suspend the effectiveness of the Registration Statement and to prohibit each former Company Stockholder from effecting any sale of Parent Common Stock pursuant to the Registration Statement (and the related prospectus) for one or more periods, which shall not exceed thirty (30) days in any single instance or one hundred twenty (120) days in the aggregate.

6.13 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement (a “FIRPTA Compliance Certificate”) in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445–2(c)(3).

6.14 Directors and Officers Insurance.

(a) From and after the Effective Time, and until the sixth (6th) anniversary of the Effective Time, Parent shall, and shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors or officers of the Company (collectively, the “Company Indemnified Persons”) as provided in the Company Organizational Documents or any indemnification agreement between a Company Indemnified Person and the Company (in each case, as in effect on the Agreement Date or as amended or entered into prior to the Effective Time with the consent of Parent), without further action. The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and advancement of expenses set forth in the Company Organizational Documents as in effect on the Agreement Date, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Company Indemnified Persons, unless such modification is required by Law. Any claims for indemnification made under this Section 6.14(a) on or prior to the sixth (6th) anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.

(b) Parent shall obtain at its expense, at the Effective Time, a prepaid (or “tail”) directors’ and officers’ liability insurance policy that shall remain effective and in place for six (6) years from the Effective Time and which shall be in respect of acts or omissions occurring at or prior to the Effective Time, covering each current or former director or officer of the Company covered by the Company’s directors’ and officers’ liability insurance policy as of the Agreement Date (a complete and accurate copy of which has been heretofore made available to Parent) (collectively, the “Company Insured Persons”) on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the Agreement Date; provided, however, that in satisfying its obligations under this Section 6.14(b), Parent shall not be obligated to pay more than $83,214.00 in the aggregate to obtain such policy. It is understood and agreed that in the event such a policy cannot be obtained for $83,214.00 or less in the aggregate, Parent shall be obligated to obtain as much coverage for not less than six (6) years from the Effective Time as may be obtained for such $83,214.00 aggregate amount.

(c) This Section 6.14 shall survive the consummation of the Merger, is intended to benefit each Company Indemnified Person or Company Insured Person, as the case may be, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by each Company Indemnified Person or Company Insured Person, as the case may be. Notwithstanding any provision of this Agreement to the contrary, nothing in this Section 6.14 shall affect any rights of Parent to indemnification under this Agreement with respect to events occurring prior to, or circumstances existing at, the Effective Time.

6.15 Termination of Certain Company Benefit Plans. (a) Effective as of and contingent upon the Closing Date and Section 6.19 hereof, the Company shall terminate the Company Stock Option Plan and shall cancel and terminate all rights under the Company Stock Option Plan and any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company and (b) effective as of no later than the day immediately preceding the Closing Date, the Company and any ERISA Affiliate shall terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”). No later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Benefit Plans have been terminated (and for purposes of the 401(k) Plan only, effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Company’s Board of Directors or such ERISA Affiliate, as the case may be. The form and substance of such resolutions shall be subject to the reasonable review and approval of Parent which approval shall not be unreasonably delayed. In the event that termination of a 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then such charges and/or fees shall be the responsibility of the Company, and the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than fifteen (15) calendar days prior to the Closing Date.

6.16 Indebtedness. No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent (a) a certificate of the Company setting forth an estimate of the balance of all Indebtedness of the Company as of the close of business on the Business Day immediately preceding the Closing Date, and (ii) customary pay-off letters from all holders of Indebtedness to be repaid as of or prior to the Closing. The Company shall make arrangements reasonably satisfactory to Parent for such holders of Indebtedness to provide to Parent recordable form mortgage and lien releases, canceled notes and other documents reasonably requested by Parent prior to the Closing such that all Encumbrances on the assets or properties of the Company shall be satisfied, terminated and discharged on or prior to the Closing Date. On the Closing Date, immediately prior to the Closing, the Company shall deliver to Parent a certificate of the Company, certified by the Company’s Chief Financial Officer, setting forth all Indebtedness of the Company as of the close of business on the Business Day immediately preceding the Closing Date (the “Final Indebtedness Certificate”) and certifying that all Indebtedness reflected in the Final Indebtedness Certificate will be paid and discharged by the Company at the Closing. The Company shall pay and discharge all such Indebtedness at, and contingent upon, the Closing.

6.17 Fees and Expenses. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent (i) pay-off letters or final invoices with respect to the Transaction Expenses and the Legal Expenses from third party service providers to whom payments are required to be made by the Company, and (ii) a certificate of the Company setting forth an estimate of the unpaid balance of all Transaction Expenses and Legal Expenses as of the close of business on the day immediately preceding the Closing. On the Closing Date prior to the Closing, the Company shall deliver to Parent a certificate of the Company, certified by the Company’s Chief Financial Officer, setting forth the unpaid balance of all Transaction Expenses and Legal Expenses as of the close of business on the day immediately preceding the Closing Date (the “Final Expenses Certificate”). Parent shall pay and discharge all such Transaction Expenses and Legal Expenses at, and contingent upon, Closing, subject to the Expenses Cap and the Legal Expenses Cap. All pay-off letters and invoices shall provide that the amounts set forth therein represent payment in full for all fees and expenses by the Company in connection with the closing of the transactions contemplated by this Agreement.

6.18 Reasonable Efforts; Further Assurances. Subject to the other provisions hereof, each party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other party and its Representatives in connection with any of its obligations hereunder.

6.19 Treatment of Continuing Employees. Following the Effective Time, Parent will, in its discretion, either (a) maintain the Company Benefit Plans (other than the Company Stock Option Plan, any 401(k) Plan and any other Company Benefit Plans terminated pursuant to Section 6.15 hereof) including the payment of substantially the same salary or (b) arrange for each participant (including, without limitation, all dependents) in the Company Benefit Plans (the “Company Participants”) to receive substantially the same salary and participate in substantially similar plans or arrangements, as determined on a plan-by-plan or arrangement-for-arrangement basis, of Parent or its applicable Subsidiary (“Parent Plans”), or combine Company Benefit Plans and Parent Plans so that each Company Participant shall have benefits that are substantially similar in the aggregate to benefits provided to similarly situated employees of Parent under Parent Plans and in each case at least equivalent to the benefits provided to each the Company Participant under the Company Benefit Plans prior to the Effective Time. To the extent Parent elects to have the Company Participants participate in the Parent Plans following the Effective Time, (i) each Company Participant will receive credit for purposes of eligibility to participate and vesting under such for years of service with the Company (or any predecessors) prior to the Effective Time, and (ii) Parent will cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any Parent Plans that are group health plans in which such the Company Participants will participate to be waived and will provide credit for any co-payments and deductibles prior to the Closing Date for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such plans that may apply after the Effective Time. All vacation accrued by Company Participants under the vacation policies of the Company or its predecessors shall be carried over by Parent and shall be permitted to be maintained up to the levels permitted under the applicable policy of the Company or its predecessors.

6.20 Operational Cash Requirements. If the parties entered into this Agreement on or prior to October 27, 2010 and the Merger has not been consummated by December 15, 2010, Parent (or an Affiliate of Parent) will provide a cash advance to the Company in an amount equal to $1,500,000 to fund the Company’s operational cash requirements such that the Company may conduct its businesses in the ordinary course of business substantially consistent with past practice during the period commencing on December 15, 2010 and ending on the Expiration Date (or, if earlier, the date on which this Agreement is terminated in accordance with Article X hereof) (the “Operational Cash Investment”), and will reimburse the Company’s legal and accounting expenses incurred during such period in connection with the transactions contemplated by this Agreement in an amount not to exceed $1,000,000; provided, however, that if the Company fails to deliver the Company Proxy Disclosures to Parent on or prior to the fifth (5th) Business Day following the Agreement Date (the “Delivery Date”), the Operational Funding Date shall be extended by one Business Day for each Business Day which elapses from the Delivery Date until (and including) the date upon which the Company delivers the Company Proxy Disclosures to Parent; provided, further, however, that Parent (or an Affiliate of Parent) shall have no obligation to fund the Company’s operational cash requirements or the Company’s legal and accounting expenses if the failure to consummate the Merger by December 15, 2010 is caused by the Company or any Company Stockholder for any reason, including without limitation, the material breach of any representation or warranty of the Company or any Company Stockholder in this Agreement or the failure of the Company or any Company Stockholder to comply in any material respect with any covenant or agreement required to be complied with or performed by the Company under this Agreement; and provided, further, however, that any amount of the Operational Cash Investment that the Company has not used as of the Expiration Date (or, if earlier, the date on which this Agreement is terminated in accordance with Article X hereof) or the Closing Date, as applicable (the “Remaining Operational Cash”), shall either (i) be applied toward and reduce the Company Financing Amount in the event that Parent terminates this Agreement pursuant to Section 10.1(e) hereof or (ii) be refunded to Parent in cash upon the Closing.

6.21 Listing of Parent Common Stock. Prior to the Effective Time, Parent will take all necessary action to cause the shares of Parent Common Stock to be issued to the Company Stockholders hereunder to be listed on NASDAQ in accordance with the NASDAQ Listing Rules. Parent will continue the listing and trading of the Parent Common Stock on NASDAQ and, in accordance, therewith, will comply in all respects with the Company’s reporting, filing and other obligations under the NASDAQ Listing Rules.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties made by the Company and the Company Stockholders in this Agreement shall have been true and correct in all material respects as of the Agreement Date and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, (except as to such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date), in each case, without giving effect to any materiality qualifications in such representations and warranties.

7.2 Performance of Covenants. Each of the covenants and obligations set forth herein that the Company is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

7.3 Stockholder Approval. The Company shall have obtained the Company Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

7.4 No Order; Injunctions; Restraints; Illegality. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, Order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger.

7.5 Other Governmental Approval. Approvals from any Governmental Entity deemed appropriate or necessary by Parent shall have been timely obtained.

7.6 Consents. All consents, waivers, approvals, Orders, Governmental Authorizations or declarations required to be obtained, all notices required to be delivered and all filings required to be made, by the Company in connection with the execution, delivery or performance of this Agreement or any of the Company Related Agreements, or the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, shall have been obtained and made by the Company including, without limitation, those set forth in Section 3.4(b) of the Company Disclosure Schedule.

7.7 Financing. Parent and Essex Woodlands shall have satisfied or waived all conditions precedent to the Closing of the Financing and shall have agreed to consummate the Financing as of the Closing Date.

7.8 No Company Material Adverse Effect. During the Pre-Closing Period, there shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.

7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Entity, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

7.10 No Litigation. There shall not be pending or threatened any Legal Proceeding in which any Person or Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any written communication from any Person or Governmental Entity in which such Person or Governmental Entity indicates the possibility of commencing any Legal Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or any agreement entered into in connection herewith; (ii) relating to the Merger and seeking to obtain from Parent or the Company, any damages or other relief; or (iii) which, if unfavorably adjudicated, would materially and adversely affect the right of Parent or the Surviving Corporation or any of their respective Affiliates to own the assets or operate the business of the Company.

7.11 Securities Laws Compliance. Parent shall be satisfied in its sole discretion that the Closing Merger Shares are issuable without registration pursuant to Section 4(2) or Regulation D or another applicable exemptive provision of the Securities Act and applicable rules and regulations promulgated thereunder.

7.12 Exercise or Termination of Company Options and Company Warrants; Conversion or Termination of Company Notes. Except pursuant to Section 2.4 hereof, all Company Options shall have been exercised for shares of Company Common Stock and all Company Warrants shall have been exercised for shares of Company Capital Stock or each therefore shall have been cancelled and terminated with, except as set forth herein, no liability of any kind whatsoever to Parent, the Surviving Corporation or their Affiliates, and Parent shall have received evidence satisfactory to it of such exercise or cancellation. All Company Notes shall have been converted into shares of Company Capital Stock or shall have been cancelled and terminated with no liability of any kind whatsoever to Parent, the Surviving Corporation or their Affiliates, and Parent shall have received evidence satisfactory to it of such conversion or cancellation.

7.13 Ancillary Agreements and Documents. Parent shall have received the following agreements and documents from the Company, the Company Stockholders or the Stockholders’ Representative, as applicable, each of which shall be in full force and effect:

(a) a certificate duly executed by the Chief Executive Officer of the Company as to compliance as of the Closing Date with the conditions set forth in Sections 7.1 and 7.2 hereof (the “Company Compliance Certificate”);

(b) written resignations of the directors of the Company, effective as of the Effective Time, reasonably satisfactory in form and substance to Parent;

(c) the Employment Agreement, duly executed by the Key Employee;

(d) the Stockholder Certificates, duly executed by each recipient of Closing Merger Shares;

(e) a legal opinion, dated as of the Closing Date, of Wilson Sonsini Goodrich & Rosati, P.C., reasonably satisfactory in form and substance to Parent;

(f) the Escrow Agreement, duly executed by the Stockholders’ Representative;

(g) the Final Indebtedness Certificate, duly executed by the Company’s Chief Financial Officer;

(h) the Final Expenses Certificate, duly executed by the Company’s Chief Financial Officer;

(i) a certificate, dated as of the Closing Date, duly executed by the Chief Financial Officer of the Company, certifying as to all outstanding accounts payable of the Company as of the Closing Date;

(j) a duly executed copy of the FIRPTA Compliance Certificate;

(k) the Closing Merger Consideration Spreadsheet accompanying by a certificate duly executed by the Stockholders’ Representative certifying all information set forth in the Closing Merger Consideration Spreadsheet;

(l) a long-form Certificate of Good Standing from the Secretary of State of the State of Delaware which is dated within two (2) Business Days prior to Closing with respect to the Company;

(m) a Certificate of Good Standing from the Secretary of State of the State of California and the Franchise Tax Board and a Certificate of Good Standing from the applicable Governmental Entity in each jurisdiction where it is required to be qualified to do business, all of which are dated within two (2) Business Days prior to the Closing;

(n) a certificate, dated as of the Closing Date, duly executed by the Secretary of the Company, (i) attaching copies of the Certificate of Incorporation, as amended and restated, and the Bylaws, and any amendments thereto and certifying as to their effectiveness, (ii) certifying that attached thereto are true and correct copies of any actions by written consent or resolutions duly adopted by the Board of Directors of the Company which authorize and approve the execution, delivery and performance of this Agreement and the Company Related Agreements and the consummation of the transactions contemplated hereby and thereby, including the Merger, (iii) certifying that the Company Stockholder Approval shall have been obtained, and (iv) certifying the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement, the Company Related Agreements and all other documents, instruments, certificates or agreements related thereto executed or to be executed by the Company;

(o) evidence, including final pay-off letters, satisfactory to Parent that the Company has paid or discharged all Indebtedness reflected in the Final Indebtedness Certificate;

(p) duly executed copies of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Encumbrances set forth in Schedule 7.13(o) hereto; and

(q) evidence satisfactory to Parent that the Company Stock Option Plan and the 401(k) Plan have been terminated pursuant to resolution of the Board of Directors of the Company or the ERISA Affiliate, as the case may be (the form and substance of which shall have been subject to the reasonable review and approval of Parent), for purposes of the 401(k) Plan, effective as of no later than the day immediately preceding the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Company), at or prior to the Closing, of the following conditions:

8.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the Agreement Date and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date), in each case, without giving effect to any materiality qualifications contained in such representations and warranties.

8.2 Performance of Covenants. Each of the covenants and obligations set forth herein that Parent or Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

8.3 Stockholder Approval. The Company shall have obtained the Company Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

8.4 No Order; Injunctions; Restraints; Illegality. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, Order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger.

8.5 Other Governmental Approval. Approvals from any Governmental Entity deemed appropriate or necessary by Parent shall have been timely obtained.

8.6 Ancillary Agreements and Documents. The Company shall have received the following documents:

(a) a certificate executed by the Chief Executive Officer of Parent as to compliance as of the Closing Date with the conditions set forth in Sections 8.1 and 8.2 hereof;

(b) a certificate executed by the Chief Executive Officer of Merger Sub as to compliance as of the Closing Date with the conditions set forth in Sections 8.1 and 8.2 hereof;

(c) a Certificate of Good Standing from the Secretary of State of the State of Delaware which is dated within two (2) Business Days prior to Closing with respect to each of the Parent and Merger Sub; and

(d) all other documents required to be entered into or delivered by Parent or Merger Sub at or prior to the Closing pursuant hereto.

ARTICLE IX

ADDITIONAL AGREEMENTS

9.1 Reversion of the Nepal Technology. In the event that the Nepal Technology has been Abandoned prior to the expiration of the Earn-Out Period, the Nepal Technology shall, upon written demand by the Stockholders’ Representative, revert (the “Reversion”) to an Entity designated by the Stockholders’ Representative for the benefit of the Company Stockholders, subject to reimbursement by the Stockholders’ Representative of any reasonable, out-of-pocket expenses incurred by Parent in connection with such Reversion. For purposes of this Section 9.1 only, “Nepal Technology” means the Company Intellectual Property that is used to develop, make, manufacture or have made the Generation 2 Product or the Generation 3 Product, or upon which the Generation 3 Product is based or derived, including related equipment, Intellectual Property, approvals from Regulatory Authorities, filings, books and records.

ARTICLE X

TERMINATION

10.1 Termination Events. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior the Effective Time only as set forth below:

(a) by mutual written consent of Parent and the Company, duly authorized by the Boards of Directors of each;

(b) by Parent, if there has been a material breach of any representation or warranty of the Company set forth in Article III hereof or of the Company Stockholders set forth in Article IV hereof, or of any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement, or any representation or warranty of the Company set forth in Article III hereof or of the Company Stockholders set forth in Article IV hereof shall become untrue after the Agreement Date, such that the conditions in Sections 7.1 and 7.2 hereof would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by Parent to the Company and (ii) the Expiration Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to Parent if Parent is in material breach of this Agreement or if Parent’s action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

(c) by the Company, if there has been a material breach of any representation or warranty of Parent or Merger Sub set forth in Article V hereof, or of any covenant or agreement to be complied with or performed by Parent or Merger Sub pursuant to the terms of this Agreement, or any representation or warranty of Parent or Merger Sub set forth in Article V hereof shall become untrue after the Agreement Date, such that the conditions in Sections 8.1 and 8.2 hereof would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by Parent to the Company and (ii) the Expiration Date; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to Company if Company is in material breach of this Agreement or if Company’s action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

(d) by either Parent or the Company, if any Governmental Entity having jurisdiction over the Company, Parent or Merger Sub shall have enacted or issued any Law or Order or taken any other action, in each case such that any conditions set forth in Articles VII and VIII would not be satisfied, and such Law, Order or other action shall have become final and non-appealable; or

(e) by either Parent or the Company, if the Merger shall not have been consummated on or prior to January 31, 2011 (the “Expiration Date”); provided, however, that if the Company fails to deliver the Company Proxy Disclosures to Parent on or prior to the Delivery Date, the Expiration Date shall be extended by one Business Day for each Business Day which elapses from the Delivery Date until (and including) the date upon which the Company delivers the Company Proxy Disclosures to Parent; provided, further, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes material breach of this Agreement; and provided, further, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to Parent if Parent has not then obtained the Parent Stockholder Approval unless prior to or concurrently with such termination, Parent enters into a definitive agreement with respect to the Company Financing and pays the Company Financing Amount to the Company;

(f) by Parent, prior to the receipt of Parent Stockholder Approval and the Effective Time, or at the Expiration Date, in order to concurrently enter into a Change of Control, but only if prior to or concurrently with such termination, Parent pays the Company the Parent Break-Up Fee; or

(g) by the Company, prior to the receipt of Company Stockholder Approval, in order to concurrently enter into a Company Acquisition Agreement that constitutes a Superior Proposal, but only if (i) the Company has complied in all material respects with the requirements of Section 6.3 hereof and (ii) prior to or concurrently with such termination, the Company pays Parent the Company Break-Up Fee.

10.2 Other Matters

(a) If Parent terminates this Agreement pursuant to this Article X and within ninety (90) days following the date of such termination enters into a definitive agreement with respect to a Change of Control, Parent shall thereupon pay the Company the Parent Break-Up Fee.

(b) Notwithstanding the terms of Section 10.1(e), the parties hereby agree to extend the Expiration Date for a period of thirty (30) days (the “First Extension Period”) if prior to the Expiration Date Parent provides a cash advance to the Company in amount equal to $1,000,000 to fund the Company’s operational cash requirements such that the Company may conduct its businesses in the ordinary course of business substantially consistent with past practice during such thirty (30) day period (the “Extension Cash Investment”); provided, however, that any amount of the Extension Cash Investment that the Company has not used as of the end of such thirty (30) day period (or, if earlier, the date on which this Agreement is terminated in accordance with this Article X) or the Closing Date, as applicable (the “Remaining Extension Cash”), shall either (i) be applied toward and reduce the Company Financing Amount in the event that Parent terminates this Agreement pursuant to Section 10.1(e) or (ii) be refunded to Parent in cash upon the Closing. Further notwithstanding the terms of Section 10.1(e), if prior to the expiration of the First Extension Period, Parent provides a cash advance to the Company in amount equal to $1,000,000, then the parties hereby agree to extend further the Expiration Date for an additional (30) days.

(c) If the Company elects to terminate this Agreement under Section 10.1(e) above, and provided Parent has not received the Parent Stockholder Approval as of the Expiration Date, at the Company’s election, Parent shall prior to or concurrently with such termination enter into a definitive agreement with respect to the Company Financing and pay the Company Financing Amount to the Company.

10.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made and a reasonably detailed description of the basis therefor, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, stockholders or Representatives other than, with respect to Parent, Merger Sub and the Company, the obligations under Section 6.8 (Confidentiality); Section 6.9 (Public Announcements); Article XI (Indemnification); Article XII (Miscellaneous); and this Section 10.2, all of which shall survive the Termination Date and remain in full force and effect. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the other party, shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party upon the disclosing party’s written request.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification Obligations of the Stockholders.

(a) From and after the Effective Time, the Company Stockholders shall severally and not jointly indemnify and hold harmless the Indemnified Parties from and against any and all Losses paid, suffered, incurred, sustained or accrued by the Indemnified Parties, or any of them, directly or indirectly, as a result of, arising out of or in connection with:

(i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty of the Company set forth in this Agreement, the Company Compliance Certificate, any other Company Related Agreement or in any of the schedules or exhibits to this Agreement (such Losses to be determined without giving effect to any “material,” “Company Material Adverse Effect” or similar qualifications contained in any such representation or warranty);

(ii) any failure by the Company to perform or comply with, or any breach of, any covenant, agreement or undertaking made by the Company in this Agreement, any Company Related Agreement or any certificates or other instruments delivered pursuant to Article IV of this Agreement;

(iii) any fraud with respect to this Agreement, any Company Related Agreement or any certificates or other instruments delivered pursuant to this Agreement on the part of the Company;

(iv) any Indebtedness of the Company incurred prior to the Closing Date;

(v) any of the Company Benefit Plans in respect of or relating to any period ending on or prior to the Closing Date, including the termination thereof pursuant to Section 6.15 hereof; or

(vi) the excess by which any adjudged amount paid to any Company Stockholder under Section 262 of the DGCL or Chapter 13 of the CCC, exceeds the Merger Consideration to which such Company Stockholder was entitled pursuant to this Agreement.

Notwithstanding anything to the contrary contained herein, no Indemnified Party shall be entitled to make any claim for recovery for any Losses related to or arising from (A) the value or condition of any Tax asset (e.g., net operating loss carry forward or tax credit carryforward) of the Company or (B) the ability of Parent, the Surviving Corporation or their Affiliates to utilize such Tax asset following the Effective Time.

(b) From and after the Effective Time, each Company Stockholder, severally and not jointly, shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses paid, suffered, incurred, sustained or accrued by the Indemnified Parties, or any of them, directly or indirectly, as a result of, arising out of or in connection with any inaccuracy or misrepresentation in, or breach of, any representation or warranty of such Company Stockholder set forth in this Agreement.

(c) In the event the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy or misrepresentation in, any failure by the Company to perform or comply with, or breach or alleged breach of, any representation, warranty, covenant or obligation of the Company, then (without limiting any of the rights of the Surviving Corporation as an Indemnified Party) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy, breach or alleged breach.

(d) The Company Stockholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any liability to which the Company Stockholders of the Company may become subject under or in connection with this Agreement or the Escrow Agreement.

11.2 Indemnification Procedure.

(a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Indemnified Parties may be entitled to indemnification or any other remedy pursuant to this Article XI, Parent shall promptly give the Stockholders’ Representative and the Escrow Agent written notice of such claim or Legal Proceeding (a “Claim”); provided, however, that any failure on the part of Parent to so notify the Stockholders’ Representative shall not limit any of the Indemnified Parties’ rights to indemnification under this Article XI (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

(b) Within ten (10) days of delivery of such written notice, the Stockholders’ Representative may elect (by written notice delivered to Parent) to take all necessary steps to properly contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement if the Stockholders’ Representative acknowledges to Parent the Indemnified Party’s right to indemnity pursuant to this Agreement for Losses incurred by the Indemnified Party as a result of the Claim (subject to the limitations contained in this Agreement). If the Stockholders’ Representative makes the foregoing election, an Indemnified Party will have the right to participate at its own expense in all proceedings. If the Stockholders’ Representative does not make such election within such period or fails to diligently contest such Claim after such election, then the Indemnified Party shall be free to handle the prosecution or defense of any such Claim, and will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement, and will notify the Stockholders’ Representative of the progress of any such Claim, will permit the Stockholders’ Representative, at the sole cost of the Stockholders’ Representative, to participate in such prosecution or defense and will provide the Stockholders’ Representative with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof.

(c) Notwithstanding the foregoing, if a Claim includes Losses equal to an amount in excess of the value of the Escrow Shares on the date of the Claim, or relates to any Company Intellectual Property or other intellectual property issues, Parent shall have the right, at its election, to proceed with the defense of such Claim or Legal Proceeding on its own. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim.

(d) The Stockholders’ Representative must obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) prior to (i) ceasing to defend any Claim or Legal Proceeding or (ii) entering into any settlement with respect to a Claim or Legal Proceeding. In the event that the Stockholders’ Representative receives such consent with respect to the Stockholders’ Representative’s ceasing to defend a Claim or Legal Proceeding, Parent shall have the right, at its election, to proceed with the defense of such Claim or Legal Proceeding on its own. If Parent proceeds with the defense of any such Claim or Legal Proceeding all reasonable expenses relating to the defense of such Claim or Legal Proceeding shall be satisfied first out of the Escrow Shares in the manner set forth in the Escrow Agreement.

11.3 Survival Period. The representations and warranties made by the Company herein shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, fifteen (15) months following the Closing Date; provided, however, that (a) each of the representations and warranties contained in Section 3.1 (Organization; Standing and Power; Subsidiaries); Section 3.3 (Authority; Binding Nature of Agreement); Section 3.4(a) (Absence of Restrictions and Conflicts); Section 3.5 (Capitalization); Section 3.27 (Finder’s Fee) (collectively, the “Core Representations”) shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely, (b) each of the representations and warranties contained in Section 3.14 (Intellectual Property); Section 3.18 (Tax Matters); Section 3.19 (Company Benefit Plans); and Section 3.22 (Environmental Matters) shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than, ninety (90) days following, the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters, and (c) any claim for any Losses arising from any breach of, or inaccuracy in, the representations and warranties in the event of fraud or intentional breach committed by any of the Company or any Company Stockholder in the execution or performance of this Agreement shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely. Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, the Stockholders’ Representative shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof. The representations and warranties of the Company Stockholders contained in Article IV shall survive the Effective Time until, and all claims for indemnification in connection therewith shall be asserted not later than sixty (60) days following, the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time.

11.4 Offset Against Escrow Shares.

(a) In the event any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this Article XI, such Indemnified Party shall be entitled to recover such Losses by offsetting such Losses against the Escrow Shares by canceling that number of Escrow Shares equal in value (as determined in accordance with the terms of the Escrow Agreement) to the aggregate amount of such Losses, and such recovery shall be made from the Escrow Fund in accordance with the terms of this Agreement and the Escrow Agreement; provided, for purposes of this Section 11.4, the parties hereto agree that the cash value of each share of Parent Common Stock shall be equal to the Closing Payment Average Closing Price.

(b) Notwithstanding anything to the contrary contained herein, the Escrow Shares shall not be available to compensate any Indemnified Party for any Losses, and no Indemnified Party shall be entitled to recover from the Escrow Shares, under Section 11.4(a):

(i) unless and until the Indemnified Parties have incurred Losses under Section 11.4(a) in excess of $375,000 in the aggregate (the “Deductible Amount”), at which point the Indemnified Parties shall be entitled to be indemnified for the aggregate Losses under Section 11.4(a) in excess of the Deductible Amount (such Deductible Amount not meaning that each indemnifiable Loss must exceed the Deductible Amount but instead meaning the Indemnified Parties will not be indemnified for the first $375,000 of Losses pursuant to Section 11.4(a));

(ii) with respect to any given claim for Losses under Section 11.4(a), unless the amount of such individual claim (aggregating all claims and Losses arising from substantially the same or similar facts) exceeds $37,500 (each a “De Minimis Claim”), and no De Minimis Claim shall be applied toward the Deductible Amount; and

(iii) with respect to any claim arising out of or related to matters within the actual knowledge of Parent at the Effective Time.

Notwithstanding any of the foregoing, but in all cases subject to Section 11.5 below, the limitations set forth in this Section 11.4(b) shall not apply to Losses directly or indirectly related to (y) fraud by the Company or the Company Stockholders and (z) any breach of any of the Core Representations. From and after the Effective Time, the Company Stockholders shall have no liability for Losses in excess of the Escrow Shares and the Offset except for Losses related to fraud by the Company or the Company’s Stockholders.

11.5 Liability Limits.

(a) From and after the Effective Time, the Company Stockholders shall have no liability for Losses in excess of the Escrow Shares except for Losses directly or indirectly related to (i) fraud by the Company or the Company Stockholders and (ii) any inaccuracy or misrepresentation in, or breach of, any of the Core Representations (collectively, the “Special Losses”); and the Company Stockholders shall be severally and not jointly liable for all Special Losses up to the Liability Cap.

(b) From and after the Effective Time, the Company Stockholders shall have no liability for Losses in excess of the Escrow Shares and the Offset except for Losses directly or indirectly related to fraud by the Company or the Company’s Stockholders.

(c) Notwithstanding anything else in this Agreement to the contrary, (i) under no circumstances shall the Company Stockholders be liable for Losses in excess of all Merger Consideration actually received by the Company Stockholders hereunder, excluding the Tax Grant Contingent Payment (the sum of all such Merger Consideration paid by Parent, and in the case of Parent Common Stock, measured using the same OUS Contingent Payment Average Closing Price or PMA Contingent Payment Average Closing Price, as applicable, used in calculating the number of shares of Parent Common Stock then payable under this Agreement, the “Liability Cap”), and (ii) under no circumstances shall any Company Stockholder be required to return any Merger Consideration already paid to such Company Stockholder except for Losses directly or indirectly related to fraud by the Company or the Company’s Stockholders.

(d) Notwithstanding anything to the contrary in this Agreement, subject to Section 11.6(b) below, any Losses recoverable hereunder shall be reduced in amount by any Tax benefits and insurance proceeds realized by any Indemnified Party, and Parent and the Indemnified Parties shall, as a condition to receiving any amounts hereunder or otherwise seeking recovery hereunder, use all reasonable efforts to realize such benefits or proceeds.

(e) Notwithstanding anything to the contrary in this Agreement, in no event shall the Carve-Out Plan Shares be subject to the obligations set forth in this Article XI.

(f) After the Effective Time, the Indemnified Parties sole and exclusive remedy with respect to the subject matter of this Agreement or any each Company Related Agreement shall be pursuant to the indemnification provisions set forth in this Article XI, except as set forth in Section 12.13.

11.6 Offset Against Contingent Merger Shares. Subject in all cases to the limitations set forth in Section 11.5 above, if (a) any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this Article XI, and (b) any portion of such Losses constitutes a Special Loss, such Indemnified Party shall be entitled to recover such Losses by offsetting such Losses against any Escrow Shares then held in escrow and/or any then-unissued Contingent Merger Shares for up to twenty percent (20%) of the applicable Contingent Payment, if any (the “Offset”), by canceling that number of Parent Common Stock equal in value to the aggregate amount of such Losses; provided, for purposes of this Section 11.6, the parties hereto agree that the value of each share of Parent Common Stock shall be equal to (x) the OUS Contingent Payment Average Closing Price if the Contingent Merger Shares will be issued with respect to the achievement of the OUS Milestone; (y) the PMA Contingent Payment Average Closing Price if the Contingent Merger Shares will be issued with respect to the achievement of the PMA Milestone and/or (z) the OUS Contingent Payment Average Closing Price or the PMA Contingent Payment Average Closing Price, as applicable, if the Contingent Merger Shares will be issued upon a Change of Control.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Stockholders’ Representative.

(a) The Company Stockholders, by adopting this Agreement and the Escrow Agreement, and the transactions contemplated hereby and thereby, hereby irrevocably appoint the Stockholders’ Representative as their agent and attorney-in-fact for purposes of this Agreement and the Escrow Agreement, and consent to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under this Agreement or the Escrow Agreement (including without limitation the authority to prepare the Closing Merger Consideration Spreadsheet, the OUS Consideration Spreadsheet, the PMA Consideration Spreadsheet, the Outstanding Consideration Spreadsheet and the Tax Grant Consideration Spreadsheet, as applicable, authorize the delivery of the Parent Common Stock Certificates to the Company Stockholders, authorize delivery to Parent of the Escrow Shares in satisfaction of Claims by Parent, enter into settlements and compromises of and demand arbitration and to comply with orders of courts and awards of arbitrators with respect to such Claims, to resolve any Claim made pursuant to Article XI hereof, to agree to, negotiate and enter into settlements and compromises with respect to the Contingent Merger Shares, and to take all actions necessary in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing). Essex Woodlands Health Ventures, Inc. hereby accepts its appointment as the Stockholders’ Representative for purposes of this Agreement and the Escrow Agreement. A decision, act, consent or instruction of the Stockholders’ Representative shall constitute a decision of the Company Stockholders and shall be final, binding and conclusive upon the Company Stockholders. Parent, and its Affiliates and Representatives, and the Escrow Agent shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to this Agreement and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document, instrument or certificate executed or purported to be executed on behalf of any Company Stockholder by the Stockholders’ Representative, and on any other action taken or purported to be taken on behalf of any Company Stockholder by the Stockholders’ Representative, as fully binding upon such Company Stockholder. Parent, and its Affiliates and Representatives, and the Escrow Agent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders’ Representative.

(b) If the Stockholders’ Representative is dissolved or resigns in writing as the Stockholders’ Representative (by written resignation delivered to Parent and Robert D. Mitchell), then Robert D. Mitchell shall serve as Stockholders’ Representative and shall become the “Stockholders’ Representative” for purposes of this Agreement and the Escrow Agreement.

(c) As used herein, the term “SR Parties” means the Stockholders’ Representative and its Affiliates, and all of its and their respective Representatives. No SR Party shall be liable for any act done or omitted that is in any way related to the Stockholders’ Representative or its rights, duties or obligations, except in the case of willful misconduct by the Stockholders’ Representative. The Company Stockholders shall jointly and severally (directly and not from the Escrow Amount or the Administrative Expense Account) indemnify the SR Parties and hold the SR Parties harmless from and against any and all Losses and other charges or expenses incurred on the part of any SR Party and arising out of or in connection with the acceptance or administration of the Stockholders’ Representative’s duties under this Agreement, the Escrow Agreement or in connection with the transactions contemplated hereby or thereby (including those incurred to defend against any claim of liability with respect to any action taken or omitted by any SR Party), including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals, in each case other than resulting solely from willful misconduct by the Stockholders’ Representative.

(d) The Stockholders’ Representative shall be entitled to rely upon any Order, judgment, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to investigate the validity, accuracy or content thereof nor shall the Stockholders’ Representative be responsible for the validity or sufficiency of this Agreement. The Stockholders’ Representative may engage and consult with counsel and accountants of its own choosing with respect to any and all matters related to its duties under this Agreement, and may rely on the advice of such counsel or accountants, and shall not be liable to anyone for anything done, omitted or suffered by the Stockholders’ Representative based on such advice.

(e) In furtherance of the payment of Losses, charges and expenses incurred by or on behalf of the Stockholders’ Representative, the Stockholders’ Representative is hereby authorized and directed to receive the Closing Administrative Payment into an account established by and in the name of the Stockholders’ Representative (the “Administrative Expense Account”), and to thereafter designate, receive and hold any Contingent Administrative Amount and Escrow Shares as provided in Sections 2.1 and 2.8 above. The Company Stockholders agree that, to the extent available, the Stockholders’ Representative shall be entitled to draw against the Administrative Expense Account (including any Contingent Administrative Amount) and any Escrow Share it holds at any time and from time to time as and when (i) the Stockholders’ Representative incurs any Losses, charges or expenses indemnified by the Company Stockholders as set forth in this Section 12.1, or (ii) necessary or appropriate to pay any costs and expenses reasonably incurred by the Stockholders’ Representative in the performance of its rights, duties or obligations in accordance with this Agreement. The Stockholders’ Representative shall be the administrators of the Administrative Expense Account and any Escrow Shares it holds and shall have sole and absolute authority over the Administrative Expense Account and such Escrow Shares to pay all Losses, charges and expenses incurred in accordance with this Section 12.1.

(f) Parent agrees that it shall, and shall cause the Surviving Corporation to, make available to the Stockholders’ Representative, at Parent’s expense, such records and personnel as may be reasonably required by the Stockholders’ Representative in order to permit the Stockholders’ Representative to perform its obligations hereunder and pursue the rights of the Company Stockholders hereunder (and Parent agrees to preserve, and to cause the Surviving Corporation to preserve, all such records for a period of six (6) years from the Effective Time (or such longer period as may relate to the period for which a claim may be made under this Agreement and with respect to which such records may reasonably be expected to relate)). If Parent or the Surviving Corporation wishes to destroy such records after that time, Parent or the Surviving Corporation shall so notify the Stockholders’ Representative in writing at least thirty (30) days prior to such destruction, and the Stockholders’ Representative shall have the right, at the option and expense of the Stockholders’ Representative, to take possession of such records within ninety (90) days after the date of such notice.

(g) The Stockholders’ Representative may (but shall not be required to), at any time as it may determine in its sole discretion, solicit the written approval, consent or instructions of Company Stockholders who held at least a majority of the outstanding shares of Company Capital Stock (voting together as a single class on an as-if converted to Company Common Stock basis) immediately prior to the Effective Time, and shall not be liable to anyone for anything done, omitted or suffered by the Stockholders’ Representative based on such approval, consent or instructions (or regarding which it obtains the consent or ratification of such majority holders at any time, including after the fact); provided, however, that (i) no such solicitation shall ever be required at any time, (ii) the Stockholders’ Representative may revoke any request for such approval, consent or instruction at any time, and (iii) the Stockholders’ Representative shall not be obligated to follow any such approval, consent or instruction, even if solicited or obtained.

(h) The Stockholders’ Representative shall have the right to release any unused portion of the Administrative Expense Account (and/or any of the Escrow Shares it holds under this Section 12.1) to the Company Stockholders at any time, and from time to time, in its sole discretion; provided, that it shall release all remaining portions of such unused amounts (less any amount it determines appropriate to continue to pursue or defend any claims then existing under this Agreement), if any, no later than the thirty (30) days of the final date on which the final potential Contingent Payment could become due under this Agreement. Any such amounts or shares so released shall be delivered to the Company Stockholders in accordance with the percentages set forth on the Closing Merger Consideration Spreadsheet (which determination shall be binding on each Company Stockholder absent willful misconduct of the Stockholders’ Representative).

(i) The Company Stockholders agree that the provisions set forth in this Section 12.1 shall in no way impose any liability or obligation on Parent or the Surviving Corporation other than those explicitly set forth in this Agreement. In particular, notwithstanding in any case any notice received by Parent or the Surviving Corporation to the contrary, Parent and the Surviving Corporation shall be fully protected in relying upon and shall be entitled (i) to rely upon actions, decisions and determinations of the Stockholders’ Representative, including, without limitation, actions, decisions and determinations with respect to the Administrative Expense Account and the Escrow Shares, and (ii) to assume that all actions, decisions and determinations of the Stockholders’ Representative are fully authorized and binding upon the Stockholders’ Representative and the Company Stockholders.

12.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

12.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement; provided, however, that Parent shall be responsible for all Transaction Expenses and Legal Expenses, subject to (i) with respect to the Transaction Expenses and the Legal Expenses collectively, the Expenses Cap, (ii) with respect to the Legal Expenses, the Legal Expenses Cap and (iii) the consummation of the Closing of the Merger.

12.4 Waiver; Amendment. Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of the parties.

12.5 Entire Agreement. This Agreement, the Confidentiality Agreement, the Exhibits and Schedules hereto, the Company Disclosure Schedule and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

12.6 Execution of Agreement; Counterparts; Electronic Signatures.

(a) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

12.7 Governing Law; Jurisdiction and Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the Orange County, California. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Orange County, California (and each appellate court located in the State of California), in connection with any legal proceeding;

(ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 12.11 hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii) agrees that each state and federal court located in the Orange County, California, shall be deemed to be a convenient forum; and

(iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Orange County, California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

12.8 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12.9 Assignment and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Parent may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent or any successor to Parent’s business, provided that no such assignment shall relieve Parent of any of its obligations to pay any consideration otherwise owing under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

12.10 Parties in Interest. Except for the provisions of Article XI (Indemnification), none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

12.11 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Company (before the Closing):

Nellix, Inc.

2465-B Faber Place

Palo Alto, CA 94303

Attention: Robert D. Mitchell

Fax no.: (650) 213-8787

E-mail address: bmitchell@nellix.com

with a mandatory copy to (which copy shall not constitute notice):

Wilson Sonsini Goodrich and Rosati, P.C.

Attention: J. Casey McGlynn

Fax no.: 650-493-6811

E-mail address: cmglynn@wsgr.com

Stockholders’ Representative (on its own behalf):

Essex Woodlands Health Ventures, Inc.

21 Waterway Avenue

Suite 225

The Woodlands, TX 77380

Attention: Chief Financial Officer

Fax no.: (281) 364-9755

E-mail address: gneels@ewhv.com, rkolodziejcyk@ewhv.com and ksickles@ewhv.com with a mandatory copy to (which copy shall not constitute notice):

K&L Gates LLP

70 W. Madison, Suite 3100

Chicago, IL 60647

Attention: Bruce A. Zivian

Fax no.: 312-827-7074

E-mail address: bruce.zivian@klgates.com

Parent and Merger Sub:

Endologix, Inc.

11 Studebaker

Irvine, CA 92618

Attention: John McDermott

Fax no.: (949) 595-7317

E-mail address: jmcdermott@endologix.com

with a mandatory copy to (which copy shall not constitute notice):

Stradling Yocca Carlson & Rauth

660 Newport Center Drive

Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Fax no.: (949) 823-5132

E-mail address: lcohn@sycr.com

12.12 Construction; Usage.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii) “including” means including without limiting the generality of any description preceding such term; and

(viii) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

12.13 Specific Performance. The parties acknowledge and agree that Parent and Merger Sub would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or Merger Sub may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. Notwithstanding the foregoing, it is explicitly agreed that (i) the Company shall be entitled to seek specific performance of Parent and Merger Sub’s obligation to consummate and perform the transactions and covenants contemplated by this Agreement only in the event that (a) all of the conditions in Article VIII have been satisfied (or, with respect to certificates to be delivered at the Closing, are capable of being satisfied upon the Closing) in all material respects at the time when the Closing would have occurred but for the failure of Parent or Merger Sub to consummate the transactions and covenants contemplated by this Agreement and (b) the Company has irrevocably confirmed that if specific performance is granted, then the Closing pursuant to Article I will occur, and (ii) Parent and Merger Sub shall be entitled to seek specific performance of the Company’s obligation to consummate and perform the transactions and covenants contemplated by this Agreement only in the event that (a) all of the conditions in Article VII have been satisfied (or, with respect to certificates to be delivered at the Closing, are capable of being satisfied upon the Closing) in all material respects at the time when the Closing would have occurred but for the failure of the Company to consummate the transactions and covenants contemplated by this Agreement and (b) Parent and Merger Sub have irrevocably confirmed that if specific performance is granted, then the Closing pursuant to Article I will occur. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as contemplated by this Section 12.13 on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

12.14 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.15 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.16 Schedules and Exhibits. The Schedules and Exhibits (including the Company Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

*        *        *

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PARENT:

ENDOLOGIX, INC.

By:	/s/ John McDermott
Name:	John McDermott
Title:	President and Chief Executive Officer

MERGER SUB:

NEPAL ACQUISITION CORPORATION

By:	/s/ John McDermott
Name:	John McDermott
Title:	President and Chief Executive Officer

COMPANY:

NELLIX, INC.

By:	/s/ Robert D. Mitchell
Name:	Robert D. Mitchell
Title:	President and Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

ESSEX WOODLANDS HEALTH VENTURES, INC.

By:	/s/ Immanuel Thangaraj
Name:	Immanuel Thangaraj
Title:	President

[Signature Page to Merger Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent) or “group” (within the meaning of Section 13(d) of the Exchange Act) relating to, in a single transaction or series of related transactions, any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions involving:

(i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Company;

(ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a material portion of the business or assets of the Company; or

(iii) any liquidation or dissolution of the Company.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement and Plan of Merger and Reorganization, as amended from time to time.

“Applicable Benefit Laws” means all Laws applicable to any Company Benefit Plan or ERISA Affiliate Plan.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Irvine, California.

“Carve-Out Plan Payments” means the dollar value obtained by multiplying the Closing Payment Average Closing Price by the Carve-Out Plan Shares.

“Carve-Out Plan Shares” means the aggregate number of unregistered shares of Parent Common Stock to be issued to Robert D. Mitchell, Doug Hughes and Kondapavulur T. Venkateswara-Rao at the Closing pursuant to the carve-out program described in Schedule 7.13(r).

“Closing Merger Amount” means (a) $15,000,000, minus (b) the Closing Administrative Payment, the Carve-Out Plan Payments, any Remaining Operational Cash and any Remaining Extension Cash, plus (c) all cash held by the Company as of the Closing Date (excluding the Remaining Tax Grant).

“Closing Merger Shares” means that number of unregistered shares of Parent Common Stock (which in no event shall include the Carve-Out Plan Shares) equal to the quotient obtained by dividing (a) the Closing Merger Amount by (b) the Closing Payment Average Closing Price.

“Closing Payment Average Closing Price” means the average per share closing price of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the date of first public announcement or disclosure of the Merger.

“Company Benefit Plan” means each material Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained by the Company or to which the Company makes or has made, or has or has had an obligation to make, contributions at any time with respect to which the Company has any liability or obligation.

“Company Break-Up Fee” means a cash fee of $15,000,000, plus the Company shall reimburse up to $750,000 in reasonable and documented expenses and fees then incurred by Parent in connection with the Merger, as applicable.

“Company Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company on the Agreement Date.

“Company Financing” means an offering to Parent of a number of equity securities of the Company, that shall be pari passu to the Series C-3 Preferred Stock with respect to liquidation preference and dividends, equal to the quotient obtained by dividing (i) $7,000,000 by (ii) $1.455 (as adjusted for stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or similar events of the Company).

“Company Financing Amount” means $7,000,000 less (i) any Remaining Operational Cash if it is to be applied to the Company Financing Amount, less (ii) any Remaining Extension Cash if it is to be applied to the Company Financing Amount.

“Company Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, changes, events, effects, occurrences or circumstances) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, financial condition, prospects, capitalization, assets, liabilities, operations or financial performance of the Company or (b) the ability of the Company to consummate the Merger or any other transactions contemplated by this Agreement or any Company Related Agreement or to perform any of its obligations under this Agreement or any Company Related Agreement; provided, however, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) any changes (after the date hereof) in GAAP or applicable Laws, (B) any change or effect that results from changes affecting any of the industries in which the Company operates generally or the United States or worldwide economy generally, financial markets or political conditions (which changes in each case do not disproportionately affect the Company in any material respect), (C) any natural disaster or act of war (whether or not declared), armed hostilities, sabotage or terrorism or any escalation or worsening thereof, (D) any change or effect resulting from compliance with the terms and conditions of this Agreement, (E) any failure to meet internal forecasts or financial projections, or (F) any change or effect resulting from the announcement or pendency of the Merger, including loss of any employees, customers, suppliers, partners or distributors.

“Company Notes” means those certain subordinated secured promissory notes issued or issuable by the Company pursuant to that certain Note and Warrant Purchase Agreement dated July 28, 2009 as amended by that certain amendment dated March 31, 2010, that certain amendment dated September 1, 2010 and which may be amended from time to time before the Effective Date.

“Company Optionholder” means any individual who held outstanding Company Options as of immediately prior to the Effective Time.

“Company Options” means all options to purchase shares of Company Common Stock issued and outstanding under the Company Stock Option Plan or under any stock option agreement listed on Section 3.5(b) of the Company Disclosure Schedule.

“Company Proxy Disclosures” means all information, disclosures and financial statements of, or relating to, the Company which Parent is required by applicable Law to include in the Proxy Statement, in form and substance reasonably satisfactory to Parent.

“Company Related Agreement” means any certificate, agreement, exhibit or schedule, other than this Agreement, to be executed and delivered by the Company in connection with the transactions contemplated hereby.

“Company Stock Option Plan” means the Company’s 2001 Incentive Stock Option Plan, as amended.

“Company Warrants” means all issued and outstanding warrants exercisable for shares of Company Capital Stock and listed on Section 3.5(b) of the Company Disclosure Schedule and warrants issuable pursuant to that certain Note and Warrant Purchase Agreement dated July 28, 2009 as amended by that certain amendment dated March 31, 2010, that certain amendment dated September 1, 2010 and which may be amended from time to time before the Effective Date.

“Confidentiality Agreement” means the Confidentiality Agreement between Parent and the Company dated as of February 11, 2009.

“Contingent Merger Shares” means that number of shares of Parent Common Stock issuable with respect to the OUS Contingent Payment, the PMA Contingent Payment and the Tax Grant Contingent Payment, if any.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Employee Benefit Plan” means with respect to any Person, each material plan, fund, program, agreement, arrangement or scheme, including each material plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under applicable Laws, that is sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has an obligation to make, contributions providing benefits to the current and former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), with respect to which such Person has any liability or obligation, including (a) each deferred compensation, bonus, incentive compensation, pension, retirement, employee stock ownership, stock purchase, stock option, profit sharing or deferred profit sharing, stock appreciation, phantom stock plan and other equity compensation plan, “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (b) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is either subject to ERISA or is tax qualified under the Code), (c) each severance plan or agreement, and each other plan providing health, vacation, supplemental unemployment benefit, hospitalization insurance, medical, dental, disability, life insurance, death or survivor benefits, fringe benefits or legal benefits, and (d) each other employee benefit plan, fund, program, agreement or arrangement.

“Employment Agreement” means an employment agreement, reasonably satisfactory in form and substance to Parent, to be entered into by and between Parent, on the one hand, and the Key Employee, on the other hand.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any material restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any applicable federal, state, local or foreign Law relating to pollution or protection of human health (with respect to exposures to Materials of Environmental Concern) the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, but excluding the FDCA.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that together with the Company would be deemed a “single employer” within the meaning of Section 414 of the Code.

“ERISA Affiliate Plan” means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any ERISA Affiliate, or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time, or with respect to which such ERISA Affiliate has any liability or obligation.

“Escrow Shares” means that number of Closing Merger Shares equal to the quotient obtained by dividing (a) $1,250,000 by (b) the Closing Payment Average Closing Price.

“Essex Woodlands” means Essex Woodlands Health Ventures Fund VII, L.P.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses Cap” means $1,750,000, inclusive of the Transaction Expenses and the Legal Expenses.

“FDA” means the United States Food and Drug Administration or any successor agency.

“Financing” means the issuance of a number of shares of Parent Common Stock to Essex Woodlands pursuant to a private placement transaction equal to the quotient obtained by dividing (a) $15,000,000 by (b) the Closing Payment Average Closing Price.

“Financing Documents” means the Securities Purchase Agreement and the Lock-Up Agreement to be entered into by and among Parent and Essex Woodlands in connection with the Financing.

“FMLA” means the United States Family and Medical Leave Act.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authorization” means any: (a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law; or (b) right under any Contract with any Governmental Entity.

“Governmental Entity” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, supranational or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Indebtedness” means as to any Person, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business (other than the current liability portion of any indebtedness for borrowed money)); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends, prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person; (vii) for any or all of the deferred purchase price of property or services, including “earnout” or similar payments or noncompete payments owed or potentially owed by such Person, (viii) any liability of the type described in the preceding clauses (i) through (vi) that such Person has guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person; and (ix) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses associated with the prepayment of any Indebtedness of such Person. For certainty, in no event shall “Indebtedness” include Transaction Expenses or Legal Expenses.

“Indemnified Parties” means the following Persons: (a) Parent; (b) Parent’s current and future Affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above.

“Intellectual Property” means rights in or to: (i) inventions or concepts (whether patentable or unpatentable); (ii) patents and patent applications, patent disclosures, utility models, certificates of invention and industrial designs, together with all continuations, continuations-in-part, divisionals, renewals, reissues, extensions and re-examinations and any application that claims priority to any of the foregoing; (iii) trade secrets, confidential business information, technical or commercial knowledge and manufacturing or business processes, methods and procedures; (iv) trademarks (whether registered or not), service marks, trade dress, logos, slogans, trade names, service names, corporate and business names, and all applications, registrations and renewals therefor, and all goodwill associated therewith (“Trademarks”); (v) domain names and domain name registrations; (vi) registered designs and design rights copyrights, copyright applications and registrations and renewals, neighboring rights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing); (vii) rights under licenses and consents in relation to any such thing; and (viii) all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

“Key Employee” means Robert D. Mitchell.

“Knowledge” An individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter. The Company shall be deemed to have “knowledge” of a particular fact or other matter if any officer, director, vice president or higher level Employee has Knowledge of such fact or other matter; provided, however, that for a vice president or higher level Employee, Knowledge will be limited to facts or matters learned in connection with his or her responsibilities as a vice president or higher level Employee.

“Labor Laws” means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, employee classification, employment discrimination and harassment, wages, hours or occupational safety and health, including ERISA, the United States Immigration Reform and Control Act of 1986, the United States National Labor Relations Act, the United States Civil Rights Acts of 1866 and 1964, the United States Equal Pay Act, the United States Americans with Disabilities Act, the United States Age Discrimination in Employment Act, FMLA, WARN, the Occupational Safety and Health Act of 1970, the United States Davis Bacon Act, the United States Walsh-Healy Act, the United States Service Contract Act, United States Executive Order 11246, the United States Fair Labor Standards Act and the United States Rehabilitation Act of 1973.

“Law” means any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including, without limitation, any Health Care Legal Requirement or related or similar statutes pertaining to any Governmental Programs or the regulations or requirements promulgated pursuant to any of such statutes.

“Leased Real Property” means the parcels of real property of which the Company is the lessee or sublessee (together with all fixtures and improvements thereon).

“Legal Expenses” means the sum of all legal fees, costs and expenses that are incurred by or for the benefit of the Company or Essex Woodlands in connection with the transactions contemplated by this Agreement.

“Legal Expenses Cap” means $750,000.00.

“Legal Proceeding” means any action, suit, litigation, arbitration or proceeding (including any civil, criminal, administrative or appellate proceeding) commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Losses” means any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim.

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances that are now or hereafter regulated by any Environmental Law or that are otherwise a danger to health, reproduction or the environment.

“Merger Sub Organizational Documents” means the Certificate of Incorporation and the Bylaws, including all amendments thereto, of Merger Sub.

“NASDAQ” means The NASDAQ Global Market.

“NLRB” means the United States National Labor Relations Board.

“Order” means any decree, permanent injunction, order or similar action.

“OUS Milestone Date” means the date on which the OUS Milestone is achieved.

“Parent Break-Up Fee” means a cash fee of $15,000,000, plus Parent shall reimburse up to $750,000 in reasonable and documented expenses and fees then incurred by the Company and Essex Woodlands in connection with the Merger, as applicable.

“Parent Common Stock” means the common stock, par value $0.001 per share of Parent.

“Parent Organizational Documents” means the Certificate of Incorporation and the Bylaws, including all amendments thereto, of Parent.

“Parent Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Parent or Merger Sub in connection with the transactions contemplated hereby.

“Permitted Encumbrance” means any (a) Encumbrance for Taxes not yet delinquent (excluding Encumbrances arising under ERISA or the Code); (b) Encumbrances of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent; (c) in the case of the Leased Real Property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Company, (ii) have a material effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use; (d) liens imposed on the underlying fee interest in leased property; and (e) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements.

“Person” means any individual, Entity, trust, Governmental Entity or other organization.

“PMA Milestone Date” means the date on which the PMA Milestone is achieved.

“Option Bonus Awards” means all amounts that shall become payable pursuant to the plan program described in Schedule 2.1(f)(iv) to the individuals listed therein.

“Registered Intellectual Property” means any (i) patents and patent applications (including provisional applications), (ii) registered trademarks and applications to register trademarks (including intent-to-use applications), (iii) registered copyrights and applications for copyright registration, (iv) domain names and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

“Regulatory Authority” means the FDA and any other federal, state, local or foreign Governmental Entity that is concerned with the testing, review, approval, marketing, sale, use handling and control, safety, efficacy, reliability, or manufacturing of medical devices, but excluding Governmental Entities that regulate Environmental Laws.

“Related Party” means: (i) each individual who is, or who has at any time been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause (i) above; and (iii) any trust or other Entity in which any one of the individuals referred to in clauses (i) and (ii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.

“Release” means with respect to any Materials of Environmental Concern, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium or the ambient air.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and authorized representatives of such Person.

“Sales” means the gross amount billed or invoiced by Parent, the Surviving Corporation or their Affiliates for the sale of the Generation 3 Product to independent third parties including without limitation customers, end-users, licensees, dealers or distributors of Parent, the Surviving Corporation or their Affiliates. Where a transfer of a Generation 3 Product is consummated through a transaction for value other than cash (i.e.: a barter, exchange or other cashless disposition for value other than a selling price stated in cash), the term Sales shall mean the average Sales amount in the country in which such transfer occurred during the three (3) month period immediately preceding such transfer, without further reduction of any kind.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Preferred Stock, $0.001 par value per share, of the Company.

“Series B Preferred Stock” means the Series B Preferred Stock, $0.001 par value per share, of the Company.

“Series C-1 Preferred Stock” means the Series C-1 Preferred Stock, $0.001 par value per share, of the Company.

“Series C-2 Preferred Stock” means the Series C-2 Preferred Stock, $0.001 par value per share, of the Company.

“Series C-3 Preferred Stock” means the Series C-3 Preferred Stock, $0.001 par value per share, of the Company.

“Subsidiary” any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly (a) has the power to direct the management or policies of such Entity or (b) owns, beneficially or of record, (i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (ii) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that the Board of Directors of the Company has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal and the Person or group making the proposal, and if consummated, would result in a transaction in which (i) the aggregate amount of gross proceeds paid or payable to the Company equals or exceeds $125,000,000, (ii) the amount of gross proceeds paid or payable to the Company at the initial closing of such transaction equals or exceeds $50,000,000 and (iii) any contingent payments to be made to the Company are subject to terms and conditions no less favorable to the Company than the terms and conditions set forth in this Agreement with respect to the Contingent Payments.

“Supplier” means any supplier of goods or services to which the Company paid more than $100,000 in the aggregate during the twelve (12)-month period ended December 31, 2009 or expects to pay more than $100,000 in the aggregate during the twelve (12)-month period ended December 31, 2009.

“Tax” means (i) any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Entity, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included)) in any Tax Return related to such group, and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Termination Date” means the date prior to the Closing on which this Agreement is terminated in accordance with Article X.

“Transaction Expenses” means the sum of all fees, costs and expenses (excluding Legal Fees but including (i) accounting fees, (iii) investment banking fees and (iii) due diligence-related expenses) that are incurred by or for the benefit of the Company or Essex Woodlands in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the temporary and final income Tax regulations promulgated under the Code.

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act and similar state Laws.

Term	Section
Abandon	2.1(f)(xiii)(A)
Abandonment Notice	2.1(f)(xiii)(A)(1)
Acquisition Proposal	6.3(a)
Administrative Expense Account	12.1(e)
Agreement	Preamble
Agreement Date	Preamble
Backorder Measurement Period Adjustment	2.1(f)(iii)(C)(2)
Balance Sheet	3.6(a)(i)
Bylaws	3.2
CCC	2.7
CE Mark Approval	2.1(f)(xiii)(B)
Certificate of Incorporation	3.2
Certificate of Merger	1.4
Change of Control	2.1(f)(xiii)(C)
Change of Control Certificate	2.1(f)(vii)(A)
Change of Control Event	2.1(f)(vi)
Claim	11.2(a)
Closing	1.3
Closing Administrative Payment	2.1(e)
Closing Date	1.3
Closing Merger Consideration Spreadsheet	2.2
Code	Recitals
Commercially Reasonable Efforts	2.1(f)(xiii)(D)
Company	Preamble
Company Acquisition Agreement	6.3(a)
Company Board Recommendation	3.29(a)

Term	Section
Company Capital Stock	Recitals
Company Common Stock	Recitals
Company Compliance Certificate	7.11(a)
Company Contract	3.15(a)
Company Disclosure Schedule	Article III Preamble
Company Financial Statements	3.6(a)
Company Indemnified Persons	6.14(a)
Company Insured Persons	6.14(b)
Company Intellectual Property	3.14(g)
Company Minute Books	3.2
Company Organizational Documents	3.2
Company Participants	6.19
Company Preferred Stock	Recitals
Company Rights	3.5(f)
Company Stock Certificates	2.7(b)
Company Stockholder	Preamble
Company Stockholder Approval	3.29(b)
Consecutive Failure Restart Period	2.1(f)(iii)(C)(2)
Contingent Administrative Amount	2.1(f)(xi)(B)
Contingent Cash Payments	2.1(f)
Contingent Payment	2.1(f)
Contingent Share Payments	2.1(f)
Core Representations	11.3
De Minimis Claim	11.4(b)(ii)
Deductible Amount	11.4(b)(i)
Delivery Date	6.20
DGCL	Recitals
Disputed Milestone Payment	2.1(f)(ii)(E)
Dissenting Shares	2.8
Earn-Out Period	2.1(f)(xiii)(E)
Effective Time	1.4
Employee	3.8(n)
Escrow Agent	2.9
Escrow Agreement	2.9
Escrow Period	2.9
Europe	2.1(f)(xiii)(F)
European Sales and Marketing Minimum Investments	2.1(f)(xiii)(G)
European full-time headcount	2.1(f)(xiii)(G)
Exchange Agent	2.7(a)(i)
Exchange Fund	2.7(a)(i)
Expiration Date	10.1(e)
Extension Cash Investment	10.2(b)
FDCA	3.17(a)
Fenestrated Product	2.1(f)(xiii)(H)
Final Expenses Certificate	6.17
Final Indebtedness Certificate	6.16
FIRPTA Compliance Certificate	6.13
First Extension Period	10.2(b)
Fixed Rate	2.1(f)(iii)(B)
Full-Time Basis	2.1(f)(xiii)(G)
Generation 1 Product	2.1(f)(xiii)(I)

Term	Section
Generation 2 Product	2.1(f)(xiii)(J)
Generation 3 Product	2.1(f)(xiii)(K)
HMO	3.19(i)
Independent CPA	2.1(f)(ii)(E)(3)
Individual Tax Grant Payment	2.1(f)(xi)(B)
Information Statement	6.4(a)
IRS	2.1(f)(x)(A)
Leases	3.12(b)
Liability Cap	11.5(b)
License Contracts	3.14(e)
MDD	3.17(a)
Measurement Period	2.1(f)(i)
Medical Device	3.17(d)
Merger Consideration	2.1(d)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	2.1(a)
Nepal Technology	2.1(f)(xiii)(L)
Non-Essex Directors	2.1(f)(xiii)(M)
NQDC Plan	3.19(l)
Offset	11.6
Operational Cash Investment	6.20
Order Failure	2.1(f)(iii)(C)(1)
OUS Consideration Spreadsheet	2.1(f)(ii)(B)
OUS Contingent Payment	2.1(f)(i)
OUS Contingent Payment Average Closing Price	2.1(f)(xiii)(N)
OUS Currency	2.1(f)(iii)(B)
OUS Milestone	2.1(f)(i)
OUS Milestone Certificate	2.1(f)(ii)(B)
OUS Stock Price Ceiling	2.1(f)(xiii)(O)
OUS Stock Price Floor	2.1(f)(xiii)(P)
Outstanding Contingent Consideration Spreadsheet	2.1(f)(vii)(B)
Outstanding Contingent Payments	2.1(f)(vi)
Parent	Preamble
Parent Affiliated Stockholders	Recitals
Parent Held Securities	2.1(b)
Parent Options	5.5(b)
Parent Plans	6.19
Parent Representative	2.1(f)(ii)(E)(2)
Parent SEC Documents	4.4
Parent Stock Certificates	2.7(a)(i)
Parent Stockholder Approval	6.5(a)
Parent Stockholders’ Meeting	6.5(a)
Personal Property Leases	3.13(b)
PMA Consideration Spreadsheet	2.1(f)(v)(B)
PMA Contingent Payment	2.1(f)(iv)
PMA Contingent Payment Average Closing Price	2.1(f)(xiii)(Q)
PMA Milestone	2.1(f)(iv)
PMA Milestone Certificate	2.1(f)(v)(A)
PMA Stock Price Floor	2.1(f)(xiii)(R)
Pre-Closing Period	6.1(a)

Term	Section
Principal Stockholder	Preamble
Proxy Statement	6.5(a)
Registration Statement	6.12(d)
Remaining Extension Cash	10.2(b)
Remaining Operational Cash	6.20
Remaining Tax Grant	2.1(f)(x)(A)
Required Stoppage	2.1(f)(iii)(C)(3)
Restart Period	2.1(f)(iii)(C)(3)
Reversion	9.1
Sale Credit	2.1(f)(iii)(C)(1)
Shipment Failure	2.1(f)(iii)(C)(2)
Special Losses	11.5(a)
Spread	2.4
SR Parties	12.1(c)
Stockholder Certificate	6.12(b)
Stockholders’ Representative	Preamble
Surviving Corporation	1.1
Tax Grant	2.1(f)(x)(A)
Tax Grant Certificate	2.1(f)(xi)(A)
Tax Grant Consideration Spreadsheet	2.1(f)(xi)(B)
Tax Grant Contingent Cash Payment	2.1(f)(x)(A)
Tax Grant Contingent Payment	2.1(f)(x)(A)
Tax Grant Contingent Payment Average Closing Price	2.1(f)(xiii)(S)
Tax Grant Contingent Share Payment	2.1(f)(x)(A)
Tax Grant Contingent Stock Price Floor	2.1(f)(xiii)(R)
Tax Grant Stock Price Floor	2.1(f)(xiii)(T)
Total Sales and Marketing Expenses	2.1(f)(xiii)(G)
Unaudited Interim Balance Sheet	3.6(a)(iii)
Valid Claim	2.1(f)(xiii)(E)
Voting Agreement	Recitals
401(k) Plan	6.15
‘988 Patent	2.1(f)(xiii)(E)

ANNEX B

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of October 27, 2010, by and between Endologix, Inc., a Delaware corporation (the “Company”), and Essex Woodlands Health Ventures Fund VII, L.P. (the “Investor”).

RECITALS

A. On the date hereof, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nepal Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Nellix, Inc., a Delaware corporation (“Nepal”), and the other parties thereto, whereby, following the satisfaction or waiver of the conditions to closing set forth therein, Merger Sub will be merged with and into Nepal (the “Merger”) with Nepal surviving the Merger as a wholly-owned subsidiary of the Company.

B. As a condition to the obligations of the Company and Merger Sub to effect the Merger and to otherwise consummate the transactions contemplated by the Merger Agreement, the Investor has agreed to enter into this Agreement and to purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, a number of shares (the “Purchased Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the quotient obtained by dividing (i) $15,000,000 (the “Total Purchase Price”) by (ii) the Closing Payment Average Closing Price.

C. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

D. As a condition to the obligations of the Company to effect the transactions contemplated by this Agreement, the Investor shall enter into a Lock-Up Agreement, in substantially the form attached hereto as Exhibit A (the “Lock-Up Agreement”), pursuant to which, among other things, the Investor will agree to abide by certain restrictions upon the transfer of shares of Common Stock to be acquired by the Investor upon the closing of the transactions contemplated by this Agreement and the Merger Agreement.

AGREEMENT

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

2. Purchase and Sale of the Purchased Shares. Upon the terms and subject to the satisfaction or waiver of the conditions to Closing set forth in this Agreement, at the Closing, the Investor shall purchase, and the Company shall sell and issue to the Investor, the Purchased Shares.

3. Closing. The purchase and sale of the Purchased Shares pursuant to Section 2 hereof shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 600, Newport Beach, California 92660, at 9:00 A.M. (Pacific Time) on the Closing Date (subject to the satisfaction or waiver of the conditions to the Closing set forth herein), or at such other location and on such other date or at such other time as the Company and the Investor shall mutually agree (which time and place are designated as the “Closing”). At the Closing, (a) the Investor shall pay to the Company the Total Purchase Price for the Purchased Shares by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (b) the Company shall cause its transfer agent to issue and deliver to the Investor a certificate in the name of the Investor representing the Purchased Shares. The certificate representing the Purchased Shares shall be imprinted with the legend set forth in Section 2.11 of the Merger Agreement (or the substantial equivalent thereof).

4. Representations and Warranties of the Company. Except as set forth in the Company disclosure schedules (the “Disclosure Schedules”) delivered by the Company to Investor on the date of execution of this Agreement, the Company represents and warrants to the Investor as follows, as of the date of this Agreement and as of the Closing Date:

(a) Organization, Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority required to own and operate its properties and assets and to conduct its business as now conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company or its business, assets, properties, financial condition, results of operations or prospects (a “Material Adverse Effect”). The Company does not own any real property. The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company or (ii) would not reasonably be expected to have a Material Adverse Effect.

(b) Subsidiaries Etc. Section (b) of the Disclosure Schedules includes a complete and accurate list of each subsidiary of the Company (a “Subsidiary”) and the jurisdiction in which each such Subsidiary is organized. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full corporate power and authority to conduct its business as presently conducted, and is wholly owned by the Company. Each Subsidiary is duly qualified or otherwise authorized to do business as a foreign corporation or other organization and is in good standing as such in every jurisdiction in which the failure so to qualify would have a Material Adverse Effect. The Company has made available to the Investor complete and accurate copies of the Certificate of Incorporation and By-laws of each Subsidiary, each as amended to date and presently in effect, and each Subsidiary has at all times complied with all provisions of such documents and is not in default under, or in violation of, any such provision. Other than as shown in Section (b) of the Disclosure Schedules, the Company does not have any Subsidiary and does not own or control, directly or indirectly, more than two percent (2%) of the outstanding shares of capital stock of any other corporation or more than two percent (2%) of the outstanding ownership interests in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

(c) Authority; Binding Nature of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated hereby, except for the Parent Stockholder Approval. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the Investor, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) Absence of Restrictions. Neither (1) the execution, delivery or performance by the Company of this Agreement, nor (2) the consummation of transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the Parent Organizational Documents;

(ii) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company, or any of the assets owned, used or controlled by the Company, is subject; or

(iii) contravene, conflict with or result in a violation of, or default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, or result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company pursuant to, or require any notice under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound, except as would not reasonably be expected to have a Material Adverse Effect.

No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, other governmental body or any self regulatory authority is required for the execution and delivery of this Agreement by the Company and the consummation of transactions contemplated by this Agreement, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(e) Valid Issuance. The Purchased Shares to be issued and sold pursuant to Section 2 hereof have been duly authorized, and will, when issued and paid for in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor).

(f) Capitalization. The outstanding capital stock of the Company as of September 30, 2010 is set forth on Section (f) of the Disclosure Schedules. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the transactions contemplated by this Agreement and the Merger Agreement and as set forth on Section (f) of the Disclosure Schedules, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and providing for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Purchased Shares, except as provided in this Agreement or the Merger Agreement or except for such rights as may have been waived prior to the date of this Agreement. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Section (f) of the Disclosure Schedules includes a complete and accurate list, as of the date of this Agreement, of all Company stock and equity incentive plans, indicating for each Company such plan the number of shares subject to outstanding options or other awards under such plan, and the number of shares reserved for future issuance under such plan. The Company has made available to the Investor complete and accurate copies of all Company stock and equity incentive plans and forms of all award agreements under such plans. All Company stock and equity incentive plans are in material compliance with §409(A) of the Internal Revenue Code of 1986, as amended (the “Code”). All of the shares of capital stock of the Company subject to Company stock options and warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable. All Company stock options and warrants, and all of the shares of capital stock of the Company subject to such options and warrants have been offered, issued and sold, or will be issued and sold upon exercise, by the Company in compliance with all applicable federal and state securities laws.

(g) Legal Proceedings. Except as set forth in Section (g) of the Disclosure Schedules, there is no legal, regulatory or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or of which the business or property of the Company or any Subsidiary is subject which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any injunction, judgment, decree or order of any Governmental Entity. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of any duty relating to the Company or any Subsidiary. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or state securities commission involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

(h) Compliance and Governmental Permits, Etc. The Company and its Subsidiaries have all necessary franchises, licenses, certificates and other authorizations from any Governmental Entity that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any statute, rule or regulation of any Governmental Entity, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not reasonably be expected to have a Material Adverse Effect.

(i) Intellectual Property. The Company and its Subsidiaries own, or have valid, binding and enforceable rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, know-how, domain names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights as necessary or material for use in connection with their business as currently conducted and as contemplated to be conducted, and which the failure to so have would not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in Section (i) of the Disclosures Schedules, neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in Section (i) of the Disclosure Schedules, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights which would reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. All patent applications of the Company and its Subsidiaries have been properly filed and prosecuted in accordance with all applicable laws, including without limitation all rules regarding the duty of candor, and, to the Company’s knowledge, no claim of any patent or patent application (assuming the claims of patent applications issue as currently pending) included in the Intellectual Property Rights is unenforceable or invalid, except for such unenforceability or invalidity that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Section (i) of the

Disclosure Schedules, neither the Company nor any Subsidiary is obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with the Intellectual Property Rights. Except as set forth in Section (i) of the Disclosure Schedules, there is no pending, nor to the knowledge of the Company, threatened action, suit, proceeding, or other claim that the Company or any Subsidiary infringes, misappropriates, or otherwise violates any intellectual property or proprietary rights of any third party.

(j) Employees.

(i) All current and former employees of the Company and its Subsidiaries have executed and delivered a confidential information and inventions assignment agreement (a “CIIA”) to the Company. All current and former consultants of the Company and its Subsidiaries that have performed development work or provided technical services to the Company or its Subsidiaries or have otherwise had access to confidential or proprietary information of the Company or its Subsidiaries have executed and delivered a CIIA to the Company or other form of written contract or agreement with the Company or its Subsidiaries that requires such consultants to maintain the confidentiality of such information and assigns to the Company or its Subsidiaries, as applicable, all rights to any inventions, improvements, discoveries or information relating to the business of the Company and its Subsidiaries.

(ii) The Company is not aware that any executive officer of the Company has plans to terminate his employment relationship with the Company. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. None of the employees of the Company or its Subsidiaries is represented by any labor union, and to the Company’s knowledge, there is no labor strike or other labor trouble pending or threatened with respect to the Company or its Subsidiaries. To the Company’s knowledge, no employee of the Company or its Subsidiaries is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of the Company or its Subsidiaries, or (ii) the Company’s or any Subsidiary’s business as conducted or proposed to be conducted.

(k) Financial Statements. The financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis at the times and throughout the periods therein specified, except as may be otherwise specified in such financial statements or the notes thereto and that unaudited financial statements may not contain all footnotes required by GAAP. Such financial statements present fairly and accurately in all material respects the financial position of the Company as of the dates indicated, and the results of its operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the Company’s public filings with the SEC that are not included as required by the Securities Act, the Exchange Act and/or the rules and regulations thereunder, except where a failure to so include would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) No Material Adverse Change. Except as disclosed in Current Reports on Form 8-K filed by the Company with the SEC at least two (2) Business Days prior to the date of this Agreement, since June 30, 2010, there has not been (i) any event, circumstance or change that has had or that would reasonably be expected to have a Material Adverse Effect, (ii) any obligation incurred by the Company, direct or contingent, that is material to the Company other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (iv) any loss or damage (whether or not insured) to the physical property of the Company which has had, or would reasonably be expected to have, a Material Adverse Effect, (v) any material change in the Company’s method of accounting, or (vi) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans or agreements.

(m) Nasdaq Compliance. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on The Nasdaq Global Market (the “Nasdaq Stock Market”). The Company has taken no action intended to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market, nor has the Company received any written notification that the SEC or the Nasdaq Stock Market is contemplating terminating such registration or listing. The Company is in material compliance with all corporate governance requirements of the Nasdaq Stock Market. The Company shall have complied in all material respects with all requirements of the Nasdaq Stock Market with respect to the issuance of the Purchased Shares.

(n) Reporting Status. The Company has timely made all filings required under the Securities Act and the Exchange Act during the 12 months preceding the date of this Agreement, and, as of their respective filing dates, all of those documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and all rules and regulations promulgated thereunder, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates or as of the Closing Date, as the case may be. From and after the date hereof the Company expects to meet each of the eligibility requirements for the use of Form S-3 in connection with the resale registration of the Purchased Shares as contemplated under Section 6 of this Agreement.

(o) Accountants. PricewaterhouseCoopers LLP, who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 into the registration statement to be filed under the Securities Act as provided in Section 6 hereof (the “Registration Statement”) and the prospectus which forms a part thereof (the “Prospectus”), have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, PricewaterhouseCoopers LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

(p) Taxes. Except for matters which would not reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries has timely filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued on the books of the Company all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(q) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchased Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

(r) Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement or as a result of the conduct of its business.

(s) Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes are adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, insurance covering the acts and omissions of directors and officers, and insurance covering all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.

(t) Offering Prohibitions. Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Purchased Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act. The Company has not made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Purchased Shares under the Securities Act. Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Investor as contemplated hereby. Assuming that all of the representations and warranties of the Investor set forth in Section 5 are true and correct, the offer and sale of the Purchased Shares has been conducted and completed in compliance with the Securities Act. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the Nasdaq Stock Market.

(u) Listing. The Company shall comply with all requirements of the Financial Industry Regulatory Authority with respect to the issuance of the Purchased Shares and the listing thereof on the Nasdaq Stock Market. The Company shall use its best efforts to maintain the listing of the Company’s Common Stock on the Nasdaq Stock Market.

(v) Related Party Transactions. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(w) Registration Rights. Other than the Investor, and except as contemplated by the Merger Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, other than registration statements which have already been filed and declared effective or registration rights which have been waived for all times prior to the date hereof. No Person has the right to prohibit the Company from filing a registration statement in accordance with Section 6 hereof. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party. The Company covenants that it shall provide and cause to be maintained a registrar and transfer agent for all Registrable Securities (as defined in Section 6) covered by any registration statement from and after a date not later than the initial effective date of such Registration Statement.

(x) Internal Accounting Controls. The books, records and accounts of the Company accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the operations of, the Company. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) in the manner and to the extent required by the Exchange Act and the rules promulgated thereunder by the SEC, and in all cases sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,

(iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period prior to the filing date of the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(y) Foreign Corrupt Practices. Neither the Company nor any Subsidiary nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary, (i) directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z) No Manipulation of Stock. Neither the Company nor, to its knowledge, any of its affiliates has taken, nor will the Company take, directly or indirectly any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

(aa) Company Acknowledgement of Investor Representation. The Company acknowledges and agrees that the Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 of this Agreement.

(bb) Acknowledgment Regarding the Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of its respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Investor’s purchase of the Purchased Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) and any comparable foreign law that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each a “Product”), such Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company and its Subsidiaries in compliance with all applicable requirements under FDCA and similar laws, rules and regulations, including foreign laws, relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, and in all other respects, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any Subsidiary and neither the Company nor any Subsidiary has received any notice, warning letter or other communication from the FDA or comparable foreign entity or any other Governmental Entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any Subsidiary, (iv) enjoins production at any facility of the Company or any Subsidiary, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any Subsidiary, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any Subsidiary. The properties, business and operations of the Company and its Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and any comparable foreign Governmental Entity. Neither the Company nor any Subsidiary has been informed by the FDA or any comparable foreign Governmental Entity that the FDA or any comparable foreign Governmental Entity will prohibit the marketing, sale, license or use in the United States or elsewhere of any product proposed to be developed, produced or marketed by the Company or any of its Subsidiaries nor has the FDA or any comparable foreign Governmental Entity expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any Subsidiary.

(dd) Environmental Matters.

(i) The Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws. There is no pending or, to the Company’s knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has any liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.

(iii) Neither the Company nor any Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement between the Company or any Subsidiary and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(ee) Brokers. Neither the Company nor its Subsidiaries has engaged any brokers, finders or agents and nor has the Company or any of its Subsidiaries incurred, and nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

(ff) Disclosure. To the Company’s knowledge, neither this Agreement nor the schedules and exhibits hereto (including without limitation the representations and warranties set forth herein, as qualified by the Disclosure Schedules) or the certificates delivered by the Company at or prior to the Closing in accordance with Section 8(a)(iii) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed to the Investor or its counsel and of which the Company is aware that has or could reasonably be expected to have a Material Adverse Effect.

5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing Date:

(a) Organization and Existence. The Investor is a duly organized and validly existing limited partnership and has all requisite partnership power and authority to enter into this Agreement, to purchase the Purchased Shares pursuant to this Agreement and otherwise to carry out its obligations hereunder.

(b) Authorization. This Agreement has been duly executed and delivered by the Investor, and assuming the due authorization, execution and delivery by Company, constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) result in a violation of any Law or Order applicable to the Investor.

(d) Finder’s Fee. Except for fees and/or commissions paid or payable to Canaccord Genuity Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the other transactions contemplated hereby based upon arrangements made by or on behalf of the Investor.

(e) Short Sales Prior To The Date Hereof. The Investor has not, nor has any Affiliate of the Investor or any other Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any short sales of the securities of the Company during the period commencing from January 1, 2010 until the date of this Agreement.

6. Registration of Purchased Shares.

(a) The Company shall register the resale of any Registrable Securities pursuant to a registration statement on Form S-3 or equivalent form if Form S-3 is not then available to the Company (each, a “Registration Statement”). For purposes of this Agreement, “Registrable Securities” means (i) the Purchased Shares, (ii) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Purchased Shares, and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

(b) The Company shall (i) with respect to the Registrable Securities, subject to the receipt of necessary information from the Investor, prepare and file the Registration Statement with the SEC within thirty (30) days after the Effective Time (the “Required Filing Date”) covering the resale of the Registrable Securities by the Investor from time to time on a continuous basis pursuant to Rule 415 of the Securities Act, (ii) use its best efforts to cause the Registration Statement to be declared effective as promptly as reasonably practicable thereafter but in no event more than six (6) months after the Effective Time (the “Required Effective Date”). If the Registration Statement (i) has not been filed by the Required Filing Date or (ii) has not been declared effective by the SEC on or before the Required Effective Date, the Company shall, on the Business Day immediately following the Required Filing Date or the Required Effective Date, as the case may be, and each 30th day thereafter, make a payment to the Investor as partial compensation for such delay and not as a penalty (the “Late Registration Payments”) in cash equal to 1% of the purchase price paid under this Agreement for the Registrable Securities that are held by such Investor until the Registration Statement is filed or declared effective by the SEC, as the case may be; provided, however, that in no event shall the payments made pursuant to this paragraph (b), if any, exceed in the aggregate 12% of such purchase price paid for the Registrable Securities; provided, further, that in all events such penalties shall cease to accrue with respect to the Investor on the date on which such Investor may sell Registrable Securities pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) without limitations on volume or manner of sales. Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Investor by wire transfer or check within five Business Days after the earlier of (i) the end of each 30 day period following the Required Effective Date or (ii) the effective date of the Registration Statement. Late Registration Payments payable by the Company pursuant to this Section 6(b) shall be payable on the first (1st) Business Day of each thirty (30) day period following the Required Effective Date.

(c) The Company shall use its best efforts to cause any Prospectus used in connection with any Registration Statement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act as soon as practicable but in any event no later than 9:00 a.m. Eastern Time the next day that is not a weekend or holiday and the Nasdaq Stock Market is not closed following the date such Registration Statement is declared effective by the SEC and prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period ending on the earlier of (i) the date on which all of the Registrable Securities for such Registration Statement have been sold by such Investor and (ii) the date on which all of the Registrable Securities for such Registration Statement (in the opinion of counsel to the Investor) held by the Investor may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by the holder thereof) under the Securities Act, and to notify the Investor promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC.

(d) The Company shall furnish to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the prospectus (including preliminary and supplemental prospectuses and prospectus amendments) as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor.

(e) The Company shall file documents required of the Company for normal blue sky clearance in states as shall be reasonably appropriate in the opinion of the Company and its legal counsel; provided, however, that the Company shall not be required to qualify to do business or consent to general service of process in any jurisdiction in which it would not otherwise be required to qualify but for this Section 6(e).

(f) The Company shall bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in this Section 6 and the registration of the Registrable Securities pursuant to the Registration Statement, and otherwise with respect to any action required of the Company pursuant to this Section 6.

(g) The Company shall cause the Registration Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the Nasdaq Stock Market.

(h) The Company will promptly notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus: (i) receipt of any request for additional information by the SEC or any other Governmental Entity during the period of effectiveness of the Registration Statement or amendments or supplements to the Registration Statement or any related prospectus; (ii) the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and the Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or the Company otherwise becomes aware of any statement included in the Registration Statement, related prospectus or document that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or document so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event the Company will promptly make available to the Investor any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus). In the event of any suspension of Investor’s ability to sell Purchased Shares pursuant to the Registration Statement as a result of the foregoing (a “Suspension”), the Company will use its best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after notice of a Suspension to the Investor. Notwithstanding the foregoing, the Company shall use its best efforts to ensure that (i) a Suspension shall not exceed thirty (30) days individually, (ii) no more than two (2) Suspensions shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least thirty (30) days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”). If a Suspension occurs and such Suspension is not a Qualifying Suspension (a “Non-Qualifying Suspension”), the Company shall, on the 10th Business Day immediately following the effectiveness of the Non-Qualifying Suspension and each 30th day thereafter, make a payment to the Investor as partial compensation for such Non-Qualifying Suspension equal to 1% of the purchase price paid under this Agreement for the Registrable Securities that are held by the Investor until the Non-Qualifying Suspension has ended; provided, however, that in no event shall the payments made pursuant to the foregoing, if any, exceed in the aggregate 12% of the purchase price paid for the Registrable Securities.

(i) With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell Purchased Shares to the public without registration, the Company covenants and agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor’s Purchased Shares may be resold pursuant to Rule 144 without volume or manner of sales limitations, or any other rule of similar effect and (B) such date as all of the Investor’s Purchased Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; (iii) furnish to the Investor upon request, as long as the Investor owns any Purchased Shares, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Purchased Shares without registration, and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

(j) If the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer, the Chief Financial Officer or counsel of the Company stating that a material corporate development has occurred or a material corporate transaction is under consideration and, in the reasonable good faith judgment of the Board of Directors of the Company, after consulting with its outside counsel, disclosure of such development or transaction in an amendment or supplement to the Registration Statement (or the related prospectus) would be seriously detrimental to the Company (or would deprive the Company of the opportunity to pursue a significant favorable transaction), and the Company is not otherwise required to disclose such development or transaction, then the Company shall have the right to suspend the effectiveness of such Registration Statement and to prohibit the Investor from effecting any sale of Purchased Shares pursuant to such Registration Statement (and the related prospectus) for a period not to exceed thirty (30) consecutive days; provided that the Company may not postpone or suspend effectiveness of a Registration Statement under this Section 6(j) for more than one hundred twenty (120) days in the aggregate; provided, however, that no such suspension shall be permitted for consecutive thirty (30) day periods arising out of the same set of facts, circumstances or transactions, and provided further that in all events the Company shall use its best efforts to terminate any suspension period as promptly as possible.

(k) The Company shall permit counsel designated by the Investor to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC (not less than five (5) Business Days) and use reasonable best efforts to reflect in such documents any comments as such counsel may reasonably propose (so long as such comments are provided to the Company at least two (2) Business Days prior to the expected filing date) and will not request acceleration of a Registration Statement without prior notice to such counsel. Notwithstanding anything herein to the contrary, the Company agrees to reimburse Investor for legal fees and expenses incurred by Investor in connection with the review of the Registration Statement and amendments and supplements thereto and requests for acceleration or effectiveness thereof by Investor’s designated counsel in an amount not to exceed $10,000.

(l) The Company shall, at the reasonable request of the Investor, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to make reasonable changes to the plan of distribution set forth in such Registration Statement.

(m) Notwithstanding anything herein to the contrary, the Investor’s rights under this Section 6 shall be automatically assignable by the Investor to any permitted transferee of all or any portion of such Registrable Securities, to the extent of the Registrable Securities so transferred, if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing to be bound by the provisions of Section 6 of this Agreement. In the event that the Investor transfers all or any portion of its Registrable Securities pursuant to this Section 6(m), the Company shall have ten (10) Business Days following the receipt of such notice to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415. Upon any such assignment, all of the transferring Investor’s rights under this Agreement with respect to such transferred securities shall inure to the benefit of the transferee.

The Company understands that the Investor disclaims being an underwriter, but acknowledges that a determination by the SEC that the Investor is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

7. Board of Directors Designation Right. The Company hereby grants to the Investor a board designation right (the “Board Designation Right”) as follows:

(a) At the Closing, the Investor shall have the right to designate two (2) individuals (each such individual, an “Investor Designee”) to be nominated to the Company’s Board of Directors, provided that such individuals shall have provided the Nominating and Governance Committee of the Company’s Board of Directors (the “Nominating Committee”) such information as the Nominating Committee customarily requests pursuant to its charter as in effect on the date hereof to determine that such individuals meet the director independence requirements under Rule 5605 of the Listing Rules of the Nasdaq Stock Market, and are not otherwise disqualified by applicable Nasdaq Stock Market or SEC rules or regulations from service on the Company’s Board of Directors. Upon submission and verification of such information, each individual so designated by the Investor will be recommended to the Board of Directors to serve as a Class I member and a Class II member, respectively, of the Board of Directors of the Company following the Closing, and shall be so elected by the Board of Directors in accordance with the Company’s Bylaws (each, a “Designated Director”) to serve until the next annual meeting of stockholders at which Class I directors or Class II directors, respectively, are elected.

(b) Thereafter,

(i) for so long as the Investor and its Affiliates continue to hold, in the aggregate, at least ninety percent (90%) of the shares of Common Stock originally issued to the Investor as Purchased Shares hereunder and as Closing Merger Shares under the Merger Agreement, the Investor shall have the right from time to time to designate up to two (2) Investor Designees as nominees for election (or re-election) as directors of the Company at subsequent annual meetings of the Company’s stockholders; provided, that at no time shall the Board of Directors as constituted pursuant to this Section 7(b)(i) include more than two (2) Designated Directors, and provided that such Investor Designees have complied with the process of the Nominating Committee as set forth in Section 7(a) above; or

(ii) for so long as the Investor and its Affiliates continue to hold, in the aggregate, more than twenty-five percent (25%) but less than ninety percent (90%) of the shares of Common Stock originally issued to the Investor as Purchased Shares hereunder and as Closing Merger Shares under the Merger Agreement, the Investor shall have the right from time to time to designate one (1) Investor Designee to be considered by the Nominating Committee for recommendation to the Board of Directors as a nominee for election (or re-election) as a director of the Company at subsequent annual meetings of the Company’s stockholders; provided, that at no time shall the Board of Directors as constituted pursuant to this Section 7(b)(ii) include more than one (1) Designated Director, and provided that such Investor Designees have complied with the process of the Nominating Committee as set forth in Section 7(a) above.

(c) The Investor Designees designated by the Investor pursuant to Section 7(b) above shall be subject to the Nominating Committee procedure, and shall serve in the respective classes of directors, set forth in Section 7(a) above.

(d) At any meeting of the Company’s stockholders held for the purpose of electing directors of the Company, the Board of Directors shall recommend that the Company’s stockholders vote for the election of each Investor Designee selected as a nominee for election (or re-election) to the Board of Directors at such meeting.

(e) The Company shall fill any vacancies that may arise upon the resignation, removal, death or disability of any Designated Director with a new Investor Designee designated in accordance with Sections 7(b) and 7(c) above.

(f) The Board Designation Right shall terminate, expire and be of no further force or effect on and after the first date on which the Investor and its Affiliates cease to hold, in the aggregate, at least twenty-five percent (25%) of the shares of Common Stock issued to the Investor as Purchased Shares hereunder and as Closing Merger Shares under the Merger Agreement.

8. Conditions to Closing.

(a) Conditions to the Obligations of the Investor. The obligation of the Investor to purchase the Purchased Shares is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(i) Each of the representations and warranties made by the Company in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date), in each case, without giving effect to any materiality qualifications in such representations and warranties.

(ii) Each of the covenants and obligations set forth herein that the Company is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

(iii) The Company shall have delivered to the Investor a certificate, dated as of the Closing Date, duly executed by the Chief Executive Officer of the Company as to compliance as of the Closing Date with the conditions set forth in Sections 8(a)(i) and 8(a)(ii) hereof.

(iv) The Company shall have obtained the Parent Stockholder Approval.

(v) The Company, Merger Sub, Nepal and the other parties to the Merger Agreement shall have satisfied or waived all conditions precedent to the closing of the Merger and shall have agreed to consummate the Merger as of the Closing Date.

(vi) All consents, waivers, approvals, Orders, Governmental Authorizations or declarations required to be obtained, all notices required to be delivered and all filings required to be made, by the Company and the Investor in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated by this Agreement, including the sale and issuance of the Purchased Shares, shall have been obtained and made by the Company and the Investor, except for such filings that may be made by the Company or the Investor following the Closing Date.

(vii) The Company shall have executed and delivered to the Investor this Agreement.

(viii) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, Order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of prohibiting or preventing consummation of the transactions contemplated by this Agreement, including the sale and issuance of the Purchased Shares.

(ix) The Company shall have delivered a certificate, dated as of the Closing Date, duly executed by the Secretary of the Company (i) attaching copies of the Company’s Certificate of Incorporation, as amended and restated, and the Company’s Bylaws, and any amendments thereto, and certifying as to their effectiveness, (ii) certifying that attached thereto are true and correct copies of any actions by written consent or resolutions duly adopted by the Board of Directors of the Company which authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the sale and issuance of the Purchased Shares, and (iii) certifying the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement and all other documents, instruments, certificates or agreements related thereto executed or to be executed by the Company.

(x) No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other Governmental Entity with respect to public trading in the Common Stock. The Company shall not have received notice of any delisting on NASDAQ or that it is in violation of any NASDAQ rule, regulation or interpretation which could lead to delisting.

(xi) The Company shall have delivered to its transfer agent irrevocable instructions to issue and deliver to the Investor a certificate in the name of the Investor representing the Purchased Shares.

(xii) The Company shall have delivered to the Investor certificates, as of a recent practicable date, as to the corporate good standing of the Company and each of its Subsidiaries issued by the Secretary of State of the state of such entity’s incorporation and the Secretary of State of each other state in which the Company or Subsidiary is qualified to do business.

(xiii) The Investor shall have received an opinion from counsel for the Company, dated the Closing Date, addressed to the Investor, and satisfactory in form and substance to the Investor and its counsel.

(xiv) The Company and each of the Investor Designees shall have entered into an Indemnification Agreement in the form attached hereto as Exhibit B.

(xv) Upon the Closing, the authorized size of the Board of Directors of the Company shall be nine members.

(xvi) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Investor and its counsel, and Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(b) Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Purchased Shares at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(i) Each of the representations and warranties made by the Investor in this Agreement and the Investor’s Stockholder Certificate shall have been true and correct in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date) in each case, without giving effect to any materiality qualifications in such representations and warranties.

(ii) Each of the covenants and obligations set forth herein that the Investor is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

(iii) The Investor shall have delivered to the Company a certificate, dated as of the Closing Date, duly executed by an authorized signatory of the Investor as to compliance as of the Closing Date with the conditions set forth in Sections 8(b)(i) and 8(b)(ii) hereof.

(iv) The Company shall have obtained the Parent Stockholder Approval.

(v) The Company, Merger Sub, Nepal and the other parties to the Merger Agreement shall have satisfied or waived all conditions precedent to the closing of the Merger and shall have agreed to consummate the Merger as of the Closing Date.

(vi) All consents, waivers, approvals, Orders, Governmental Authorizations or declarations required to be obtained, all notices required to be delivered and all filings required to be made, by the Company and the Investor in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated by this Agreement, including the sale and issuance of the Purchased Shares, shall have been obtained and made by the Company and the Investor, expect for such filings that may be made by the Company or the Investor following the Closing Date.

(vii) The Investor shall have executed and delivered to the Company this Agreement, the Lock-Up Agreement and a Stockholder Certificate.

(viii) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, Order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of prohibiting or preventing consummation of the transactions contemplated by this Agreement, including the sale and issuance of the Purchased Shares.

(ix) The Investor shall have delivered the Total Purchase Price for the Purchased Shares by wire transfer of immediately available funds in accordance with the wire instructions delivered to the Investor.

(c) Termination of Obligations to Effect Closing; Effects. The obligation of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investor;

(ii) By the Company if any of the conditions set forth in Section 8(b) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By the Investor if any of the conditions set forth in Section 8(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or the Investor if the Closing has not occurred on or prior to January 31, 2011, or such later date for the consummation of the Closing as may be determined pursuant to Section 10.1 of the Merger Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

9. Covenants and Agreements.

(a) Listing of Purchased Shares and Related Matters. Prior to the Closing, the Company shall take all necessary action to cause the Purchased Shares to be listed on NASDAQ in accordance with the NASDAQ Listing Rules. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the NASDAQ Listing Rules.

(b) Removal of Restrictive Legends. In the event that the certificate representing the Purchased Shares is imprinted with the legend set forth in Section 2.11 of the Merger Agreement (or the substantial equivalent thereof), the Company shall cause such legend to be removed in connection with any resale of the Purchased Shares that is made in compliance with, or pursuant to a valid exemption from, the registration provisions of the Securities Act promptly after the receipt of request by the Investor. Notwithstanding anything to the contrary herein, upon the effectiveness of the Registration Statement, the Company shall cause its counsel to issue an opinion letter covering all of the shares registered on the Registration Statement, including the Purchased Shares, to the Company’s transfer agent instructing such transfer agent to remove the legends when requested by the Investor or any broker, provided that the Investor or broker (i) represents that the sale of the Purchased Shares, or any part thereof, was made in compliance with the Securities Act and (ii) has otherwise complied with the requirements set forth in the legends.

10. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Investor and its Affiliates and Representatives from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of a representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement. The Investor agrees to indemnify and hold harmless the Company and its Affiliates and Representatives from and against any and all Losses to which such Person may become subject as a result of any breach of a representation, warranty, covenant or agreement made by or to be performed on the part of the Investor under this Agreement.

(b) The Company further agrees to indemnify and hold harmless the Investor, its Affiliates and Representatives, any investment banking firm acting as an underwriter for the Investor, its Affiliates and Representatives, and broker/dealer acting on behalf of the Investor, its Affiliates and Representatives, from and against any losses, claims, damages or liabilities to which such Investor, Affiliates and Representatives may become jointly and severally, or jointly or severally, subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus related to any Registration Statement, or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or in the Registration Statement, (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law or any rule promulgated thereunder, in each case related to the offer or sale of the Registrable Securities, and the Company will reimburse such indemnified person for any reasonable legal expense or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Registration Statement, or any inaccuracy in representations made by the Investor in the Investor’s Stockholder Certificate, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor in accordance with the terms of this Agreement prior to the pertinent sale or sales by the Investor.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation, but the omission so to deliver notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

11. Miscellaneous.

(a) Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(b) Fees and Expenses. Except as provided in the Merger Agreement, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

(c) Waiver; Amendment. Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of the Company and the Investor.

(d) Entire Agreement. This Agreement, the Lock-Up Agreement, the Exhibits and Schedules hereto and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(e) Execution of Agreement; Counterparts; Electronic Signatures.

(i) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

(ii) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means as set forth above shall be deemed to be their original signatures for all purposes.

(f) Governing Law; Jurisdiction and Venue.

(i) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(ii) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the Orange County, California. Each party to this Agreement:

(A) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Orange County, California (and each appellate court located in the State of California), in connection with any legal proceeding;

(B) agrees that service of any process, summons, notice or document by U.S. mail addressed to it at the address set forth in Section 11(i) hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(C) agrees that each state and federal court located in the Orange County, California, shall be deemed to be a convenient forum; and

(D) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Orange County, California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(g) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h) Assignment and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that the Investor may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of the Investor. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

(i) Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Investor: Essex Woodlands Health Ventures Fund VII, L.P.

21 Waterway Avenue

Suite 225

The Woodlands, TX 77380

Attention: Guido Neels

Fax no.: (281) 364-9755

E-mail address: gneels@ewhv.comAttention

with a mandatory copy to (which copy shall not constitute notice):

K&L Gates

70 West Madison Street, Suite 3100

Chicago, IL 60602-4207

Attention: Bruce A. Zivian

Fax no.: (312) 827-7074

E-mail address: bruce.zivian@klgates.com

Company: Endologix, Inc.

11 Studebaker

Irvine, CA 92618

Attention: John McDermott

Fax no.: (949) 595-7317

E-mail address: jmcdermott@endologix.com

with a mandatory copy to (which copy shall not constitute notice):

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Fax no.: (949) 823-5132

E-mail address: lcohn@sycr.com

(j) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(k) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(l) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(m) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(n) Survival Period. The representations and warranties made by the Company herein shall not be extinguished by the Closing, but shall survive the Closing for fifteen (15) months following the Closing Date.

(o) China Venture. The parties acknowledge and agree that the parties intend to provide to the Investor the opportunity to form a venture, with the participation of the Company, which will in whole or in part develop, market and sell products embodying the Nepal Technology on an exclusive basis in China. As a material inducement to the Investor to enter into and perform its obligations under this Agreement, the Company and Investor agree as follows:

(i) the Investor shall have the right, exercisable at any time within two (2) years of the date of this Agreement, to form one or more entities controlled by the Investor and third parties selected by Investor (the “China Investors”) to exploit the Nepal Technology in the China market (collectively, the “China Entity”);

(ii) upon the formation of the China Entity and in connection with the grant of the license contemplated in subpart (iii) below, each of the China Investors will enter into confidentiality agreements which will obligate the China Investors to hold all proprietary and confidential information received from the Company related to the Nepal Technology (whether through the China Entity or directly from the Company) in confidence and not to use such information for any purpose other than the management of the affairs of the China Entity, or as otherwise permitted pursuant to the license contemplated in subpart (iii) below;

(iii) upon the written request of the Investor following the Initial Investment, the Company will grant to the China Entity an exclusive license, with rights of sublicense (provided, however, that any sublicense shall be limited exclusively on a territorial basis to China and shall contain confidentiality and use obligations and restrictions no less restrictive on the sublicense than those contemplated in subpart (ii) above), for the China market in and to all of the Nepal Technology and related patents, and all improvements, modifications and successor products based in whole or in part on the Nepal Technology (and all related know-how and proprietary rights) to the Nepal Technology (the “China License”). The China License shall contain such commercially reasonable terms consistent with customary practice for exploitation of medical technology in China as the parties mutually agree. It is understood that such terms shall be structured to permit the China Entity to competitively offer the licensed products in the China market. It is further understood that such terms shall take into account the equity rights of the Company set forth in subpart (vi) below, and any other written agreements between the parties concerning the China License or the sale of products based on the Nepal Technology in China. In the event that the parties are unable to agree on terms and conditions of the China License within one hundred and twenty (120) days of Investor’s written request, the parties shall appoint a qualified expert in medical device licensing in China to determine such terms and conditions based on the last proposed position of each party. The determination of such expert shall be binding on the parties, the parties shall bear equally the expense of such expert, and the time periods set forth in subparts (i) and (viii) of this Section 11(o) shall be tolled for the period of the negotiation described above and the period for the expert determination;

(iv) in connection with the China License, the Company shall provide the China Entity with access to all know-how and proprietary information now or in the future in the control of the Company with respect to the Nepal Technology licensed to the China Entity under the China License, and the China Entity shall pay to the Company a mutually agreed upon amount of compensation (determined on a time and material basis at customary market rates intended to reimburse the Company for its costs in connection with the assistance contemplated by this subjection) for any material technology transfers made by the Company with respect to the Nepal Technology;

(v) except as set forth above, the Company shall not be obligated, unless otherwise agreed in writing by the Company, to invest any sums in, or pay any cash amounts or other property to, the China Entity;

(vi) in consideration of the grant of the License, the Company shall be entitled to receive (a) an equity interest in the China Entity which, upon the making of the Initial Investment and the grant of the China License, shall be not less than the lesser of 1/5th of the percentage amount of the equity interest in the China Entity held by the Investor, or 19.99% (the “Company Initial Equity”). The security representing the Company Initial Equity shall be pari passu in all rights, preferences and privileges with the most senior security issued to Investor in the China Entity upon the initial purchase of such securities by Investor from the China Entity;

(vii) the Company shall be (A) entitled to tag along rights which will permit the Company to sell all or any portion of Company Initial Equity on a proportionate basis with the Investor at any time the Investor sells any portion of its equity interest in the China Entity, (B) bound by customary drag along obligations, (C) shall be granted preemptive rights to maintain its pro rata, fully diluted ownership of the China Entity, and (C) shall receive any redemption rights received by Investor from the China Entity on a proportionate basis;

(viii) if the China Entity does not use its good faith, commercially reasonable efforts to begin to develop a product for sale in China based on the Nepal Technology within thirty six (36) months following the closing of the Merger, the Investor agrees that the Company may by written notice to the Investor terminate the China License and that following the termination thereof all right, title and interest in and to the Nepal Technology and related patents, and all improvements and modifications (and all related know-how and proprietary rights) to the Nepal Technology, shall revert to the Company; and

(ix) if the Company is subject to a “Change of Control Event” (as defined in the Merger Agreement as of the date of this Agreement), the Investor agrees that it will cause the China Entity to agree to sell, transfer and assign (at the acquiring party’s option and provided that such option is exercised in writing by the third party acquiring the Company within six (6) months of the Change of Control Event) all of the business associated with the China License and the Nepal Technology to the third party acquiring the Company in connection with the Change of Control Event, on terms, and subject to such conditions, as mutually agreed by the China Entity and such third party. The Investor further agrees that it will cause the China Entity to agree that, if the parties are unable to mutually agree on the price and terms at which such transaction shall occur, the China Entity and such third party will submit the dispute over price and terms to a non-affiliated, third party appraiser or investment banker to determine such price, which determination shall be binding on the parties.

(p) Public Statements. By 8:30 a.m., Eastern time, on the trading day immediately following the execution of this Agreement, the Company agrees to disclose on a Current Report on Form 8-K the existence of this Agreement and the material terms thereof, and within two (2) Business Days after the Closing, the Company agrees to disclose on a Current Report on Form 8-K the Closing and the pricing of the Purchased Shares. Such Current Reports on Form 8-K shall include a form of this Agreement as an exhibit thereto. The Company will not issue any public statement, press release or any other public disclosure naming the Investor without the Investor’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Investor have executed this Securities Purchase Agreement as of the date first above written.

THE COMPANY:

ENDOLOGIX, INC.

By:	/s/ John McDermott
Name:	John McDermott
Title:	President and Chief Executive Officer

THE INVESTOR:

ESSEX WOODLANDS HEALTH VENTURES FUND VII, L.P.

By:	Essex Woodlands Health Ventures VII, L.P., Its General Partner

By:	Essex Woodlands Health Ventures VII, LLC, Its General Partner

By:	/s/ Immanuel Thangaraj
Name:	Immanuel Thangaraj
Title:	Manager

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

LOCK-UP AGREEMENT

Exhibit A

Exhibit A

Lock-Up Agreement

                     , 20

Endologix, Inc.

11 Studebaker

Irvine, California 92618

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2010 (the “Merger Agreement”), by and among Endologix, Inc., a Delaware corporation (the “Company”), Nepal Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Nellix, Inc., a Delaware corporation (“Nepal”), and the other parties thereto, whereby Merger Sub will merge with and into Nepal (the “Merger”) with Nepal surviving the Merger as a wholly-owned subsidiary of the Company. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. The undersigned understands that it will receive a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon the closing of the Merger (the “Closing Merger Shares”) and that it may receive a number of additional shares of Common Stock upon the satisfaction of certain milestones set forth in the Merger Agreement (the “Contingent Merger Shares”), each in accordance with the terms and conditions of the Merger Agreement. Reference is further made to that certain Securities Purchase Agreement, dated as of October 27, 2010 (the “Purchase Agreement”), by and between the Company and the undersigned, pursuant to which the Company has agreed to sell and issue, and the undersigned has agreed to purchase, in accordance with the terms of the Purchase Agreement a number of shares of Common Stock (the “Purchased Shares”) equal to the quotient obtained by dividing fifteen million dollars ($15,000,000) by the Closing Payment Average Closing Price (the “Private Placement”). The Closing Merger Shares and the Purchased Shares acquired by the undersigned or which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission shall be referred to herein collectively as the “Lock-Up Shares.”

In consideration of the execution of the Merger Agreement and the Purchase Agreement by the Company and to induce the Company to consummate the Merger and the Private Placement and to issue the Lock-Up Shares and the Contingent Merger Shares, and in recognition of the benefit that the Merger and the Private Placement will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company that during the period commencing on the Closing and ending three hundred and sixty five (365) days after such date (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Chief Executive Officer of the Company, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer the applicable Lock-Up Shares or any securities convertible into or exercisable or exchangeable for the applicable Lock-Up Shares; (ii) enter into any swap or other arrangement, agreement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the applicable Lock-Up Shares or any securities convertible into or exercisable or exchangeable for the applicable Lock-Up Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the applicable Lock-Up Shares or other securities, or in cash or other property (the transactions described in clause (i) and (ii) shall be referred to herein collectively as a “Transfer”); or (iii) publicly disclose the intention to do any of the foregoing.

Notwithstanding the preceding paragraph, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or discloses material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results or becomes aware that it will disclose material news or that a material event relating to the Company will occur during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or disclosure of the material news or the occurrence of the material event, as applicable, unless such extension is waived, in writing, by the Company.

After the expiration of the Lock-Up Period, and for so long as the undersigned beneficially owns greater than ten percent (10%) or more of the issued and outstanding common stock of the Company (the “Threshold Amount”), the undersigned hereby agrees with the Company that during any calendar month thereafter the undersigned will not, without the prior written consent of the Chief Executive Officer or Board of Directors of the Company, directly or indirectly sell or otherwise Transfer an aggregate number of Lock-Up Shares in excess of three hundred percent (300%) of the average daily trading volume of the Common Stock on NASDAQ during the preceding calendar month; provided, however, that in the event Federated Investors, Inc. (“Federated”) or Elliott Associates (“Elliott”), or any other third party that beneficially owns greater than ten percent (10%) of the then-outstanding Common Stock of the Company, in any transaction or series of transactions, through open market or private sales, either individually or collectively with any of their respective Affiliates, sells during such calendar month an amount greater than three hundred percent (300%) of the average daily trading volume of the Common Stock on NASDAQ during the preceding calendar month, the undersigned shall have sixty (60) days from the date any such sale is reported to sell an additional number of Lock-Up Shares equal to the amount sold by Federated, Elliott or such third party in excess of three hundred percent (300%) of the average daily trading volume of the Common Stock on NASDAQ during the preceding calendar month and such additional amount shall not otherwise count towards the monthly limitation set forth herein above. In addition to the foregoing, if the Company issues Contingent Merger Shares to the undersigned at any time before or after the expiration of the Lock-Up Period, and upon such issuance the undersigned beneficially owns more than the “Threshold Amount”), the undersigned hereby agrees with the Company that during any calendar month after the issuance of such Contingent Merger Shares in which the undersigned continues to beneficially own the Threshold Amount, the undersigned will not, without the prior written consent of the Chief Executive Officer or Board of Directors of the Company, directly or indirectly sell or otherwise Transfer an aggregate number of such Contingent Merger Shares in excess of three hundred percent (300%) of the average daily trading volume of the Common Stock on NASDAQ during the preceding calendar month.

Notwithstanding any of the foregoing, the undersigned may Transfer Lock-Up Shares, Contingent Merger Shares and any other shares of Common Stock without any consent (i) to an Affiliate, stockholder, partner or member of the undersigned provided, that any such Transfer is not for value, or (ii) in a privately negotiated transaction that is not executed on any market or exchange on which the Company’s Common Stock is then traded; provided that in each such case it shall be a condition to such Transfer that the transferee execute an agreement (an original copy of which shall be provided to the Company) stating that the transferee is receiving and holding such Transferred shares subject to the provisions of this Lock-Up Agreement, and there shall be no further Transfer of such Transferred shares except in accordance with this Lock-Up Agreement.

Notwithstanding any other provision of this Lock-Up Agreement, the undersigned shall have the unilateral right to terminate this Lock-Up Agreement if any of the following events involving the Company shall have been announced as pending or planned, or shall have occurred:

(a) A Change in Control Transaction (as defined below);

(b) A “going private” transaction under Rule 13e-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c) A tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act;

(d) The members of the Board of Directors of the Company who were members of the Board of Directors on the effective date hereof, shall for any reason cease to constitute a majority of the Board of Directors of the Company;

(e) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

(f) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings; or

(g) One hundred and eighty (180) days after the undersigned no longer has a designee serving on the Board of Directors of the Company and has, at the option of the undersigned exercised in its discretion by written notice to the Company, relinquished any contractual rights the undersigned may have to designate any person to serve on the Board of Directors of the Company.

As used in this Lock-Up Agreement, a “Change of Control Transaction” shall mean, (i) the sale, conveyance or disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other Person (whether or not the Company is the surviving Person, but other than a merger or consolidation whereby the stockholders of the Company immediately preceding the merger or consolidation continue to own, in such merger or consolidation, greater than 50% of the voting power of the capital stock of the surviving Person that is normally entitled to vote in the election of directors, managers or trustees, as applicable), or (iii) any Person or any “group” (as such term is used in Section 13(d) of the Exchange Act), becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 20% of the Company’s voting power of the capital stock of the Company normally entitled to vote in the election of directors of the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. In addition, the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Shares and Contingent Merger Shares except in compliance with the foregoing restrictions.

As a further inducement for the Company to consummate the Merger and the Private Placement and to issue the Lock-Up Shares and the Contingent Merger Shares, the undersigned hereby agrees with the Company that, without the prior written consent of the Chief Executive Officer or Board of Directors of the Company, the undersigned will not acquire, in any transaction or series of transactions, through open market or private purchases, either individually or collectively with any of its Affiliates, a number of additional shares of Common Stock that when aggregated with the Lock-Up Shares and the Contingent Merger Shares then owned by the undersigned would result in the undersigned, together with any of its Affiliates, having an ownership interest in the then-outstanding Common Stock in excess of the greater of: (i) fifteen percent (15%), or (ii) such percentage as represented by the Lock-Up Shares and the Contingent Merger Shares then owned by the undersigned, such percentages to be increased accordingly on a proportionate basis in the event the Company purchases or otherwise redeems any of its outstanding shares of Common Stock provided that the Company so notifies the undersigned on or before the next trading day after such repurchase or redemption; provided, however, that if after the date hereof Federated, Elliott or any other third party acquires, in any transaction or series of transactions, through open market or private purchases, either individually or collectively with any of their respective Affiliates, any additional shares of Common Stock, or any other third party so acquires any shares of Common Stock such that after such transaction or transactions such third party has an ownership interest of ten percent (10%) or more of the then-outstanding Common Stock, the undersigned and any of its Affiliates shall be permitted to acquire such number of additional shares of Common Stock as is necessary to maintain the proportionate ownership interests of Common Stock held by the undersigned, on the one hand, and either of

Federated or Elliott or such other third party, as applicable, on the other hand, in effect on the date of such acquisition or acquisitions by Federated or Elliott or such other third party.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company is relying upon this agreement in consummating the Merger and the Private Placement and in issuing the Lock-Up Shares and the Contingent Merger Shares. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

ESSEX WOODLANDS HEALTH VENTURES FUND VII, L.P.

By:	Essex Woodlands Health Ventures VII, L.P., Its General Partner

By:	Essex Woodlands Health Ventures VII, LLC, Its General Partner

By:
Title:	Manager

Address:

Accepted as of the date
first set forth above:

Endologix, Inc.

By:
Name:
Title:

EXHIBIT B

FORM OF INDEMNIFICATION AGREEMENT

Exhibit B

Exhibit B

ENDOLOGIX, INC.

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made as of                      , 20    , between Endologix, Inc., a Delaware corporation (the “Company”), and              (“Indemnitee”), an officer and/or member of the Board of Directors of the Company.

WHEREAS, the Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that expenses, liability and losses incurred by him/her in his/her good faith service to the Company will be borne by the Company or its successors and assigns in accordance with applicable law; and

WHEREAS, the Company desires that Indemnitee resist and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee’s past or future service to the Company; and

WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company’s indemnification obligations to Indemnitee and, in addition, set forth the indemnification agreements contained herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1. Indemnification. Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Bylaws and applicable law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in any settlement approved in advance by the Company, such approval not to be unreasonably withheld) (collectively, “Indefinable Expenses”) actually and reasonably incurred or suffered by Indemnitee in connection with any present or future threatened, pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, “Indemnifiable Litigation”): (i) to which Indemnitee is or was a party or is threatened to be made a party by reason of any action or inaction in Indemnitee’s capacity as a director, officer, employee or agent of the Company; or (ii) with respect to which Indemnitee is otherwise involved by reason of the fact that Indemnitee is or was serving as a director, officer, employee, agent or advisor of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust or other enterprise. Notwithstanding the foregoing: (i) Indemnitee shall have no right to indemnification for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended; and (ii) Indemnitee’s rights under this Agreement are not being limited by any terms or provisions of the Certificate of Incorporation or the Bylaws that are or would be more restrictive than as provided in this Agreement. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would currently be afforded under the Company’s Certificate of Incorporation, Bylaws and/or applicable law, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. This Agreement and all indemnification obligations of the Company shall apply fully to all claims, costs, expenses and liabilities connected with or arising at any time against Indemnitee on account of his or her past, present or future services or affiliation as a director, officer, employee or advisor of the Company.

2. Interim Expenses. The Company agrees to pay Indemnifiable Expenses incurred by Indemnitee in connection with any Indemnifiable Litigation in advance of the final disposition thereof, provided that the Company has received an undertaking by or on behalf of Indemnitee, substantially in the form attached hereto as Exhibit A, to repay the amount so advanced to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company. Any advances and undertakings pursuant to this Section 2 shall not be construed as a loan and be unsecured and interest free.

3. Primacy. Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources, including, without limitation, entities for which Indemnitee serves as a general partner, and entities under common investment management (collectively, and including without limitation Essex Woodlands Health Ventures Fund VII, L.P. (the “Fund”), and all persons and entities affiliated in any manner with the Fund, the “Other Sources”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Other Sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be liable for the full amount of all Indemnifiable Expenses to the extent legally permitted and as required by the terms of this Agreement, the Certificate of Incorporation, Bylaws and applicable law, without regard to any rights Indemnitee may have against the Other Sources, and, (iii) that it irrevocably waives, relinquishes and releases the Other Sources from any and all claims against the Other Sources for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Sources on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. Notwithstanding the foregoing, Indemnitee has no obligation to seek indemnification from the Other Sources, if any. The Company and Indemnitee agree that the Other Sources are express third party beneficiaries of the terms of this Section 3.

4. Trust Fund.

(a) The Company may, but is not obligated to, establish a trust (the “Trust”) to fund certain of its obligations under this Agreement and similar agreements with other directors and/or officers (collectively, including Indemnitee, the “Beneficiaries”). Therefore, in such event, in addition to Indemnitee’s rights under this Indemnification Agreement and any applicable insurance policy, Indemnitee shall also have the right to seek indemnification payments from the trustee (the “Trustee”) of any such trust that may be established hereafter in accordance with the terms of this Agreement and of the trust agreement.

(b) All communications or demands made by and among the Trustee and the Beneficiaries of any such Trust are to be made through the individual designated as the Beneficiaries’ Representative. As of the date of this Agreement, a Trust has not been established, nor has a Beneficiaries’ Representative been designated. The Beneficiaries’ Representative shall be designated and may be changed from time to time and at any time upon agreement of two-thirds of the Beneficiaries at such time.

5. Procedure for Making Demand. Indemnitee shall give the Company notice in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address set forth in this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked and sent by certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Any indemnification provided for in Section 1 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee.

6. Failure to Indemnify.

(a) If a claim under this Agreement, or any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company, Insurance Company or, if the Trust Fund shall have been established, by the Trustee, within twenty (20) days after a written request for payment thereof has been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 12, if successful in whole or in part, Indemnitee shall also be entitled to be paid for the expense (including but not limited to attorneys’ fees and costs) of bringing such action.

(b) It shall be a defense to such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which makes it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of interim expenses pursuant to Section 2 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its board of directors, any committee or subgroup of the board of directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

7. Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4 thereof, the Company has director and/or officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. When and to the extent that such insurers pay Indemnifiable Expenses, such Indemnifiable Expenses shall be considered paid for purposes of this Agreement; and if Indemnitee shall be compensated for the same Indemnifiable Expenses by such insurers and the Company, the Indemnitee shall hold for the benefit of the Company and remit to the Company the insurance proceeds in excess of that necessary to pay such and all other Indemnifiable Expenses.

8. Retention of Counsel. In the event that the Company shall be obligated to pay Indemnifiable Expenses as a result of any proceeding against Indemnitee, the Company, subject to clauses (ii)(A) and (ii)(B) of the second sentence of this Section 7, shall be entitled to assume the defense of such proceeding, with counsel reasonably approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by that Indemnitee with respect to that same proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee’s expense, and (ii) if (A) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (B) the Company shall not, in fact, have employed counsel to assume defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

9. Successors. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

10. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and, in that event, the Indemnitee’s rights and the Company’s obligations hereunder shall be subject to that determination.

11. Contract Rights Not Exclusive. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, policy of insurance, or otherwise, and the rights of Indemnitee under each thereof shall be cumulative and not exclusive of one another.

12. Indemnitee’s Obligations. The Indemnitee shall promptly advise the Company in writing of the institution of any investigation, claim, action, suit or proceeding which is or may be subject to this Agreement and keep the Company generally informed of, and consult with the Company with respect to, the status of any such investigation, claim, action, suit or proceeding. Notices to the Company shall be directed to Endologix, Inc., 13900 Alton Parkway, Suite 122, Irvine, California 92618, Attn: CEO (or other such address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by certified or registered mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such “action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement, or to enforce or interpret any other terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous. These rights are in addition to Indemnitee’s rights to recover Indemnifiable Expenses of any nature or description, including but not limited to attorneys’ fees and costs.

14. Severability. Should any provision of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether of not similar) nor shall such waiver constitute a continuing waiver.

16. Choice of Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the day and year first written above.

INDEMNITEE	ENDOLOGIX, INC.

By:
Name:	Name:
Title:

EXHIBIT A

UNDERTAKING AGREEMENT

This UNDERTAKING AGREEMENT is made as of             , between Endologix, Inc., a Delaware corporation (the “Company”), and             , a member of the board of directors and/or an officer of the Company (“Indemnitee”).

WHEREAS, Indemnitee may become involved in investigations, claims, actions, suits or proceedings which have arisen or may arise in the future as a result of Indemnitee’s service to the Company; and

WHEREAS, Indemnitee desires that the Company pay any and all expenses (including, but not limited to, attorneys’ fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

WHEREAS, the Company is willing to make such payments but, in accordance with the Certificate of Incorporation and/or Bylaws of the Company and Section 145 of the General Corporation Law of the State of Delaware, the Company may make such payments only if it receives an undertaking to repay from Indemnitee.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. In regard to any payments made by the Company to Indemnitee pursuant to the terms of the Indemnification Agreement dated as of                      , 20    , between the Company and Indemnitee, Indemnitee hereby undertakes and agrees to repay to the Company any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including any appeals, of any litigation or threatened litigation on account of which payments were made, but only to the extent that Indemnitee is ultimately found not to be entitled to be indemnified by the Company under the Certificate of Incorporation and/or Bylaws of the Company and Section 145 of the General Corporation Law of the State of Delaware, or other applicable law.

2. This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

IN WITNESS WHEREOF, the parties have caused this Undertaking Agreement to be executed on the date first above written.

INDEMNITEE	ENDOLOGIX, INC.

By:
Name:	Name:
Title:

ANNEX C

[Piper Jaffray letterhead]

October 25, 2010

Personal and Confidential

Board of Directors

Endologix, Inc.

11 Studebaker

Irvine, CA 92618

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Endologix, Inc. (the “Company”) of the Merger Consideration (as defined below) to be paid by the Company for all outstanding shares of capital stock of Nellix Endovascular, Inc. (“NEI”) (the “NEI Capital Stock”), pursuant to a draft of the Agreement and Plan of Merger and Reorganization, received by us on October 24, 2010 (the “Agreement”), to be entered into among the Company, Nepal Acquisition Corporation, (“Merger Sub”), a newly formed wholly-owned subsidiary of the Company, and NEI. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the NEI, pursuant to which the Company will issue an aggregate number of shares of its common stock, par value $0.001 per share (the “Company Common Stock”) equal to the Closing Merger Shares (as defined in the Agreement) and become obligated, if required pursuant to the Agreement, to make the Contingent Payments (as defined in the Agreement), for all of the outstanding shares of NEI Capital Stock, other than shares of NEI Capital Stock held in treasury or owned, directly or indirectly, by the Company. The Closing Merger Shares and the Contingent Payments are collectively referred to herein as the “Merger Consideration.” The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement received by us on October 24, 2010; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information of the Company and NEI, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, on a stand-alone basis and as a combined company with NEI, that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its businesses and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company and NEI; (vi) compared the financial performance of the Company and NEI with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company and NEI, respectively. We express

Endologix, Inc.

October 25, 2010

no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have further assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company, NEI and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company, NEI or the contemplated benefits of the Merger. Based on directions from Company management, we have assumed that the Escrow Shares will be paid in full and have also made assumptions with respect to the present value of the Contingent Payments.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or NEI, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company or NEI under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company, NEI or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, NEI or any of their affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have assumed that neither the Company nor NEI is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger. We have also assumed that the Company Common Stock has the value ascribed to it by the Agreement.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have not been requested to, and did not, (i) participate in negotiations with respect to the Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with the Company or any other alternative transaction or (iii) advise the Board of Directors or any other party with respect to alternatives to the Merger. In addition, we were not requested to and did not provide advice regarding the structure, the Merger Consideration, any other aspect of the Merger, or to provide services other than the delivery of this opinion.

Endologix, Inc.

October 25, 2010

We have been engaged by the Company to render an opinion to its Board of Directors and we will receive a fee from the Company for rendering this opinion. The opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided financial advisory and financing services to the Company and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and NEI for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, NEI or entities that are affiliated with the Company or NEI, for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s Research Department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Jaffray’s investment banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to the Company of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. This opinion also does not address the terms or value of consideration received by the Company in connection with any financing transaction entered into by the Company in connection with the Merger. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the Merger Consideration to be paid by the Company in the Merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Merger.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company as of the date hereof.

Sincerely,

/s/ Piper Jaffray & Co.

PIPER JAFFRAY & CO.

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The Board of Directors recommends a vote FOR proposals 1. and 2.					For	Against	Abstain

1.			Approval of the issuance of shares of common stock pursuant to (a) the Agreement and Plan of Merger and Reorganization, dated October 27, 2010, by and among Endologix, Inc., Nellix, Inc., Nepal Acquisition Corporation, certain stockholders of Nellix, Inc. named therein and Essex Woodlands Health Ventures, Inc., as representative of the stockholders of Nellix, and (b) the Securities Purchase Agreement, dated October 27, 2010, by and between Endologix, Inc. and Essex Woodlands Health Ventures Fund VII, L.P., as described in the attached proxy statement.		☐	☐	☐

2.			Approval of the adjournment of the special meeting to permit further solicitation of votes.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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